  As filed with the Securities and Exchange Commission on February 27, 1997


                                                   Registration No. 333-18829

--------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           --------------------

                               Amendment No. 1
                                      to

                                  Form S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            --------------------
                         Titanium Metals Corporation
           (Exact name of registrant as specified in its charter)

          DELAWARE                        3339                   13-5630895
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                            TIMET Capital Trust I
           (Exact name of registrant as specified in its charter)

          DELAWARE                    9999                       84-6301426
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 296-5600
              (Address, including zip code, and telephone number,
            including area code, of Registrant's principal offices)

                           ROBERT E. MUSGRAVES, ESQ.

                      VICE PRESIDENT AND GENERAL COUNSEL

                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 296-5600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    copy to:
                            JAMES L. PALENCHAR, Esq.
                     Bartlit Beck Herman Palenchar & Scott
                        511 Sixteenth Street, Suite 700
                             Denver, Colorado 80202
                           Telephone:  (303) 592-3100

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
  Title of Each Class of      Amount to be        Proposed Maximum         Proposed Maximum            Amount of
     Securities to be          Registered        Offering Price Per       Aggregate Offering       Registration Fee
        Registered                                    Share (1)                Price(1)
--------------------------------------------------------------------------------------------------------------------
 Convertible Preferred          3,298,150           $48.25(1)(2)      $ 159,135,737.50(1)(2)      $48,222.95(3)
 Securities of TIMET
 Capital Trust I
--------------------------------------------------------------------------------------------------------------------
 Convertible Junior                (4)                   ---                     ---                      ---
 Subordinated Debentures
 of Titanium Metals
 Corporation
--------------------------------------------------------------------------------------------------------------------
 Common Stock of                5,161,305(5)        $27.0625 (1)          $ 137,677.31(1)        $ 41,720.40(3)
 Titanium Metals
 Corporation
--------------------------------------------------------------------------------------------------------------------
 Convertible Preferred             ---                   ---                       ---                      ---
 Securities Guarantee
 (6)
--------------------------------------------------------------------------------------------------------------------
 Total                             ---                   ---                       ---               $ 89,943.35(3)
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act.
(2) Exclusive of accrued interest and distributions, if any.

(3) Registration Fee is calculated on the basis of 1/33 of 1% of the aggregate proposed maximum offering price. $115,822.10 was paid with the initial filing of this Registration Statement.


(4) $201,250.000 in aggregate principal amount of 6 5/8% Convertible Junior Subordinated Debentures (the "Convertible Debentures") of Titanium Metals Corporation (the "Company") were issued and sold to TIMET Capital Trust I (the "Trust") in connection with the issuance by the Trust of 4,025,000 of its 6 5/8% Convertible Preferred Securities (the "Convertible Preferred Securities"). The Convertible Debentures may be distributed, under certain circumstances, to the holders of Convertible Preferred Securities for no additional consideration.

(5) In addition to the 5,161,305 shares of Titanium Metals Corporation Common Stock listed here, such shares as are issuable upon conversion of the Convertible Preferred Securities registered hereunder. This Registration Statement also includes such shares as may be issuable pursuant to anti-dilution adjustments.
(6) No separate consideration will be received for the Convertible Preferred Securities Guarantee.
                              _________________

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION DATED FEBRUARY 27, 1997


PROSPECTUS

3,298,150 BUCSSM*

TIMET CAPITAL TRUST I

6 5/8% CONVERTIBLE PREFERRED SECURITIES
BENEFICIAL UNSECURED CONVERTIBLE SECURITIES (BUCS)SM*
(LIQUIDATION AMOUNT $50 PER CONVERTIBLE PREFERRED SECURITY)
GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO THE COMMON STOCK OF, TITANIUM METALS CORPORATION

5,161,305 shares
Titanium Metals Corporation Common Stock

         This Prospectus relates to (i) the 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (BUCS) (the "Convertible Preferred Securities"), liquidation preference $50 per Convertible Preferred Security, which represent undivided beneficial ownership interests in the assets of TIMET Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and the shares of the common stock, par value $.01 per share ("Common Stock") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), issuable upon conversion of the Convertible Preferred Securities, and (ii) 5,161,305 shares of Common Stock offered hereby (the "Offered Common") by two selling stockholders (see "Selling Stockholders"). The Convertible Preferred Securities were issued and sold on November 26, 1996 in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co., Incorporated (the "Initial Purchasers") of the Convertible Preferred Securities to be (i) qualified institutional buyers as defined in Rule 144A under the Securities Act, (ii) institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), (iii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act and (iv) to (a) executive officers and directors of the Company who are "accredited investors" as defined in Rule 501(a)(4) under the Securities Act and (b) certain individuals having relationships with the Company (or an executive officer or director thereof) who either (x) are "accredited investors" as defined in Rule 501(a)(5) or (6) under the Securities Act or (y) have such knowledge and experience in financial and business matters that such individuals are capable of evaluating the merits and risks of any prospective investment in the Convertible Preferred Securities.

         The Company directly owns all the common securities issued by the Trust (the "Trust Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from the Company its 6 5/8% Convertible Junior Subordinated Debentures due 2026 (the "Convertible Debentures") having the terms described herein.
Upon a Declaration Event of Default (as defined herein), the holders of Convertible Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to distributions and payments upon
redemption, liquidation and otherwise.                         (continued on
following page)

SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES BEING OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

*Salomon Inc has filed applications with the United States Patent and Trademark Office for the registration of the Beneficial Unsecured Convertible Securities
(BUCS) and BUCS service marks.


The date of this Prospectus is February __, 1997.

(Continued from previous page)

         The Convertible Preferred Securities and the Common Stock issuable upon conversion of the Convertible Preferred Securities (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus, and the Offered Common may be offered and sold from time to time by the Selling Stockholders or by their transferees, pledgees, donees or their successors.
The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. The
Offered Common may be sold by the Selling Stockholders from time to time on the Nasdaq National Market or directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities or the Offered Common and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Selling Stockholders will receive all of the net proceeds from the sale of the Offered Common and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities and the Offered Common and will not receive any proceeds from such sale. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Common may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Common purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.


         The Convertible Preferred Securities are convertible, at the option of the holder thereof, at any time after 90 days following November 26, 1996 and prior to redemption, into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, at a conversion rate of 1.339 shares of Common Stock for each Convertible Preferred Security (equivalent to approximately $37.34 per share of Common Stock), subject to adjustment in certain circumstances. The Common Stock is listed on the Nasdaq National Market under the symbol "TIMT." On February 21, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $26.75.



         Holders of Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6.625% of the liquidation amount of $50 per Convertible Preferred Security, accruing from November 26, 1996 and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1997. See "Description of the Convertible Preferred Securities--Distributions." The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if the Trust holds assets that are available for distribution to holders of Convertible Preferred Securities, and then only to the extent of such assets. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. See "Risk Factors--Rights Under the Guarantee." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock, if any, issued from time to time by the Company. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company (less than $1 million of which was outstanding at December 31, 1996), and rank pari passu with the Company's other general unsecured creditors. The obligations of the Company under the Convertible Debentures and Guarantee are also effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. As of September 30, 1996, after giving pro forma effect to the AJM Acquisition (as defined herein), the total indebtedness and other liabilities of such subsidiaries aggregated approximately $121 million. The

Convertible Debentures purchased by the Trust may be subsequently distributed pro rata to holders of the Convertible Preferred Securities and Trust Common Securities in connection with the dissolution of the Trust upon the occurrence of certain events.

         The distribution rate and the distribution payment dates and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest payment dates and other payment dates on the Convertible Debentures, which are the sole assets of the Trust. As a result, if principal or interest is not paid on the Convertible Debentures, no amounts will be paid on the Convertible Preferred Securities. If the Company does not make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to make distributions on the Convertible Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

         The Company has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters (an "Extension Period") during which no interest shall be due and payable; provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. If interest payments are so deferred, distributions on the Convertible Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accumulate, compounded quarterly at the distribution rate (to the extent permitted by applicable law). Because TIMET has the right to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as "original issue discount" ("OID"). Holders of the Convertible Preferred Securities must include that OID (which OID continues to accrue during an Extension Period) in income daily on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Moreover, if a holder of a Convertible Preferred Security converts such security into Common Stock during an Extension Period, such holder will not be entitled to receive, subject to certain exceptions, any accumulated and unpaid distributions with respect to such security. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the Convertible Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Original Issue Discount."

         The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after December 1, 1999 at the redemption prices specified herein or at any time in whole (but not in part) in certain circumstances upon the occurrence of a Tax Event (as defined herein) at 100% of the principal amount thereof together with accrued and unpaid interest. If the Company redeems Convertible Debentures, the proceeds thereof will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so redeemed at the applicable redemption price specified herein, together with accumulated and unpaid distributions to the date fixed for redemption. See "Description of the Convertible Preferred Securities--Mandatory Redemption Upon Optional Redemption or Maturity of Convertible Debentures." The Convertible Preferred Securities will be redeemed upon maturity of the Convertible Debentures on December 1, 2026. In addition, upon the occurrence of a Special Event (as defined herein), unless the Convertible Debentures are redeemed in the limited circumstances described herein, the Trust will be dissolved, with the result that the Convertible Debentures will be distributed pro rata to the holders of the Trust Securities in lieu of any cash distribution. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution." In the case of the occurrence of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Convertible Debentures, which would result in the redemption by the Trust of Trust Securities in the same amount on a pro rata basis. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

         In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security the liquidation amount of $50 plus accumulated and unpaid distributions thereon (compounded quarterly at the distribution rate, if applicable) to the date of payment, unless, in connection with such dissolution, winding up or termination of the Trust, the Convertible Debentures are distributed to the holders of the Trust Securities. See "Description of the Convertible Preferred Securities-- Liquidation Distribution Upon Dissolution."

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This Web site may be accessed at http://www.sec.gov.

         The Company has agreed that, if at any time while the Offered Securities are "restricted securities" within the meaning of the Securities Act and the Company is not subject to the reporting requirements of the Exchange Act, the Company will furnish to holders of the Offered Securities and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of Offered Securities.

         No separate financial statements of the Trust have been included herein. TIMET does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by TIMET, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Convertible Debentures issued by TIMET and
(iii) the obligations of the Trust under the Trust Securities are fully and unconditionally guaranteed by TIMET to the extent that the Trust has funds available to meet such obligations. See "TIMET Capital Trust I" and "Description of the Guarantee."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements under the captions "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking statements or discussions of trends which by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results and trends may differ materially from those described under such captions depending on a variety of factors, including those detailed under the caption "Risk Factors," under the captions noted above and elsewhere in this Prospectus.

                                    SUMMARY

         The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. References to the "Company" or "TIMET" in this Prospectus, except where otherwise indicated, (i) include the businesses acquired by the Company from IMI plc (the "IMI Titanium Business") pursuant to an acquisition completed on February 15, 1996 (the "IMI Titanium Acquisition"), (ii) exclude the effect of the transactions consummated in connection with the acquisition of assets from Axel Johnson Metals, Inc. ("AJM") completed on October 1, 1996 (the "AJM Acquisition"), and (iii) include the 50% partnership interest in Titanium Hearth Technologies ("THT") held by TIMET prior to the AJM Acquisition. See "- -1996 Acquisitions," and "Business--Introduction." References to the "Company" or "TIMET" in this Prospectus for periods prior to and including December 31, 1995, except when otherwise indicated, exclude the IMI Titanium Business.

                                    OVERVIEW

         Titanium Metals Corporation ("TIMET" or the "Company") is one of the world's leading integrated producers of titanium sponge and mill products and has the largest sales volume worldwide. The Company strives to be the low-cost producer in the industry and, due to its economies of scale, manufacturing expertise and past investment in technology, believes that it is well positioned to capitalize on the improving fundamentals in the titanium industry.

         TIMET's products include: titanium sponge, the basic form of titanium metal used in processed titanium products; titanium ingot and slab, the result of melting sponge and titanium scrap, either alone or with various other alloying elements; and forged and cast products produced from ingot or slab, including billet, bar, flat products (plate, sheet, and strip), tubular products (welded and seamless tubing and pipe), extrusions and wire.


         Titanium is one of the newest specialty metals, having first been manufactured for commercial use in the 1950s. Titanium's unique combination of corrosion resistance, elevated-temperature performance and high strength-to-weight ratio makes it particularly desirable for use in commercial and military aerospace applications in which these qualities are essential design requirements. While aerospace applications have historically accounted for a substantial portion of the worldwide demand for titanium (more than half of the Company's sales in 1995 and in 1996), the number of end-use markets for titanium has expanded substantially. Today, numerous industrial uses for titanium exist, including chemical manufacturing equipment, industrial power plants, desalination plants and pollution control equipment. Customer demand for titanium is also increasing in new and emerging uses such as medical implants, golf club heads, other sporting equipment, offshore oil and gas production installations, geothermal facilities, and automotive equipment.


         The titanium industry is comprised of several manufacturers which, like the Company, produce a relatively complete range of titanium products.
The Company believes that at least 90% of the world's titanium sponge is produced by six companies. However, there are a significant number of producers worldwide that manufacture a limited range of titanium mill products.

                            RECENT INDUSTRY RECOVERY


         The titanium industry suffered a downturn in the early 1990s. In each of the five years from 1991 through 1995, the Company had a net loss, with the Company's largest net loss occurring in 1994. However, the titanium industry's prospects have improved due to a resurgence in commercial aerospace demand, continuing and stable industrial demand, and the emergence of new uses for titanium, particularly golf club heads. The Company estimates based on currently available data that total 1996 U.S. industry mill product shipments were approximately 61.5 million pounds, an increase of approximately 41% compared to 1995. Further, the Company estimates that 1996 U.S. mill product shipments to the commercial aerospace market were approximately 25 million pounds, an increase of 39% compared to 1995, and that 1996 U.S. mill product shipments to the golf club market were 8 to 10 million pounds, up from virtually none in 1992.


         Beginning in 1995, demand for titanium strengthened substantially primarily due to increased demand from the commercial aerospace market. Historically, orders by commercial airlines for new aircraft have tended to be driven by the operating profits or losses of the respective airlines. In 1995, due to improved fundamentals, the domestic commercial airline industry reported operating profits of $6.2 billion compared with $2.4 billion in 1994 and compared to cumulative losses in excess of $5 billion in the four years prior to 1994. This trend has continued through the first nine months of 1996. According to recent published reports, most major carriers are upgrading their fleets. As of September 30, 1996, the estimated firm order backlog for The Boeing Company, McDonnell Douglas Corporation and Airbus Industrie, as reported by The Airline Monitor (an aerospace industry publication), was 2,190 planes versus 1,708 planes on September 30, 1995, an increase of 28%. The newer wide body planes, such as the Boeing 777, 747-500, 747-600 and the Airbus A-330 and A-340, tend to use a higher percentage of titanium in their frames, engines and parts (as measured by total fly weight) than narrow body planes. "Fly weight" is the empty weight of a finished aircraft with engines but without fuel or passengers. The Boeing 777, for example, utilizes titanium for approximately 9% of total fly weight, compared to between 2% and 3% on the older 737, 747 and 767 models. As of September 30, 1996, the estimated firm order backlog for wide body planes from Boeing, McDonnell Douglas and Airbus, as reported by The Airline Monitor, was 765 (35% of total backlog) compared to 621 as of September 30, 1995, an increase of 23%. The Airline Monitor's estimated firm order backlog for the Boeing 777 was 244 as of September 30, 1996 compared to 170 as of September 30, 1995, an increase of 43%. Growth in firm order backlog for narrow body aircraft has also been strong, having increased, as reported by The Airline Monitor, 31% from 1,087 on September 30, 1995 to 1,425 on September 30, 1996.


         The Company also expects titanium to become a preferred material used in the manufacture of golf clubs. TIMET believes that the golf industry consumed approximately 15% of U.S. titanium mill product shipments in 1996, up from virtually none in 1992. Most major golf club manufacturers are currently marketing titanium drivers and fairway woods and certain manufacturers are in the process of marketing irons.



         The Company's order backlog increased to approximately $400 million (including approximately $130 million related to the IMI Titanium Business) at September 30, 1996, from $213 million at December 31, 1995 (including $78 million related to the IMI Titanium Business). The Company estimates that of its sales (excluding sponge) in 1996, approximately 60% were to the aerospace sector and approximately 8% were to the golf club industry.


         The Company believes the prospects for the titanium industry are encouraging given the resurgence of the commercial aerospace industry and the emergence of the golf club market. Furthermore, while the titanium industry remains cyclical and continues to be affected by a number of economic and political factors, the Company believes that current conditions affecting the titanium industry are different in several important respects from those that existed during the last industry downturn that began in 1991. Following the breakup of the former Soviet Union in 1990, military aerospace spending was cut back significantly. In addition, demand for titanium within the former Soviet Union declined substantially, which resulted in a sharp increase in shipments by titanium suppliers within the former Soviet Union to the rest of the world. After the Persian Gulf War in 1990, commercial aerospace profitability suffered a sharp decrease and demand for commercial aircraft declined commensurately. This confluence of events caused a severe titanium product supply and demand imbalance which the Company believes is in the process of being corrected, although other economic and political factors or developments that the Company cannot predict could adversely affect the titanium industry in the future.

                            BUSINESS CONSIDERATIONS

         In its effort to maintain and expand its leading market and competitive position, the Company intends to focus on the following strategic objectives:

         o Maximizing its participation in aerospace industry recovery. The Company's experience in the aerospace industry, its proprietary alloys developed for that market and its ability to devote additional production capacity to meet aerospace demand, position it to benefit from the recovery of this market. The Company's mill products capacity utilization through September 30, 1996 is approximately 85%.

         o Benefiting from its investment in technology. Since 1991, TIMET has invested over $132 million in capital expenditures (excluding the 1996 acquisitions described below) aimed at enhanced productivity and quality and expansion of production capacity. In particular, TIMET has invested approximately $100 million in a new, cost-effective Vacuum Distillation Process ("VDP") facility at its principal manufacturing site in Henderson, Nevada. The VDP technology produces higher-purity titanium sponge using less power and at higher throughput rates than the traditional Kroll-leach technology. The IMI Titanium Acquisition, described below, affords an opportunity for two leading industry participants to exchange "best practices" technology and thereby to capitalize on the manufacturing and process technology strengths of each organization.

         o Benefiting from vertical integration. TIMET is one of only two companies in North America which are vertically integrated in the production of sponge and mill products. TIMET is one of the world's largest producers and purchasers of titanium sponge. It is also a large producer and purchaser of titanium scrap, another key material in the manufacture of titanium mill products, which the Company consumes through its own operations. This position was enhanced by the purchase in October 1996 of the AJM scrap processing business. The ability both to produce sponge and to purchase sponge or scrap allows the Company considerable flexibility in optimizing its mix of raw material purchases. The Company's 32 million pounds of sponge capacity gives it valuable latitude in responding to increases in demand for titanium products by reducing the Company's dependence on purchasing sponge and scrap in the open market.

         o Proprietary technology. In October 1996, TIMET acquired the 50% interest in THT it did not already own. Utilizing its own proprietary technology, THT operates four electron beam cold hearth melting furnaces which provide the Company with the ability to use a larger percentage of titanium scrap than traditional melting techniques and to produce slab products directly without intermediate forging steps, thereby reducing manufacturing costs. Cold hearth melting produces high-quality titanium and is required by certain aerospace manufacturers for certain of their most demanding titanium applications.

         o Strategic alliances and developing new markets, applications and products. Through various strategic alliances, the Company has sought to gain access to unique process technologies and markets for titanium. The Company has explored and will continue to explore other strategic arrangements in the areas of product production and distribution. The Company also continues to work with existing and potential customers to identify and develop new or improved applications for titanium that take advantage of its unique qualities. Historically, the Company has developed many new and improved applications for titanium with or for its customers. The Company believes that substantially all of the proprietary titanium alloys of commercial significance that have been engineered over the last 25 years have been invented by TIMET or the IMI Titanium Business.

         o Improving financial flexibility. Because the Company operates in a cyclical industry, management is seeking to improve the financial flexibility of the Company. A portion of the Company's net proceeds from the initial sale of the Convertible Preferred Securities were used to repay indebtedness under the Company's U.S. credit facility, substantially all of which may be reborrowed by the Company, subject to the satisfaction of certain conditions. The Company will not receive any proceeds of the sale of any securities offered pursuant to this Prospectus.

                               1996 ACQUISITIONS

         In February 1996, the Company completed the IMI Titanium Acquisition from IMI plc (which, together with its subsidiaries and affiliates is referred to herein as "IMI"). The IMI Titanium Business was acquired for approximately
9.6 million shares of Common Stock and $20 million of the Company's subordinated debt (since repaid) issued in exchange for a like amount of debt previously owed to IMI by one of its titanium subsidiaries. In addition, the Company's two principal stockholders, Tremont Corporation ("Tremont") and Union Titanium Sponge Corporation ("UTSC"), received an option to acquire from IMI an aggregate of approximately 2 million shares of Common Stock. See "Certain Relationships and Related Transactions--Shareholders' Agreements."

         The IMI Titanium Business is the largest titanium operation in Western Europe, in addition to having two titanium castings operations located in the United States. In 1995, the IMI Titanium Business had sales of $147 million and a net loss of $33 million. The Company believes the IMI Titanium Acquisition allows the Company to enjoy a strong competitive advantage in several key areas and thus create additional value for its shareholders. The Company believes the acquisition will allow for: (i) combined manufacturing expertise, leading to lower costs and improved overall quality; (ii) the integration of two world leaders in titanium research and technology, advancing product and process development; (iii) augmented scale and geographic reach, leading to efficiencies in marketing, distribution and purchasing; and (iv) increased production flexibility through additional European manufacturing facilities, allowing the Company to better service global demand. The Company believes that, as a result of the IMI Titanium Acquisition and its enhanced competitive position, it is well positioned to participate in the improving fundamentals of the titanium industry.

         In October 1996, the Company acquired substantially all of the assets of AJM, including AJM's 50% partnership interest in THT and AJM's titanium scrap business and additional electron beam cold hearth melting operations (the "AJM Acquisition"). The purchase price for the AJM assets was $96 million in cash, which was funded by borrowings under the Company's U.S. credit facility. During 1995, THT had sales of $47.1 million and net income of $7.9 million.
The AJM Acquisition will enhance TIMET's capacity in titanium scrap utilization and its leadership in high technology electron beam cold hearth melting. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources."

         Pro forma for the IMI Titanium and AJM Acquisitions, TIMET's 1995 sales and titanium products shipments (including sponge, ingot and slab) were approximately $380.0 million and 40.6 million pounds, respectively. Pro forma for the IMI Titanium and AJM Acquisitions, TIMET's melting capacity is approximately 89 million pounds, and its mill products and castings capacity is approximately 36 million pounds. Pro forma for the IMI Titanium and AJM Acquisitions, TIMET's sales and net income were $407.1 million and $19.1 million, respectively, for the nine-month period ended September 29, 1996.

         In addition, during the summer of 1996, the Company completed strategic transactions with Compagnie Europeenne du Zirconium--CEZUS, S.A. ("CEZUS") in France and TISTO Titan und Sonderlegierungen GmbH ("TISTO") in Germany, which will enhance TIMET's manufacturing and distribution capabilities in Europe. See "Business--Strategic Alliances--CEZUS" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Overview."

                                  THE COMPANY

         The Company completed its initial public offering of Common Stock in June 1996 (the "Stock Offering"). As a result of the Stock Offering, the outstanding Common Stock is currently held 30.3% by Tremont, 10.0% by UTSC, a consortium of Japanese companies, and 6.4% by IMI. In addition, Tremont and UTSC hold options to acquire all of the outstanding Common Stock held by IMI, shares which are equal to the number of Offered Common. See "Principal Stockholders."

         The Company is incorporated in Delaware and its principal offices are located at 1999 Broadway, Suite 4300, Denver, Colorado 80202. Its telephone number is (303) 296-5600.

                                  RISK FACTORS

         See "Risk Factors" beginning on page 17 for a discussion of certain factors that should be considered by prospective purchasers of the securities being offered pursuant to this Prospectus.

                                  THE OFFERING

OFFERED SECURITIES

The Issuer                        TIMET Capital Trust I (the "Trust"), a
                                  Delaware statutory business trust.  The
                                  assets of the Trust consist solely of the Convertible Debentures of the Company.

Securities Offered                4,025,000 6 5/8% Convertible Preferred
                                  Securities, Beneficial Unsecured Convertible
                                  Securities (BUCS) (the "Convertible Preferred
                                  Securities").

Distributions                     Distributions on the Convertible Preferred
                                  Securities accumulate from November 26, 1996 and are be payable at the annual rate of 6.625% of the liquidation amount of $50 per Convertible Preferred Security. Subject to the extension of distribution payment periods described below, distributions will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing March 1, 1997. Because income accruing with respect to the Convertible
                                  Preferred Securities constitutes interest for
                                  Federal income tax purposes, corporate
                                  holders thereof will not be entitled to a dividends-received deduction for any distributions received on the Convertible
                                  Preferred Securities.

Option to Extend
  Distribution Payment
  Periods The ability of the Trust to pay distributions on the Convertible Preferred Securities is solely dependent on its receipt of interest payments from the Company on the Convertible Debentures. The Company has the right to defer interest payments at any time and from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarters (each, an "Extension Period"), during which no interest shall be due and payable; provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of any such extension, quarterly distributions on the Convertible Preferred Securities will not be made by the Trust (but will continue to accumulate, compounded quarterly at the distribution rate) during any such Extension Period.  The
                                  Company will give written notice of its
                                  extension of an interest payment to the Trust and shall cause the Trust to give such notice to the holders of the Convertible Preferred Securities. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the Convertible Preferred Securities-- Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." Because TIMET has the right to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as OID. Holders of the Preferred Convertible Securities must include that OID (which OID continues to accrue during an Extension Period) in income daily on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Moreover, if a holder of a Convertible Preferred Security converts such security into Common Stock during an Extension Period, such holder will not be entitled to receive, subject to certain exceptions, any accumulated and unpaid distributions with respect to such security. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the Convertible Preferred Securities-- Conversion Rights" and

                                  "-- Mandatory Redemption Upon Optional
                                  Redemption or Maturity of Convertible
                                  Debentures" and "United States Federal Income Taxation-- Original Issue Discount."

Rights Upon Extension of
Distribution Payment
Periods During any Extension Period, interest on the Convertible Debentures will compound quarterly and quarterly distributions (compounded quarterly at the distribution rate) will accumulate on the Convertible Preferred Securities, and the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). See "Description of the Guarantee--Certain Covenants of the Company" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."


Conversion into Common
  Stock Each Convertible Preferred Security is convertible at the option of the holder into shares of Common Stock, at a conversion rate of 1.339 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of approximately $37.34 per share of Common Stock), subject to adjustment in certain circumstances. At the pricing of the Convertible Preferred Securities on November 20, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $29.875. The last reported sale price of the Common Stock on the Nasdaq National Market on February 26, 1997 was $27 per share. In connection with any conversion of a Convertible Preferred Security, the Conversion Agent (as defined herein) will exchange such Convertible Preferred Security for the appropriate principal amount of Convertible Debentures held by the Trust and immediately convert such Convertible Debentures into shares of Common Stock. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash. See "Description of the Convertible Preferred Securities--Conversion
                                  Rights." In addition, no additional shares of Common Stock will be issued upon conversion of the Convertible Preferred Securities to account for any accumulated and unpaid distributions on the Convertible Preferred Securities at the time of conversion; provided, however, that any holder of Convertible Preferred Securities who delivers such Convertible Preferred Securities for conversion after receiving a notice of redemption from the Property Trustee (as defined herein) during an Extension Period will be entitled to receive all accumulated and unpaid distributions to the date of conversion. See "Description of the Convertible Debentures--Redemption at the Option of TIMET," "Description of the Convertible Preferred Securities--Conversion
                                  Rights" and "--Mandatory Redemption Upon
                                  Optional Redemption or Maturity of
                                  Convertible Debentures."

Liquidation Amount                In the event of the liquidation of the Trust,
                                  holders will be entitled to receive the
                                  liquidation amount of $50 per Convertible
                                  Preferred Security plus an amount equal to any accumulated and unpaid distributions thereon to the date of payment, unless
                                  Convertible Debentures are distributed to such holders. See "Description of the Convertible Preferred Securities--
                                  Liquidation Distribution Upon Dissolution."

Redemption                        The Convertible Debentures will be redeemable
                                  for cash, at the option of the Company, in whole or in part, from time to time, after December 1, 1999, at the redemption prices specified herein. Upon any redemption of the Convertible Debentures, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed will be redeemed on a pro rata basis at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid interest thereon (the "Redemption
                                  Price").  The Convertible Preferred
                                  Securities do not have a stated maturity date, although they are subject to mandatory redemption upon the repayment of the Convertible Debentures at their stated maturity (i.e., December 1, 2026), upon acceleration of the Convertible Debentures, or upon early redemption of the Convertible
                                  Debentures.  See "Description of the
                                  Convertible Preferred Securities--Mandatory
                                  Redemption Upon Optional Redemption or
                                  Maturity of Convertible Debentures."

Guarantee                         The Company has irrevocably guaranteed, on a
                                  subordinated basis and to the extent set forth herein, the payment in full of (i) any accumulated and unpaid distributions on the Convertible Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Convertible Preferred
                                  Securities to the extent of funds of the Trust available therefor and (iii) generally, the liquidation amount of the Convertible
                                  Preferred Securities to the extent of the assets of the Trust available for distribution to holders of Convertible
                                  Preferred Securities.  The Guarantee is
                                  unsecured and will be (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company,
                                  (iii) senior to the Common Stock and (iv) effectively subordinated to all existing and future indebtedness and liabilities, including trade payables, of the Company's subsidiaries. Upon the liquidation, dissolution or winding up of the Company, its obligations under the Guarantee will rank junior to all of its other liabilities, except as aforesaid, and, as a result, funds may not be available for payment under the Guarantee. See "Risk Factors--Subordination of Obligations Under the Guarantee and Convertible Debentures" and "Description of the Guarantee."

Voting Rights                     Generally, holders of the Convertible
                                  Preferred Securities have no voting rights.
                                  See "Description of the Convertible Preferred
                                  Securities--Voting Rights."

Tax Event Redemption;
  Distribution Upon a Tax
  Event or Investment
  Company Event                   Upon the occurrence of a Tax Event or an
                                  Investment Company Event (each as defined herein), except in certain limited circumstances, the Company will cause the Issuer Trustees (as defined herein) to liquidate the Trust and cause Convertible
                                  Debentures to be distributed to the holders of the Convertible Preferred Securities. In certain circumstances involving a Tax Event, the Company will have the right to redeem the Convertible Debentures, in whole (but not in part), at 100% of the principal amount plus accrued and unpaid interest, in lieu of a distribution of the Convertible Debentures, in which event the Trust Securities will be redeemed at the

                                  Redemption Price.  See "Description of the
                                  Convertible Preferred Securities--Special
                                  Event Redemption or Distribution."

Convertible Debentures            The Convertible Debentures mature on December
                                  1, 2026 and will bear interest at the rate of 6.625% per annum, payable quarterly in arrears. The Convertible Debentures have provisions with respect to interest, redemption, conversion into the Common Stock and certain other terms substantially similar or analogous to those of the Convertible
                                  Preferred Securities.  Interest payment
                                  periods may be extended from time to time by the Company for successive periods not exceeding 20 consecutive quarters for each such period (during which interest will continue to accrue and compound quarterly).
                                  Prior to the termination of any Extension
                                  Period, the Company may further extend such Extension Period; provided that such
                                  Extension Period may not exceed 20
                                  consecutive quarters and may not extend
                                  beyond the maturity date of the Convertible
                                  Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to certain limitations. No interest shall be due and payable during an Extension Period. During an Extension Period, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common
                                  Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock,
                                  (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or
                                  (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities
                                  (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). The Convertible Debentures will be subordinate to all Senior Indebtedness (as defined herein) of the Company and effectively subordinated to all existing and future indebtedness and liabilities, including trade payables, of the Company's subsidiaries.

Use of Proceeds                   Neither the Company nor the Trust will
                                  receive any proceeds of the sale of the
                                  Offered Securities.

OFFERED COMMON

Common Stock offered by the
  Selling Stockholders:           5,161,305


Common Stock outstanding
 after the sale of the Offered
 Common(1):                       31,456,655 Shares


Use of Proceeds:                  The Company will not receive any proceeds
                                  from the sale of the Offered Common

Nasdaq National Market Symbol:    TIMT

(1) The number of outstanding shares of Common Stock as of December 31, 1996. Does not include 5,389,475 shares of Common Stock reserved for issuance upon conversion of the Convertible Preferred Securities and 537,275 shares of Common Stock reserved for issuance upon exercise of outstanding stock options held by the Company's directors and employees. See "Description of the Capital Stock."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

         The summary historical financial data for each of the years in the five-year period ended December 31, 1995 have been derived from the audited consolidated financial statements of the Company. The Company uses a fiscal year ending on the Sunday closest to December 31 of each year. The summary pro forma financial data for the year ended December 31, 1995 give pro forma effect to the IMI Titanium Acquisition and the AJM Acquisition, as if they had been consummated on January 2, 1995, the beginning of fiscal 1995. The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data do not purport to represent the results of operations or the financial position of the Company which actually would have occurred had the IMI Titanium Acquisition and the AJM Acquisition been consummated on the aforesaid date.

         The following summary historical and pro forma financial data should be read in conjunction with "Capitalization," "Selected Consolidated Historical and Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Unaudited Pro Forma Financial Statements of the Company, the Consolidated Financial Statements of the Company, the Combined Financial Statements of the IMI Titanium Business and the Financial Statements of AJM (including in each case the notes thereto) included elsewhere in this Prospectus.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

                                                                   FISCAL YEARS                                 NINE MONTHS ENDED
                                                                   ------------                                 -----------------
                                                                                                 PRO FORMA   OCT. 1,  SEPT. 29,
                                            1991      1992       1993        1994       1995     1995(11)     1995     1996(12)
                                            ----      ----       ----        ----       ----     --------     ----     --------
                                                 (IN MILLIONS, EXCEPT EMPLOYEE AND PER SHARE DATA)               (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Net sales(1)                               $155.7    $153.9     $151.2      $146.0     $184.7     $380.0     $135.2     $349.8
Operating income (loss)(2)                    4.8      (9.7)     (16.7)      (34.7)       5.4      (37.7)       1.8       38.4
Income (loss) before cumulative
  effect of changes in accounting
  principles                                  (.1)     (9.7)     (20.2)      (42.1)      (4.2)     (48.6)      (6.5)      23.5
Income (loss) per common share
  before cumulative effect of
  changes in accounting principles(3)        (.01)     (.86)     (1.78)      (2.80)      (.27)     (1.94)      (.42)       .89
Weighted average common shares
  outstanding(3)                             11.3      11.3       11.3        15.0       15.4       25.0       15.3       26.3
Ratio of earnings to fixed charges(4)                                                                                      4.9
PRO FORMA--AS ADJUSTED(5):
Operating income (loss)                                                                           $(37.7)               $ 38.4
Interest expense                                                                                    17.9                  10.8
Net income (loss)                                                                                  (43.4)                 20.9
Net income (loss) per common share                                                                 (1.73)                  .80
Ratio of earnings to fixed charges(4)                                                                                      3.5
BALANCE SHEET DATA:
Working capital(6)                          $73.3     $62.0      $44.6       $38.0      $52.3                 $55.5     $134.5
Total assets                                174.6     267.0      262.5       240.2      248.8                 257.9      476.3
Long-term debt, including current
  maturities(7)                              69.6     149.3       75.0        92.9       89.6                  95.6       12.8
Stockholders' equity                         72.8      46.6      109.0        64.7       68.1                  70.4      295.9
OTHER OPERATING DATA:
EBITDA(8)                                  $  7.8    $ (6.1)    $(12.3)     $(26.7)    $ 18.6                $  9.3     $ 51.1
Cash flows provided from (used in):
  Operating activities                       18.9      (3.6)      12.4       (20.0)      (6.1)                (10.9)      (9.4)
  Investing activities                      (30.3)    (71.3)     (16.3)       (4.6)      (2.5)                 (1.9)     (15.9)
  Financing activities                       17.4      70.1        4.7        17.7        8.6                  15.0       23.9
                                           ------    ------     ------      ------     ------                ------     ------
         Total                                6.0      (4.8)        .8        (6.9)       (--)                  2.2       (1.4)
Debt to total capitalization                   49%       76%        41%         59%        57%                   58%         4%
Ratio of EBITDA to interest expense(9)        2.1                                         1.8                   1.2        7.0
Mill product shipments
  (millions of pounds)                       10.2      10.8       11.2        10.5       12.2       20.5        9.3       19.6
Active employees at period end              1,120     1,170      1,070         880      1,020      2,550        977      2,743
Order backlog at period end(10)            $ 80.0    $ 90.0     $ 80.0      $ 85.0     $125.0     $226.0     $115.0     $400.0
Capital expenditures                         30.1      67.3       16.3         4.6        3.0       11.9        2.3       10.8

 (1) Net sales include $4 million in 1993 and $20 million in 1994 of sales related to TIMET's arrangements with CEZUS. Based upon the structure of a revised agreement entered into in March 1995, TIMET did not consolidate CEZUS related sales in 1995 or the first seven months of 1996. In August 1996, the Company formed TIMET Savoie which is 70% owned by TIMET and 30% owned by CEZUS. The Company consolidated TIMET Savoie effective August 1996. See Note 3 to the Company's Consolidated Financial Statements.

 (2) Operating income (loss) includes restructuring and other special charges of $4.7 million in 1993, $10 million in 1994, $3.8 million for pro forma 1995 and $4.7 million in the nine months ended September 29, 1996. A restructuring credit of $1.2 million is included in 1995.
         See Note 5 to the Company's Consolidated Financial Statements regarding restructuring and other special charges.

 (3) Per common share data and weighted average common shares outstanding give effect in all periods presented to the stock split effected in connection with the Stock Offering. See Note 9 to the Company's Consolidated Financial Statements.

 (4) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest plus fixed charges (excluding capitalized interest) and adjustments for certain undistributed equity in earnings. Fixed charges consist of interest expense, capitalized interest and the estimated interest factor inherent in operating lease rentals. The Company's earnings were insufficient to cover fixed charges for the five fiscal years ended 1995, pro forma 1995 and pro forma 1995 -- as adjusted. The amount of coverage deficiency was $.1 million, $18.3 million, $25.6 million, $42.4 million, $5.1 million, $61.8 million and $56.2 million for the fiscal years 1991, 1992, 1993, 1994, 1995, pro forma 1995 and pro forma 1995 -- as adjusted, respectively.

 (5) Reflects sale of the Convertible Preferred Securities to the Initial Purchasers and the application of the Company's net proceeds therefrom. See "Capitalization." Per share amounts do not account for shares of Common Stock reserved for issuance pursuant to the Convertible Debentures.

 (6) Working capital represents current assets minus current liabilities (excluding current portion of long-term debt and current portion of capital lease obligations).

 (7) Includes loans and interest to related parties and capital lease obligations; excludes trade and other payables to related parties.

 (8) EBITDA represents income (loss) before cumulative effect of accounting changes plus income taxes, interest expense, depreciation and amortization less equity in earnings of nonoperating joint ventures. EBITDA is presented because it is a widely accepted financial indicator of cash flow and the ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, operating income, net income or cash flow as an indicator of the Company's performance.

 (9) The Company's EBITDA was insufficient to cover interest expense for the fiscal years ended 1992, 1993 and 1994. The amount of EBITDA deficiency in 1992, 1993 and 1994 was $10.3 million, $18 million and $34.3 million, respectively.

(10) "Order backlog" is defined as firm purchase orders (which are generally subject to cancellation by the customer upon payment of specified charges).

(11) Gives pro forma effect to the IMI Titanium and AJM Acquisitions. See "Pro Forma Condensed Consolidated Financial Statements."

(12) See "Pro Forma Condensed Consolidated Financial Statements" at PF-10 for pro forma Statement of Operations data for the nine-month period ended September 29, 1996.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, prospective investors should consider carefully the risk factors set forth below before making an investment in the securities offered pursuant to this Prospectus.

CYCLICALITY; DEPENDENCE ON AEROSPACE INDUSTRY

         Demand for the Company's titanium products is cyclical and is affected by, among other things, the cyclical activity in the commercial and military aerospace industry, particularly the strength of orders from commercial airlines and aircraft leasing companies. Sales of the Company's products (excluding sponge) to the commercial and military aerospace industry accounted for approximately 67%, 70%, 60%, 60% and 62% of the Company's total sales in 1991, 1992, 1993, 1994 and 1995, respectively. Historically, commercial airlines' orders for new aircraft have tended to be driven by the operating profits or losses of the respective airlines. Purchases by customers in the military aerospace sector tend to be driven by defense budgets. Events adversely affecting the aerospace industry, such as reduced orders from commercial airlines resulting from operating losses at the airlines, or reduced military spending, could have a material adverse effect on the business, financial condition, results of operations and cash flows of the Company. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Business--Markets and Customer Base."

HISTORY OF LOSSES; PRO FORMA LOSSES; DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES


         From 1991 to 1995, when the titanium industry was in a severe downturn, the Company incurred net losses of $.1 million, $25.7 million, $20.2 million, $43.1 million and $4.2 million in 1991, 1992, 1993, 1994 and 1995, respectively. Similarly, the IMI Titanium Business reported net losses of $11.2 million, $15.0 million and $32.8 million in 1993, 1994 and 1995, respectively. Moreover, the Company on a pro forma basis, giving effect to the IMI Titanium Acquisition and the AJM Acquisition, incurred a net loss of $48.6 million in 1995, including restructuring and other special charges. From 1993 to 1995 the combined losses of the Company, the IMI Titanium Business, RMI Titanium Company ("RMI") and Oregon Metallurgical Company ("Oremet") were
$181.3 million. Prior to the last industry upturn in 1988 through 1990, the Company, excluding the IMI Titanium Business, reported aggregate losses from continuing operations of $18.1 million from 1984 through 1987. There can be no assurance that additional losses will not be incurred in future periods. In addition, the Company's earnings were insufficient to cover its fixed charges in each of 1991 through 1995. The amount of coverage deficiency for the five fiscal years from 1991 to 1995 was $.1 million, $18.3 million, $25.6 million, $42.4 million and $5.1 million, respectively.


         The ability of the Company to achieve profitability in the future is dependent upon, among other things: market demand and prices for titanium products, particularly demand and pricing in the aerospace industry; the Company's ability to increase prices for titanium products to a level that exceeds any increases in production costs; avoidance of any material adverse developments in the capacity utilization for the production of titanium sponge or availability of titanium scrap; the absence of titanium market instabilities associated with titanium sponge and scrap from Russia and other countries comprising the former Soviet Union; and the absence of a general economic downturn in North America, Europe or the rest of the world. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

HIGHLY COMPETITIVE INDUSTRY; SUBSTANTIAL EXCESS PRODUCTION CAPACITY

         The titanium metals industry is highly competitive on a worldwide basis as a result of many factors, particularly the historical presence of excess capacity in the industry, which has intensified price competition for available business at low points in the business cycle. Integrated and non-integrated producers of mill products are located primarily in the United States, Japan, Russia, Europe and China (the Company considers an integrated producer one that produces both titanium sponge and ingot). The Company is one of two integrated producers in the United States and one of four in the world. There are also a number of non-integrated producers that produce mill products from purchased sponge, scrap or ingot. The Company believes that the sponge production capacity and actual production in the former Soviet Union may be as much as one-half of aggregate worldwide levels and that significant unused production capacity may exist in this region. Russia is also known to have significant melting and mill products production capacity.

         In the U.S. market, the increasing presence of non-U.S. participants has become a significant competitive factor. Until 1993, imports of foreign titanium products into the U.S. had not been significant. This was primarily attributable to relative currency exchange rates, tariffs and, with respect to Japan and Russia, existing and prior duties (including antidumping duties). However, imports of titanium sponge, scrap, and other products, principally from the former Soviet Union, have increased in recent years and have had a significant competitive impact on the U.S. titanium industry. To the extent the Company has been able to take advantage of this situation by purchasing such sponge, scrap or intermediate mill products from such countries for use in its own operations during the last three years, the negative effect of these imports on the Company has been somewhat diminished.

         As the participation of non-U.S. companies increases, the competitive environment for the Company may become more difficult, especially if existing tariffs are eased and certain market participants are no longer subject to antidumping duties. Currently, imports of titanium ingot and mill products from countries that receive the most favored nation ("MFN") tariff rate are subject to a 15% tariff. The tariff rate applicable to imports from countries that do not receive MFN treatment is 45%.

         In addition to regular tariffs, imports of titanium sponge from certain countries of the former Soviet Union (Russia, Kazakhstan and Ukraine) have been subject to antidumping duties of 84% for a number of years. On November 8, 1996, the Department of Commerce, based upon its review of sales during a period in 1994 and 1995, issued its final determination that this antidumping duty should be eliminated for future sales by one of the two major importers of Russian sponge, lowered to 28% for the other importer, and maintained at 84% for the sole Russian producer. A review of sales for the corresponding 1995-96 period is currently underway. It is possible that the lowering of the duties for the two importers could lead to increased imports of Russian sponge into the U.S. and an increase in the amount of sponge on the market generally, which could adversely affect titanium sponge and mill product pricing and thus the business, financial condition, results of operations and cash flows of the Company. However, the Company is also currently one of the largest importers of Russian-produced sponge into the U.S. and, to the extent the Company remains a substantial purchaser of Russian sponge, adverse effects on product pricing could be partially ameliorated by decreased cost to the Company for duty-paid sponge.

         The ability of the producers in Russia to compete in the U.S. has also been enhanced by the elimination since September 1993 of tariffs on most Russian titanium mill products (excluding titanium ingot, slab and billet, which continue to carry a 15% duty). The tariffs were temporarily restored when the enacting legislation expired in July 1995, but were again eliminated retroactive to July 1995 by renewal legislation in August 1996. Since the Company has been a significant purchaser of titanium products from Russia in recent years, any failure to renew this program again upon its scheduled expiration in May 1997 could have an adverse effect on the Company's earnings as it would be more costly to continue purchases of titanium mill products from Russia. Given the current political and economic uncertainties in some of the countries of the former Soviet Union, there can be no assurance that this supply of titanium products will continue to be available to the Company without interruption or at attractive prices. See "Business--Competition" and "--Strategic Alliances--Russia."

SUBORDINATION OF OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE DEBENTURES; DEPENDENCE UPON PAYMENTS ON CONVERTIBLE DEBENTURES


         TIMET's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of TIMET and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by TIMET. The obligations of TIMET under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of TIMET. No payment of principal (including redemption payments, if any) of, premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of TIMET is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, (ii) the maturity of any Senior Indebtedness has been accelerated because of a default or (iii) if an event of default has occurred and is continuing under the Company's U.S. credit facility or any refinancing of the U.S. credit facility in the bank credit market (including institutional participants therein) that would permit the lenders under the U.S. credit facility or such refinancing to accelerate the maturity thereof or demand payment in full. As of December 31, 1996, TIMET had no Senior Indebtedness under its U.S. credit facility. The obligations of the Company under the Guarantee and the Convertible Debentures are also effectively subordinated to all existing and future indebtedness, including trade payables, of the Company's subsidiaries. There are no terms in the Convertible Preferred Securities, the Convertible Debentures or the Guarantee that limit the ability of TIMET or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Convertible Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. See "Description of the Guarantee-- Status of the Guarantee; Subordination," and "Description of the Convertible Debentures--Subordination." The ability of the Trust to pay amounts due on the Convertible Preferred Securities is wholly dependent upon TIMET's making payments on the Convertible Debentures as and when required.

RIGHTS UNDER THE GUARANTEE

         It is expected that, at the time this Registration Statement becomes effective, the Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Chase Manhattan Bank is acting as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

         Under the Guarantee, TIMET guarantees the holders of the Convertible Preferred Securities the payment of (i) any accumulated and unpaid distributions that are required to be paid on the Convertible Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accumulated and unpaid distributions with respect to Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or a redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Convertible Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In addition, any record holder of Convertible Preferred Securities may institute a legal proceeding directly against TIMET to enforce the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If TIMET were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Property Trustee of its rights as registered holder of the Convertible Debentures against TIMET pursuant to the terms of the Convertible Debentures or (2) by such holder of its right of direct action against TIMET to enforce payments on a portion of the Convertible Debentures. See "Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration (as defined herein) provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

         If (i) the Trust fails to pay distributions in full on the Convertible Preferred Securities (other than pursuant to a permitted deferral) or (ii) a Declaration Event of Default occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Property Trustee of its rights as holder of the Convertible Debentures against TIMET.
In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of TIMET to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, TIMET will be subrogated to the rights of such holders of

Convertible Preferred Securities under the Declaration to the extent of any payment made by TIMET to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. The Indenture provides that the Indenture Trustee (as defined herein) shall give holders of the Convertible Debentures notice of all uncured defaults or events of default within 30 days after occurrence. However, except in the case of a default or an event of default in payment on the Convertible Debentures, the Indenture Trustee is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the best interests of the holders. See "Description of the Convertible Preferred Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as TIMET shall not be in default in the payment of interest on the Convertible Debentures, TIMET has the right under the Indenture (as defined herein) to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred (but despite such deferral would continue to accumulate with interest thereon at the distribution rate, compounded quarterly) by the Trust during any such extended interest payment period (an "Extension Period"). Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters (although new Extension Periods may be commenced as described below). In the event that TIMET exercises this right to defer interest payments, then (a) TIMET shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of TIMET Common Stock in connection with the satisfaction by TIMET of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of TIMET capital stock or the exchange or conversion of one class or series of TIMET capital stock for another class or series of TIMET capital stock or (iii) the purchase of fractional interests in shares of TIMET capital stock pursuant to the conversion or exchange provisions of such TIMET capital stock or the security being converted or exchanged), (b) TIMET shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by TIMET that rank pari passu with or junior to the Convertible Debentures and
(c) TIMET shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, TIMET may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, TIMET may commence a new Extension Period, subject to the foregoing restrictions. See "Description of the Convertible Preferred Securities-- Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

ORIGINAL ISSUE DISCOUNT

         Because TIMET has the right to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as OID. As a result, each holder of Convertible Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Should TIMET exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income as OID in respect of the deferred and compounded interest allocable to its Convertible Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed, to holders of record of Convertible Preferred Securities. See "United States Federal Income Taxation--Original Issue Discount."

         TIMET has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures. However, should TIMET determine to exercise such right in the future, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) is likely to be adversely affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of TIMET's right to defer interest payments, the market price of the Convertible Preferred Securities may be more volatile than other securities on which OID accrues that do not have such rights.

PROPOSED TAX LEGISLATION

         On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States Federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with original issue discount. The Proposed Legislation was proposed to be effective for debt instruments issued on or after December 7, 1995.

         On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they would be issued prior to the date of any "appropriate Congressional action" or otherwise qualify for transitional relief. However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after November 20, 1996 will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation were enacted that adversely affects the tax treatment of the Convertible Debentures, there could be a distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, in certain circumstances, the redemption of the Convertible Debentures by TIMET and the distribution by the Trust of the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

         Upon the occurrence of a Special Event (as defined herein), the Trust could be dissolved (with the consent of TIMET), except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, TIMET would have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by TIMET. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

         Under current United States Federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Convertible Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained in this Prospectus. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures--General."

VOTING RIGHTS

         Except as provided under the Trust Act (as defined herein) and the Trust Indenture Act, as described under "Description of the Convertible Preferred Securities--Voting Rights" and "Description of the Guarantee-- Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of Convertible Preferred Securities have no voting rights and are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities.

TRADING CHARACTERISTICS OF CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. In addition, as a result of TIMET's right to defer interest payments on the Convertible Debentures, which would result in a corresponding deferral of distributions in the Convertible Preferred Securities, the market price of the Convertible Preferred Securities may be more volatile than other similar securities where the issuer does not have such right to defer distributions. A holder who disposes of his Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID) and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of, but will not be entitled to receive the cash from the Trust related to such income. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes. See "United States Federal Income Taxation--Original Issue Discount" and "--Sales of Convertible Preferred Securities."

LACK OF PUBLIC MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES; LIMITATIONS ON TRANSFER

         There is no existing trading market for the Convertible Preferred Securities, and there can be no assurance regarding the future development of a market for the Convertible Preferred Securities, or the ability of holders of the Convertible Preferred Securities to sell such securities or the price at which such holders may be able to sell such securities. If such a market were to develop, the Convertible Preferred Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the price of TIMET's Common Stock, TIMET's financial condition and results of operations and the market for similar securities. The Initial Purchasers have advised TIMET that they currently intend to make a market in the Convertible Preferred Securities. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Convertible Preferred Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Convertible Preferred Securities or that an active public market for such securities will develop. In addition, the Company does not intend to apply (and is not obligated to apply) for listing or quotation of the Convertible Preferred Securities on any securities exchange or stock market.

LABOR


        As of September 30, 1996, approximately 45% of the Company's employees worked under collectively bargained agreements. In September 1996 the Company entered into a four-year agreement with the union representing approximately 390 hourly workers at its Nevada facility that expires in October 2000. The Company's four-year agreement with the union representing approximately 400 hourly workers at its Ohio plant expires in June 1999. All of the collective bargaining agreements in place at the Company's two U.K. facilities covering substantially all of the approximately 750 salaried and hourly workers have one-year terms expiring on December 31, 1997. The Company's sales and operating results were adversely affected from late 1993 through the beginning of 1995 due to work stoppages at its Henderson, Nevada and Ohio plants. The work stoppage at the Nevada facility lasted for nine months and the work stoppage at the Ohio facility lasted for ten weeks. Each of these facilities is material to the Company's operations, and the Henderson facility includes all of the Company's titanium sponge production capacity.


         While the Company considers its employee relations to be satisfactory, there can be no assurance that new collective bargaining agreements will be negotiated at the Company's U.K. facilities or that the results of such new agreements or any work stoppages in connection with the expiration of such agreements would not have a material and adverse effect on the business, financial condition, results of operations or cash flows of the Company. See "Business--Employees."

CONTROL BY CERTAIN STOCKHOLDERS; POSSIBLE CONFLICTS OF INTEREST

         Of the 31.5 million shares of Common Stock outstanding, approximately 30.3% is held by Tremont, 6.4% by IMI, 10.0% by UTSC and .4% by members of the Company's management. Tremont and UTSC have an option expiring in 1999 to acquire the balance of the shares held by IMI at $7.95 per share (Tremont as to approximately 75% of such shares and UTSC as to approximately 25% of such shares). Moreover, in addition to having the right to designate nominees for the Board of Directors as discussed below, certain of these stockholders may be in a position effectively to control the affairs of the Company.


         Pursuant to an agreement entered into among the Company, Tremont and UTSC, the number of directors comprising the Board of Directors is currently limited to seven or less. At its current ownership level, UTSC is entitled to designate one director. Pursuant to a separate agreement entered into among the Company, IMI and Tremont, IMI is obligated to vote its shares of Common Stock in favor of four Tremont nominees to the TIMET Board of Directors. The Board of Directors is entitled to fill any vacancies on the Board of Directors. See "Management--Directors and Executive Officers" and "Certain Relationships and Related Transactions--Shareholders' Agreements."


         Tremont may be deemed to control the Company. Approximately 44% of Tremont's outstanding common stock is held by Contran Corporation ("Contran") and subsidiaries of Contran, which may be deemed to control Tremont. Contran may be deemed to be controlled by Harold C. Simmons. See "The Company" and "Principal Stockholders."

         Certain of the Company's executive officers and directors also serve as executive officers and directors of Tremont. For a discussion of possible conflicts of interest resulting therefrom, see "Certain Relationships and Related Transactions--Relationships with Related Parties."

ENVIRONMENTAL REGULATION

         Risk of environmental damage is inherent in the Company's operations. The Company uses and produces substantial quantities of substances, chemicals and compounds that are considered hazardous or toxic under Federal, state and local environmental and worker safety and health laws and regulations. In addition, at the Company's Henderson, Nevada facility, the Company produces and uses substantial quantities of titanium tetrachloride, a material classified as extremely hazardous under Federal environmental laws. The Company has used such substances and compounds throughout the history of its operations and may be responsible for remediation as a result of past releases or disposal practices. Moreover, the Company's Henderson, Nevada facility is located within an area that is potentially contaminated as a result of the historical operations of the Company and other industrial and chemical manufacturing businesses. While the Company takes environmental, safety and health precautions appropriate for the industry, the Company's operations pose an ongoing risk of accidental releases of, and worker exposure to, hazardous or toxic substances. In addition, the Company is subject to a wide range of government environmental requirements, including the extensive regulation of air and water emissions and waste management. There is a risk that such requirements, or enforcement thereof, may become more stringent in the future. There can be no assurances that some, or all, of the risks discussed under this heading will not result in liabilities that would be material to the Company's business, results of operations, financial condition or cash flows. See "Business--Regulatory and Environmental Matters."

POTENTIAL DIFFICULTIES IN INTEGRATING RECENTLY ACQUIRED BUSINESSES

         During 1996, the Company acquired the IMI Titanium Business, the assets of AJM and two smaller businesses. Successful completion of these transactions requires the integration of companies that have previously operated independently. There can be no assurance that the Company will not encounter difficulties in integrating the these acquired businesses or that the potential benefits of such integration, including cost savings and manufacturing efficiencies, will be realized to the extent or on the schedule expected by the Company. Any delays or unexpected costs incurred in connection with such integration could have a material and adverse effect on the Company's business, operating results, financial condition and cash flows.

NO ASSURANCE OF NEW PRODUCT DEVELOPMENT

         In an effort to lessen its dependence on the aerospace industry and to increase participation in other markets, the Company, its competitors and end-users are devoting significant efforts and resources to developing new markets and applications for titanium, certain of which are still in the preliminary stages. Developing these emerging applications involves substantial risk and uncertainties due to the fact that titanium must compete with less expensive alternative materials in these potential applications. There can be no assurances the Company will be able to develop new markets and applications for its products, or as to the time required for such development, or as to the extent to which it will face competition in this regard. If the Company is unable to develop these markets to a substantial degree, management expects the Company's business to be largely dependent on the cyclical aerospace industry.

DEPENDENCE ON OTHERS FOR CERTAIN RAW MATERIALS AND SERVICES

         While the Company is one of six major worldwide producers of titanium sponge, a basic raw material in the production of titanium ingot and mill products, under current market conditions it cannot supply all of its needs for titanium sponge internally and is dependent, therefore, on third parties for a portion of its titanium sponge needs. The Company obtains sponge from four suppliers in Japan and the former Soviet Union, both on a spot purchase basis and, with respect to a portion of these purchases from three of such producers during 1996, pursuant to one year contracts. Each such contract is subject to renegotiation or termination if certain events occur. The Company has entered into, or expects to enter into, similar contracts with three or four of such suppliers for approximately 25 million pounds of sponge in 1997.

         Substantially all of the Company's supply of titanium-containing rutile ore, one of the primary raw materials used in the production of titanium sponge, is currently purchased from a limited number of suppliers. Although the Company believes that the availability of rutile is adequate in the near-term, there can be no assurance that the Company will not experience interruptions of its raw material supplies.

         An interruption in the Company's supply of rutile and titanium sponge could have a material adverse effect on the Company's business, operating results, financial condition and cash flows. See "Business--Raw Materials."


         The Company is dependent upon the services of outside processors to perform important processing functions with respect to certain of its products. In particular, the Company currently relies upon a single processor to perform certain rolling steps with respect to some of its plate, sheet, and strip products and THT is reliant upon a single processor to perform certain finishing and conditioning steps with respect to its slab products. The Company does not have contracts with its processor, and thus the Company's arrangements could be terminated at any time. Although the Company believes that there are numerous metal producers or processors with the capability to perform these same processing functions, arranging for an alternative processor or, in THT's case, possibly installing comparable capabilities, could take several months and any interruption in these functions could have a material and adverse effect on the Company's or THT's business, results of operations, financial condition and cash flows in the short term. See "Business--Products and Operations."


VOLATILITY OF SHARE PRICE

         The trading price of TIMET's shares may be affected by the factors noted above as well as prevailing economic and financial trends and conditions in the public securities markets. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant effect on the trading price of TIMET's shares in any given period. Such shortfalls may result from events that are beyond TIMET's immediate control and can be unpredictable. In addition, the prices at which the Common Stock trades and the volatility thereof may be affected by trading in the common stocks of Tremont and NL Industries, Inc. ("NL"), a company which may be deemed to be, with TIMET, under common control by Tremont and subsidiaries of Contran. Further, factors such as announcements by TIMET of quarterly variations in its financial results and changes in general market conditions, among other things, could cause the market price of the Common Stock to fluctuate significantly. In recent years, the stock market has experienced significant price and volume fluctuations.

                                USE OF PROCEEDS

         Neither the Company nor the Trust will receive any proceeds from the sale of the Offered Securities or the Offered Common.

                          PRICE RANGE OF COMMON STOCK

         Since June 4, 1996, the first day of trading for the Common Stock, the Common Stock has traded on the Nasdaq National Market under the symbol "TIMT." The following table sets forth, for the periods indicated, the high and low last reported sale prices on the Nasdaq National Market for the shares of Common Stock traded during these respective time periods.


                                                     HIGH             LOW
                                                     PRICE            PRICE
                                                     -----            -----
1996
Second Quarter (beginning June 4, 1996)             $25.875          $24.375
Third Quarter                                        30.500           22.500
Fourth Quarter                                       36.375           28.125
1997
First Quarter (through February 26,1997)             34.125           25.00



         On February 26, 1997, the last reported sale price of the Common Stock, as reported on the Nasdaq National Market, was $27.00 per share. As of December 31, 1996, there were approximately 14,000 holders of record of the Common Stock. This figure does not reflect beneficial ownership of shares held in nominee name.


                                DIVIDEND POLICY

         The Company has not declared any cash dividends during the last four years. Any payment of future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, extent of indebtedness and contractual restrictions with respect to the payment of dividends. The Company's U.S. credit facility currently prohibits the payment of dividends on the Common Stock in excess of 20% of the Company's consolidated net income in any fiscal year. Under certain circumstances, the terms of the Indenture and the Declaration will restrict the payment of dividends by the Company. See "Description of the Convertible Preferred Securities-- Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

                             TIMET CAPITAL TRUST I

         The Trust is a statutory business trust formed under the laws of the State of Delaware pursuant to (i) a declaration of trust (as amended and restated, the "Declaration") executed by the Company as sponsor of the Trust, and the trustees of the Trust (the "Issuer Trustees"), and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware. The Company directly owns Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust Common Securities rank pari passu, and payment will be made thereon pro rata, with the Convertible Preferred Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Subordination of Trust Common Securities." The assets of the Trust consist solely of the Convertible Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to the Declaration, the number of Issuer Trustees initially is five. Three of the Issuer Trustees (the "Regular Trustees") are and will continue to be individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Currently, Joseph

S. Compofelice, Vice President and Chief Financial Officer, Robert E. Musgraves, Vice President, General Counsel and Secretary, and Mark A. Wallace, Vice President--Strategic Change, are acting as Regular Trustees. Currently, The Chase Manhattan Bank, a New York banking corporation, will act as Property Trustee and Chase Manhattan Bank Delaware, a Delaware banking corporation, are acting as Delaware Trustee, until, in each case, removed or replaced by the holder of the Trust Common Securities. The Chase Manhattan Bank is also acting as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Convertible
Preferred Securities" and "Description of the   Guarantee."


         The Property Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Trustee Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Company, as the holder of all the Trust Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least two. The Company will pay all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities. See "Description of the Convertible Debentures."

         The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. It is expected that, at the time this Registration Statement becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

         The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company.

                              ACCOUNTING TREATMENT

         The financial statements of the Trust will be consolidated with the Company's financial statements. The Convertible Preferred Securities will be shown on the Company's consolidated financial statements as "Minority interest- -Company-obligated mandatorily redeemable convertible preferred securities of TIMET Capital Trust I holding solely 6 5/8% convertible junior subordinated debentures due 2026." See "Capitalization."

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Company (i) as of September 29, 1996, (ii) after giving pro forma effect to the AJM Acquisition, and (iii) pro forma as adjusted for the sale of the Convertible Preferred Securities to the Initial Purchasers and the application of the Company's proceeds therefrom, after deduction of estimated expenses and discounts. This table should be read in conjunction with the historical financial statements of the Company and the IMI Titanium Business, and the notes thereto, included elsewhere in this Prospectus.

                                                                                SEPTEMBER 29, 1996
                                                                                ------------------
                                                                                                   PRO FORMA
                                                                                        PRO           AS
                                                                      ACTUAL         FORMA(1)     ADJUSTED(2)
                                                                      ------         --------     -----------
                                                                                   (IN MILLIONS)
Cash and cash equivalents                                             $  2.2           $  2.3         $ 87.2
                                                                      ======           ======         ======
Short-term debt(4)                                                       2.6            105.9             --
                                                                      ------           ------         ------
Long-term debt, net of current portion:
  Capital lease obligations payable to IMI                               9.8              9.8            9.8
  Other                                                                  1.5              1.5             --
                                                                      ------           ------         ------
Total long-term debt                                                    11.3             11.3            9.8
                                                                      ------           ------         ------
Minority interest--Company-obligated mandatorily
  redeemable convertible preferred securities of
  TIMET Capital Trust I holding solely 6 5/8%
  convertible junior subordinated debentures
  due 2026(3)                                                             --               --          201.3
  Other                                                                  3.3              3.3            3.3
                                                                      ------           ------         ------
                                                                         3.3              3.3          204.6
                                                                      ------           ------         ------
Stockholders' equity:
  Preferred stock, $.01 par value; 1 million
    shares authorized, none outstanding                                   --               --             --
  Common stock, $.01 par value; 99 million
    shares authorized, 31.5 million shares
    issued and outstanding                                                .3               .3             .3
  Additional paid-in capital                                           345.8            345.8          345.8
Accumulated deficit                                                    (49.2)           (49.2)         (49.2)
Currency translation and pension adjustments                            (1.0)            (1.0)          (1.0)
                                                                      ------           ------         ------
         Total stockholders' equity                                    295.9            295.9          295.9
                                                                      ------           ------         ------
         Total capitalization                                         $313.1           $416.4         $510.3
                                                                      ======           ======         ======

(1)      Assumes completion of the AJM Acquisition.

(2) Gives effect to the sale of the Convertible Preferred Securities to the Initial Purchasers and application of the Company's net proceeds therefrom.

(3) As described herein, the sole assets of the Trust are the Convertible Debentures, and upon redemption of such debt, the Convertible Preferred Securities will be mandatorily redeemable.

(4)      Includes current portion of long-term debt.

         SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The selected consolidated historical financial data for each of the years in the five-year period ended December 31, 1995 have been derived from the audited consolidated financial statements of the Company, and the selected consolidated historical financial data for the nine-month periods ended October 1, 1995 and September 29, 1996 have been derived from the unaudited consolidated financial statements of the Company. The Company uses a fiscal year ending on the Sunday closest to December 31 of each year. The pro forma financial data for the year ended December 31, 1995 gives pro forma effect to the IMI Titanium Acquisition and the AJM Acquisition as if they had been consummated on January 2, 1995. The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data do not purport to represent the results of operations or the financial position of the Company which actually would have occurred had the IMI Titanium Acquisition and the AJM Acquisition been consummated on the aforesaid date.

         The following selected consolidated historical and pro forma financial data should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Unaudited Pro Forma Financial Statements of the Company, the Consolidated Financial Statements of the Company, the Combined Financial Statements of the IMI Titanium Business and the Financial Statements of AJM (including in each case the notes thereto) included elsewhere in this Prospectus.

                                                                   FISCAL YEARS                        NINE MONTHS ENDED
                                                                   ------------                        -----------------
                                                                                                 PRO FORMA   OCT. 1,  SEPT. 29,
                                            1991      1992       1993        1994       1995     1995(14)     1995     1996(15)
                                            ----      ----       ----        ----       ----     --------     ----     --------
                                                 (IN MILLIONS, EXCEPT EMPLOYEE AND PER SHARE DATA)               (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Net sales:
  Mill and ingot products(1)               $147.4    $145.6     $143.1      $138.3     $164.9     $273.3     $122.7    $ 291.3
  VDP sponge(2)                                --        --         .6         2.6       10.6       10.6        6.6        9.5
  Castings                                     --        --         --          --         --       29.0         --       38.8
  Other                                       8.3       8.3        7.5         5.1        9.2       67.1        5.9       10.2
                                           ------    ------     ------      ------     ------     ------     ------    -------
         Total net sales                    155.7     153.9      151.2       146.0      184.7      380.0      135.2      349.8
Cost of sales                               136.4     151.5      153.4       160.0      170.7      380.3      127.5      294.2
                                           ------    ------     ------      ------     ------     ------     ------    -------
  Gross profit (loss)                        19.3       2.4       (2.2)      (14.0)      14.0        (.3)       7.7       55.6
Selling, general and administrative
  expenses                                   11.9       9.9        9.5        10.9       12.2       31.1        7.6       17.5
Research and development costs                2.6       2.4        1.9         1.5        1.8        2.8        1.5        1.1
Equity in earnings of joint ventures(3)        --        .2        1.4         1.6        3.7         --        2.7        6.0
Other income                                   --        --         .2          .1         .5         .3         .5         .1
Restructuring and other special
  (charges) credit(4)                          --        --       (4.7)      (10.0)       1.2       (3.8)        --       (4.7)
                                           ------    ------     ------      ------     ------     ------     ------    -------
Operating income (loss)(4)                    4.8      (9.7)     (16.7)      (34.7)       5.4      (37.7)       1.8       38.4
General corporate income
  (expense), net(3)                           (.1)       .2        1.9          .3        1.0        1.4        (.2)        .6
Interest expense                              3.8       4.2        5.7         7.6       10.4       24.4        7.9        7.3
                                           ------    ------     ------      ------     ------     ------     ------    -------
  Income (loss) before income
    taxes, preacquisition earnings,
    and cumulative effect of changes
    in accounting principles                   .9     (13.7)     (20.5)      (42.0)      (4.0)     (60.7)      (6.3)      31.7
Income tax benefit (expense)                 (1.0)      4.0         .3         (.1)       (.2)      12.1        (.2)      (7.8)
Preacquisition earnings                        --        --         --          --         --         --         --        (.4)
                                           ------    ------     ------      ------     ------     ------     ------    -------
  Income (loss) before cumulative
    effect of changes in accounting
    principles                                (.1)     (9.7)     (20.2)      (42.1)      (4.2)     (48.6)      (6.5)      23.5
Cumulative effect of changes in
  accounting principles(5)                     --     (16.0)        --        (1.0)        --         --         --         --
                                           ------    ------     ------      ------     ------     ------     ------    -------
  Net income (loss)                        $  (.1)   $(25.7)    $(20.2)     $(43.1)    $ (4.2)    $(48.6)    $ (6.5)   $  23.5
                                           ======    ======     ======      ======     ======     ======     ======    =======
Per common share(6):
  Income (loss) before cumulative
    effect of changes in accounting
    principles                             $ (.01)   $ (.86)    $(1.78)     $(2.80)    $ (.27)    $(1.94)    $ (.42)   $   .89
                                           ======    ======     ======      ======     ======     ======     ======    =======
  Cash dividends                              .17        --         --          --         --         --         --         --
Weighted average common shares
  outstanding(6)                             11.3      11.3       11.3        15.0       15.4       25.0       15.3       26.3
Ratio of earnings to fixed charges(7)                                                                                      4.9

                                                                   FISCAL YEARS                         NINE MONTHS ENDED
                                                                   ------------                         -----------------
                                                                                                 PRO FORMA   OCT. 1,  SEPT. 29,
                                            1991      1992       1993        1994       1995     1995(14)     1995     1996(15)
                                            ----      ----       ----        ----       ----     --------     ----     --------
                                                 (IN MILLIONS, EXCEPT EMPLOYEE AND PER SHARE DATA)               (UNAUDITED)

PRO FORMA--AS ADJUSTED(8):
  Operating income (loss)                                                                         $(37.7)               $ 38.4
  Interest expense                                                                                  17.9                  10.8
  Net income (loss)                                                                                (43.4)                 20.9
  Net income (loss) per common share                                                               (1.73)                  .80
  Ratio of earnings to fixed charges(7)                                                                                    3.5
BALANCE SHEET DATA:
  Working capital(9)                       $ 73.3    $ 62.0     $ 44.6      $ 38.0     $ 52.3               $  55.5     $134.5
  Total assets                              174.6     267.0      262.5       240.2      248.8                 257.9      476.3
  Long-term debt, including current
    maturities(10)                           69.6     149.3       75.0        92.9       89.6                  95.6       12.8
  Stockholders' equity                       72.8      46.6      109.0        64.7       68.1                  70.4      295.9
OTHER OPERATING DATA:
  EBITDA(11)                               $  7.8    $ (6.1)    $(12.3)     $(26.7)    $ 18.6                $  9.3     $ 51.1
  Cash flows provided from (used in):
    Operating activities                     18.9      (3.6)      12.4       (20.0)      (6.1)                (10.9)      (9.4)
    Investing activities                    (30.3)    (71.3)     (16.3)       (4.6)      (2.5)                 (1.9)     (15.9)
    Financing activities                     17.4      70.1        4.7        17.7        8.6                  15.0       23.9
                                           ------    ------     ------      ------     ------                ------     ------
         Total                                6.0      (4.8)        .8        (6.9)       (--)                  2.2       (1.4)
Debt to total capitalization                   49%       76%        41%         59%        57%                   58%         4%
Ratio of EBITDA to interest expense(12)       2.1                                         1.8                   1.2        7.0
Mill product shipments
  (millions of pounds)                       10.2      10.8       11.2        10.5       12.2       20.5        9.3       19.6
Active employees at period end              1,120     1,170      1,070         880      1,020      2,550        977      2,743
Order backlog at period end(13)            $ 80.0    $ 90.0     $ 80.0      $ 85.0     $125.0     $226.0     $115.0     $400.0
Capital expenditures                         30.1      67.3       16.3         4.6        3.0       11.9        2.3       10.8

(1) Net sales include $4 million in 1993 and $20 million in 1994 of sales related to TIMET's arrangements with CEZUS. Based upon the structure of a revised agreement entered into in March 1995, TIMET did not consolidate CEZUS related sales in 1995 and the first seven months of 1996. In August 1996 the Company formed TIMET Savoie which is 70% owned by TIMET and 30% owned by CEZUS. The Company consolidated TIMET Savoie effective August 1996. See Note 3 to the Company's Consolidated Financial Statements.

(2)      Principally represents sales to UTSC.

(3) Equity in earnings of THT is included in operating income while equity in earnings of other joint ventures is included in general corporate income (expense), net. With the AJM Acquisition, this accounting treatment will not continue. See "Pro Forma Condensed Consolidated Financial Statements."

(4) Operating income (loss) includes restructuring and other special charges of $4.7 million in 1993, $10 million in 1994, $3.8 million for pro forma 1995 and $4.7 million in the nine months ended September 29, 1996. A restructuring credit of $1.2 million is included in 1995.
         See Note 5 to the Company's Consolidated Financial Statements regarding restructuring and other special charges.

(5)      Changes in accounting principles related to the effect of SFAS No.
         106 (post-retirement benefits) and SFAS No. 109 (income taxes) in 1992 and SFAS No. 112 (postemployment benefits) in 1994. See Note 12 to the Company's Consolidated Financial Statements.

(6) Per common share data and weighted average common shares outstanding give effect in all periods presented to the stock split effected in connection with the Stock Offering. See Note 9 to the Company's Consolidated Financial Statements.

(7) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest plus fixed charges (excluding capitalized interest) and adjustments for certain undistributed equity in earnings. Fixed charges consist of interest expense, capitalized interest, and the estimated interest factor inherent in operating lease rentals. The Company's earnings were insufficient to cover fixed charges for the five fiscal years ended 1995, pro forma 1995 and pro forma 1995 -- as adjusted. The amount of coverage deficiency was $.1 million, $18.3 million, $25.6 million, $42.4 million, $5.1 million, $61.8 million and $56.2 million for the fiscal years 1991, 1992, 1993, 1994, 1995, pro forma 1995 and pro forma 1995 -- as adjusted, respectively.

(8) Reflects sale of the Convertible Preferred Securities to the Initial Purchasers and application of the Company's net proceeds therefrom. See "Capitalization."

(9) Working capital represents current assets minus current liabilities (excluding current portion of long-term debt and current portion of capital lease obligations).

(10) Includes loans and interest to related parties and capital lease obligations; excludes trade and other payables to related parties.

(11) EBITDA represents income (loss) before cumulative effect of accounting changes plus income taxes, interest expense, depreciation and amortization less equity in earnings of nonoperating joint ventures. EBITDA is presented because it is a widely accepted financial indicator of cash flow and the ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, operating income, net income or cash flow as an indicator of the Company's performance.

(12) The Company's EBITDA was insufficient to cover interest expense for the fiscal years ended 1992, 1993 and 1994. The amount of EBITDA deficiency in 1992, 1993 and 1994 was $10.3 million, $18 million and $34.3 million, respectively.

(13) "Order backlog" is defined as firm purchase orders (which are generally subject to cancellation by the customer upon payment of specified charges).

(14) Gives pro forma effect to the IMI Titanium and AJM Acquisitions. See "Pro Forma Condensed Consolidated Financial Statements."

(15) See "Pro Forma Condensed Consolidated Financial Statements" at PF-10 for pro forma Statement of Operations data for the nine-month period ended September 29, 1996.

                 RECENT DEVELOPMENTS - FOURTH QUARTER RESULTS




        The Company reported 1996 fourth quarter net income of $24.1 million, or $.77 per common share ($.75 per fully diluted share), compared to net income of $2.3 million, or $.14 per common share, in 1995. The Company's net income for 1996 was $47.6 million, or $1.72 per common and fully diluted share, compared to a 1995 net loss. Included in the fourth quarter and full year 1996 results is a $10 million income tax benefit resulting from the expected future realization of certain tax credits due primarily to the Company's profitability. The Company's 1996 results also include certain acquisitions, from dates of acquisition, principally the IMI Titanium Acquisition and the AJM Acquisition.



The significant improvement in earnings was driven by price and volume increases in both commercial aerospace and other markets. The Company's operating income for the fourth quarter and full year 1996 was $21.4 million and $59.8 million, respectively. The 1996 operating results included $4.8 million of special charges related to the acquisition and integration of the IMI Titanium Acquisition. Sales were $507.1 million in 1996, up 40% from 1995 (all percentage comparisons are proforma for the effects of acquisitions). Mill product shipments for 1996 were 27.2 million pounds, a 27% increase over 1995. Selling prices have continued to increase, and fourth quarter 1996 average mill product prices of $14.80 per pound were up approximately 4% from the third quarter of 1996. At the end of 1996, the Company's backlog was approximately $440 million, almost double year-ago levels.


                      SUMMARY OF CONSOLIDATED OPERATIONS


                     (In millions, except per share data)


                                                                      Quarter Ended                      Year Ended
                                                                       December 31,                      December 31,
                                                                -----------------------------   ----------------------------
                                                                     1995           1996              1995          1996
Net Sales                                                       $       49.5    $       157.3   $       184.7   $       507.1
Cost of sales                                                           43.2            125.3           170.7           419.5
Selling, administrative and development costs                            5.0             11.3            14.1            29.9
Equity in earnings of joint ventures and other                           1.1              0.8             4.3             6.9
Special charges (credit)                                                (1.2)              .1            (1.2)            4.8
                                                                ------------    -------------   -------------   -------------

   Operating income                                                      3.6             21.4             5.4            59.8


General corporate income, net                                            1.3               .4             1.1             1.0
Interest expense                                                         2.5              2.9            10.4            10.2
                                                                ------------    -------------   -------------   -------------

   Pretax income (loss)                                                  2.4             18.9            (3.9)           50.6


Income tax expense (benefit)                                              .1             (5.9)             .3             1.9
Minority interest and preacquisition earnings                            -                (.7)            -              (1.1)
                                                                ------------    -------------   -------------   -------------
   Net income (loss)                                            $        2.3    $        24.1   $        (4.2)  $        47.6
                                                                ============    =============   =============   =============
   Fully diluted net income                                                     $        25.0                   $        48.5
                                                                                =============                   =============
Earnings (loss) per common share                                $       .14     $         .77   $        (.27)  $        1.72
                                                                ============    =============   =============   =============
Fully diluted earnings per share                                                $         .75                   $        1.72
                                                                                =============                   =============
Average common
  shares outstanding                                                    15.7             31.5            15.4            27.6
                                                                ============    =============   =============   =============
Average common and dilutive
  shares outstanding                                                    15.7             33.5            15.4            28.1
                                                                ============    =============   =============   =============



          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements of the Company and notes thereto appearing elsewhere in this Prospectus. References to the "Company" or "TIMET" in this Prospectus, except where otherwise indicated, (i) include the IMI Titanium Business, (ii) exclude the effect of the transactions consummated in connection with the AJM Acquisition and (iii) include the 50% partnership interest in THT owned by TIMET prior to the AJM Acquisition. See "Business--Introduction." References to the "Company" or "TIMET" in this Prospectus for periods prior to and including December 31, 1995, except when otherwise indicated, exclude the IMI Titanium Business. Certain statements in the following discussion are forward-looking statements or discussions of trends which by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results and trends may differ materially from those described below depending on a variety of factors, including those detailed under the caption "Risk Factors" and elsewhere in this Prospectus.

OVERVIEW


         In 1995, the Company and the titanium industry began recovering from the depressed industry conditions that existed during the prior several years. The aerospace industry historically has accounted for approximately 65% of U.S. titanium mill products consumption and has had a significant effect on the overall sales and profitability of the titanium industry. The aerospace industry, and consequently the titanium metals industry, is highly cyclical. Until recently, the Company and the industry had been significantly and adversely affected by excess worldwide production capacity, depressed levels of spending for both military and commercial aircraft, and depressed selling prices resulting from, among other things, relatively inexpensive titanium scrap, sponge and other mill products, principally from Russia and other countries comprising the former Soviet Union. However, the Company estimates that U.S. industry shipments of titanium mill products in 1995 increased 26% from 1994 levels to 43.5 million pounds and are projected by the Company to approximate 61.5 million pounds in 1996, an increase of 41% over 1995 levels. Annual U.S. shipments had previously remained relatively flat in the period between 1991 and 1994 at about 35 million pounds. The Company estimates that U.S. industry mill products shipments to the commercial aerospace market in 1995 approximated 18 million pounds, an 18% increase over 1994, and were approximately 25 million pounds in 1996, an increase of 39% over 1995 levels. See "Risk Factors--Cyclicality; Dependence on Aerospace Industry."


         The titanium industry's recent improvement is due to a combination of factors, including a resurgence in commercial aerospace demand, continued and stable industrial demand, an end to customer inventory drawdowns, and the emergence of new uses of titanium metal, particularly golf club heads. The economic health of the commercial airline industry, the largest end market for titanium, has improved significantly compared to the substantial losses that the industry reported in prior years. Reported orders for new commercial aircraft have increased significantly, particularly for wide body aircraft like the Boeing 777, which use more titanium per plane than narrow body aircraft. Although military aircraft deliveries continue to remain lower than deliveries in the 1980s due to constrained defense budgets, sales to industrial markets in 1995 and 1996 have continued at strong levels and are expected to do so during 1997.

         On February 15, 1996, the Company completed the IMI Titanium Acquisition. IMI previously conducted its titanium business principally through its wholly-owned U.K. subsidiary, IMI Titanium Ltd., and its U.S. subsidiary, IMI Titanium Inc. IMI Titanium Ltd., now TIMET UK, Ltd. ("TIMET UK"), is Western Europe's largest producer of titanium ingot and mill products for aerospace and industrial applications. IMI Titanium Inc., now TIMET Castings Corporation ("TIMET Castings"), manufactures titanium castings for aerospace applications and golf club heads. In connection with the IMI Titanium Acquisition, the Company issued 9,561,305 shares of Common Stock to IMI, and $20 million of subordinated debt to IMI in exchange for a like amount of debt previously owed to IMI by IMI Titanium Ltd. As a result of the IMI Titanium Acquisition and prior to the Stock Offering in June 1996, the Company was owned 46.3% by Tremont, 37.9% by IMI, 15.4% by UTSC and .4% by members of the Company's management. The Company has accounted for the IMI Titanium Acquisition by the purchase method of accounting and has consolidated the operating results of the IMI Titanium Business in its historical financial statements as of January 1, 1996. See Note 3 to the Company's Consolidated Financial Statements.

         On June 4, 1996, the Company completed an initial public offering of its Common Stock in the Stock Offering. Pursuant to the Stock Offering, the Company, IMI and UTSC sold 6,200,000, 7,550,000 and 750,000 shares of Common Stock, respectively. Tremont sold 2,175,000 shares of Common Stock pursuant to the exercise of the underwriters' overallotment options. The Company used substantially all of the net proceeds to the Company from the Stock Offering of $131 million to repay outstanding indebtedness, including approximately $42.5 million of shareholder indebtedness to Tremont and IMI. Following the Stock Offering, approximately 54% of the outstanding Common Stock is held by the public, and 6.4% is held by IMI, 10.0% by UTSC and 30.3% by Tremont. Tremont and UTSC have the option to acquire the balance of the shares held by IMI. See "Principal Stockholders."

         Prior to July 1996, TIMET held a 26% interest in TISTO, a German distributor of titanium products. In July 1996, TIMET acquired the remaining 74% equity interest for approximately $2 million in cash and guaranteed approximately $2 million in existing loans from former TISTO shareholders. TIMET has consolidated TISTO's results effective July 1, 1996. TISTO's revenues approximated $5 million for the three months ended September 29, 1996. The pro forma effect of the TISTO acquisition is not considered material.

         Effective August 1, 1996, TIMET and CEZUS completed an agreement to form a new jointly-owned French company, TIMET Savoie, S.A. ("TIMET Savoie"). TIMET Savoie will manufacture and sell titanium products, principally products manufactured by TIMET Savoie at CEZUS' zirconium manufacturing facility in Ugine, France (utilizing CEZUS as a subcontractor with respect to certain manufacturing steps pursuant to a long term agreement). TIMET Savoie is 70%-owned by TIMET and 30%-owned by CEZUS. The Company consolidated TIMET Savoie effective August 1, 1996. TIMET Savoie's revenue for the two months ended September 29, 1996 was approximately $5 million. The pro forma effect of the TIMET Savoie transaction is not considered material.


        On October 1, 1996, the Company completed the AJM Acquisition for approximately $96 million in cash plus the assumption of approximately $6 million in debt. The AJM Acquisition was completed through a newly formed subsidiary of the Company, Titanium Hearth Technologies, Inc. ("THT, Inc."), and included the acquisition of the remaining 50% general partnership interest in THT that TIMET did not previously own. The purchase price was funded through borrowings under TIMET's U.S. credit facility. THT, Inc. and its subsidiaries operate electron beam cold hearth melting facilities and scrap processing operations in Pennsylvania, Nevada and California. TIMET accounts for the AJM Acquisition by the purchase method and consolidated the financial position and results of operations of THT, Inc. beginning in the fourth quarter of 1996.


OUTLOOK


         The Company's order backlog increased to approximately $440 million at December 31, 1996, from $213 million at December 31, 1995 (which amounts include the backlog of the former IMI Titanium Business). The Company defines "order backlog" as firm purchase orders (which are generally subject to cancellation by the customer upon payment of specified charges). The Company has historically experienced a high level of order cancellations and deferrals in periods of industry downturns. The following table summarizes the quarterly order backlog of the Company as of September 29, 1996 and for the three years ended December 31, 1995 (which amounts include the backlog of the former IMI Titanium Business).



                                                            FISCAL QUARTER
                                                            --------------
YEAR                                                    FIRST          SECOND        THIRD      FOURTH
----                                                    -----          ------        -----      ------
                                                           (IN MILLIONS)
1996                                                     $262            $341        $400        $440
1995                                                      152            158          190         213
1994                                                      112            118          124         125
1993                                                      130            114          103         123


         During the second half of 1995 and continuing into 1996, the Company has experienced a significant increase in requests for quotations, increased orders and increased prices on accepted orders. The Company estimates that as of September 29, 1996, orders for approximately 37% of its anticipated 1997 shipments had been booked at average selling prices (contracted or anticipated based upon current negotiations) approximately 14% higher than its 1996 average selling prices to date. The increase in average selling prices on new orders is partly attributable to the renegotiation of certain long-term customer agreements at higher prices. The increase in demand has been driven primarily by the recovery in the commercial aerospace market and the emergence of the golf club market. The Company estimates that its sales to the golf club market were approximately 8% of its 1996 sales. As capacity utilization in the titanium industry continues to grow and delivery lead times lengthen, the Company expects prices on new orders to continue to strengthen in 1996 and 1997, although there can be no assurance that this trend will continue or not be reversed.


         The increase in demand for titanium products has contributed to the upward pressure on prices for certain raw materials used by the Company, including alloying materials, titanium scrap and titanium sponge. The Company currently is a significant purchaser of titanium sponge, despite having 32 million pounds of internal practical sponge production capacity. Prices for titanium sponge under the terms of the Company's sponge purchase contracts are specified for 1996 for the contracted quantity. Purchases of sponge above the contracted quantity would likely be at higher prices. The Company expects increased selling prices to more than offset any raw material cost increases in 1996 and 1997, although there can be no assurance that recent price increases will continue or not be reversed.

         With two significant exceptions, the Company currently contracts with its customers at prices that reflect current market prices. UTSC has the right to acquire up to approximately 20% of the Company's annual production capacity of VDP sponge at agreed-upon prices through early 1997 and higher formula-determined prices thereafter through 2008. This contract arose out of UTSC's license of certain VDP technology to the Company. The pricing under this contract will significantly increase in early 1997 (based on the expected timing of UTSC purchases) but will remain below market. At anticipated 1996 volume levels under the UTSC agreement (and assuming no increase in average costs over 1995 levels), the improved pricing under this agreement should result in an annual benefit to operating income of approximately $2.4 million, with actual results depending on costs and volumes at the time. In addition, the Company has another significant long-term supply contract for mill products containing pricing provisions which are expected to remain substantially below current market prices through 1998.

RESULTS OF OPERATIONS

                                                                                                   NINE MONTHS
                                                                                                      ENDED
                                                                                                      -----
                                             FISCAL YEARS                 FISCAL YEARS       OCTOBER 1, SEPTEMBER 29,
                                             ------------                 ------------
                                     1993        1994       1995       '93-'94     '94-'95      1995        1996       CHANGE
                                     ----        ----       ----       -------     -------      ----        ----       ------
                                                                                (IN MILLIONS)
Net sales                           $151.2      $146.0     $184.7      $ (5.2)      $38.7      $135.2      $349.8      $214.6
                                    ======      ======     ======      ======       =====      ======      ======      ======
Operating income                    $(16.7)     $(34.7)    $  5.4      $(18.0)      $40.1         1.8        38.4        36.6
General corporate income
  (expense)                            1.9          .3        1.0        (1.6)         .7         (.2)         .6          .8
Interest expense                       5.7         7.6       10.4         1.9         2.8         7.9         7.3          .6
                                    ------      ------     ------      ------       -----      ------      ------       -----
Income (loss) before income
  taxes                             $(20.5)     $(42.0)    $ (4.0)     $(21.5)      $38.0      $ (6.3)     $ 31.7       $38.0
                                    ======      ======     ======      ======       =====      ======      ======       =====
Percent change:
  Sales volume (in pounds)                                                -1%        +20%                                +26%
  Mill product average
    selling prices                                                         0%         +9%                                +16%

         Nine months ended September 29, 1996 compared to nine months ended October 1, 1995

         The results of operations for 1996 include the results of the IMI Titanium Business acquired on February 15, 1996, TISTO acquired on July 9, 1996 and TIMET Savoie formed on August 1, 1996. All price and volume comparisons in this discussion of the nine-month periods are pro forma assuming the IMI Titanium Acquisition occurred at the beginning of fiscal 1995. The pro forma effect of TISTO and TIMET Savoie on price and volume information would not be material.

         The Company's operating income in the first nine months of 1996 improved significantly from the comparable period in 1995. The improvement was principally driven by price and volume increases for titanium products in the commercial aerospace and golf club market. For the first nine months of 1996, sales volume of titanium mill products increased to 19.6 million pounds compared to 15.5 million pounds in the year-ago period. Average selling prices in the first nine months of 1996 were up approximately 16% over the first nine months of 1995.


         The selling price increases reflect both the pass-through of cost increases, particularly raw material costs, and real price improvement associated with increased market demand. Although the Company and the titanium industry are continuing to experience increases in the cost of certain raw materials, the Company's increased selling prices more than offset those cost increases. Prices on recent orders for titanium products have continued to increase relative to 1995 levels although there can be no assurance that this trend will continue. The Company's backlog of firm orders approximated $440 million at December 31, 1996.


         Operating levels at the Company's plants in the first nine months of 1996 were higher than the same period in 1995 and contributed to the better operating results. The VDP titanium sponge plant operated at about 85% of its practical capacity of 20 million pounds annually in the first nine months of 1996 compared to about 75% of practical capacity in 1995. The Company presently expects its VDP plant to operate at practical capacity in 1997 if current conditions continue. The Company restarted production of titanium sponge at its original Kroll-leach facility during the second quarter in response to demand for certain grades of titanium sponge. TIMET presently intends to increase Kroll-leach titanium sponge production to at least 10 million pounds of annual production in 1997. Costs to restart the Kroll-leach facility were $1.4 million in the first nine months of 1996 and are expected to aggregate approximately $2 million for the full year. The Company's overall mill product capacity utilization for the first nine months of 1996 approximated 85%. Depreciation and amortization expense increased $3.8 million in the first nine months of 1996 over the year-ago period principally as a result of the IMI Titanium Acquisition.

         TIMET Castings' sales to the aerospace and golf club industry aggregated $39.6 million for the first nine months of 1996. Operating income for TIMET Castings was $4 million for the first nine months of 1996. The Company's operating income in the first nine months of 1996 included $5.8 million related to equity in earnings of THT compared to $2.7 million in the year-ago period. The Company's consolidated net sales and operating income (prior to intercompany eliminations) for the nine months ended September 29, 1996 included $10 million and nil, respectively, attributable to TISTO and TIMET Savoie.

         Selling, administrative and development expenses increased relative to the year-ago periods principally due to the IMI Titanium Acquisition. General corporate items principally consist of foreign exchange gains and losses and, prior to October 1995, the Company's equity in earnings of former real estate ventures.

         See Note 3 to the Consolidated Financial Statements regarding the IMI Titanium, AJM and TISTO acquisitions and TIMET Savoie formation and Note 9 regarding the Stock Offering.

  1995 compared to 1994

         Sales volume of sponge, ingot and mill products in 1995 increased to
18.7 million pounds, a 20% improvement over 1994 levels. Shipments of titanium products for industrial applications were up moderately compared to 1994 while aerospace volumes showed greater improvement than industrial applications. Sales volume from U.S.-based operations increased in 1995 relative to 1994; however, this increase was partially offset by reduced sales associated with the Company's revised agreements with CEZUS, a leading European zirconium and titanium producer located in France, as discussed below. The Company's dollar denominated sales benefitted during 1995 from the relative weakness in the value of the U.S. dollar versus certain other currencies. The 9% increase in average selling prices in 1995 over 1994 reflects both the pass-through of certain cost increases and real price improvement associated with increased market demand.

         Operating levels at all of the Company's plants were higher in 1995 than 1994 and contributed to the better operating results relative to 1994. The higher production levels were partly attributable to the absence of work stoppages in 1995, and improved VDP related equipment reliability during the second half of 1995. The VDP plant operated at about 75% of its practical capacity in 1995, compared with 45% in 1994. Depreciation expense increased $4.9 million in 1995 over 1994 principally as a result of the units of production method used to depreciate the VDP plant.

         In March 1995, the Company and CEZUS entered into an agreement which revised the distribution and manufacturing arrangement that had existed between the Company and CEZUS since 1993. Among other things, the revised agreement eliminated the Company's sharing in the profits or losses associated with CEZUS' titanium business after 1994. Based upon the structure of the revised agreement, the Company recognized only commission income from sales of CEZUS products in 1995 (approximately $.4 million) whereas the Company had previously consolidated the titanium sales and related costs associated with its arrangement with CEZUS. Revenues from CEZUS products included in the Company's consolidated sales were about $4 million in 1993 and $20 million in 1994. In August 1996, the Company and CEZUS completed the formation of a jointly-owned French company, TIMET Savoie, to manufacture and sell titanium products. See "Business--Strategic Alliances--CEZUS."

         The Company's operating income in 1995 included $3.7 million related to the Company's equity in earnings of THT compared to $1.6 million in 1994.

  1994 compared to 1993

         The Company's sales and operating results were adversely affected in 1994 by depressed aerospace demand for titanium products, work stoppages at its two principal plants (Henderson, Nevada, and Toronto, Ohio), and mechanical difficulties at its VDP titanium sponge production facility. The Company's sponge, ingot and mill products sales volume in 1994 was 15.6 million pounds which was comparable to pounds shipped in 1993, as reduced sales from U.S.-based operations were offset by increased sales associated with the Company's then-existing agreements with CEZUS. Sales for aerospace applications in 1994 declined relative to 1993. However, sales for industrial applications in 1994 continued at 1993 levels as the economic recovery in the U.S. and other countries resulted in continued levels of capital spending by the utility, desalination and certain other industries. Additionally, the Company's dollar denominated sales benefitted from the relative weakness in the value of the U.S. dollar. Average 1994 selling prices approximated 1993 levels.

         Costs associated with the Company's VDP plant had a negative impact on operating margins in 1994, principally due to mechanical difficulties with certain shearing and crushing equipment which resulted in the VDP plant operating at about 45% of capacity. These difficulties required the Company to operate both the VDP facility and its original Kroll-leach sponge production facility during the first half of 1994. The Company increased its VDP sponge production after the mechanical difficulties were addressed and then temporarily closed its original Kroll-leach facility. Depreciation expense in 1994 increased approximately $3.7 million compared to 1993 principally at the VDP facility due to the depreciation method used at the VDP facility.

         The United Steelworkers of America commenced a work stoppage at the Company's Henderson, Nevada, facility on October 2, 1993, affecting approximately 375 hourly workers at that plant. Production at the plant was continued through the use of salaried personnel and temporary contract labor. In July 1994, the Company hired approximately 150 of the contract workers as permanent replacements and, subsequently, the union accepted the Company's contract proposal, with minor modifications, ending the nine-month strike. In September 1996, the hourly workforce at the plant, approximately 390 workers, voted to ratify a new, four-year labor agreement, which expires in October 2000.

         In August 1994, approximately 375 hourly workers at the Company's Toronto, Ohio, production facility, represented by the United Steelworkers of America, commenced a work stoppage following expiration of their contract. Production was continued in certain portions of the plant during the strike by salaried personnel and contract workers. The strike ended in October 1994, and, in July 1995, the Company and the union agreed to the terms of a new four-year labor agreement which includes, among other things, greater work rule flexibility and continuation of a lower-cost medical program. This labor agreement covered about 330 hourly workers at December 31, 1995, and expires in June 1999.

RESTRUCTURING AND OTHER SPECIAL CHARGES

         The Company's restructuring charges in 1993 and 1994 were related to cost reduction and containment efforts taken in response to depressed industry conditions existing in those years. Restructuring charges were $4.7 million in 1993 and $10.0 million in 1994. In the fourth quarter of 1995, the Company determined that its restructuring costs would ultimately be less than previously estimated and reversed $1.2 million of previously accrued restructuring charges.

         The Company's restructuring charges were principally related to the temporary closing of the Company's Kroll-leach sponge production facility, the closing of certain sales and service center locations, and costs to reduce the Company's workforce. The Company has continued to monitor its restructuring activities and related accruals in light of changing business conditions. Strikes at the Company's principal production facilities in 1993 and 1994, improved industry conditions in 1995, and other events required the Company to both defer and revise certain of the restructuring actions it previously contemplated. As part of its restructuring actions, the Company had expected to reduce its workforce by approximately 350 people. Since 1993, the Company's workforce has been reduced by approximately 300 people in connection with its restructuring activities. However, recently improved market demand for titanium metal products and other changes in business conditions has resulted in the Company's adding approximately 300 new employees in selected areas. The Company restarted production of titanium sponge at its original Kroll-leach facility in the second quarter of 1996.

         The Company recorded $4.7 million of special charges in the first nine months of 1996 related to the IMI Titanium Acquisition. Such charges included $3 million ($1.5 million in Common Stock and $1.5 million cash) related to compensation of the Company's officers in consideration for their services in connection with the IMI Titanium Acquisition, and $1.7 million related to integration and other costs. The Company expects to incur additional special charges related to integration costs during the balance of 1996 of approximately $.5 million. See Note 5 to the Company's Consolidated Financial Statements.

GENERAL CORPORATE

         General corporate items in each of the past three years principally consist of the Company's equity in earnings of former real estate ventures. In October 1995, the Company made a pro rata distribution to its stockholders consisting of all its interest in these ventures and certain real estate in Nevada at their net carrying amount which approximated $5 million.

INTEREST EXPENSE

         Interest expense in the first nine months of 1996 was slightly lower than the year-ago period principally due to the net effects of higher average borrowings under TIMET's U.S. credit facility and the $20 million of subordinated debt issued to IMI in connection with the IMI Titanium Acquisition before the Stock Offering was completed and such indebtedness was repaid. Interest expense increased in 1995 compared to 1994 principally due to higher average borrowings under the Company's U.S. credit facility and higher average interest rates effective on such debt. The increase in interest expense in 1994 compared to 1993 reflects the net effect of higher average outstanding borrowings, lower capitalized interest and cessation of interest accruing after May 1993 on UTSC's $75 million of debentures. Capitalized interest aggregated $3.1 million in 1993 and nil in 1994 and 1995. See "--Liquidity and Capital Resources."

INCOME TAXES

         The Company's income tax rate in the first nine months of 1995 varied from the U.S. statutory rate due to losses which resulted in temporary differences between book and taxable income for which recognition of a deferred tax asset was not considered appropriate at the time. The Company's income tax rate in the first nine months of 1996 varied from the U.S. statutory rate principally due to a reduction in the deferred tax valuation allowance to reflect the expected utilization of a portion of its U.S. net operating loss carryforwards ("NOLs") in 1996.

         SFAS No. 109 requires a valuation allowance against all or a portion of a net deferred tax asset when it is more likely than not that some portion or all of the deferred tax assets will not be realized. It further states that forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years. The Company incurred losses in each of its past five fiscal years. Although the Company has reported net income in its four most recent fiscal quarters, the Company does not believe the weight of evidence supports release of any of its valuation allowance at September 29, 1996 in excess of NOLs expected to be utilized in 1996. The Company may release a portion of its deferred tax asset valuation allowance in the future, resulting in a tax benefit, if it concludes that the "more likely than not" realization criteria of SFAS No. 109 are met. In making its assessment of realizability, the Company will continue to consider a number of factors, including the length of time it has remained profitable, its backlog level, general improvement in overall industry operating conditions, the cyclicality of the commercial aerospace market and business fundamentals in the Company's key market sectors. When preparing future financial statements, the Company will evaluate its strategic and business plans, in light of evolving business conditions, and the valuation allowance will be adjusted for future expectations resulting from that process, to the extent different from those inherent in the valuation allowance as of September 29, 1996.

         At December 31, 1995 and September 29, 1996, the Company had, for financial reporting purposes, U.S. NOLs of approximately $40 million and $30 million, respectively.

         As a result of the IMI Titanium Acquisition, an "ownership change," as defined in Section 382 of the Internal Revenue Code occurred with respect to the Company. The effect of an "ownership change" is to place an annual limitation on the amount of NOLs that can be utilized. The limitation is generally equal to the product of (i) the fair value of the Company's equity immediately prior to the ownership change, and (ii) the long-term tax exempt bond rate of return published monthly by the Internal Revenue Service. In the event that the Company's U.S. taxable income exceeds the annual limitation, such excess would not be reduced by NOLs and the Company's overall tax rate would be higher than otherwise expected. The Company believes the limitation will be $15 million annually.

CHANGES IN ACCOUNTING PRINCIPLES

         The Company expects to elect the disclosure alternative prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," and to account for stock-based employee compensation with respect to the Company's Common Stock in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and its various interpretations. Under APB No. 25, no compensation cost is generally recognized for fixed stock options in which the exercise price is not less than the market price on the grant date. Under the disclosure alternative of SFAS No. 123, the Company will disclose, starting with its 1996 fiscal year, its respective pro forma net income and earnings per share as if the fair value based accounting method of SFAS No.
123 had been used to account for stock-based compensation cost for all awards granted by the Company after January 2, 1995. See Notes 9 and 12 to the Company's Consolidated Financial Statements.

         The Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits" in 1994 and recorded a related $1.0 million non-cash charge. See Note 12 to the Company's Consolidated Financial Statements.

QUARTERLY RESULTS OF OPERATIONS

         The following table presents the Company's unaudited consolidated quarterly financial data for fiscal years 1994 and 1995, and the first three quarters of 1996.

                                                 1994 FISCAL QUARTERS         1995 FISCAL QUARTERS          1996 FISCAL QUARTERS
                                                 --------------------         --------------------          --------------------
                                             FIRST  SECOND  THIRD   FOURTH    FIRST  SECOND  THIRD  FOURTH  FIRST   SECOND  THIRD
                                             -----  ------  -----   ------    -----  ------  -----  ------  -----   ------  -----
Net sales                                   $40.9   $37.5  $ 32.8   $ 34.8    $41.7   $45.7  $47.9   $49.5  $107.6  $118.8  $123.4
Gross profit (loss)                            .7      .4    (6.1)    (9.0)      .6     2.8    4.2     6.4    15.1    17.9    22.6
Operating income (loss)                      (1.8)   (2.2)   (8.4)   (22.3)    (1.6)    1.1    2.3     3.6     6.8    13.8    17.8
Income (loss) before accounting changes      (3.1)   (4.3)  (10.3)   (24.4)    (4.0)   (2.1)   (.4)    2.3     2.1     8.1    13.3
Cumulative effect of accounting changes      (1.0)     --      --       --       --      --     --      --      --      --      --
Net income (loss)                           $(4.1)  $(4.3) $(10.3)  $(24.4)   $(4.0)   $(2.1) $(.4)  $ 2.3  $  2.1 $   8.1  $ 13.3

         The Company's operating loss includes restructuring charges of $10 million in the fourth quarter of 1994 and restructuring credits of $1.2 million in the fourth quarter of 1995. The Company recorded special charges aggregating $4.7 million to operating income in the first three quarters of 1996 principally related to the IMI Titanium Acquisition. Restructuring and other special charges are described in Note 5 to the Company's Consolidated Financial Statements. See Note 4 to the Company's Consolidated Financial Statements for additional information regarding operating income (loss).

INFLATION

         In general, costs are affected by inflation and the effects of inflation may be experienced in the future. The Company believes, however, that such effects have not been material to the Company in the first three quarters of 1996 or in the past three years.

LIQUIDITY AND CAPITAL RESOURCES

         Although the Company incurred significant losses in each of the past three fiscal years, the Company's 1995 results improved relative to 1994, and the Company's results for the first nine months of 1996 were significantly improved over the year-ago period. The Company's results include significant noncash items. Depreciation and amortization expense increased to $12.6 million in the first nine months of 1996 compared to $8.8 million for the year-ago period principally as a result of the IMI Titanium Acquisition. The Company recorded $4.7 million of special charges in the first nine months of 1996 related to the IMI Titanium Acquisition, approximately $1.5 million of which was noncash for common stock. The Company's equity in earnings of THT were $2.7 million and $5.8 million for the first nine months of 1995 and 1996, respectively, while THT made no distributions in either period. Cash flow from operations in the first nine months of both 1995 and 1996 was reduced by increases in accounts receivable and inventories, which was partially offset by increases in accounts payable. Depreciation expense was $13.2 million in 1995 compared to $8.3 million in 1994. The increase in depreciation expense in 1995 compared to 1994 was principally attributable to the Company's VDP plant operating at higher levels in 1995 and the resulting impact associated with the units of production basis of depreciation. In 1994, the Company recorded a restructuring charge of $10 million (approximately $5 million of which was noncash) and also provided a $5 million reserve for excess and slow moving inventory. In 1993, the Company recorded a $4.7 million restructuring charge. In 1995, the Company determined that its ultimate restructuring costs would be less than previously estimated and reversed $1.2 million of previously accrued restructuring charges. During 1994 and 1995, cash costs of $1.2 million and $1.7 million, respectively, were charged against the restructuring accrual.
The Company's cash flow from operating activities in 1994 and 1993 was favorably impacted by relative changes in assets and liabilities. Cash flow from operations in 1995 was negatively impacted by increases in inventories and accounts receivable, which were partially offset by increases in accounts payable and accrued liabilities. Restructuring and other special charges are further discussed in Note 5 to the Company's Consolidated Financial Statements.

         The Company's capital expenditures in the first nine months of 1996 were $10.8 million compared to $2.3 million in the year-ago period. The Company estimates capital expenditures in 1997 will be approximately $40 million. Capital expenditures decreased to $3 million in 1995 compared to $4.6 million in 1994 and $16.3 million in 1993. Construction of the Company's VDP titanium sponge facility was completed in 1993 and accounted for the majority of the Company's aggregate capital expenditures that year.

         The Company completed the Stock Offering on June 4, 1996. The Company's net proceeds from the Stock Offering approximated $131 million. The Company used approximately $42.5 million of such net proceeds to repay existing indebtedness to stockholders ($22.5 million to Tremont and $20 million to IMI) and $82 million to repay indebtedness under its U.S. credit facility.

         Reductions of indebtedness in the fiscal year 1995 include $5.4 million of installments on the term loan portion of the Company's U.S. credit facility and payment of the final $1.7 million installment due on the note associated with the Company's purchase of its original 50% interest in THT in 1992. In April 1994, the Company entered into its current U.S. credit facility, which replaced its prior U.S. bank agreement, and the Company repaid $45 million of borrowings outstanding thereunder at closing. The Company's net repayment of bank debt aggregated $4 million in 1993.

         The Company consumed significant amounts of cash in the first nine months of 1996 and each of the past three years to fund operating losses, capital expenditures, working capital and debt service, including about $20 million consumed by the Company for such items in the first nine months of 1996 and $16 million in fiscal 1995. The consumption of cash has required the Company, from time to time, to both increase its bank borrowings and obtain additional financial support from its stockholders. The Company has taken and continues to take measures to manage its liquidity requirements including, among other things, refinancing certain debt, containment of capital expenditures, and other efforts to control both costs and the level of working capital.

         The Company's U.S. credit facility provided for revolving loans/letters of credit aggregating up to $105 million at September 29, 1996. Borrowings are limited to a formula-determined amount of accounts receivable and inventories. Interest accrues at the prime rate plus .75% or, at the Company's option, LIBOR plus 2.25% (9% at September 29, 1996). Borrowings are collateralized by substantially all of the Company's assets. The credit agreement prohibits dividends on the Company's common stock in excess of 20% of the Company's net income in any fiscal year, limits the Company's additional indebtedness and contains other covenants customary in agreements of this type. The Company had $102 million of borrowings available under its U.S. credit facility at September 29, 1996, drew $90 million on October 1, 1996, in connection with AJM Acquisition, and repaid all outstanding amounts in connection with sale of the Convertible Preferred Securities. The Company has requested an increase to $135 million in the borrowings available under the U.S. credit facility.

         TIMET UK has a L10 million (approximately $15 million) overdraft/revolving credit facility maturing January 31, 1997. The agreement restricts payments of dividends from TIMET UK, loans and other transactions with related parties and contains other covenants customary in transactions of this type. Borrowings under this agreement are collateralized by substantially all of TIMET UK's assets and accrue interest at the bank's base rate plus 2% (7.75% at September 29, 1996). At September 29, 1996 no amounts were outstanding.

         In July 1996, the Company acquired the remaining 74% interest in TISTO for approximately $2 million in cash and guaranteed approximately $2 million in existing loans from former TISTO shareholders. TISTO is the largest German-based distributor of titanium products. The Company previously owned a 26% equity interest in TISTO. The acquisition was funded with borrowings under TIMET UK's credit facility.

         TISTO has deutsche mark-denominated short term bank credit agreements and notes payable to former TISTO shareholders with outstanding balances of $1.1 million and $1.5 million, respectively, at September 29, 1996. Interest accrues at 9.25% and 11%, respectively, on such facilities.

         Effective August 1, 1996, TIMET and CEZUS completed an agreement to form TIMET Savoie to manufacture and sell titanium products. TIMET Savoie is 70%-owned by TIMET and 30%-owned by CEZUS. CEZUS contributed cash, equipment and the CEZUS titanium business to TIMET Savoie, and certain CEZUS employees became employees of TIMET Savoie. TIMET contributed proprietary technology, all of its interest in its previously existing France-based distribution businesses and cash valued at a total of approximately $8 million. TIMET Savoie has a French franc-denominated credit facility available from CEZUS which provides for working capital borrowings up to $13 million under certain circumstances. At September 29, 1996, no amounts were outstanding.


         On October 1, 1996, the Company acquired substantially all of the assets and assumed substantially all of the liabilities of AJM for approximately $96 million plus the assumption of approximately $6 million in debt. The AJM Acquisition was completed through a newly formed subsidiary, THT Inc., and included the acquisition of the 50% general partnership interest in THT that TIMET did not previously own. THT, Inc. and its subsidiaries operate titanium electron beam cold hearth melting furnaces and scrap processing operations. The purchase price was funded through borrowings under TIMET's U.S. credit facility. A THT, Inc. subsidiary has a bank credit facility which provides for borrowings up to $15 million. The facility accrues interest at the borrower's option at either LIBOR plus .85% or the higher of the Federal funds rate plus 1/2% or the prime rate, and matures on January 31, 1997.


         In connection with amendments of the Company's U.S. credit facility during 1995, Tremont advanced the Company $8 million as additional subordinated debt ($2.5 million of which was advanced in 1994 and $5.5 million of which was advanced in 1995), guaranteed $5 million of the term loans, collateralized such guarantee with approximately 600,000 shares of NL common stock held by Tremont, and agreed to pledge additional NL shares as necessary to meet certain market value thresholds. Contran, the principal stockholder of Tremont, entered into an agreement with the Company's lenders whereby Contran is obligated to purchase the pledged shares from the Company's lenders under certain conditions. Additionally, in June 1995, the Company completed a recapitalization under which, among other things, (i) Tremont made a $1 million cash capital contribution to the Company and exchanged $8 million of intercompany subordinated debt for Common Stock, (ii) the Company made a $1 million cash prepayment of deferred interest to the Company's minority stockholder, UTSC, and (iii) UTSC exchanged $3 million of deferred interest owed by the Company to UTSC for Common Stock. The Company borrowed $10 million from Tremont during 1993. In connection with the application of the net proceeds to the Company from the Stock Offering in June 1996, the amounts owing to Tremont by the Company were fully repaid and the security arrangements between the Company's lenders and Tremont and Contran were terminated.

         Tremont's intercompany loans to the Company approximated $22.5 million at December 31, 1995 (including accrued interest) and were due January 1, 2000. The $20 million of subordinated debt issued to IMI in connection with the IMI Titanium Acquisition required quarterly principal payments of $1.25 million beginning in 1997 through 1999. The balance was due on December 31, 1999. All of such indebtedness was repaid with the proceeds from the Stock Offering. See "Certain Relationships and Related Transactions--Shareholders' Agreements."

         In December 1993, UTSC exercised its option to convert its $75 million of subordinated debentures into 25% of the Company's outstanding Common Stock. The debentures provided the majority of the financing for the Company's VDP titanium sponge plant and accrued interest at a weighted average rate of 8.4% through May 1993 when such interest ceased accruing. See "Certain Relationships and Related Transactions--Shareholders' Agreements." In connection with UTSC's conversion of its debentures in 1993, Tremont made an aggregate $9 million capital contribution of notes and accrued interest to the Company.

         The Company received net proceeds from the sale of the Convertible Preferred Securities to the Initial Purchasers of approximately $192 million. The Company used certain of such net proceeds to prepay all existing indebtedness (other than capital lease obligations) to the Company's lenders, and expects to use the remaining part of such net proceeds for general corporate purposes. Commitments under the revolving portion of the Company's U.S. credit facility were not reduced in connection with the use of proceeds of the sale of the Convertible Preferred Securities.

         The Company periodically evaluates its liquidity requirements, capital needs and availability of resources in view of, among other things, its alternative uses of capital, its debt service requirements, the cost of debt and equity capital, and estimated future operating cash flows. As a result of this process, the Company has in the past and may in the future seek to raise additional capital, restructure ownership interests, refinance or restructure indebtedness, sell marketable securities or other assets, or take a combination of such steps or other steps to increase or manage its liquidity and capital resources. In the normal course of business, the Company may investigate, evaluate and discuss acquisition, joint venture and other business combination opportunities in the titanium and specialty metal industries. See "Business -- Strategic Alliances." In the event of any future acquisition or joint venture opportunities, the Company may consider using available cash, issuing equity securities or incurring indebtedness.

ENVIRONMENTAL MATTERS

         See "Business--Regulatory and Environmental Matters" for a discussion of environmental matters.

                                    BUSINESS

INTRODUCTION

         The Company is one of the world's leading integrated producers of titanium sponge and mill products and believes it has the largest sales volume worldwide. The Company strives to be the low-cost producer in the industry and, due to its economies of scale, manufacturing expertise and past investment in technology, believes that it is well-positioned to capitalize on the improving fundamentals in the titanium industry.

         On February 15, 1996, the Company completed the acquisition of TIMET UK and TIMET Castings as a result of the IMI Titanium Acquisition. TIMET UK is Western Europe's largest producer of titanium ingot and mill products for aerospace and industrial applications. TIMET Castings manufactures titanium castings for aerospace applications and golf club heads. The acquired businesses' 1995 sales approximated $147 million. In connection with the IMI Titanium Acquisition, the Company issued 9,561,305 shares of Common Stock to IMI and $20 million of the Company's subordinated debt to IMI in exchange for a like amount of debt previously owed to IMI by IMI Titanium Ltd. In addition, Tremont and UTSC received an option to acquire from IMI an aggregate of approximately 2 million shares of Common Stock. See "Certain Relationships and Related Transactions--Shareholders' Agreements."

         On June 4, 1996, the Company completed the Stock Offering pursuant to which the Company, IMI and UTSC sold 6,200,000, 7,550,000 and 750,000 shares of Common Stock, respectively. In addition, Tremont sold 2,175,000 shares of Common Stock pursuant to the exercise of the underwriters' overallotment option. Following the Stock Offering, approximately 53% of the outstanding Common Stock is held by the public, 6.4% by IMI, 10.0% by UTSC and 30.3% by Tremont. Tremont and UTSC have the option to acquire the shares held by IMI. See "Principal Stockholders."

         The IMI Titanium Business was restructured in 1995 to improve its competitive position. The restructuring included (i) a reduction in its work force, (ii) the renegotiation of certain long-term customer contracts, and
(iii) the discontinuance of certain product lines. In connection with these actions, in 1995 the IMI Titanium Business recorded a $5 million restructuring charge and a $16 million charge to write-off excess and slow-moving inventories and to provide for losses on certain customer contracts. Prior to the IMI Titanium Acquisition, the IMI Titanium Business' liquidity needs were financed by IMI. In December 1995, IMI converted $80 million of an aggregate $100 million indebtedness into equity capital.

         On October 1, 1996, the Company completed the AJM Acquisition. Among the assets acquired was the 50% partnership interest in THT not already owned by the Company. THT and THT, Inc., a wholly owned subsidiary of the Company, own and operate four electron beam cold hearth melting furnaces (22 million, 5 million, 5 million and 1.5 million pound annual capacities) located in Pennsylvania, Nevada, and California, raw materials processing operations located in Pennsylvania, and a 1.5 million pound annual capacity vacuum induction melting furnace located in California. THT's proprietary cold hearth melting technology enables it to cast molten sponge and scrap directly into high-quality slabs and ingots used in many industrial and aerospace applications. This process reduces the Company's production costs by eliminating certain steps in the production process and by improving utilization of titanium scrap. In addition, several of the Company's customers require that the cold hearth melting process be used for certain of their most demanding aerospace applications. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources."

INDUSTRY OVERVIEW

         Titanium is one of the newest specialty metals, having first been manufactured for commercial use in the 1950s. Titanium's unique combination of corrosion resistance, elevated-temperature performance and high strength-to-weight ratio makes it particularly desirable for use in commercial and military aerospace applications in which these qualities are essential design requirements. Today, advanced aerospace applications account for a substantial portion of the worldwide demand for titanium.


        The cyclical nature of the aerospace industry has been the principal cause of the fluctuations in performance of titanium companies. Total U.S. titanium mill product and casting shipments achieved cyclical peaks of 54 million pounds in 1980 and 55 million pounds in 1989. Beginning in 1991, the industry experienced a slowdown, and domestic industry shipments fell by 35% from 53 million pounds in 1990 to 34 million pounds in 1991 as customers cut back orders and reduced inventory. In addition to falling demand, prices also declined during the early 1990s. The downturn began in the context of decreased military spending following the breakup of the former Soviet Union, decreased profits at commercial airlines resulting in reduced demand for new aircraft, and sharp increases in shipments of relatively inexpensive titanium sponge and mill products from the former Soviet Union.


         Aerospace demand for titanium products can be broken down into commercial and military sectors. Since 1987, sales to the commercial aerospace sector have been more significant than to the military aerospace markets, which remain depressed. The commercial aerospace sector is expected to continue its predominance as a result of the expected growth of worldwide airline traffic, new orders for aircraft, and replacement and repair of the commercial airline fleet as well as reduced military spending. In 1995, due to improved fundamentals, the domestic commercial airline industry reported operating profits of $6.2 billion compared to $2.4 billion in 1994 and compared to cumulative losses in excess of $5 billion in the four years prior to 1994. According to recent published reports, most major carriers are now beginning to invest in upgrading their fleets. The following data, published in The Airline Monitor, illustrate the cyclical profitability of worldwide members of the International Civil Aviation Organization (excluding countries of the former Soviet Union) and the relationship between their profitability and firm order backlog. The Company can give no assurance as to the extent or duration of any recovery in the commercial aerospace market or the extent to which such recovery will result in increases in demand for titanium products. See "Risk Factors--Cyclicality; Dependence on Aerospace Industry."

                        Operating Income        Firm Order Backlog
         Year         (Dollars in millions)   (Number of Aircraft)
         ----         ---------------------   -------------------
         1971                 609                    435
         1972                 806                    302
         1973                1195                    490
         1974                 792                    429
         1975                 730                    302
         1976                2156                    279
         1977                2629                    399
         1978                3070                    794
         1979                 736                    924
         1980                -634                    878
         1981                -692                    728
         1982                -160                    664
         1983                1000                    595
         1984                5100                    662

                   1985             4100         1005
                   1986             4600         1312
                   1987             7200         1548
                   1988           10,200         2118
                   1989             7600         3238
                   1990            -1500         3690
                   1991             -500         3127
                   1992            -1800         2700
                   1993             2300         2172
                   1994             8000         1878
                   1995           14,000         2049
                   1996E          17.075         2300


Source: The Airline Monitor (permission to reproduce not sought). Operating income in 1996 is estimated by The Airline Monitor.

         As of September 30, 1996, the estimated firm order backlog for Boeing, McDonnell Douglas and Airbus, as reported by The Airline Monitor, was 2,190 planes versus 1,708 planes on September 30, 1995, an increase of 28%. The newer wide body planes, such as the Boeing 777, 747-500, 747-600 and the Airbus A-330 and A-340, tend to use a higher percentage of titanium in their frames, engines and parts (as measured by total fly weight) than narrow body planes. "Fly weight" is the empty weight of a finished aircraft with engines but without fuel or passengers. The Boeing 777, for example, utilizes titanium for approximately 9% of total fly weight, compared to between 2% to 3% on the older 737, 747 and 767 models. As of September 30, 1996, the estimated firm order backlog for wide body planes from Boeing, McDonnell Douglas and Airbus, as reported by The Airline Monitor, was 765 (35% of total backlog) compared to 621 as of September 30, 1995, an increase of 23%. The Airline Monitor's estimated firm order backlog for the Boeing 777 was 244 as of September 30, 1996, compared to 170 as of September 30, 1995, an increase of 43%. Growth order backlog for narrow body aircraft has also been strong, having increased, as reported by The Airline Monitor, 31% from 1,087 on September 30, 1995 to 1,425 on September 30, 1996.

         Since titanium's initial aerospace applications, the number of end-use markets for titanium has expanded substantially. Existing industrial uses for titanium include chemical manufacturing equipment, industrial power plants, desalination plants, and pollution control equipment. Titanium is also experiencing increased customer demand in new and emerging uses such as medical implants, golf club heads, other sporting equipment, offshore oil and gas production installations, geothermal facilities, and possible automotive uses. Several of these applications represent potential growth opportunities that may reduce the industry's historical dependence on the aerospace market.

PRODUCTS AND OPERATIONS


         The Company is a vertically integrated titanium producer whose products include: titanium sponge, the basic form of titanium metal used in processed titanium products; titanium ingot and slab, the result of melting sponge and titanium scrap, either alone or with various other alloying elements; and forged and cast products produced from ingot or slab, including billet, bar, flat products (plate, sheet, and strip), tubular products (welded and seamless tubing and pipe), extrusions, wire and castings. The titanium product chain is described below.

         Titanium sponge (so called because of its appearance) is the commercially pure, elemental form of titanium metal. The first step in sponge production involves the chlorination of titanium-containing rutile ores, derived from beach sand, with chlorine and coke to produce titanium tetrachloride. Titanium tetrachloride is purified and then reacted with magnesium in a closed system, producing titanium sponge and magnesium chloride as co-products. A portion of the Company's titanium sponge production capacity in Henderson, Nevada, incorporates VDP technology, which removes the magnesium and magnesium chloride residues by applying heat to the sponge mass while maintaining vacuum in the chamber. The combination of heat and vacuum boils the residues from the reactor mass into the condensing vessel. The titanium mass is then mechanically pushed out of the original reactor, sheared and crushed, while the residual magnesium chloride is electrolytically separated and recycled. The balance of the capacity uses the original Kroll-leach process, including a leaching process rather than distillation to remove residues.

         Titanium ingots and slab are solid shapes (cylindrical and rectangular, respectively) that weigh up to 17,500 pounds in the case of ingots and up to 35,000 pounds in the case of slabs. Each is formed by melting titanium sponge or scrap or both, usually with various other alloying elements such as vanadium, aluminum, molybdenum, tin and zirconium. Titanium scrap is a by-product of milling and machining operations, and significant quantities of scrap are generated in the production process for most finished titanium products. The melting process is closely controlled and monitored utilizing computer control systems to maintain product quality and consistency and meet customer specifications.

         Titanium mill products result from the forging, rolling, drawing and/or extrusion of titanium ingots or slabs into mill products of various sizes and grades. These mill products include titanium billet, bar, rod, wire, plate, sheet, strip, extrusions, pipe and tube. The Company sends certain products to outside vendors for further processing before being shipped to customers or to the Company's service centers. The Company's customers usually process the Company's products for their ultimate end-use or for sale to third parties.

         Titanium cast products are produced by remelting ingot or billet and pouring molten metal into a cast, the cavity of which has been created in the shape of the part to be produced. After the metal has cooled and solidified, the part is removed from the cast and delivered to the customer or a third party for finishing. The casting process provides significant flexibility in the shapes that can be produced and is frequently utilized in forming tolerance critical components such as diffusers, fan frames, seal rings, fluid system components and missile components.

         During the production process and following the completion of products, the Company performs extensive testing on its products, including sponge, mill products and castings. Testing may involve chemical analysis, ultrasonic testing, x-ray and dye penetration testing. The inspection process is critical to ensuring that the Company's products meet the high quality requirements of customers, particularly in aerospace components production.

         The Company is dependent upon the services of outside processors to perform important processing functions with respect to certain of its products. In particular, the Company currently relies upon a single processor to perform certain rolling steps with respect to some of its plate, sheet, and strip products and THT is reliant upon a single processor to perform certain finishing and conditioning steps with respect to its slab products. Neither the Company nor THT has contracts with these processors, and thus these arrangements could be terminated at any time. Although the Company believes that there are numerous metal producers with the capability to perform these same processing functions, arranging for an alternative processor or, in THT's case, possibly installing comparable capabilities, could take several months and any interruption in these functions could have a material and adverse effect on the Company's or THT's business, results of operations, financial condition and cash flows in the short term. See "Business--Products and Operations."

         Over 90% of the Company's sales in the past three years were generated from the sale of titanium ingot and mill products, with the balance from sales of titanium tetrachloride, sponge, scrap and other by-products. Substantially all of the 1995 revenues of the IMI Titanium Business were generated from the sale of titanium ingot, mill products, castings and scrap.

RAW MATERIALS


         The principal raw materials used in the production of titanium mill and cast products are titanium sponge, titanium scrap and alloying materials. In 1995, the Company produced 15 million pounds of sponge, most of which was used internally, and the Company restarted idled sponge production capable of producing up to 4 million pounds in 1996. Despite this capacity, the Company cannot supply all of its needs for titanium sponge internally and is dependent, therefore, on third parties for a portion of its titanium sponge needs. For example, all of the sponge consumed in TIMET UK is currently purchased from suppliers in Japan and the former Soviet Union. In 1995, the Company and the IMI Titanium Business purchased approximately 8.6 million pounds of titanium sponge or about 34% of their total requirements. Requirements for sponge vary based upon product mix and the level of scrap usage.

         The Company is the only domestic integrated titanium products producer that processes rutile ore into titanium tetrachloride and further processes the titanium tetrachloride into titanium sponge. As a result, the Company is less susceptible to fluctuations in the market price of titanium sponge than its competitors. Average spot prices of titanium sponge sold by producers in the former Soviet Union have more than doubled in the U.S. since the first quarter in 1994 and have increased substantially outside of the U.S., thereby eliminating much of the benefit of relatively inexpensive sponge formerly enjoyed by the Company, particularly at TIMET UK.

         While the Company is one of six major worldwide producers of titanium sponge, a basic raw material in the production of titanium ingot and mill products, under current market conditions it cannot supply all of its needs for titanium sponge internally and is dependent, therefore, on third parties for a portion of its titanium sponge needs. The Company obtains sponge from four suppliers in Japan and the former Soviet Union, both on a spot purchase basis and, with respect to a portion of these purchases from three of such producers, pursuant to sponge contracts that permit the Company to purchase an aggregate of 10 million pounds of sponge at specified or fixed prices through the end of 1996. Each contract is subject to renegotiation or termination if certain events occur. The Company has entered into, or expects to enter into, similar contracts with three or four of such suppliers for approximately 25 million pounds of sponge in 1997.

         The primary raw materials used in the production of titanium sponge are titanium-containing rutile ore, chlorine, magnesium and coke. Chlorine, magnesium, and coke are generally available from a number of suppliers. Titanium-containing rutile ore is currently available from a limited number of suppliers around the world, principally located in Australia, Africa (South Africa and Sierra Leone), India and the United States. A majority of the Company's supply of rutile ore is currently purchased from Australian suppliers. The Company believes the availability of rutile ore will be adequate through the remainder of the decade and does not anticipate any interruptions of its raw material supplies, although political or economic instability in the countries from which the Company purchases its raw materials could materially and adversely affect availability. In addition, although the Company believes that the availability of rutile ore is adequate in the near-term, there can be no assurance that the Company will not experience interruptions. Various alloying elements used in the production of titanium ingot are available from a number of suppliers.

MARKETS AND CUSTOMER BASE


        Over 55% of the Company's pro forma 1995 sales were to customers within North America, with about 36% to European customers and the balance to other regions. No single customer represents more than 10% of the Company's direct sales. However, in 1996,a majority of the Company's sales were used by the Company's customers to produce parts and other materials for the aerospace industry. The Company expects that a majority of its 1997 sales will also be to this sector.


         The aerospace industry is dominated by three major manufacturers of commercial aircraft and four major manufacturers of aircraft engines. Typically, the Company's sales are not made directly to the major aircraft and engine manufacturers but rather to companies who use the Company's titanium to produce parts and other materials for such manufacturers. For example, from 1993 through 1995, less than 1% of the Company's sales were made directly to Boeing, the largest aircraft manufacturer. However, if any of the major aerospace manufacturers were to go out of business or significantly reduce its activities, there could be a material adverse effect on certain of the Company's direct customers who supply to such manufacturer and, therefore, indirectly on the Company.


         The Company believes that industrial markets will continue to represent a significant portion of the Company's sales over the next few years. The Company's and the IMI Titanium Business' combined order backlog was approximately $213 million at December 31, 1995 compared to $125 million at January 1, 1995. The Company's order backlog (including the former IMI Titanium Business) further increased to approximately $440 million at December 31, 1996. Over 95% of the backlog at December 31, 1996 is expected to be delivered by the end of 1997. Although the Company believes that the backlog is a reliable indicator of future business activity, conditions in the aerospace industry could change and result in future cancellations or deferrals of existing aircraft orders and materially and adversely affect the Company's existing backlog, orders, and future financial condition and operating results. See Notes 4 and 14 to the TIMET Consolidated Financial Statements and Notes 3 and 11 to the IMI Titanium Business Combined Financial Statements.

PROPERTIES

         Set forth below is a listing of the Company's manufacturing facilities. All of the Company's production facilities other than those in Witton, Pomona, Verdi, Vallejo and Ugine are owned. The THT raw materials processing operations are currently being relocated from leased facilities in Lionville and Bucktown, Pennsylvania to the THT-owned facility in Morgantown, Pennsylvania. TIMET Savoie has the right to utilize portions of CEZUS' zirconium manufacturing plant in Ugine, France on a long-term basis to conduct TIMET Savoie's titanium operations.

FACILITY/LOCATION                                           PRODUCTS MANUFACTURED
-----------------                                           ---------------------
Albany, Oregon                                              Castings
Henderson, Nevada                                           Sponge, Ingot
Morgantown, Pennsylvania                                    Slab, Ingot, Raw Materials Processing
Morristown, Tennessee                                       Tube, Sheet, Plate
Pomona, California                                          Castings
Toronto, Ohio                                               Billet, Bar, Plate, Sheet, Strip, Tube,
                                                            Pipe
Ugine, France                                               Ingot, Bar, Billet, Wire, Extrusions
Vallejo, California                                         Slab, Ingot (including non-titanium
                                                            superalloys)
Verdi, Nevada                                               Slab, Ingot
Waunarlwydd (Swansea), Wales                                Bar, Plate
Witton, England                                             Ingot, Billet, Wire, Extrusions


        The Company's VDP facility commenced start-up in 1993. The VDP plant operated at approximately 75% of its 22 million pound rated annual capacity during 1995, and operated near current practical capacity of 20 million pounds during 1996. The plant produces VDP sponge principally as a raw material for a 30 million pound annual practical capacity ingot melting facility, also at the Nevada site, and for the Company's cold hearth melting subsidiary, THT. Titanium mill products are produced at the Company's forging and rolling facility in Toronto, Ohio, which receives titanium ingots from the Nevada plant, titanium slabs from THT and titanium slabs and hot bands purchased from outside vendors including those located in Russia. Mill products are also produced at the Company's finishing facility in Morristown, Tennessee.



        The Company's facilities operated below production capacity from 1993 to 1995, principally because of lower demand levels but also as a result of the work stoppages discussed below. The Henderson facility operated at about 50% and 70% of capacity in 1994 and 1995, respectively. The Ohio and Tennessee facilities operated at about 40% and 60%, respectively, of capacity in 1995, compared to about 40% and 45%, respectively, in 1994. The Company closed its original 32 million pound rated capacity Kroll-leach process sponge production facility in Nevada in 1994. However, in connection with market demand for certain grades of sponge, the Company has reopened its original Kroll-leach plant and expects to operate at an annual production rate of four million pounds through 1996, increasing to 10 million pounds during 1997. Costs to restart the Kroll-leach facility were $1.4 million in the first nine months of 1996 and are expected to aggregate approximately $2 million for the full year.


         The Company's sales and operating results were adversely affected in 1994 by mechanical difficulties with the shearing and crushing equipment at the VDP facility. The Company believes it has solved these mechanical difficulties. While the Company believes that it adequately maintains its facilities, it is possible that there could be future unforeseen mechanical and production difficulties that could adversely affect the Company's business, financial condition, results of operations or cash flows.

         In connection with the IMI Titanium Acquisition, the Company acquired TIMET Castings, with plants located in Pomona, California, and Albany, Oregon. These facilities produce titanium castings used principally for aerospace applications and golf club heads. TIMET UK, also acquired in connection with the IMI Titanium Acquisition, operates a 16 million pound practical capacity melting facility in Witton, England which produces ingots sold to customers and used as raw material feedstock for TIMET UK's forging and rolling operations in Witton which further process the ingots principally into billet and wire.
TIMET UK also has a
facility in Waunarlwydd, Wales, which principally produces bar and plate.
TIMET UK purchases its requirements of sponge principally from suppliers located in Japan and the former Soviet Union.


         On October 1, 1996, the Company completed the AJM Acquisition. THT and THT, Inc., a wholly owned subsidiary of the Company, own and operate four electron beam cold hearth melting furnaces (22 million, 5 million, 5 million and 1.5 million pound annual capacities) located in Pennsylvania (two), Nevada, and California, raw materials processing operations located in Pennsylvania, and a 1.5 million pound annual capacity vacuum induction melting furnace located in California.


MARKETING AND DISTRIBUTION

         The Company's marketing and distribution system includes five Company-owned service centers which sell the Company's products on a just-in-time basis, approximately 70 sales people based in the U.S. and Europe and 30 independent agents worldwide.

         The Company believes that it has a competitive sales and cost advantage arising from the location of its production plants and service centers, which are in close proximity to major customers. These centers primarily sell value-added and customized mill products including bar and flat-rolled sheets and strips. The Company believes its centers give it a competitive advantage because of their ability to foster customer relationships, customize products to suit specific customer requirements and respond quickly to customer needs. The Company maintains service centers and sales personnel in the following locations:

LOCATION                                           FUNCTION
--------                                           --------
Albany, Oregon                                     Sales
Birmingham, U.K.                                   Service Center, Sales
Cincinnati, Ohio                                   Sales
Dallas, Texas                                      Sales
Denver, Colorado                                   Sales
Dusseldorf, Germany                                Service Center, Sales
East Windsor, Connecticut                          Service Center, Sales
Frankfurt, Germany                                 Sales
Los Angeles, California                            Service Center, Sales
Morgantown, Pennsylvania                           Sales
Paris, France                                      Sales
Pomona, California                                 Sales
St. Louis, Missouri                                Service Center, Sales
Toronto, Ohio                                      Sales
Ugine, France                                      Service Center

STRATEGIC ALLIANCES

         Through various strategic relationships, the Company seeks to gain access to unique process technologies for the manufacture of its products and to expand existing markets and create and develop new markets for titanium.
The Company has explored and will continue to explore strategic arrangements in the areas of product production and distribution. The Company also will continue to work with existing and potential customers to identify and develop new or improved applications for titanium that take advantage of its unique qualities. The Company is currently involved in or pursuing the following strategic relationships, among others:

                 CEZUS. CEZUS is a leading European zirconium producer that also produces and markets titanium ingot, billet and other mill products to aerospace and industrial customers, primarily in France. TIMET and CEZUS have had a manufacturing and distribution relationship since 1993.

                 Effective August 1, 1996, TIMET and CEZUS completed an agreement to form TIMET Savoie, a new jointly-owned French company, to manufacture and sell titanium products. TIMET Savoie is 70%-owned by TIMET and 30%-owned by CEZUS, subject to a put and call arrangement under which CEZUS could put its remaining equity interest to TIMET, under certain circumstances, for a price estimated at approximately $3 million. CEZUS contributed cash, equipment and the CEZUS titanium business to TIMET Savoie and certain CEZUS employees became employees of TIMET Savoie. TIMET contributed proprietary technology, all of its interest in its previously existing France-based distribution businesses and cash. TIMET's total contribution to TIMET Savoie was approximately $8 million. TIMET Savoie will manufacture products inside CEZUS' production facility in Ugine, France both directly, utilizing its own personnel and equipment, and, for melting and forging and certain other operations, indirectly by subcontracting to CEZUS under a long-term manufacturing agreement with CEZUS. The Company consolidated TIMET Savoie effective August 1, 1996. TIMET Savoie's revenues for the two months ended September 29, 1996 were approximately $5 million.

                 Russia. The Company has been exploring a potential strategic relationship with a large titanium producer in Russia. The Company believes that such a relationship could lead to a substantial expansion of the market for titanium products worldwide, particularly in emerging applications. The establishment of this relationship, which the Company does not currently anticipate would involve significant investment, entails significant uncertainty and would be subject to various conditions, including regulatory approval. No assurances can be given that the relationship will be formed or, if formed, the nature of the relationship. In connection with the Company's efforts to establish such a relationship, the Company has purchased a significant volume of intermediate and finished mill products from such producer over the last two years. The Company purchased a total of 2.8 million pounds of such products in 1995 and
         2.2 million pounds through November 1996.

                 MZI, LLC. In 1995 the Company, Oremet and Teledyne Allvac formed a limited liability company, MZI, LLC, which is owned one-third by each member. The Company's investment in MZI was approximately $.3 million at September 29, 1996. MZI owns a technologically advanced ultrasonic unit for inspecting titanium billet. The unit is expected to result in higher quality billet shipments to the Company's customers and the joint ownership is expected to result in lower operating costs to the Company than a wholly-owned facility. MZI operates on a break-even basis for its three owners and also sells inspection services to third parties.

COMPETITION

         The titanium metals industry is highly competitive on a worldwide basis as a result of many factors, particularly the presence of excess capacity in the industry, which has intensified price competition for available business. Producers of mill products are located primarily in the United States, Japan, Russia, Europe and China. The Company is one of two integrated producers in the United States and one of four in the world. The Company regards as an integrated producer one that produces at least both sponge and ingot. There are also a number of non-integrated producers that produce mill products from purchased sponge, scrap or ingot. The Company believes that the sponge production capacity and actual production in the former Soviet Union may be as much as one-half of aggregate worldwide levels and that significant unused production capacity may exist in this region. Russia is also known to have significant melting and mill product production capacity.

         In the U.S. market, the increasing presence of non-U.S. participants has become a significant competitive factor. Until 1993, imports of foreign titanium products into the U.S. had not been significant. This was primarily attributable to relative currency exchange rates, tariffs and, with respect to Japan and the former Soviet Union, existing and prior duties (including antidumping duties). However, imports of titanium sponge, scrap, and other products, principally from the former Soviet Union, have increased in recent years and have had a significant competitive impact on the U.S. titanium industry. To the extent the Company has been able to take advantage of this situation by purchasing such sponge, scrap or intermediate mill products from such countries for use in its own operations during recent years, the negative effect of these imports on the Company has been somewhat diminished.

         As the participation of non-U.S. companies increases, the competitive environment for the Company may become more difficult, especially if existing tariffs are eased and certain market participants are no longer subject to antidumping duties. Currently, imports of titanium ingot and mill products from countries that receive the MFN tariff rate are subject to a 15% tariff. The tariff rate applicable to imports from countries that do not receive MFN treatment is 45%.

         In addition to regular tariffs, imports of titanium sponge from certain countries of the former Soviet Union (Russia, Kazakhstan and Ukraine) have been subject to antidumping duties of 84% for a number of years. On November 8, 1996, the Department of Commerce, based upon its review of sales during a period in 1994 and 1995, issued its final determination that this antidumping duty should be eliminated for future sales by one of the two major importers of Russian sponge, lowered to 28% for the other importer, and maintained at 84% for the sole Russian producer. A review of sales for the corresponding 1995-96 period is currently underway. It is possible that the lowering of the duties for the two importers could lead to increased imports of Russian sponge into the U.S. and an increase in the amount of sponge on the market generally, which could adversely affect titanium sponge and mill product pricing and thus the business, financial condition, results of operations and cash flows of the Company. However, the Company is also currently one of the largest importers of Russian-produced sponge into the U.S. and to the extent the Company remains a substantial purchaser of Russian sponge, adverse effects on product pricing could be partially ameliorated by decreased cost to the Company for duty-paid sponge.

         The ability of the producers in Russia to compete in the U.S. has also been enhanced by the elimination since September 1993 of tariffs on most Russian titanium mill products (excluding titanium ingot, slab and billet, which continue to carry a 15% duty). The tariffs were temporarily restored when the enacting legislation expired in July 1995, but were again eliminated retroactive to July 1995 by renewal legislation in August 1996. Since the Company has been a significant purchaser of titanium products from Russia in recent years, any failure to renew this program again upon its scheduled expiration in May 1997 could have an adverse effect on the Company's earnings as it would be more costly to continue purchases of titanium mill products from Russia. Given the current political and economic uncertainties in some of the countries of the former Soviet Union, there can be no assurance that this supply of titanium products will continue to be available to the Company without interruption or at attractive prices. See "--Strategic Alliances-- Russia."

         The Company's principal U.S. competitors are RMI, Oremet, which is the other U.S. integrated producer, and Teledyne Allvac. The Company estimates that it accounted for approximately 60% of U.S. sponge capacity in 1995. The Company, RMI, Oremet, and Teledyne Allvac represented an estimated aggregate 80% of U.S. sales of titanium mill products in 1995, and the Company believes it accounted for about one-third of such sales. The Company's principal competitors in the casting business in the U.S. are Precision Cast Parts and Howmet. The Company estimates that it accounts for in excess of 50% of mill product shipments among Western European titanium producers. The Company competes primarily on the basis of price, quality of products, technical support and the availability of products to meet customers' delivery schedules.

         Producers of other metal products, such as steel and aluminum, maintain forging, rolling and finishing facilities that could be modified without substantial expenditures to produce titanium products. The Company believes, however, that entry as a producer of titanium sponge would require a significant capital investment and substantial technical expertise. Titanium mill products also compete with stainless steels, nickel alloys, steel, plastics, aluminum and composites in certain applications.

RESEARCH AND DEVELOPMENT


        The Company's research and development activities are directed toward improving process technology, developing new alloys, enhancing the performance of the Company's products in current applications, and searching for new uses of titanium products. For example, one of the Company's proprietary alloys, TIMETALR21S, has been specified for a number of aerospace applications including the Boeing 777. Additionally, TIMETAL LCB, a new low cost beta alloy, is being tested for new non-aerospace applications; and TIMETAL 15-3 has been introduced into the sporting goods markets. The Company conducts research and development activities at its Nevada laboratory, which the Company believes is one of the largest titanium research and development centers in the world. The Company's expenditures for research and development have been approximately $2 million annually during each of the years from 1993 to 1996 and are expected to be approximately $3 million in 1997. The IMI Titanium Business' expenditures for research and development activities, which have primarily been directed towards improving process technology, developing alloys and enhancing product performance in aerospace applications, have averaged about $1 million annually during each of the years from 1993 to 1995.

PATENTS AND TRADEMARKS

         The Company holds U.S. and foreign patents applicable to certain of its titanium alloys and manufacturing technology. The Company continually seeks patent protection with respect to its technical base and has occasionally entered into cross-licensing arrangements with third parties. However, most of the titanium alloys and manufacturing technology used by the Company do not benefit from patent or other intellectual property protection. The Company believes that the trademarks TIMETR and TIMETAL, which are protected by registration in the U.S. and other countries, are significant to its business.

EMPLOYEES


         As of September 30, 1996, the Company employed approximately 1,900 persons in the U.S. and approximately 900 persons in Europe. In addition, THT and THT, Inc. employ approximately 300 persons at their U.S. locations. As of December 31, 1995, prior to the IMI Titanium Acquisition, the Company employed approximately 1,000 (860 at January 1, 1995) persons in the U.S. and approximately 20 (20 at January 1, 1995) persons in Europe. The Company's production and maintenance workers at its facility in Nevada and its production, maintenance, clerical and technical workers at its facility in Ohio are represented by the United Steelworkers of America. Substantially all of the approximately 750 salaried and hourly employees at the Company's two U.K. facilities are members of one of three European labor unions whose associated one-year labor contracts expire on December 31, 1997. The Company's employees at its Morristown facility and service center locations and the employees at the TIMET Castings and THT facilities are not covered by collective bargaining agreements. A representation election at TIMET Castings' Albany, Oregon facility was held in February 1997 but was won by the Company.


         The United Steelworkers of America commenced a work stoppage at the Company's Henderson, Nevada, facility on October 2, 1993, affecting approximately 375 hourly workers at that plant. Production at the plant was continued through the use of salaried personnel and temporary contract labor. In July 1994, the Company hired approximately 150 of the contract workers as permanent replacements and, subsequently, the union accepted the Company's contract proposal, with minor modifications, ending the nine-month strike. In September 1996 the hourly workforce at the plant, approximately 390 workers, voted to ratify a new, four-year labor agreement, which expires in October 2000.

         In August 1994, approximately 375 hourly workers at the Company's Toronto, Ohio, production facility, represented by the United Steelworkers of America, commenced a work stoppage following expiration of their contract. Production was continued in certain portions of the plant during the strike by salaried personnel and contract workers. The strike ended in October 1994. In July 1995, the Company and the union agreed to terms for a new four-year labor agreement, which currently covers approximately 400 hourly workers and will expire in June 1999.

         While the Company currently considers its employee relations to be satisfactory, it is possible that there could be further work stoppages that could materially and adversely affect its business, financial condition, results of operations or cash flows. See "Risk Factors--Labor."

         In December 1996, TIMET Castings laid off a majority of the production employees at its Pomona, California golf club castings facility following notice by a major golf club manufacturer purporting to cancel a long-term supply agreement with TIMET Castings and refusing further shipments of golf club head castings to the extent the customer determines such castings do not meet its specifications. TIMET Castings understands that the customer has also given similar instructions regarding future shipments to a number of its other titanium castings suppliers. TIMET Castings is continuing to investigate the matter, but currently believes that any previous failure to meet specifications was due to the tooling supplied to TIMET Castings by such customer and not any error on TIMET Castings' part. In any event, the loss of business, if any, from such customer and the related layoffs are not expected to have a material adverse effect on the Company.

REGULATORY AND ENVIRONMENTAL MATTERS

         The Company's operations are governed by various Federal, state, local and foreign environmental and worker safety laws and regulations. In the U.S., such laws include the Federal Clean Air Act, the Clean Water Act and the Resource Conservation and Recovery Act. The Company uses and manufactures substantial quantities of substances that are considered hazardous or toxic under environmental and worker safety and health laws and regulations. In addition, at the Company's Henderson, Nevada facility, the Company uses substantial quantities of titanium tetrachloride, a material classified as extremely hazardous under Federal environmental laws. The Company has used such substances during substantially the entire history of its operations. As a result, risk of environmental damage is inherent in the Company's operations. The Company's operations pose a continuing risk of accidental releases of, and worker exposure to, hazardous or toxic substances. There is also a risk that government environmental requirements, or enforcement thereof, may become more stringent in the future. There can be no assurances that some, or all, of the risks discussed under this heading will not result in liabilities that would be material to the Company's business, results of operations, financial condition or cash flows.

        The Company believes that its operations are in compliance in all material respects with applicable requirements of environmental and worker safety laws. The Company's policy is to continually strive to improve environmental performance. From time to time, the Company may be subject to environmental regulatory enforcement under various statutes, resolution of which typically involves the establishment of compliance programs. Occasionally, resolution of these matters may result in the payment of penalties, but to date no material penalties have been incurred. The Company incurred capital expenditures for environmental protection and compliance of less than $1 million in each of the years from 1993 to 1996 and its capital budget provides less than $1 million for such expenditures in 1997. However, the imposition of more strict standards or requirements under environmental laws and regulations could result in expenditures in excess of amounts estimated to be required for such matters.


         The Company's foreign operations are similarly subject to foreign laws and regulations respecting environmental and worker safety matters, which laws are generally less stringent than U.S. laws and which have not had, and are not presently expected to have, a material adverse effect on the Company. There can be no assurance that such foreign laws will not become more stringent.

         Certain other companies, including Kerr-McGee Chemical Corporation, Chemstar Lime Company and Pioneer Chlor Alkali Company, Inc. (successor to Stauffer Chemical Company), also operate facilities in a complex (the "BMI Complex") owned by Basic Management, Inc. ("BMI") adjacent to the Company's Henderson, Nevada plant. In 1993, the Company and each of such companies, along with certain other companies who previously operated facilities in the BMI Complex (collectively, the "BMI Companies"), completed a Phase I environmental assessment of the common areas of the BMI Complex and each of the individual company sites pursuant to consent agreements with the Nevada Division of Environmental Protection ("NDEP"). In July 1996, the Company signed a consent agreement with the NDEP regarding implementation of the Phase II assessment of the Company property within the BMI Complex. A report regarding the Phase II assessment of the common areas of the BMI Complex was submitted to NDEP in August 1996. At December 31, 1995 and September 29, 1996, the Company had accrued $1 million with respect to this matter. Until completion of the sampling and analysis that will be involved in the Phase II assessment of the Company property and any further Phase II testing that NDEP may require for the BMI Complex common areas, it is not possible to provide a reasonable estimate of the additional remediation costs, if any, or the Company's likely share of any such costs.

         In November 1995, the Company and other BMI Companies were contacted by a company proposing to develop a parcel of land adjacent to the BMI Complex, alleging that the parcel had been contaminated by the BMI Companies through their operations and threatening legal action to recover its development costs to date of approximately $2.8 million. Based on the results of the investigation in late 1995 and early 1996, the Company does not believe there is any basis for the claim, and the claimants have not pursued the matter further. At December 31, 1995 and September 29, 1996, the Company had not accrued any amounts with respect to this matter.

         The Company has conducted additional study and assessment work as required by the California Regional Water Quality Control Board--Los Angeles Region (the "Water Quality Board") related to soil and possible groundwater contamination at its Pomona, California facility. The site is located near an area that has been designated as a U.S. Environmental Protection Agency "Superfund" site. At September 29, 1996, the Company had accrued $.6 million related to this matter. Although the Company does not believe it will incur a material liability in respect of the Pomona facility, the Water Quality Board has not completed its review.

         In early 1996, the Company received notice that it has been named as a defendant, along with approximately 100 additional companies, in an action in the United States District Court for the District of New Jersey in connection with the remediation of a Superfund site located in Fairfield, New Jersey (Caldwell Trucking PRP Group v. ADT Automotive, Inc., et al., No. 95-1690
(WGB)). The complaint alleges that the Company arranged to have septic and/or industrial waste containing hazardous substances disposed of at the site from the Company's former research and development facility in Caldwell, New Jersey. The Company has been offered the opportunity to participate in "de minimis" settlement discussions and has offered to settle for a nominal amount. Based upon the Company's investigation into this matter and the lack of meaningful evidence linking the Company to the site, the Company does not believe it will incur any material liability in connection with this matter. At December 31, 1995 and September 29, 1996, the Company had not accrued any amount with respect to this matter.

         The Company determines the amount of its accruals for environmental matters on a quarterly basis by analyzing and estimating the range of possible costs in light of the available information. Because of a lack of relevant information, it is not possible to estimate the range of costs for certain sites. The imposition of more stringent standards or requirements under environmental laws or regulations, the results of future testing and analysis undertaken by the Company at its operating or non-operating facilities, or a determination that the Company is potentially responsible for the release of hazardous substances at other sites, could result in expenditures in excess of amounts currently estimated to be required for such matters. No assurance can be given that actual costs will not exceed accrued amounts or that costs will not be incurred with respect to sites as to which no problem is currently known or where no estimate can presently be made. Further, there can be no assurance that additional environmental matters will not arise in the future. However, the Company currently believes the disposition of all environmental matters, individually or in the aggregate, should not have a material adverse effect on the Company's business, results of operations, financial condition, or cash flows.

LEGAL PROCEEDINGS; CERTAIN CONTINGENCIES

         From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. Except as provided below, the Company is not a party to any material litigation. Certain contingencies are described below and in Note 14 of the Company's Consolidated Financial Statements.

         Cadmus. In May 1995, the Company received notice of two separate actions naming the Company as a defendant, each brought by a former employee alleging that the Company intentionally exposed such employee to dangerous levels of certain chemicals and/or metals during his employment at TIMET's plant in Toronto, Ohio (Sutherin v. Titanium Metals Corporation, No. 95 CV 00168, Court of Common Pleas, Jefferson County, Ohio; Cadmus v. Titanium Metals Corporation, No. 94 CV 00469, Court of Common Pleas, Jefferson County,
Ohio). The complaints seek compensatory and punitive damages totaling approximately $2.5 million each. Both of these cases were subsequently removed to U.S. District Court for the Southern District of Ohio (Sutherin, No. C2-95-551; Cadmus, No. C2-95-586). In June 1996, the plaintiff in Sutherin dismissed this matter without prejudice. The Cadmus action is currently in discovery.

         Plaintiff's claims in Cadmus are similar to previous claims made by plaintiff and rejected by the Ohio Industrial Commission (which decision is currently on appeal in state court in Ohio). The Company intends to vigorously defend this action. At December 31, 1995 and September 29, 1996, the Company had not accrued any amount related to this matters.

         Tungsten contamination. In 1993, the Company discovered an anomaly in certain alloyed titanium material manufactured by the Company for shipment to a jet engine manufacturer, resulting from tungsten carbide contaminated chromium sold to the Company by a third-party vendor and used as an alloying addition to this titanium material. In June 1996, the Company entered into a settlement agreement with the purchaser of the material which calls for payment by the Company of an aggregate $2 million, payable in equal quarterly payments over the next five years. The Company is currently engaged in discussions with the supplier of the contaminated chromium regarding reimbursement of the amounts to be paid by the Company to the purchaser of the titanium material.

         In addition, in 1995 the Company learned that a jet engine disk that had been in service since 1989 was discovered during routine inspection to have a high density inclusion that was not identified during manufacture and testing by the Company or the subsequent forger of the material. The inclusion was completely intact and showed no signs of cracking or fatigue that would suggest that it posed a safety problem. Subsequent metallurgical inspection identified the inclusion as pure tungsten, which the Company believes would have resulted from contaminated chromium used in the manufacture of the titanium alloy. The Company currently believes that the engine manufacturer will require that engines containing disks manufactured from titanium having a link to the potentially contaminated lot of chromium be subjected to a higher level of inspection or to more frequent inspection to assure that there is no safety issue involved. While the Company does not currently anticipate that it will incur any material liability in connection with this matter, no assurances can be given in this regard. At December 31, 1995 and September 29, 1996, the Company had not accrued any amounts with respect to this matter.

         Seinfeld. In September 1996, a shareholder of NL brought an action on behalf of himself and derivatively, on behalf of NL against NL, Valhi, Inc. ("Valhi") and certain current and former members of NL's Board of Directors including J. Landis Martin, the Company's Chairman and Chief Executive Officer. (Frank D. Seinfeld v. Harold C. Simmons, et al. Superior Court of New

Jersey, Bergen County, Chancery Division, No. C-336-96.) The complaint alleges, among other things, that NL's August 1991 "Dutch Auction" tender offer was an unfair and wasteful expenditure of NL's funds. Plaintiff seeks, among other things, to rescind NL's purchase of approximately 10.9 million shares of its common stock from Valhi pursuant to the Dutch Auction. The Company understands that each of the defendants believes the complaint is without merit. The Company further understands that each of the defendants intend to defend the action vigorously.

                                  THE COMPANY

         The Company, headquartered in Denver, Colorado, was incorporated in 1955 and has been engaged in the titanium metals business since incorporation. The Company is 30.3% owned by Tremont, a holding company with operations conducted through the Company and NL. Tremont may be deemed to control the Company. Contran holds, directly or through subsidiaries, approximately 44% of Tremont's outstanding common stock. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of the children and grandchildren of Harold C. Simmons of which Mr. Simmons is the sole trustee. Mr. Simmons, Chairman of the Board, President and Chief Executive Officer of Contran, and a director of Tremont, may be deemed to control each of such companies and the Company. See "Principal Stockholders."

         The Company is incorporated in Delaware and its principal offices are located at 1999 Broadway, Suite 4300, Denver, Colorado 80202. Its telephone number is (303) 296-5600.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Company's directors and executive officers are as follows:


NAME                            AGE           POSITION(S) HELD
----                            ---           ---------------
J. Landis Martin                51       Chairman and Chief Executive Officer
Andrew R. Dixey                 46       President, Chief Operating Officer and
                                         Director
Joseph S. Compofelice           48       Vice President, Chief Financial Officer
                                         and Director
Edward C. Hutcheson, Jr.        50       Director
Gen. Thomas P. Stafford         65       Director
Yukiji Tadokoro                 63       Director
William C. Acton                43       Vice President--THT Operations
Paul J. Bania                   46       Vice President--Quality and Technology
Thomas A. Buck                  47       Vice President--U.S. Manufacturing
Brian J. Hadley                 54       Vice President--European Manufacturing
Leslie P. Lundberg              39       Vice President--Human Resources
Richard D. McKinney             54       Vice President--Castings Operations
John P. Monahan                 51       Vice President--Sales and Marketing
J. Thomas Montgomery, Jr.       50       Vice President--Finance and Treasurer
Robert E. Musgraves             42       Vice President, General Counsel and Secretary
Mark A. Wallace                 39       Vice President--Strategic Change


         Pursuant to the terms and conditions of the Investors' Agreement among the Company, Tremont and UTSC, the number of directors is fixed at seven (one vacancy currently exists) and UTSC is entitled at current ownership levels to designate one director, who is Mr. Tadokoro. See "Certain Relationships and Related Transactions--Shareholders' Agreements."

         J. LANDIS MARTIN has been Chairman of the Company since 1987 and Chief Executive Officer of the Company since January 1995. He also served as President of the Company from January 1995 to February 1996. Mr. Martin has served as Chairman of Tremont since 1990 and as Chief Executive Officer and a director of Tremont since 1988. Mr. Martin has served as President and Chief Executive Officer of NL, a manufacturer of specialty chemicals, since 1987 and as a director of NL since 1986. From 1990 until its acquisition by Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin served as Chairman of the Board and Chief Executive Officer of Baroid Corporation ("Baroid"), an oilfield services company. In addition to Tremont and NL, Mr. Martin is a director of Dresser, which is engaged in the petroleum services, hydrocarbon processing and engineering industries, and Apartment Investment Management Corporation, a real estate investment trust.

         ANDREW R. DIXEY has been President, Chief Operating Officer and a director of the Company since February 1996. Prior to this appointment, Mr. Dixey was, from September 1995, Managing Director of IMI Titanium Ltd. and IMI Titanium Export Ltd., where he had responsibility for IMI's titanium interests in both Europe and North America. During 1995, Mr. Dixey was Chief Executive Officer of Helix plc, which is engaged in the scholastic supplies business, and from 1990 to 1994, Mr. Dixey held various executive positions in the GKN plc Group of companies, a manufacturer of automobile components.

         JOSEPH S. COMPOFELICE has been Vice President and Chief Financial Officer of the Company since February 1996 and has been a director of the Company from 1994, other than from March 1996 to July 1996. Since 1994, he has been Vice President and Chief Financial Officer of Tremont and NL and, since 1995, a director of NL. Since 1994, Mr. Compofelice has also been Executive Vice President of Valhi, which is engaged in sugar, hardware products, fast food, and, through NL, chemical industries, and may be deemed to be an affiliate of the Company. From 1990 until 1993, he was Vice President and Chief Financial Officer of Baroid.

         EDWARD C. HUTCHESON, JR. has been the Chairman of the Board of Castle Tower Corporation ("Castle Tower"), an owner and manager of wireless communication antenna sites, since October 1996. He has served as a director of Castle Tower since 1994 and was President and Chief Executive Officer of Castle Tower from 1994 through October 1996. From January 1994 until September 1994, he was involved in private investment activities leading to the creation of Castle Tower. From 1990 until 1993, Mr. Hutcheson served as the President, Chief Operating Officer and a director of Baroid.

         GENERAL THOMAS P. STAFFORD (RETIRED) has served as co-founder of Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since prior to 1991. General Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, General Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for research, development and acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. General Stafford is a director of Allied-Signal Inc., CMI Corporation, Fischer Scientific, Inc., Pacific Scientific Corporation, Seagate Technologies, Inc., The Wackenhut Corporation and Wheelabrator Technologies, Inc., and is Chairman of the Board of the Omega Watch Corporation of America, the United States affiliate of the Omega Watch Company.

         YUKIJI TADOKORO has been a director of the Company since 1990. Mr. Tadokoro was Managing Director of Toho Titanium Co., Ltd. (Tokyo) from 1989 until June 1996 and also President of UTSC from 1992 until June 1996. In June 1996, Mr. Tadokoro assumed the post of Special Advisor to the Board of both companies.

         WILLIAM C. ACTON has been Vice President--THT Operations since the AJM Acquisition in October 1996. Prior to October 1996, he had been, since 1993, President of AJM and THT, and was Senior Vice President of AJM from 1991 until 1993.

         PAUL J. BANIA has been Vice President--Quality and Technology since 1994. Dr. Bania was the Company's Vice President--Research and Market Development from 1992 to 1994 and Director of Product Development from 1989 until 1992.

         THOMAS A. BUCK has been Vice President--U.S. Manufacturing since 1991. From 1990 to 1991, Mr. Buck was General Manager of the Company's Henderson facility.

         BRIAN J. HADLEY has been Vice President--European Manufacturing since February 1996. He has been Operations Director for TIMET UK since 1987. Prior to joining IMI he was Works Director of APV Paramount, Ltd., an operator of high alloy and stainless steel foundries.


         LESLIE P. LUNDBERG has been Vice President--Human Resources since 1997. From 1995 until joining the Company, she was Vice President, Human Resources for Dade International, Inc., a distributor of diagnostic equipment for use in clinical laboratories, and from 1991 until 1995 she was Vice President, Human Resources for the Edwards CVS division of Baxter Healthcare International, a manufacturer of heart valves and angioplasty rings.


         RICHARD D. MCKINNEY has been Vice President--Castings Operations since February 1996. He has been President and Chief Executive Officer of TIMET Castings since 1994. From 1993 until 1994, he served as Vice President Operations of Teledyne Casting Services, which produces iron sand castings, and from 1989 until 1993 he was the President of Teledyne Metal Forming, which manufactures formed metal shapes.

         JOHN P. MONAHAN has been Vice President--Sales and Marketing since 1995, and was Vice President--North American Sales and Marketing from 1990 to 1995.

         J. THOMAS MONTGOMERY, JR. has been Vice President--Finance and
Treasurer since December 1996.   Prior to that, he was Vice President and
Controller of Valhi and Contran since prior to 1991.


        ROBERT E. MUSGRAVES has been Vice President and General Counsel of the Company since 1990. He has also served as Secretary of the Company since 1991 and Assistant Secretary of the Company from 1990 to 1991. Since 1993, Mr. Musgraves has been General Counsel and Secretary of Tremont, and since 1994 has also served as Vice President of Tremont. He was an Assistant Secretary of Tremont from 1990 to 1993. Prior to joining the Company in 1990, Mr. Musgraves was a partner with the law firm of Kirkland & Ellis.


         MARK A. WALLACE has been Vice President--Strategic Change since December 1996. Prior to that, he was Vice President--Finance and Treasurer of the Company since 1992. He has also served as Vice President and Controller of Tremont since 1992. From 1990 to 1992, Mr. Wallace was Assistant Controller of Valhi. Prior to joining Valhi, Mr. Wallace was a Senior Manager with Arthur Andersen & Co.

COMPENSATION OF DIRECTORS


         Directors of the Company who are not employees of the Company are paid an annual retainer of $8,000 in cash plus 400 shares of Common Stock. In addition, non-employee directors receive an attendance fee of $1,000 per day for each day on which they attend a meeting of the Board of Directors or a committee of the Board of Directors (and $350 for each telephonic meeting). Directors are also be reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.



        The Company has adopted a director compensation plan pursuant to which each non-employee director was granted, upon consummation of the Stock Offering, an option to acquire 625 shares of Common Stock at $23 per share (the initial public offering price in the Stock Offering). Non-employee directors were also granted an option to acquire 625 shares on December 31, 1996 at $32.875 per share, and commencing in 1998 will also be granted 1,500 options annually at the last reported sales price of the Common Stock on the Nasdaq National Market on the third trading day after the Company's earnings release for its previous fiscal year.

EXECUTIVE COMPENSATION



         The following table sets forth compensation awarded by the Company during the fiscal year ended December 31, 1996 to (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers, in each case for services rendered during such fiscal year.



                         SUMMARY COMPENSATION TABLE (1)


                                                                           Long Term
                                                                          Compensation
                                                     Annual               ------------
                                                  Compensation               Awards
                                                  ------------               ------          All Other
                                                                           Securities      Compensation (7)(8)
 Name and Position                 Year                                    Underlying              ($)
                                             Salary     Bonus (5) (6)       Options
                                               ($)           ($)              (#)
---------------------------------------------------------------------------------------------------------------
 J. Landis Martin
 Chairman of the Board and Chief    1996      225,000         940,331        54,000              21,028
 Executive Officer (2)              1995      120,000        -0-              -0-                 2,650
---------------------------------------------------------------------------------------------------------------
 Andrew R. Dixey
 President and Chief Operating      1996      218,750         636,415        45,000              86,600
 Officer (3)                        1995       --            --                --                  --
---------------------------------------------------------------------------------------------------------------
 Joseph S. Compofelice
 Vice President and Chief           1996      120,000         410,969        25,500              14,263
 Financial Officer (2) (4)          1995       90,000         100,000         -0-                 4,476
---------------------------------------------------------------------------------------------------------------
 Robert E. Musgraves
 Vice President, General Counsel    1996      160,000         277,092        18,000              12,767
 & Secretary (2)                    1995      120,000          31,200         -0-                 5,018
---------------------------------------------------------------------------------------------------------------
 John P. Monahan
 Vice President--Sales &            1996      150,000         259,292        18,000               16,896
 Marketing                          1995      120,000          31,200         -0-                  5,160
---------------------------------------------------------------------------------------------------------------





(1) Columns required by the rules and regulations of the Commission which would contain no entry have been omitted.



(2) J. Landis Martin, the Company's Chairman and Chief Executive Officer, Joseph S. Compofelice, the Company's Vice President and Chief Financial Officer, and Robert E. Musgraves, the Company's Vice President and General Counsel.



         The amounts shown as salary and bonus for Messrs. Martin, Compofelice and Musgraves represent the full amount paid by the Company for services rendered by such persons during 1995 and 1996. Pursuant to an intercorporate services arrangement, Tremont reimbursed the Company for 50% of such amounts in 1995. In 1996, pursuant to an intercorporate services arrangement, Tremont reimbursed (or will reimburse) TIMET for approximately $120,000, $64,000, and $72,000 of the compensation paid to Messrs. Martin, Compofelice and Musgraves, respectively. Mr. Compofelice was not an executive officer of the Company during 1995. The amounts shown for Mr. Martin do not include a special bonus of $2 million awarded by Tremont in connection with the

         Stock Offering. Of this amount, approximately $1 million was paid by Tremont to Mr. Martin in 1996 and the balance was deferred for future payment (with interest).



         The Company expects that each of Messrs. Martin, Compofelice and Musgrave will devote approximately 10% of his time during 1997 to Tremont matters. Accordingly, Tremont will reimburse the Company for such proportionate percentage of the 1997 salary and bonus paid by TIMET to such individuals (plus a share of applicable overhead expense for each) pursuant to an intercorporate services agreement. See "Certain Relationships and Related Transactions--Contractual Relationships."



         Messrs. Martin and Compofelice also serve as officers of NL and are compensated directly by NL for such services.



(3)      Mr. Dixey commenced employment with the Company effective February 15,
         1996.



(4) Based upon the recommendation of the Chief Executive Officer and TIMET's and Tremont's Management Development and Compensation Committees, the TIMET and Tremont Boards approved a bonus of $100,000 for Mr. Compofelice with respect to his services on behalf of TIMET and Tremont during 1995.



(5) Under the Company's variable incentive compensation plan applicable to Messrs. Musgraves and Monahan (the "Incentive Compensation Plan"), a portion of the compensation payable to the Company's officers who participate in the Incentive Compensation Plan is based upon the Company's financial performance. The balance of the compensation payable to the Company's officers under the Incentive Compensation Plan is based on the assessed performance of the individual officer.



         Based on the Company's 1995 financial results, all compensation paid under the Incentive Compensation Plan to Messrs. Musgraves and Monahan for such year related solely to individual performance and no compensation was payable with respect to the Company's performance. For 1996, the payments under the Incentive Compensation Plan to Messrs. Musgraves and Monahan ($140,800 and $123,000, respectively) were based upon a combination of Company performance and assessed individual performance.



         None of Messrs. Martin, Dixey or Compofelice have participated in the Incentive Compensation Plan. In February 1996, the Company's Board adopted a separate incentive compensation program applicable to Messrs. Martin, Dixey and Compofelice that provides for payments based solely upon Company performance. For 1996, awards of $272,500, $302,500, and $145,200 were made to Messrs. Martin, Dixey and Compofelice under this plan.



(6) In February 1996, in connection with the IMI Titanium Acquisition, the Company made special cash and stock bonus awards to certain of its executive officers. Applying the fair value of the Company's common stock at the effective date of grant of the Management Shares, awards totaling $667,831, $333,915, $265,769, $136,292, and $136,292
         were made to Messrs. Martin, Dixey, Compofelice, Musgraves and Monahan, respectively. See Note 9 to the Company's Consolidated Financial Statements in connection with the grants of Management Shares to such persons.



(7) Such amounts represent (i) matching contributions made or accrued by the Company pursuant to the savings feature of the Company's Thrift/Retirement Plan, (ii) retirement contributions accrued by the Company pursuant to the Thrift/Retirement Plan and (iii) life insurance premiums paid by the Company, as follows:



                                  Savings                             Retirement                          Life
                                   Match                             Contribution                       Insurance
                          -------------------------          ----------------------------      --------------------------

                           1995        1996                        1995            1996                  1995    1996
                          ------       -----                       ----            -----                 -----   ----
         Martin           $  250       $13,378                    $2,400          $7,650                 -0-      -0-
         Dixey                --          --                       --              --                    -          -
         Compofelice         900         7,237                     3,000           6,450                 576      576
         Musgraves         1,230         6,429                     3,000           5,550                 576      788
         Monahan           1,200         8,286                     3,000           7,650                 960      960

         Effective with the closing of the Stock Offering, the Company adopted a stock option/stock appreciation/restricted stock plan. See "Principal Stockholders" for information concerning options to acquire Common Stock held by the Company's executives named in the Summary Compensation table above. Prior to 1996, Tremont issued options to acquire Tremont common stock to executive officers of the Company in consideration for such officers' services to the Company or to the Company and Tremont. See "Principal Stockholders" for information concerning Tremont options held by the Company's executives named in the Summary Compensation table above.



(8) The amount for Mr. Dixey represents the amount contributed by TIMET UK to Mr. Dixey's pension and supplemental pension plans as provided for by TIMET UK.




PENSION PLANS



         The Defined Benefit Retirement Plan for Salaried Employees of Titanium Metals Corporation (the "TIMET Retirement Plan") covers substantially all of the Company's salaried employees who were employed by the Company as of or prior to December 31, 1988. Such employees generally became eligible to receive a vested retirement benefit under such plan after completion of five years of service. Benefits under the TIMET Retirement Plan are generally based upon the number of years of service credit, up to 40 years, the final average compensation of each individual employee, and a percentage of such employee's eligible earnings. Final average compensation is calculated using the highest 60 consecutive calendar months of compensation during the last 120 months prior to the date of calculation. Effective December 31, 1988, employees ceased accruing additional years of service credit under the TIMET Retirement Plan. Effective April 2, 1994, employees also ceased accruing additional credit for increases in salary under such plan. John P. Monahan, the only individual named in the "Summary Compensation Table" above who participated in the TIMET Retirement Plan, will be entitled to receive annual payments of approximately $24,000 pursuant to the TIMET Retirement Plan upon reaching age 65.


        The TIMET UK Limited Pension Plan (the "TIMET UK Pension Plan") covers substantially all of TIMET UK's salaried senior employees. Such employees generally became eligible to receive a retirement benefit under such plan after completion of two years of service. Benefits under the TIMET UK Pension Plan are generally formulated on the basis is a straight life annuity based upon the number of years of pensionable service credited to the participant, up to a maximum of 32 years, divided by 48 years and multiplied by the final pensionable pay of the participant after deducting a basic state pension offset. Final pensionable pay is calculated using the average pay during the highest three years of employment.



        The following table lists annual benefits under the TIMET UK Pension Plan for the pensionable pay and years of pensionable service set forth below:



--------------------------------------------------------------------------------
                         Years of Pensionable Service
--------------------------------------------------------------------------------
Pensionable       15           20         25          30          35
Pay
--------------------------------------------------------------------------------
$125,000        $39,062     $52,083     $65,104     $78,125     $83,333
--------------------------------------------------------------------------------
$150,000        $41,875     $55,833     $69,792     $83,750     $89,333
--------------------------------------------------------------------------------




        Pensionable pay pursuant to the TIMET UK Pension Plan is capped at approximately L82,200 (approximately $134,000 at current exchange rates). As of December 31, 1996, Mr. Andrew R. Dixey is the only named executive who participates in the TIMET UK Pension Plan. Because Mr. Dixey's compensation exceeds the earnings cap under the TIMET UK Pension Plan, his pensionable pay under the TIMET UK Pension Plan is equal to the earnings cap. As of December 31, 1996, Mr. dixey was credited with 1.25 years of pensionable service under the TIMET UK Pension Plan.



        In addition to the TIMET UK Pension Plan, Mr. Dixey participates in a supplemental pension plan through TIMET UK. The TIMET UK supplemental plan requires monthly contributions by TIMET UK of 1/12 of 20% of Mr. Dixey's basic monthly salary over the TIMET UK Pension Plan earnings cap and 20% of Mr. Dixey's bonus paid during such month in excess of the earnings cap. Upon retirement TIMET UK's contributions to the plan are required to be paid to Mr. Dixey.

         STOCK OPTION/SAR GRANTS



The following table provides information, with respect to the executive officers of the Company named in the Summary Compensation Table above, concerning the grant of stock options under the TIMET Incentive Plan during fiscal year 1996. No stock appreciation rights ("SARs") have been granted under the TIMET Incentive Plan.



                                        Percent of                                      Potential Realizable
                      Number of       Total Options                                    Value at Assumed Annual
                     Securities         Granted to                                       Rate of Stock Price
                     Underlying        Employees in                                    Appreciation for Option
                       Options         Fiscal Year      Exercise or                         Term (5) ($)
                     Granted (1)                        Base Price      Expiration     -----------------------
       Name              (#)                            ($/share)          Date          5%           10%
---------------------------------------------------------------------------------------------------------------
 Martin                    18,000                        23.00 (2)       6/4/2006      260,362        659,809
                           18,000                        26.00 (3)       6/4/2006      206,362        605,809
                           18,000            10.1%       29.00 (4)       6/4/2006      152,362        551,809
---------------------------------------------------------------------------------------------------------------
 Dixey                     15,000                        23.00 (2)       6/4/2006      216,969        549,841
                           15,000                        26.00 (3)       6/4/2006      171,969        504,841
                           15,000             8.4%       29.00 (4)       6/4/2006      126,969        459,841
---------------------------------------------------------------------------------------------------------------
 Compofelice                8,500                        23.00 (2)       6/4/2006      122,949        311,577
                            8,500                        26.00 (3)       6/4/2006      97,449         286,077
                            8,500             4.8%       29.00 (4)       6/4/2006      71,949         260,577
---------------------------------------------------------------------------------------------------------------
 Musgraves                  6,000                        23.00 (2)       6/4/2006      86,787         219,936
                            6,000                        26.00 (3)       6/4/2006      68,787         201,936
                            6,000             3.4%       29.00 (4)       6/4/2006      50,787         183,936
---------------------------------------------------------------------------------------------------------------
 Monahan                    6,000                        23.00 (2)       6/4/2006      86,787         219,936
                            6,000                        26.00 (3)       6/4/2006      68,787         201,936
                            6,000             3.4%       29.00 (4)       6/4/2006      50,787         183,936
---------------------------------------------------------------------------------------------------------------



(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth, and fifth anniversaries.



(2) Exercise price is the market value of TIMET Common Stock on the grant date, calculated as the price to the public in the Stock Offering (the "IPO Price") on such date.



(3)      Exercise price is equal to the IPO Price plus $3.00.



(4)      Exercise price is equal to the IPO Price plus $6.00.



(5) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the IPO Price on the date of grant. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of TIMET Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $37.46 and $59.66 at the assumed 5% and 10% rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS



         No TIMET stock options were exercised during the last fiscal year and no SARs have been granted. Accordingly, the table showing information concerning the exercise of stock options during the last fiscal year and the value of unexercised options at the end of the fiscal year has been omitted.




AGREEMENTS WITH EXECUTIVES



         In connection with the employment of Andrew R. Dixey by the Company in February 1996, the Company entered into an agreement with Mr. Dixey which provides, among other things, that Mr. Dixey may be terminated by the Company at any time. In the event that such termination is without cause (as defined), the Company has agreed to pay Mr. Dixey one year's base salary upon termination.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



         Prior to July 1996, the Company's Management Development & Compensation Committee (the "Compensation Committee") included, at various times, former directors Susan E. Alderton, Dr. Ralph L. Cotton, and R. Barry Pointon, along with J. Landis Martin, the Company's Chairman and Chief Executive Officer. Since July 1996, the Compensation Committee has been composed of Edward C. Hutcheson, Jr. (Chairman) and Gen. Thomas P. Stafford.



         During 1996, Joseph S. Compofelice, the Company's Vice President and Chief Financial Officer and a director, served as an executive officer and director of NL and an executive officer of Tremont and Susan E. Alderton served as an executive officer of NL and a director of Tremont.



        In addition, during 1996, Mr. Martin served as a director of Castle Tower and a member of the compensation committee of that company's board. For a portion of 1996, Mr. Hutcheson served as President and Chief Executive Officer of Castle Tower.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Certificate of Incorporation provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that, the Certificate of Incorporation does not eliminate the liability of a director for
(i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

         The Company's Bylaws provide that the Company shall indemnify and advance expenses to the currently acting and former directors, officers, employees and agents of the Company or of another corporation, partnership, joint venture, trust or other enterprise if serving at the request of the Company arising in connection with their acting in such capacities. In addition, Section 145 of the Delaware General Corporation Law permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding beneficial ownership, as defined by the regulations of the Commission, of the Company's Common Stock as of September 30, 1996 for (i) each director and each current executive officer named in the Summary Compensation Table set forth in "Management," (ii) all directors and current executive officers of the Company as a group, and (iii) each person known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock. All beneficial ownership is sole and direct unless otherwise indicated.

         See footnote 1 for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially owned by Tremont. Information concerning ownership of Tremont, which may be deemed to be the Company's parent company, is contained in footnote 1 and the table below, captioned "Ownership of Tremont Common Stock."

                        OWNERSHIP OF TIMET COMMON STOCK


                                                      AMOUNT
                                                        AND
                                                      NATURE
                                                         OF
                                                    BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP     COMMON STOCK
------------------------------------                 ---------     ------------
5% Stockholders:
  Tremont Corporation(1)(2)                         9,525,000          30.3%
    1999 Broadway, Suite 4300
    Denver, Colorado 80202
  Union Titanium Sponge Corporation(2)              3,150,000          10.0%
    c/o Toho Titanium Company Ltd.
    2-13-31 Kohnan
    Minato-ku
    Tokyo 108, Japan
  IMI Americas, Inc.(2)(3)                          2,011,305            6.4%
    One Cornelius Place
    Anoka, Minnesota 55104
Directors:(4)
  J. Landis Martin (5)                                 41,357             *
  Joseph S. Compofelice (5)                            22,353             *
  Andrew R. Dixey                                      17,925             *
  Edward C. Hutcheson, Jr.                              1,400             *
  Gen. Thomas P. Stafford                                 700             *
  Yukiji Tadokoro                                         400             *
Executive Officers:(4)
  Paul J. Bania                                         6,500             *
  Thomas A. Buck                                        8,500             *
  John P. Monahan                                       7,100             *
  Robert E. Musgraves                                   8,500             *
All directors and executive officers as a group
  (16 persons):(4)(5)                                 122,145             *

  *      Less than 1%.

(1) Contran is the holder of approximately 3.2% of Tremont's outstanding common stock. Valhi Group, Inc. ("VGI") and National City Lines, Inc. ("National") are the holders of approximately 35.3% and 4.7%, respectively, of Tremont's outstanding common stock. In addition, NL, Valmont Insurance Company ("Valmont") and the Combined Master Retirement Trust (the "Master Trust") are the holders of 36,137, 30,490 and 3,506 shares, respectively, of Tremont common stock, less than 1% of the outstanding Tremont common stock.

                 Valhi is the holder of 100% of the outstanding common stock of Valmont. Valhi and Tremont are the holders of approximately 55% and 17.7%, respectively, of the outstanding common stock of NL. VGI, National and Contran are the holders of approximately 75.1%, 10.1% and 6.2%, respectively, of the outstanding common stock of Valhi, and the Master Trust is the holder of approximately .1% of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.7% and 54.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of Harold C. Simmons' children and grandchildren (the "Trusts"), of which Harold C. Simmons is the sole trustee. As sole trustee of the Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by the Trusts. However, Mr. Simmons disclaims beneficial ownership thereof. The Master Trust is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is sole trustee of the Master Trust and sole member of the Trust Investment Committee for the Master Trust. The trustee and members of the Trust Investment Committee for the Master Trust are selected by Valhi's Board of Directors. Harold C. Simmons and Glenn R. Simmons are each members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans which invest through the Master Trust.
         However, each such person disclaims beneficial ownership of the Valhi common stock and Tremont common stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

                 Contran's ownership percentages of Valhi and Tremont reported above include 0.2% of the outstanding shares of Valhi common stock and 2.1% of the outstanding shares of Tremont common stock, respectively, which shares are directly held by the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2"). NationsBank of Texas, N.A. serves as trustee (the "Trustee") of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares held by the CDCT No. 2, (ii) shares dispositive power with the Trustee over such shares and (iii) may be deemed the indirect beneficial owner of such shares.

                 Harold C. Simmons is Chairman of the Board of NL, Chairman of the Board, President and Chief Executive Officer of Contran, Dixie Holding, NOA, National, VGI and Valhi, is Chairman of the Board and Chief Executive Officer of Dixie Rice and Southwest, and a director of Tremont. By virtue of the holding of such offices, the stock ownership described above and Mr. Simmons' service as trustee as described above, Mr. Simmons may be deemed to control Contran, Southwest, Dixie Rice, Dixie Holding, NOA, National, VGI, Valhi, Tremont, the Company and NL, and Mr. Simmons, VGI, National, NOA, Dixie Rice, Dixie Holding, Southwest and Contran may be deemed to possess indirect beneficial ownership of the Common Stock directly beneficially owned by Tremont and the Tremont common stock held by Contran and its subsidiaries. However, Mr. Simmons disclaims beneficial ownership of the shares of Common Stock and Tremont common stock beneficially owned, directly and indirectly, by such entities.

(2) The shares of Common Stock shown as beneficially owned by Tremont and UTSC exclude 1,508,075 shares and 503,230 shares, respectively, obtainable within 60 days of the date of this Prospectus upon exercise an option expiring February 15, 1999 granted by IMI Americas Inc. to Tremont (25% of which was concurrently assigned to UTSC) in connection with the IMI Titanium Acquisition (the "IMI Option") at an exercise price of $7.95 per share. In connection with the Stock Offering,

         Tremont relinquished its right to acquire 1,615 shares, which were sold by IMI in the Stock Offering. If the IMI Option was fully exercised, Tremont would hold 11,033,075 shares or 35.1% of the outstanding Common Stock as of September 30, 1996, and UTSC would hold 3,653,230 shares of Common Stock or 11.6% of the outstanding Common Stock as of September 30, 1996. UTSC's portion of the IMI Option reverts to Tremont if not exercised by UTSC on or prior to February 11, 1999.

                 UTSC is a Delaware corporation, the shareholders of which are Toho Titanium Company, Ltd. ("Toho"), Nippon Mining and Metals Company, Ltd. ("NMMS"), Nippon Steel Corporation ("NSC"), Mitsui & Co., Ltd. ("Mitsui Japan") and Mitsui & Co. (U.S.A.), Inc. ("Mitsui USA"). The shareholders of UTSC may be deemed to share beneficial ownership of the Common Stock held of record by UTSC by virtue of being shareholders of UTSC, but each expressly disclaims such beneficial ownership. The business address for Toho is Shinagawa NSS Building 2-13-31, Kohnan, Minato-ku, Tokyo 108, Japan; for NMMS is 10-1,Toranomon 2-chome, Minato-ku, Tokyo 105, Japan; for NSC is 6-3 Ohtemachi 2-chome, Chiyoda-ku, Tokyo 100-71, Japan; for Mitsui Japan is 2-1 Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan; and for Mitsui USA is 200 Park Avenue, New York, New York 10166-0130.

(3) All of the outstanding capital stock of IMI Americas Inc. is held, directly or indirectly, by IMI plc.

(4) The address of all such persons is 1999 Broadway, Suite 4300, Denver, Colorado 80202. The shares of Common Stock shown as beneficially owned by Mr. Martin include 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin. The shares of Common Stock shown as beneficially owned by Mr. Monahan include 100 shares held by Mr. Monahan's son, beneficial ownership of which is disclaimed by Mr. Monahan. The shares of Common Stock shown as beneficially owned by Mr. Musgraves include 1,000 shares held by Mr. Musgraves' mother-in-law, beneficial ownership of which is disclaimed by Mr. Musgraves.

(5) Includes 3,000 Convertible Preferred Securities held by Mr. Martin and 2,000 Convertible Preferred Securities held by Mr. Compofelice, convertible into 4,107 and 2,678 shares of Common Stock, respectively. See "Selling Holders."

        The following table sets forth information regarding beneficial ownership of Tremont's common stock as of September 30, 1996, for (i) each director and each current executive officer named in the Summary Compensation Table set forth in "Management," and (ii) all directors and current executive officers of the Company as a group. All information has been taken from or based upon ownership filings made by such persons with the Commission or upon
information provided by such persons to Tremont.  All   beneficial ownership is
sole and direct unless otherwise indicated.


                                               OWNERSHIP OF TREMONT COMMON STOCK


                                                                         AMOUNT
                                                                       AND NATURE
                                                                            OF
                                                                       BENEFICIAL               PERCENT OF
NAME OF BENEFICIAL OWNER                                                OWNERSHIP              COMMON STOCK
------------------------                                                ---------              ------------
Directors:
  J. Landis Martin(1)                                                        163,418                  2.2%
  Joseph S. Compofelice(2)                                                    20,000                    *
  Andrew R. Dixey                                                                -0-
  Edward C. Hutcheson, Jr.                                                       -0-
  Gen. Thomas P. Stafford(2)                                                   4,000                    *
  Yukiji Tadokoro                                                                -0-
Executive Officers:
  Paul J. Bania(2)                                                             3,200                    *
  Thomas A. Buck(2)                                                           14,200                    *
  John P. Monahan(2)                                                          12,273                    *
  Robert E. Musgraves(2)                                                      14,210                    *
All directors and executive officers
  as a group (16 persons)(1)(2)                                              231,001                  3.1%


*        Less than 1%.

(1) The shares of Tremont common stock shown as beneficially owned by J. Landis Martin include 42,500 shares which Mr. Martin has the right to acquire by exercise of options within 60 days of September 30, 1996 and 510 shares held for the benefit of Mr. Martin under the Savings Plan for Employees of NL. Such shares also include 2,300 shares held by Mr. Martin's wife, 1,900 shares held by the Martin's Children Trust No. II for which Mr. Martin is trustee, and 100 shares held by one of Mr. Martin's daughters, with respect to which shares beneficial ownership is disclaimed by Mr. Martin.

(2) The shares of Tremont common stock shown as beneficially owned by General Thomas P. Stafford, Joseph S. Compofelice, Paul J. Bania, Thomas A. Buck, John P. Monahan and Robert E. Musgraves and all directors and executive officers as a group include 3,000, 10,000, 10,200, 14,200, 10,200, 14,200 and 113,700 shares, respectively, which such persons have the right to acquire by the exercise of options within 60 days of September 30, 1996 and, in the case of Mr. Musgraves, 10 shares held by his mother-in-law, beneficial ownership of which is disclaimed by Mr. Musgraves.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS WITH RELATED PARTIES

         The Company may be deemed to be controlled by Harold C. Simmons. Corporations that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (i) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (ii) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly-held minority equity interest in another related party.
The Company continuously considers, reviews and evaluates, and understands that Contran, Tremont and related entities consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more such transactions in the future. It is the policy of the Company to engage in transactions with related parties on terms which are, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.


        J. Landis Martin, Chairman of the Board and Chief Executive Officer of the Company, is also currently Chairman of the Board, Chief Executive Officer and President of Tremont. Mr. Martin also serves as a director, and President and Chief Executive Officer of NL. Joseph S. Compofelice, Vice President and Chief Financial Officer and a director, is also Vice President and Chief Financial Officer of Tremont and Executive Vice President of Valhi. Mr. Compofelice also serves as a director, and Vice President and Chief Financial Officer of NL. Robert E. Musgraves, Vice President and General Counsel of the Company, is also Vice President and General Counsel of Tremont. Mark A. Wallace, Vice President--Strategic Change of the Company, is also Vice President and Controller of Tremont. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Such
individuals divide their time among the companies for which     they serve as
executive officers.


         Although no specific procedures are in place which govern the treatment of transactions among the Company and Tremont, the board of directors of each includes one or more members who are not officers or directors of any entity that may be deemed to be related to the Company. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

         The Company understands that Tremont and related entities may consider acquiring or disposing of shares of Common Stock through open-market or privately-negotiated transactions depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of the Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors. The Company does not presently intend, and understands that Tremont does not presently intend, to engage in any transaction or series of transactions which would result in the Common Stock becoming eligible for termination of registration under the Exchange Act, or ceasing to be traded on a national securities exchange.

         Under the Investment Company Act of 1940 (the "Investment Company Act"), companies such as mutual funds that engage in the investment business are subject to regulation by the Commission as investment companies. The Investment Company Act defines an investment company to include an issuer that
(i) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the fair value of such issuer's total assets on an unconsolidated basis (exclusive of cash and cash items). Investment securities are defined generally to include all securities other than those issued by majority-owned subsidiaries of the issuer.

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         Tremont is, and has been for the past several years, primarily engaged in the business of operating manufacturing businesses through the Company and NL. Tremont does not now nor has it ever engaged or intended to engage in the business of investing, reinvesting, owning, holding or trading of securities. Nevertheless, following the IMI Titanium Acquisition, Tremont ceased to own a majority of the Company's Common Stock. As a result, the Common Stock and NL shares held by Tremont might both be deemed to be investment securities.


         Based on the technical provisions of the Investment Company Act and because Tremont believes that regulation as an investment company would be undesirable for a company that engages in a manufacturing business, Tremont has taken the steps necessary to give itself the benefit of a temporary exemption under the Investment Company Act, and has sought an order from the Commission that Tremont is primarily engaged, through the Company and NL, in a non-investment company business. The Company also understands that Tremont intends to study the future direction and opportunities available to Tremont with a view to obviating, within one year (the time period afforded by the exemption), any argument concerning Tremont's possible status as an investment company under the Investment Company Act. Based upon current trends, the Company believes other exemptions may be available should the Commission not act on, or deny, Tremont's application for an exemptive order. The Company does not expect that the resolution of Tremont's status under the Investment Company Act will have an adverse effect upon the Company.


CONTRACTUAL RELATIONSHIPS


        Effective January 1, 1996, the Company and Tremont entered into an intercorporate services agreement which provides that the parties will render certain management, financial, tax and administrative services to each other. The term of the agreement is one year, subject to renewal on a quarterly basis. Prior to entering into the intercorporate services agreement, the Company charged Tremont a net amount of approximately $.3 million in 1993 and nil in 1994 for such services (including payments for salary, bonus and stock-based compensation). Tremont charged the Company a net amount of approximately $.9 million in 1995 for such services (including payments for salary, bonus and stock-based compensation). The Company charged Tremont approximately $.5 million under the intercorporate services agreement in 1996. See "Management--Executive Compensation."



         As a result of the Stock Offering, the Company repaid certain loans to Tremont in the aggregate principal amount of $17.7 million together with accrued but unpaid interest of $4.8 million.

         In connection with the operations of the Company's Henderson, Nevada facility, the Company purchases utility services from Basic Investments, Inc. and its subsidiaries (collectively, "BII") pursuant to various agreements. During 1995, the aggregate amount paid by the Company to BII was less than $1 million. A 75%-owned subsidiary of Tremont owns approximately 32% of BII.

         The Company believes that the terms of the foregoing intercorporate services agreement, loans and other transactions with Tremont and BII were no less favorable to the Company than it might have obtained from unaffiliated third parties.

         In connection with the IMI Titanium Acquisition, the Company issued $20 million of subordinated debt to IMI in exchange for a like amount of debt previously owed to IMI by IMI Titanium Ltd. A portion of the proceeds of the Stock Offering was used to prepay such debt.

         Also in connection with the IMI Titanium Acquisition, TIMET UK leased its manufacturing facility in Witton, England from IMI. The leases on the principal facilities are for 30-year terms. TIMET UK pays aggregate rental thereunder of approximately L650,000 per year, which amount is subject to adjustment every five years based on changes in the Retail Prices Index for all items excluding housing as published by HM Government's Central Statistical Office. The Company has guaranteed the obligations of TIMET UK under these leases.

         In connection with the construction and financing of the Company's VDP plant, UTSC licensed certain technology to the Company and received, among other consideration, the right to acquire up to 20% of the Company's annual production capacity of VDP sponge at agreed-upon prices through early 1997 and higher formula-determined prices thereafter through 2008. The Company believes its selling prices to UTSC to be below fair market value and that such discount represents consideration to UTSC for the licensed technology. Sales to UTSC in 1993, 1994 and 1995 were $1 million, $2 million and $9 million, respectively.

         The foregoing transactions with IMI and UTSC were entered into in connection with those entities becoming stockholders of this Company.

         Toho Titanium Company, Ltd., a shareholder of UTSC, is through an intermediary trading company, a party to a contract with TIMET UK pursuant to which TIMET UK purchases sponge. The contract covers up to 3.2 million pounds during 1996 at fixed prices. The Company believes that the terms of the agreement are no less favorable to the Company than the Company might have obtained from unaffiliated third parties.

SHAREHOLDERS' AGREEMENTS


        In connection with the investment by UTSC in the Company, the Company, Tremont, UTSC, and the stockholders of UTSC entered into an agreement dated May 30, 1990, as amended (the "Investors' Agreement"), that regulates certain aspects of the governance of the Company. The Investors' Agreement (as recently amended, as discussed below) provides, among other things, that so long as UTSC and its stockholders hold at least 10% of the "Adjusted Outstanding TMC Voting Securities": (i) the Board of the Company shall be composed of seven or fewer members, of whom one shall be designated by UTSC;
(ii) UTSC's approval shall be required for the dissolution or liquidation of the Company or any of its subsidiaries or the filing by the Company of a petition in bankruptcy or the commencement by the Company of any other proceeding seeking relief from its creditors; and (iii) UTSC shall be entitled to receive certain periodic information about the Company. Adjusted Outstanding TMC Voting Securities means: (i) all Common stock outstanding prior to the Stock Offering (other than 92,950 shares issued to certain members of management in 1996), (ii) all shares of Common Stock issued in the Stock Offering, and (iii) shares of Common Stock issued following the Stock Offering (unless the issuance of such shares would cause UTSC to lose its rights associated with owning 10% of the Adjusted Outstanding TMC Voting Securities or the termination of the Investors' Agreement, in which case such shares will be counted only if UTSC is afforded certain pre-emptive rights to avoid such dilution), but does not include shares issued in connection with any existing
or future employee or director stock    option or compensation plan.


         The Investors' Agreement also provides for: (i) mutual rights of indemnification between UTSC and the Company for losses arising from any material breach of a covenant or agreement contained in the Investors' Agreement with respect to various representations and warranties made in connection with UTSC's investment in the Company; (ii) certain limitations on the right of UTSC to transfer its shares of Common Stock; (iii) a right of first refusal, under certain circumstances, in favor of Tremont on a proposed transfer of UTSC's Common Stock; (iv) provisions for the arbitration of certain disputes arising under the Investors' Agreement; and (v) termination of the Investors' Agreement in the event that UTSC and its stockholders or their affiliates, as a group, hold less than 5% of the Adjusted Outstanding TMC Voting Securities.

         In connection with the IMI Titanium Acquisition, the Company, Tremont, IMI and two of its affiliates, IMI Kynoch Ltd. and IMI Americas Inc., entered into an agreement dated February 15, 1996, as amended March 29, 1996 (the "Shareholders' Agreement") to regulate certain matters relating to the governance of the Company as among the Company, Tremont and its affiliates, and IMI and its affiliates. UTSC is not a party to the Shareholders' Agreement and has no rights or obligations as a party to the Shareholder's Agreement.
Certain rights granted to Tremont and IMI and their permitted transferees ("Holders") under the Shareholders' Agreement depend on the percentage of Common Stock held at any given time. With respect to representation on the Company's Board of Directors, the Shareholders' Agreement generally provides that each party shall vote its Common Stock in favor of four nominees of Tremont for the Board of Directors so long as Tremont holds at least 30% of the outstanding Common Stock. In addition, each party shall vote its Common Stock in favor of two nominees of any Holder of 20% or more of the outstanding Common Stock (a "20% Holder"); and one nominee of a Holder of 10% or more of the outstanding Common Stock (a "10% Holder").

         The Company has agreed in the Shareholders' Agreement that, without the approval of each 20% and 10% Holder, it shall not cause or permit the dissolution or liquidation of the Company or any of its subsidiaries or the filing by the Company of a petition in bankruptcy or the commencement by the Company of any other proceeding seeking relief from its creditors. The Company has also agreed to provide each 10% Holder certain periodic information about the Company and its subsidiaries, which right is subject to confidentiality restrictions.

         The Shareholders' Agreement also provides for: (i) rights of indemnification among the Company, Tremont and IMI with respect to various representations and warranties made in connection with the IMI Titanium Acquisition; (ii) certain limitations on the rights of a Holder to transfer its shares of Common Stock; (iii) restrictions on the ability of a Holder to transfer certain of the rights accorded by the Shareholders' Agreement; (iv) agreements not to engage in competition with the Company if the Holder is a 20% Holder; (v) grant of the IMI Option described below; (vi) the arbitration of certain disputes arising under the Shareholders' Agreement; and (vii) termination of the Shareholders' Agreement in the event no Holder of 5% of the outstanding Common Stock exists.

         In connection with the IMI Titanium Acquisition, IMI Americas, Inc. granted Tremont the IMI Option, giving Tremont the right to acquire 2,012,920 shares of Common Stock. Concurrently with the grant of the IMI Option, Tremont assigned to UTSC certain rights to acquire 503,230 shares of Common Stock from IMI. Tremont waived its rights as to 1,615 shares of Common Stock which were sold by IMI in the Stock Offering. See "Principal Stockholders."

         The preceding description of the Investors' Agreement, the Shareholders' Agreement and the IMI Option is a summary and is qualified in its entirety by the provisions of the Investors' Agreement and Shareholders' Agreement, which are included as exhibits to the Registration Statement of which this Prospectus is a part.

REGISTRATION RIGHTS


         Under the Investors' Agreement and subject to certain limitations, so long as UTSC or its stockholders hold at least 5% of the outstanding Common Stock of the Company, UTSC and its stockholders are entitled to certain rights with respect to registration under the Securities Act of the shares of Common Stock that are held by UTSC. UTSC holds 3,150,000 shares (10% of the outstanding Common Stock) and, pursuant to the IMI Option, has the right to acquire an additional 503,230 shares from IMI. The Investors' Agreement provides that (i) UTSC and its stockholders and their permitted transferees have one right (the "Demand Right") to request the Company to register under the Securities Act at least 50% of the shares of Common Stock and any equity securities of the Company convertible into, or exercisable or exchangeable for, any shares of Common Stock held by them or their permitted transferees (the "Registrable Securities"); and (ii) if the Company proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, UTSC and its stockholders and their permitted transferees have two rights to request the Company to include in such registration the Registrable Securities held by them or their permitted transferees (the "Piggyback Right"), provided that such Piggyback Right shall remain in effect if the Company fails to effect the registration of all Registrable Securities requested to be registered. Under most circumstances, substantially all of the expenses for a registration pursuant to a Demand Right are to be borne by UTSC, and substantially all of the expenses for a registration pursuant to a Piggyback Right are to be borne by the Company, other than underwriting commissions and discounts on, and incremental registration fees relating, to the Registrable Securities included in the registration. Under certain circumstances, the number of shares included in such registrations may be limited. The Company has agreed to indemnify the holders of any Registrable Securities being registered by the Company pursuant to the Investors' Agreement, as well as the holder's directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act. Pursuant to these requirements, UTSC requested registration of 3,653,230 shares of Common Stock (consisting of shares currently held by UTSC and shares UTSC can obtain upon exercise of the IMI Option) in connection with this Prospectus.


         Under the Shareholders' Agreement, IMI, Tremont and their affiliates are entitled to certain rights with respect to the registration under the Securities Act of the shares of Common Stock that are held by each of them.
The Shareholders' Agreement generally provides, subject to certain limitations, that (i) 10% Holders shall have two rights, only one of which can be on Form S-1, to request the Company to register under the Securities Act an amount of not less than $25 million of Registrable Securities; and (ii) if the Company proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, IMI, Tremont and their affiliates have the right to request the Company to include in such registration the Registrable Securities held by them or their permitted transferees so long as each holds in excess of 5% of the outstanding shares of Common Stock (or to sell the entire balance of any such Registrable Securities even though less than 5%). The Company is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such registrations may be limited. The Company has agreed to indemnify the holders of any Registrable Securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holder's directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act. Pursuant to these requirements, Tremont requested registration of 1,508,075 shares of Common Stock (equivalent to the number of shares Tremont can obtain upon exercise of the IMI Option) in connection with this Prospectus.

         The preceding description of the Investors' Agreement and Shareholders' Agreement is a summary and is qualified in its entirety by the provisions of the Investors' Agreement and Shareholders' Agreement, which are included as exhibits to the Registration Statement of which this Prospectus is a part.


              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference certain terms of the Trust Indenture Act, and is qualified under the Trust Indenture Act. The Property Trustee, The Chase Manhattan Bank, is acting as indenture trustee for the Convertible Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Convertible Preferred Securities is subject to, and qualified in its entirety by reference to, the Declaration, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

         The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust. The Convertible Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Trust Common Securities, as well as other benefits as described in the Declaration. The Convertible Preferred Securities were issued in fully registered form without coupons.

         All of the Trust Common Securities are owned by the Company. The Trust Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Convertible Preferred Securities. See "-- Subordination of Trust Common Securities." Title to the Convertible Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee will be held by The Chase Manhattan Bank, as the Guarantee Trustee, for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover the payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is (i) to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or
(ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "-- Voting Rights."

         The Declaration does not contain covenants or provisions (such as limitations on the incurrence of indebtedness or liens, asset sales or the issuance and sale of subsidiary stock) that afford holders of Convertible Preferred Securities protection in the event of a highly leveraged transaction or other similar transactions involving TIMET that could adversely affect such holders.

DISTRIBUTIONS

         Distributions on Convertible Preferred Securities are fixed at a rate per annum of 6.625% of the stated liquidation amount of $50 per Convertible Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at a rate per annum of 6.625% thereof compounded quarterly. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Convertible Preferred Securities will be cumulative, will accumulate from November 26, 1996 and will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing March 1, 1997, when, as and if available for payment, by the Property Trustee, except as otherwise described below. The Company has the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period") during which no interest (excluding for such purposes, Additional Interest, if any) shall be due and payable; provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of such extension, quarterly distributions on the Convertible Preferred Securities will be deferred during any such Extension Period (although such distributions will continue to accumulate with interest since interest will continue to accrue on the Convertible Debentures and will be compounded quarterly). The Company has agreed that, in the event that the Company exercises this right, during such Extension Period it will, among other things (a) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period of up to 20 consecutive quarters, subject to the above restrictions. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." If distributions are deferred, the accumulated distributions and accrued interest thereon shall be paid to the holders of record of Convertible Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

         Distributions on the Convertible Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Trustee Account. Amounts available to the Trust for distribution to the holders of the Convertible Preferred Securities will be limited to payments received by the Trust from the Company in respect of the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company, as set forth under "Description of the Guarantee."

         Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which generally will be the February 15, May 15, August 15 and November 15 prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Payment and Paying Agents" below. In the event that any date on which distributions are payable on the Convertible Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York or in Chicago, Illinois are authorized or required by law to close.

CONVERSION RIGHTS

         General. Convertible Preferred Securities are convertible at any time after 90 days following November 26, 1996 and prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the date of repayment of such Convertible Preferred Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the option of the holder thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of 1.339 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of approximately $37.34 per share of Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. The Trust has covenanted in the Declaration not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Convertible Preferred Securities. A holder of a Convertible Preferred Security wishing to exercise its conversion right must deliver an irrevocable notice of conversion, together, if the Convertible Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent, which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Common Stock. Holders may obtain copies of the required form of the notice of conversion from the Conversion Agent. Procedures for converting book-entry Convertible Preferred Securities into shares of Common Stock differ, as described under "--Book-Entry Only Issuance-- The Depository Trust Company."

         Holders of Convertible Preferred Securities at 5:00 p.m. (New York City time) on a distribution record date will be entitled to receive the distribution payable on such Convertible Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Convertible Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities; provided, however, that any holder of Convertible Preferred Securities who delivers such Convertible Preferred Securities for conversion after receiving a notice of redemption from the Property Trustee during an Extension Period will be entitled to receive all accumulated and unpaid distributions to the date of conversion. Each conversion will be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the related conversion notice was received by the Conversion Agent.

         Shares of Common Stock issued upon conversion of Convertible Preferred Securities will be validly issued, fully paid and nonassessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

         Conversion Price Adjustments--General. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to any class of capital stock of the Company, (b) subdivisions, combinations and reclassification of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for shares of Common Stock at less than the then Current Market Price (as defined below) of the Common Stock, (d) the distribution to holders of Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of Common Stock as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company for Common Stock at a price in excess of 110% of the then Current Market Price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

         The Company may, at its option, make such reductions in the conversion price as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation-- Adjustment of Conversion Price."

         No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless adjustment would require a change of at least 1% in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities.

         Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of the Company. In the event that the Company shall be a party to any transaction (including, without limitation, and with certain exceptions (a) a recapitalization or reclassification of the Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other Person, or any merger of another Person into the Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then the holders of Convertible Preferred Securities then outstanding shall have the right to convert the Convertible Preferred Securities into the kind and amount of securities, cash or other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Securities immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities in the future. For example, if the Company were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.

         Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Convertible Preferred Securities or to the holders of Common Stock. See "United States Federal Income Taxation-- Adjustment of Conversion Price."

MANDATORY REDEMPTION UPON OPTIONAL REDEMPTION OR MATURITY OF CONVERTIBLE DEBENTURES

         The Convertible Debentures mature on December 1, 2026 and may be redeemed, in whole or in part, at any time after December 1, 1999 or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so repaid or redeemed at the applicable Redemption Price; provided that holders of the Trust Securities shall be given not less than 15 nor more than 60 days' notice of such redemption. See "--Special Event Redemption or Distribution," "--Redemption Procedures," and "Description of the Convertible Debentures-- General" and "--Redemption at the Option of TIMET."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

         If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to the accumulated and unpaid distributions on, and having the same record date for payment as, the Convertible Preferred Securities and the Trust Common Securities outstanding at such time would be distributed on a pro rata basis to the holders of the Convertible Preferred Securities and the Trust Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for Federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, provided further, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for Federal income tax purposes (determined without regard to the use made by the Company of the proceeds from the sale of the Convertible Debentures) even if the Convertible Debentures were distributed to the holders of Convertible Preferred Securities and Trust Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 15 nor more than 60 days' notice, to redeem the Convertible Debentures, in whole (but not in part), at 100% of the principal amount plus accrued and unpaid interest, within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Convertible Preferred Securities and Trust Common Securities will be redeemed by the Trust; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption.

         "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated or issued or which interpretation or pronouncement is issued or adopted or which action is taken, in each case, after November 20, 1996 (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to Federal income tax with respect to income accrued or received on the Convertible Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for Federal income tax purposes (determined without regard to the use made by the Company of the proceeds of the Convertible Debentures). Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for Federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in money; provided that such Change in Tax Law does not create more than an insubstantial risk that the

Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in money.

         "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Law becomes effective on or after November 20, 1996.

         On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Convertible Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to the accumulated and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

         There can be no assurance as to the market price for the Convertible Debentures that may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures that an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged.

REDEMPTION PROCEDURES

         The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accumulated and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date fixed for redemption.

         In the event of any redemption in part, the Trust shall not be required (i) to issue, register the transfer of or exchange any Convertible Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at 5:00 p.m. New York City time on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed or (ii) to register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

         If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Convertible Preferred Securities will continue to accumulate at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).

         In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata.

         Subject to the foregoing and applicable law (including, without limitation, Federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF TRUST COMMON SECURITIES

         Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Trust Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full amount of such amount in respect of all outstanding Convertible Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

         In the case of any Declaration Event of Default, the holder of Trust Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Convertible Preferred Securities and not the holder of the Trust Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to the accumulated and unpaid distributions on, the Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

         If, upon any such Liquidation Distribution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.

         Pursuant to the Declaration, the Trust shall terminate (i) upon the bankruptcy of the Company; (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Convertible Preferred Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the certificate of incorporation of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof; (iii) upon the entry of a decree of judicial dissolution of the Company or the Trust; (iv) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof, shall have been paid to the Holders in accordance with the terms of the Trust Securities; (v) upon the occurrence and continuation of a Tax Event pursuant to which the Trust shall have been dissolved in accordance with the terms of the Declaration and all of the Convertible Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities; or (vi) the expiration of the term of the Trust on December 1, 2033.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity or person, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States or the District of Columbia; provided that (i) the Convertible Preferred Securities or any substitute securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Convertible Preferred Securities are then listed or quoted, (ii) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iii) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect and (iv) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee and experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities), including the limited liability of such holders, in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will be treated as a grantor trust for Federal income tax purposes; and, provided further, that if the Trust is not the survivor, (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes Successor Securities for the Convertible Preferred Securities, so long as the Successor Securities rank the same as the Convertible Preferred Securities rank with respect to distributions, assets and payments upon liquidation, redemption and otherwise,
(ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) such successor entity has a purpose substantially identical to that of the Trust and (iv) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for Federal income tax purposes.

DECLARATION EVENTS OF DEFAULT

         An Indenture Event of Default (as defined under "Description of Convertible Debentures--Indenture Events of Default") constitutes a "Declaration Event of Default"; provided that pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Trust Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. The Property Trustee shall notify all holders of the Convertible Preferred

Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default.

         If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the holder of the Convertible Debentures, will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

         Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

         Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee and direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Convertible Preferred Securities that is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. The Property Trustee shall be under no obligation to revoke any action previously authorized or approved by a vote of the holders of the Convertible Preferred Securities or take any action in accordance with the directions of the holders of the Convertible Preferred Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.

         In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder of Convertible Debentures, the Property Trustee may only give such consent at the direction of each holder of Trust Securities. The Property Trustee shall not take any such action in accordance with the direction of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States Federal income tax purposes.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

         Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

         The procedures by which holders of Convertible Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

         Holders of the Convertible Preferred Securities have no right to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company as the holder of the Trust Common Securities.

MODIFICATION OF THE DECLARATION

         The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and, in certain circumstances, the Property Trustee and the Delaware Trustee); provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for Federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the Investment Company Act.

REGISTRATION RIGHTS

         The Company and the Trust have agreed, pursuant to a registration agreement (the "Registration Agreement") with the Initial Purchasers, for the benefit of the holders of the Convertible Preferred Securities, that (i) the Company and the Trust will, at the Company's expense, within 90 days after November 26, 1996, file a registration statement (a "Shelf Registration Statement") covering resales of the Convertible Preferred Securities (together with the Guarantee), the Convertible Debentures and the Common Stock issuable upon conversion thereof pursuant to Rule 415 under the Securities Act, (ii) the Company and the Trust shall use best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after November 26, 1996 and (iii) the Company and the Trust will maintain such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (x) November 26, 1999, (y) such date as restrictions on resales shall terminate pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or (z) such date as of which all the Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof have been sold pursuant to such Shelf Registration Statement. If the Shelf Registration Statement is not declared effective within 180 days after November 26, 1996, then, at such time and on each date that would have been the successive 30th day following such time, the per annum interest rate on the Convertible Debentures (which interest rate shall be the original interest rate on the Convertible Debentures plus any increase or increases in such interest rate pursuant to this sentence) will increase by an additional 25 basis points; provided that the interest rate will not increase by more than 50 basis points pursuant to this sentence. Such increase or increases will remain in effect until the date on which the Shelf Registration Statement is declared effective, on which date the interest rate on the Convertible Debentures will revert to the interest rate originally borne by the Convertible Debentures. Pursuant to clause (iii) above, however, if the Company and the Trust fail to keep the Shelf Registration Statement continuously effective for the period specified above, then at such time as the Shelf Registration Statement is no longer effective and on each date thereafter that is the 30th day subsequent to such time and until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) November 26, 1999, (iii) such date as restrictions on resales shall terminate pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or (iv) such date as of which all of the Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof are sold pursuant to the Shelf Registration Statement, the per annum interest rate on the Convertible Debentures will increase by an additional 25 basis points; provided that the interest rate will not increase by more than 50 basis points pursuant to this sentence. Any increase in the interest rate on the Convertible Debentures will result in a corresponding increase in the rate at which distributions will accumulate on the Convertible Preferred Securities. The Company shall have the right, however, to suspend the use of the prospectus which forms part of the Shelf Registration Statement, as more fully described below. This Prospectus is part of the Shelf Registration Statement filed in connection with these requirements.

         The Company and the Trust will provide or cause to be provided to each holder of the Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof, copies of this Prospectus, notify or cause to be notified each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Convertible Preferred Securities, Convertible Debentures, and the Common Stock issued upon conversion thereof. A holder of Convertible Preferred Securities, Convertible Debentures, or the Common Stock issued upon conversion thereof that sells such securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to a holder (including certain indemnification and contribution rights and obligations).

         The Company will be permitted to suspend the use of this Prospectus for a period not to exceed 30 days in any three-month period or two periods not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The Company will pay all expenses of the Shelf Registration Statement, provide to each registered holder of Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof copies of this Prospectus, notify each such registered holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Convertible Preferred Securities, Convertible Debentures and the Common Stock issued upon conversion thereof.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

         Except as described in the next paragraph, the Depository Trust Company ("DTC") will act as securities depositary for the Convertible Preferred Securities, and the Convertible Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., as DTC's nominee. One or more fully registered global Convertible Preferred Securities certificates (the "Global Certificates"), will be issued, representing, in the aggregate, Convertible Preferred Securities sold in reliance on Rule 144A, and will be deposited with DTC.

         Convertible Preferred Securities initially sold (i) to certain institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act), (ii) to executive officers and directors of the Company or other individuals having relationships with the Company or such executive officers and directors or (iii) in offshore transactions pursuant to Regulation S





                                                                          - 80
 -
under the Securities Act were issued in fully registered, certificated form ("Certificated Securities"). Upon the transfer of any such Certificated Securities, such Certificated Securities shall , unless the Global Certificates have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Certificates representing the number of Convertible Preferred Securities being transferred. Any such transfers will generally require the delivery by the transferee of a transfer certificate in the form set forth in the Declaration.

         Upon the transfer of an interest in the Global Certificates by a Beneficial Owner (as defined herein) pursuant to Regulation S, the interest in the Global Certificates being transferred may not continue to be held in book-entry form through DTC, will be exchanged for definitive, legended certificates only and will require the delivery by the transferee of a transfer certificate in the form set forth in the Declaration.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Convertible Preferred Securities as represented by a Global Certificate.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Convertible Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Convertible Preferred Securities (a "Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written conformations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in the Convertible Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Convertible Preferred Securities, except in the event that use of the book-entry system for the Convertible Preferred Securities is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Preferred Securities represented thereby for all purposes under the Declaration and the Convertible Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including the presentation of Convertible Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Convertible Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is Declaration Event of Default with respect to the Convertible Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices in respect of the Convertible Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

         Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distributions with respect to the Global Certificates will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Convertible Preferred Securities.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Convertible Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Convertible Preferred Securities will be printed and delivered. In each of the above circumstances, payments with respect to such Convertible Preferred Securities will be made by the Paying Agent. See "--Payment and Paying Agents".

PAYMENT AND PAYING AGENTS

         Payments in respect of the Convertible Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Convertible Preferred Securities. The Paying Agent initially is First Chicago Trust Company of New York. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that First Chicago Trust

Company of New York will no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

         First Chicago Trust Company of New York initially is the Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Convertible Preferred Securities.

         Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

         The Trust will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Company and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their business. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

         The Declaration and the Convertible Preferred Securities are governed by, and will be construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

         The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or characterized as other than a grantor trust for Federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities.

           Holders of the Trust Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

         Set forth below is a summary of information concerning the Guarantee executed and delivered by the Company for the benefit of the holders from time to time of Convertible Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is included as an exhibit to the Registration Statement of which this Prospectus is a part. The Guarantee incorporates by reference the terms of the Trust Indenture Act. It is expected that at the time this Registration Statement becomes effective, the Guarantee will be qualified under the Trust Indenture Act. The Chase Manhattan Bank, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

         Pursuant to and to the extent set forth in the Guarantee, the Company has irrevocably and unconditionally agreed to pay in full to the holders of the Convertible Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders, and the Company would be subrogated to the rights of the holders of such Convertible Preferred Securities to the extent of any payments made by the Company to such holder. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Convertible Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Convertible Preferred Securities would be required to rely on the enforcement (i) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (ii) by such holder of Convertible Preferred Securities of its right of Direct Action against the Company. See "Description of the Convertible Preferred Securities--Declaration Events of Default." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

         The Guarantee is a guarantee on a subordinated basis with respect to the Convertible Preferred Securities from the time of issuance of such Convertible Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Convertible Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Indenture, the Convertible Debentures and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Convertible Preferred Securities issued by the Trust. See "Effect of Obligation Under the Convertible Debentures and the Guarantee."

CERTAIN COVENANTS OF THE COMPANY

         So long as any Convertible Preferred Securities remain outstanding, if
(i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company has agreed under the Guarantee (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including guarantees) that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         As part of the Guarantee, the Company agreed that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities into Common Stock as described in "Description of the Convertible Preferred Securities--Conversion Rights."

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described under "Description of the Convertible Debentures--Consolidation, Merger and Sale of Assets," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price of all Convertible Preferred Securities; (ii) distribution of the Convertible Debentures held by the Trust to the holders of the Convertible Preferred Securities; (iii) liquidation of the Trust; or (iv) distribution of Common Stock to such holder in respect of conversion of such holder's Convertible Preferred Securities into Common Stock. The Guarantee also will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must restore payment of any sum paid under such Convertible Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

         The Guarantee constitutes an unsecured obligation of the Company and will rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company, (iii) senior to the Common Stock and (iv) effectively subordinated to all existing and future indebtedness and liabilities, including trade payables, of the Company's subsidiaries. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

         The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Guarantee is governed by, and will be construed in accordance with, the internal laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

         Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The Indenture incorporates by reference certain terms of the Trust Indenture Act. The Company expects that at the time this Registration Statement becomes effective, the Indenture will be qualified under the Trust Indenture Act. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

         Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

GENERAL

         The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures are limited in aggregate principal amount to 103.092784% of the aggregate liquidation amount of the Convertible Preferred Securities, such amount being the sum of the aggregate liquidation amounts of the Convertible Preferred Securities and the Trust Common Securities.

         The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on December 1, 2026.

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security (as defined herein). See "--Book-Entry and Settlement" below. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of TIMET by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debentures is the Property Trustee, the payment of principal and interest on the Convertible

Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         The Indenture does not contain covenants or provisions (such as limitations on the incurrence of indebtedness or liens, asset sales or the issuance and sale of subsidiary stock) that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transactions involving TIMET that could adversely affect such holders.

SUBORDINATION


         The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of TIMET. No payment of principal (including redemption payments, if any) of, premium, if any, or interest (including Additional Interest and Compound Interest) on, the Convertible Debentures may be made (i) if any Senior Indebtedness of TIMET is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, (ii) if the maturity of any Senior Indebtedness of TIMET has been accelerated because of a default or (iii) if an event of default has occurred and is continuing under the Company's U.S. credit facility or any refinancing of the U.S. credit facility in the bank credit market (including institutional participants therein) that would permit the lenders under the U.S. credit facility or such refinancing to accelerate the maturity thereof or demand payment in full. At December 31, 1996, the Company had no Senior Indebtedness under its U.S. credit facility. Upon any distribution of assets of TIMET to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness of TIMET must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of TIMET to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.


         The term "Senior Indebtedness" means, with respect to TIMET, (i) the principal of, premium, if any, and interest in respect of, (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein, (ii) all indebtedness, and all obligations of TIMET to pay fees and other amounts, under the U.S. credit facility and any refinancing of the U.S. credit facility in the bank credit market (including institutional participants therein), (iii) all capital lease obligations of such obligor, (iv) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding obligations to trade creditors), (v) all obligations of such obligor for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except in the cases of each of clauses (i) through
(vii) above for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) the Trust or a trustee of such Trust or (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with TIMET that is a financing vehicle of TIMET (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities.

         The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by TIMET. Borrowings pursuant to the U.S. credit facility would constitute Senior Indebtedness. The U.S. credit facility currently provides for facilities aggregating $105 million, and the Company has requested an increase to $135 million.

REDEMPTION AT THE OPTION OF TIMET

         TIMET shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time, on or after December 1, 1999, upon not less than 15 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount of the Convertible Debentures) together with accrued and unpaid interest (including Additional Interest and Compound Interest) to, but excluding, the redemption date, if redeemed during the 12-month period beginning December 1:

         YEAR                                    PRICES
         ----                                    ------
         1999                                  104.6375%
         2000                                  103.9750
         2001                                  103.3125
         2002                                  102.6500
         2003                                  101.9875
         2004                                  101.3250
         2005                                  100.6625

and 100% if redeemed on or after December 1, 2006.

         If Convertible Debentures are redeemed on any March 1, June 1, September 1, or December 1, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         TIMET shall also have the right to redeem the Convertible Debentures at any time in whole (but not in part) in certain circumstances upon the occurrence of a Special Event as described under "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" at 100% of the principal amount thereof together with accrued and unpaid interest (including Additional Interest and Compound Interest) to the redemption date.

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

INTEREST

         Each Convertible Debenture shall bear interest at the rate of 6.625% per annum (subject to adjustment as described under "Description of the Convertible Preferred Securities--Registration Rights") from November 26, 1996, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), commencing March 1, 1997, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Convertible Debentures shall not continue to remain in book-entry only form, TIMET shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION

         On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States Federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with original issue discount. The Proposed Legislation was proposed to be effective for debt instruments issued on or after December 7, 1995.

         On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they would be issued prior to the date of any "appropriate Congressional action" or otherwise qualify for transitional relief. However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after November 20, 1996 will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation were enacted that adversely affects the tax treatment of the Convertible Debentures, there could be a distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, in certain circumstances, the redemption of the Convertible Debentures by TIMET and the distribution by the Trust of the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         The Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments (excluding, for such purposes, payments with respect to Additional Interest, if any) from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period; provided no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid interest (including any accrued and unpaid Additional Interest), together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); provided that during any Extension Period, the Company has agreed, among other things (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period of up to 20 consecutive quarters, subject to the above requirements. No interest or any other payment with respect to the Convertible Debentures (other than payments with respect to any applicable Additional Interest, which the Company shall not have the right to defer) shall be due and payable during an Extension Period. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures, the Company shall give the Regular Trustees, the Property Trustee and the Indenture Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) the date the Trust is required to give notice to the Nasdaq National Market (or any applicable self-regulatory organization) or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to the holders of the Convertible Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures and the Indenture Trustee notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the Nasdaq National Market (or any applicable self-regulatory organization) or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

CONVERSION OF THE CONVERTIBLE DEBENTURES

         The Convertible Debentures are convertible into Common Stock at the option of the holders of the Convertible Debentures at any time beginning 90 days following November 26, 1996 and prior to the close of business on December 1, 2026 (or, in the case of Convertible Debentures called for redemption, the close of business on the fifth Business Day prior to the Redemption Date) at the initial conversion price of approximately $37.34 per share subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute $50 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Security so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Common Stock on behalf of such holder. TIMET's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy TIMET's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion.

ADDITIONAL INTEREST

         If at any time prior to the conversion of all of the Convertible Debentures or the redemption or distribution of the Convertible Debentures as described in "Description of Convertible Preferred Securities--Special Event Redemption or Distribution," the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, TIMET will pay as additional interest ("Additional Interest") on the Convertible Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. The Company shall not have the right to defer the payment of such Additional Interest, including during an Extension Period. See "--Option to Extend Interest Payment Period."

CERTAIN COVENANTS

         So long as any Convertible Debentures are outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default,
(ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company has agreed under the Indenture (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeemed any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         The Company has covenanted (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for Federal income tax purposes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Indenture provides that the Company shall not consolidate with or merge with or into any other entity or person or, directly or indirectly convey, transfer or lease all or substantially all of its assets unless (a) if the Company is not the survivor, the successor is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Indenture Event of Default and no event which, after notice or lapse of time, or both, would become an Indenture Event of Default, shall have occurred and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor entity or person shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor entity or person shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

INDENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest and Compound Interest in respect thereof, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including Compound Interest, but excluding Additional Interest, if any) for this purpose; (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; (iii) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to the Company by the Indenture Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (iv) failure by the Company to deliver shares of Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; (v) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities in liquidation of the Trust or upon the redemption of all outstanding Convertible Preferred Securities or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events of bankruptcy, insolvency or reorganization of the Company.

         The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Indenture Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

         Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Convertible Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest (including Additional Interest and Compound Interest) on the Convertible Debentures held by the Trust or the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         The holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (a) a default in payment of the principal of, premium, if any, or interest (including Additional Interest and Compound Interest) on, any Convertible Debentures and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; provided, however, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Convertible Preferred Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of Convertible Preferred Securities shall have consented to such waiver.

         A default under any other indebtedness of the Company or the Trust would not constitute an Indenture Event of Default under the Convertible Debentures.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Indenture Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.

         Subject to the right of holders of Convertible Preferred Securities to institute a Direct Action, no holder of any Convertible Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such holder shall have previously given to the Indenture Trustee written notice of a continuing Indenture Event of Default,
(ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding shall also have made a written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such proceeding within 60 days of such notice, and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request.

         The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

         The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect (as to such holder) the right to convert Convertible Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures the holders of which are required to consent to any such supplemental indenture.

         The Indenture further provides that none of (i) the definitions of "Senior Indebtedness" or "U.S. credit facility," (ii) any other defined term used in the article of the Indenture concerning subordination of the Convertible Debentures and (iii) the provisions of the Indenture concerning subordination of the Convertible Debentures shall be modified or amended without the written consent of the lenders under the Company's U.S. credit facility (and any refinancings thereof).

         In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

BOOK-ENTRY AND SETTLEMENT

         If distributed to holders of Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Convertible Preferred Securities which such Convertible Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

         Except as provided below under "--Discontinuance of the Depository's Services," owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Convertible Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities--Book-Entry Only Issuance- -The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. TIMET may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

         None of TIMET, the Trust, the Property Trustee, any paying agent or any other agent of TIMET or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

         A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies TIMET that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) TIMET, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the depositary shall direct.

GOVERNING LAW

         The Indenture and the Convertible Debentures are governed by, and will be construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

         The Indenture provides that TIMET will pay all fees and expenses related to (i) the initial sale of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Regular Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Convertible Preferred Securities. The payment of such fees and expenses are fully and unconditionally guaranteed by TIMET.

         TIMET will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of TIMET; provided that, in the event of any such assignment, TIMET will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

         As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

         As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities;
(ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) TIMET shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent the Trust has funds therefor) and other payments due on the Convertible Preferred Securities (to the extent the Trust has funds therefor) are guaranteed by TIMET as and to the extent set forth under "Description of the Guarantee." If TIMET does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a full and unconditional guarantee on a subordinated basis with respect to the Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that TIMET has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with TIMET's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

         If TIMET fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" and "-- Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date) in such circumstances a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures.
In connection with such Direct Action, TIMET will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by TIMET to such holder of Convertible Preferred Securities in such Direct Action. TIMET, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. If TIMET fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Convertible Preferred Securities may institute a legal proceeding directly against TIMET to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 99,000,000 shares of Common Stock, $.01 par value per share, of which 31,455,455 shares were issued and outstanding as of September 29, 1996, and 1,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"), none of which is outstanding. In connection with the sale of the Convertible Preferred Securities, the Company reserved a total of 5,389,475 shares of Common Stock for issuance upon conversion of the Convertible Preferred Securities. The following description of the capital stock of the Company and certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. The Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and are entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights, except as noted under the heading "Certain Relationships and Related Transactions--Shareholders' Agreements."

PREFERRED STOCK

         Pursuant to the Amended and Restated Certificate of Incorporation, the Company is authorized to issue "blank check" Preferred Stock, which may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. The Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium or otherwise adversely affect the market price of the Common Stock.

         The Company has no current plans to issue any Preferred Stock. The Company is not aware of any plans by a third party to seek control of the Company.

DELAWARE GENERAL CORPORATION LAW

         The provisions of Section 203 of the Delaware General Corporation Law do not apply to the Company. Such provisions, if they were to apply to the Company, would restrict the Company's ability to enter into business combinations with certain stockholders of the Company and would render an unsolicited takeover attempt of the Company more difficult.

         Any action required to be taken at any annual or special meeting of the Company's stockholders may be taken without a meeting, without prior notice and without a vote upon the written consent of the minimum number of stockholders necessary to authorize such action.

TRANSFER AGENT AND REGISTRAR

         First Chicago Trust Company of New York is the Transfer Agent and Registrar for the Common Stock.

NASDAQ NATIONAL MARKET

         The Common Stock is listed on the Nasdaq National Market under the symbol "TIMT".


                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

         The following is a summary of certain material United States Federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchase the Convertible Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Convertible Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities.
This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

         In connection with the issuance of the Convertible Debentures, Kirkland & Ellis, special tax counsel to the Company and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based upon certain facts and assumptions contained in such opinion and upon certain representations made by the Company and the Property Trustee, the Convertible Debentures held by the Trust will be classified for United States Federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Convertible Preferred Securities, Kirkland & Ellis, special tax counsel to TIMET and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as a partnership or association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures, and pursuant to the agreement to treat the Convertible Debentures as indebtedness, each holder will be required to include in its gross income any OID accrued or other income or gain with respect to its allocable share of those Convertible Debentures.

ORIGINAL ISSUE DISCOUNT

         Because TIMET has the option, under the terms of the Convertible Debentures, to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as OID. Holders of debt instruments issued with OID must include that OID in income daily on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues on the Convertible Debentures in that month at the stated interest rate. In the event that the interest payment is deferred, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

         Because income on the Convertible Debentures will constitute OID, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

         Holders of Convertible Preferred Securities that purchase the Convertible Preferred Securities at a price other than the issue price may be considered to have acquired their undivided interests in the Convertible Debentures with market discount or acquisition premium as such phrases are defined for United States Federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Such a distribution, for United States Federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related special event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities.

         Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Debentures may be redeemed or retired for cash and the proceeds of such redemption or retirement distributed to holders in redemption of their Convertible Preferred Securities. Such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "--Sales of Convertible Preferred Securities" immediately below.

SALES OF CONVERTIBLE PREFERRED SECURITIES

         A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between (i) the amount realized on the sale of such Convertible Preferred Securities and (ii) such holder's adjusted tax basis in the Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year.

         A holder who disposes of Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary OID income, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO COMMON STOCK

         A holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Debentures into Common Stock. A holder of Convertible Preferred Securities will, however, recognize gain or loss upon the receipt of cash in lieu of a fractional share of Common Stock equal to the difference between the amount of cash received and such holder's tax basis in such fractional share. Such a holder's tax basis in the Common Stock received upon conversion should generally be equal to such holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and such holder's holding period in the Common Stock received upon conversion should generally begin on the date such holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

         Treasury Regulations promulgated under section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from TIMET in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as result of such adjustment, the proportionate interest (measured by the amount of Common Stock into which the Convertible Debentures are convertible) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of TIMET were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti- dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of TIMET. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto. Subject to certain limitations, corporate holders would be entitled to a dividends-received deduction (generally 70%) with respect to such deemed dividend.

PROPOSED TAX LEGISLATION

         Please refer to discussion above under the heading "Description of the Convertible Debentures--Proposed Tax Legislation."

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

         Under present United States Federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Convertible Preferred Security who or which is a United States Alien Holder would not be subject to United States Federal withholding tax; provided that, (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of TIMET entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to TIMET through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Convertible Preferred Security generally would not be subject to United States Federal withholding tax on any gain realized upon the sale or other disposition of a Convertible Preferred Security.

         However, a United States Alien Holder of a Convertible Preferred Security would be subject to United States Federal income tax (including, in the case of a corporate United States Alien Holder, possibly the branch profits tax) on gain realized on the sale, exchange or other disposition of the security if (i) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, (ii) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States or (iii) the Company is, or during the preceding five years has been, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code and either (a) if the Convertible Preferred Securities are considered to be "regularly traded interests," the United States Alien Holder beneficially owns (actually or constructively), or during the preceding five years has beneficially owned (actually or constructively), more than five percent of the Convertible Preferred Securities or (b) if the Convertible Preferred Securities are not considered to be regularly traded interests, the United States Alien Holder beneficially owned (actually or constructively), on the date it acquired any Convertible Preferred Security, Convertible Preferred Securities having a fair market value greater than the fair market value of five percent of the Company's Common Stock.

         The Company has not made a determination as to whether it is, or whether during the last five years it has been, a United States real property holding corporation. Moreover, there can be no assurance that the Company will not be a United States real property holding corporation in the future. It is also unclear whether the Convertible Preferred Securities are now or will become regularly traded interests. Accordingly, a United States Alien Holder of an Convertible Preferred Security could be subject to United States Federal income tax on any gain realized upon a disposition (including, under certain circumstances, a conversion) of such security if the conditions described above are satisfied or of any Common Stock received upon conversion. United States Alien Holders should consult their tax advisors concerning the tax consequences of such a disposition.

         If a United States Alien Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Debentures, as described above under "--Adjustment of Conversion Price," such deemed dividend will be subject to United States Federal withholding tax at a 30% (or lower treaty) rate.

         On April 22, 1996, the Internal Revenue Service proposed regulations (the "Proposed Regulations") that could affect the procedures to be followed by a United States Alien Holder in establishing such United States Alien Holder's non-United States person status. The Proposed Regulations would generally be effective for payments made after December 31, 1997. United States Alien Holders should consult their tax advisors regarding the effect, if any, of the Proposed Regulations on their purchase, ownership, and disposition of the Convertible Preferred Securities.

INFORMATION REPORTING TO HOLDERS

         Subject to the qualifications discussed below, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year.

         The Trust is obligated to report annually to Cede & Co. and any other record holders of the Convertible Preferred Securities the OID that accrued on the Convertible Debentures during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Trust that, to the extent that they hold Convertible Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Convertible Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, does not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Convertible Preferred Securities who hold their Convertible Preferred Securities through a nominee account will receive Forms 1099 reflecting the income on their Convertible Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Convertible Preferred Securities or the Convertible Debentures distributed to holders of the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a refund or a credit against the holder's United States Federal income tax, provided the required information is provided to the Internal Revenue Service.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS (WITH POSSIBLE RETROACTIVE EFFECT).

ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and the Code (all of which are hereinafter referred to as "Plans") and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Convertible Preferred Securities, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Accordingly, any Plan with respect to which TIMET or any of its affiliates would be considered a party in interest or a disqualified person should not purchase Convertible Preferred Securities.

         In addition, under United States Department of Labor Regulation
Section 2510.3-101 (the "Regulation"), if immediately after any acquisition of Convertible Preferred Securities, 25% or more of the value of the Convertible Preferred Securities is held by Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include Plan assets by reason of a Plan's investment in the entity, then the assets of the Trust would be treated as assets of Plans holding Convertible Preferred Securities, unless another exemption applied.

         ANY PLAN PROPOSING TO PURCHASE CONVERTIBLE PREFERRED SECURITIES SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICATION OF ERISA, THE CODE AND THE REGULATION WITH RESPECT TO INVESTMENT IN CONVERTIBLE PREFERRED SECURITIES.

                                SELLING HOLDERS

         The Convertible Preferred Securities were originally issued by the Trust and sold by the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be (i) qualified institutional buyers as defined in Rule 144A under the Securities Act, (ii) institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), (iii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act and (iv) to
(a) executive officers and directors of the Company who are "accredited investors" as defined in Rule 501(a)(4) under the Securities Act and (b) certain individuals having relationships with the Company (or an executive officer or director thereof) who either (x) are "accredited investors" as defined in Rule 501(a)(5) or (6) under the Securities Act or (y) have such knowledge and experience in financial and business matters that such individuals are capable of evaluating the merits and risks of any prospective investment in the Convertible Preferred Securities. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Debentures and Common Stock issued upon conversion of the Convertible Preferred Securities.


        The following table sets forth information with respect to the holders of the Convertible Preferred Securities received by the Company as of February 27, 1997. The term Selling Holder includes the holders listed below and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.



------------------------------------------------------------------------------------------------------
 Selling Holder                                             Number of Convertible Preferred Securities
------------------------------------------------------------------------------------------------------
Allstate Insurance Company                                                                     50,000
------------------------------------------------------------------------------------------------------
Ameritech Pension Plan                                                                         100,000
------------------------------------------------------------------------------------------------------
Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.                                       64,500
------------------------------------------------------------------------------------------------------
Austin Firefighters Convertible                                                                1,300
------------------------------------------------------------------------------------------------------
Baptist Hospital of Miami                                                                      1,300
------------------------------------------------------------------------------------------------------
Boston College Endowment                                                                       4,800
------------------------------------------------------------------------------------------------------
Boston Museum of Fine Arts                                                                     600
------------------------------------------------------------------------------------------------------
Carrigaholt Capital (Bermuda) L.P.                                                             10,000
------------------------------------------------------------------------------------------------------
Castle Convertible Fund, Inc.                                                                  10,000
------------------------------------------------------------------------------------------------------
Chrysler Corp Employee Pension Plan (Bankers Trust Company TTEE)                               52,000
------------------------------------------------------------------------------------------------------
Commonwealth Life Ins. Company - Stock TRAC (Teamsters I)                                      20,000
------------------------------------------------------------------------------------------------------
Compofelice, Joseph S.                                                                         2,000
------------------------------------------------------------------------------------------------------
Delaware State Retirement Fund                                                                 14,500
------------------------------------------------------------------------------------------------------
Delta Air Lines Master Trust                                                                   39,000
------------------------------------------------------------------------------------------------------
Employers' Reinsurance Corporation                                                             15,000
------------------------------------------------------------------------------------------------------
Engineers Joint Pension Fund                                                                   2,100
------------------------------------------------------------------------------------------------------
Epstein, James C. and Lisa Simmons                                                             2,000
------------------------------------------------------------------------------------------------------
Equi-Select Growth & Income Portfolio                                                          7,500
------------------------------------------------------------------------------------------------------
Evergreen American Retirement Fund                                                             20,000
------------------------------------------------------------------------------------------------------
Evergreen Foundation Fund                                                                      100,000
------------------------------------------------------------------------------------------------------
Evergreen Total Return Fund                                                                    120,000
------------------------------------------------------------------------------------------------------
FCF - Franklin Income Series                                                                   714,500
------------------------------------------------------------------------------------------------------
FVF - Income Securities Fund                                                                   61,500
------------------------------------------------------------------------------------------------------
Forest Fulcrum Fd Ltd                                                                          15,000
------------------------------------------------------------------------------------------------------
Forest Fulcrum Fund LP                                                                         28,000
------------------------------------------------------------------------------------------------------
Franklin Investors Securities Trust Convertible Securities Fund                                20,000
------------------------------------------------------------------------------------------------------
Franklin Strategic Series - Natural Resource Fund                                              20,800
------------------------------------------------------------------------------------------------------
Greyhound Lines, Inc. Pension Fund                                                             5,000
------------------------------------------------------------------------------------------------------
Hartford Fire Insurance Company                                                                10,240
------------------------------------------------------------------------------------------------------
Hawaiian Airlines Employee Retirement IAM                                                      1,500
------------------------------------------------------------------------------------------------------
Hawaiian Airlines Pilot Retirement                                                             2,500
------------------------------------------------------------------------------------------------------
Highbridge Capital Corporation                                                                 27,500
------------------------------------------------------------------------------------------------------
Hughes Aircraft Company Master Retirement Trust                                                21,700
------------------------------------------------------------------------------------------------------
IBM Corp Retirement Plan Tr. (Chase Manhattan Bank TTEE)                                       78,000
------------------------------------------------------------------------------------------------------
ICI American Holdings Pension                                                                  5,800
------------------------------------------------------------------------------------------------------
IDEX II Equity Income Portfolio                                                                4,600
------------------------------------------------------------------------------------------------------
J. P. Morgan & Co. Incorporated (including J. P. Morgan Investment Management, Inc. And        100,000
Morgan Guaranty Trust Company of New York)
------------------------------------------------------------------------------------------------------
Kapiolani Medical Center                                                                       3,000
------------------------------------------------------------------------------------------------------
LB Series Fund, Inc. - High Yield Portfolio                                                    75,000
------------------------------------------------------------------------------------------------------
LDG Limited Fund                                                                               7,500
------------------------------------------------------------------------------------------------------
LLT Limited                                                                                    2,000
------------------------------------------------------------------------------------------------------
Lincoln National Convertible Securities Fund                                                   42,490
------------------------------------------------------------------------------------------------------
Lincoln National Life Insurance                                                                95,080
------------------------------------------------------------------------------------------------------
Lutheran Brotherhood High Yield Fund                                                           50,000
------------------------------------------------------------------------------------------------------
Martin, J. Landis                                                                              3,000
------------------------------------------------------------------------------------------------------
McMahan Securities Co. L.P.                                                                    12,500
------------------------------------------------------------------------------------------------------
MFS Convertible Securities Fund                                                                200
------------------------------------------------------------------------------------------------------
MFS Equity Income Fund                                                                         170
------------------------------------------------------------------------------------------------------
MFS Sun Life Series Trust Total Return Series                                                  43,600
------------------------------------------------------------------------------------------------------
Museum of Fine Arts, Boston                                                                    2,070
------------------------------------------------------------------------------------------------------
Nalco Chemical Retirement                                                                      2,500
------------------------------------------------------------------------------------------------------
New Hampshire State Retirement System                                                          12,715
------------------------------------------------------------------------------------------------------
New York Life Insurance Company                                                                150,000
------------------------------------------------------------------------------------------------------
Nicholas-Applegate Income & Growth Fund                                                        12,400
------------------------------------------------------------------------------------------------------
Northwestern Mutual Life Insurance Company                                                     175,000
------------------------------------------------------------------------------------------------------
Occidental College                                                                             1,100
------------------------------------------------------------------------------------------------------
OCM Convertible Limited Partnership                                                            3,700
------------------------------------------------------------------------------------------------------
OCM Convertible Trust                                                                          63,400
------------------------------------------------------------------------------------------------------
Oregon Equity Fund                                                                             75,000
------------------------------------------------------------------------------------------------------
Pacific Mutual Life Insurance Company                                                          10,000
------------------------------------------------------------------------------------------------------
Paine Webber Series Trust - Growth and Income Portfolio                                        1,000
------------------------------------------------------------------------------------------------------
Paine Webber Master Series, Inc. -- Paine Webber Balanced Fund                                 13,000
------------------------------------------------------------------------------------------------------
Paine Webber America Fund - Paine Webber Growth & Income Fund                                  60,000
------------------------------------------------------------------------------------------------------
Paine Webber Series Trust - Balanced Portfolio                                                 1,000
------------------------------------------------------------------------------------------------------
Phoenix Duff & Phelps -- Phoenix Equity Opportunity Fund/ Phoenix Convertible Fund             50,000
------------------------------------------------------------------------------------------------------
PRIM Board                                                                                     22,500
------------------------------------------------------------------------------------------------------
Promutual                                                                                      10,630
------------------------------------------------------------------------------------------------------
Putnam Balanced Retirement Fund                                                                5,000
------------------------------------------------------------------------------------------------------
Putnam Convertible Income-Growth Trust                                                         70,000
------------------------------------------------------------------------------------------------------
Putnam Convertible Opportunities and Income Trust                                              9,545
------------------------------------------------------------------------------------------------------
Queen's Health Systems                                                                         1,000
------------------------------------------------------------------------------------------------------
Robertson Stephens Growth & Income Fund                                                        45,000
------------------------------------------------------------------------------------------------------
SAIF Corporation                                                                               40,000
------------------------------------------------------------------------------------------------------
Salomon Brothers Inc                                                                           81,680
------------------------------------------------------------------------------------------------------
San Diego City Retirement                                                                      3,900
------------------------------------------------------------------------------------------------------
San Diego County Convertible                                                                   14,200
------------------------------------------------------------------------------------------------------
Starvest                                                                                       6,000
------------------------------------------------------------------------------------------------------
State Employees' Retirement Fund of the State of Delaware                                      15,900
------------------------------------------------------------------------------------------------------
State of Connecticut Combined Investment Funds                                                 49,300
------------------------------------------------------------------------------------------------------
State Street Bank & Trust C/F GE Pension Trust                                                 20,000
------------------------------------------------------------------------------------------------------
TQA Leverage Fund, L.P.                                                                        10,000
------------------------------------------------------------------------------------------------------
TQA Vantage Fund, L.P.                                                                         12,500
------------------------------------------------------------------------------------------------------
The Class 1C Company Ltd.                                                                      10,000
------------------------------------------------------------------------------------------------------
United National Life Insurance                                                                 1,680
------------------------------------------------------------------------------------------------------
Value Line Convertible Fund                                                                    15,000
------------------------------------------------------------------------------------------------------
Van Kampen American Capital Convertible Securities Fund                                        8,700
------------------------------------------------------------------------------------------------------
Van Kampen American Capital Harbor Fund                                                        49,000
------------------------------------------------------------------------------------------------------
Vanguard Convertible Securities Fund, Inc.                                                     39,000
------------------------------------------------------------------------------------------------------
Wake Forest University                                                                         3,100
------------------------------------------------------------------------------------------------------
Weirton Trust                                                                                  10,750
------------------------------------------------------------------------------------------------------
Zeneca Holdings Pension                                                                        5,800
------------------------------------------------------------------------------------------------------
 Total                                                                                     3,298,150
------------------------------------------------------------------------------------------------------



         None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their affiliates, except with respect to J. Landis Martin, the Company's Chairman and CEO and Joseph S. Compofelice, the Company's Vice President and Chief Financial Officer and a Regular Trustee of the Trust. In addition, James O. Epstein and Lisa Simmons are the son-in-law and daughter, respectively, of Harold C. Simmons. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities, since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.


                              SELLING STOCKHOLDERS

         The following table sets forth information with respect to ownership of the Common Stock by the Selling Stockholders as of the date of, and as adjusted to reflect, the sale of the Offered Common. See footnote 1 to the table under "Principal Stockholders" for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially owned by Tremont.

                                                         SHARES OF COMMON STOCK            SHARES OF COMMON STOCK
                                                         BENEFICIALLY OWNED BEFORE THE     BENEFICIALLY OWNED AFTER THE
                                                         SALE OF THE OFFERED COMMON        SALE OF THE OFFERED COMMON
------------------------------------------------------------------------------------------------------------------------
 NAME AND ADDRESS OF SELLING STOCKHOLDER                      Number         Percent of        Number        Percent of
 ---------------------------------------                                      Class                            Class
------------------------------------------------------------------------------------------------------------------------
 Tremont Corporation (1)                                    11,033,075         35.1%          9,525,000         30.3%
------------------------------------------------------------------------------------------------------------------------
 Union Titanium Sponge Corporation (1)                       3,653,230         11.6%                  0           --
------------------------------------------------------------------------------------------------------------------------


(1) The shares of Common Stock shown as beneficially owned by Tremont and UTSC include 1,508,075 shares and 503,230 shares, respectively, obtainable within 60 days of the date of this Prospectus upon exercise of the IMI Option held by Tremont and UTSC. Tremont and UTSC intend to exercise such option in connection with the sale of the Offered Common. As a result, the sale of the Offered Common will not result in any change in the number of shares of Common Stock directly held by Tremont.

                              PLAN OF DISTRIBUTION

OFFERED SECURITIES


        The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders pursuant to this Prospectus or Rule 144 under the Securities Act. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/ dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Company is not aware of any Selling Holder who plans or intends to engage in any offering of Offered Securities.


         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities must be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

OFFERED COMMON

         The Offered Common may be sold from time to time by the Selling Stockholders in transactions executed on the Nasdaq National Market or otherwise, either directly or through brokers or to dealers, at market prices prevailing at the time of sale or at prices related to such market prices, or at such other prices as may be negotiated and agreed to by the Selling Stockholders and any purchaser. Alternatively, the Selling Stockholders may, from time to time, offer the Common Stock through underwriters. The Selling Stockholders, brokers executing selling orders on behalf of the Selling Stockholders, dealers to whom the Selling Stockholders may sell and any underwriters may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit represented by the excess of the selling price over the cost of the shares sold, and any commission, discount or concession received may be deemed to be an underwriting discount or commission under the Securities Act. At the time a particular offer of shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Under contractual arrangements between the Company and the Selling Stockholders, the Company is obligated to indemnify the Selling Stockholders and any underwriters of the shares offered hereby against certain civil liabilities under the Securities Act.

         In connection with this Registration Statement, UTSC agreed with Salomon Brothers Inc that, prior to the earlier of (i) April 25, 1997, and (ii) 90 days following the effective date of this Registration Statement, UTSC will not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, or announce the offering of, any shares of Common Stock (other than shares of Common Stock subject to the IMI Option), or enter into any agreement to do any of the foregoing (other than requesting or allowing the inclusion of shares of Common Stock owned by UTSC in this Registration Statement). UTSC has advised the Company that it has no present plans to sell any Common Stock (other than Common Stock subject to the IMI Option), but that it requested that its Common Stock be included in this Registration Statement in order to expedite any future sale should UTSC determine to sell shares.

                                 LEGAL MATTERS

         Certain legal matters regarding the validity of the Convertible Preferred Securities, Convertible Debentures, the Guarantee and the Common Stock issuable upon conversion of the Convertible Debentures and the Common Stock constituting the Offered Common, under laws other than federal or state securities laws, will be passed upon by Bartlit Beck Herman Palenchar & Scott, a partnership including professional corporations, Denver, Colorado. Certain matters related to certain United States federal income taxation matters will be passed upon for the Company and the Trust by Kirkland & Ellis, a partnership including professional corporations, New York, New York.

                                    EXPERTS
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated balance sheets of the Company and its subsidiaries as of January 1, 1995 and December 31, 1995 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1995, included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. With respect to the unaudited consolidated interim financial information as of September 29, 1996, and for the nine-month periods ended October 1, 1995 and September 29, 1996, and the unaudited pro forma condensed consolidated balance sheet as of September 29, 1996 and unaudited condensed consolidated statements of operations for the year ended December 31, 1995 and the nine-month period ended September 29, 1996, included in this Prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report on the unaudited pro-forma consolidated interim financial statements as of September 29, 1996 and for the nine-month periods ended October 1, 1995 and September 29, 1996, and the unaudited pro forma condensed consolidated balance sheet as of September 29, 1996 and unaudited pro-forma condensed consolidated statement of operations for the year ended December 31, 1995 and the nine-month period ended September 29, 1996 included herein, states that they did not audit and they do not express an opinion on that unaudited consolidated interim financial information or the pro forma condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to liability provisions of Section 11 of the Securities Act for their reports on the unaudited consolidated interim financial information and the unaudited pro-forma condensed consolidated information and the unaudited pro-forma condensed consolidated information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

         The combined financial statements of the IMI Titanium Business as of December 31, 1994 and 1995, and for each of the years in the three year period ended December 31, 1995 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Axel Johnson Metals, Inc. as of December 31, 1995 and for the year then ended, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. The financial statements of Titanium Hearth Technologies as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         With respect to the unaudited financial information of Axel Johnson Metals, Inc. as of and for the nine-month period ended September 30, 1996 included (or incorporated by reference) in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 19, 1996, appearing (or incorporated by reference) herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary had their report not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Section 7 and 11 of the Securities Act.

         With respect to the unaudited financial information of Titanium Hearth Technologies as of and for the nine-month period ended September 30, 1996 included (or incorporated by reference) in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 19, 1996, appearing (or incorporated by reference) herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary had their report not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of
the limited nature of the review procedures applied.   Price Waterhouse LLP is
not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Section 7 and 11 of the Securities Act.

                          TITANIUM METALS CORPORATION

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                                                                    PAGE
                                                                                  ---------
UNAUDITED PRO FORMA FINANCIAL STATEMENTS:
     Unaudited Pro Forma Condensed Consolidated Financial Statements............    PF-2
     Report of Independent Accountants..........................................    PF-3
     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September
      29, 1996..................................................................    PF-4
     Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet..........    PF-5
     Unaudited Pro Forma Condensed Consolidated Statement of Operations
       for the fiscal year 1995.................................................    PF-6
     Notes to unaudited Pro Forma Condensed Consolidated Statement of Operations
      for the fiscal year 1995..................................................   PF-7-9
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
      nine-month period ended September 29, 1996................................    PF-10
     Notes to unaudited Pro Forma Condensed Consolidated Statement of Operations
      for the nine-month period ended September 29, 1996........................    PF-11

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements reflect the consolidated financial position and results of continuing operations of the Company as of and for the periods indicated giving effect to the IMI Titanium Acquisition and the AJM Acquisition under the assumptions and estimates set forth in the notes thereto. The IMI Titanium Acquisition has been accounted for by the purchase method of accounting and consolidated in the Company's historical financial statements effective January 1, 1996. The AJM Acquisition will be accounted for using the purchase method of accounting effective October 1, 1996.

     These unaudited pro forma financial statements should be read in conjunction with the historical financial statements of the Company, the IMI Titanium Business, AJM and THT, and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Offering Memorandum. The unaudited pro forma financial statements do not reflect any incremental sales or cost savings that the Company may achieve from the combinations. The unaudited pro forma financial statements do not purport to be indicative of the results which actually would have been obtained if the IMI Titanium Acquisition and the AJM Acquisition had been effected on the dates indicated or of the results which may be obtained in the future.

     Although information as to the fair values, for purchase accounting purposes, of the aforementioned acquisitions' individual assets and liabilities is not complete, a preliminary estimate of the allocation of the purchase price was made on the basis of available information. The actual allocation of the purchase price may be different from that reflected in the unaudited pro forma condensed consolidated financial statements. Such differences would result from adjustments in the purchase price and refinements in the estimates of fair values of the net assets acquired. However, the Company does not expect such adjustments and refinements in estimates to materially affect the pro forma information as presented.

     All financial information reflected in the unaudited pro forma financial statements is presented in accordance with U.S. generally accepted accounting principles, is reported in U.S. dollars, and reflects the 1996 Stock Split for all periods presented as described in Note 9 to the Company's Consolidated Financial Statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Titanium Metals Corporation:

     We have reviewed the pro forma adjustments reflecting the transactions described in the notes to Unaudited Pro Forma Condensed Consolidated Financial Statements and the application of those adjustments to the historical amounts in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet of Titanium Metals Corporation and Subsidiaries ("TIMET") as of September 29, 1996, and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and for the nine-month period ended September 29, 1996. These historical financial statements are derived from the historical audited and unaudited financial statements of TIMET, which were audited or reviewed by us, and of the IMI Titanium Business, Axel Johnson Metals, Inc. and Titanium Hearth Technologies, which were audited or reviewed by other accountants, appearing elsewhere herein. Such pro forma adjustments are based on management's assumptions as described in the notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

     A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

     The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions described in the notes to Unaudited Pro Forma Condensed Consolidated Financial Statements occurred at an earlier date. However, the Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the results of operations that would have been attained had the above-mentioned transactions actually occurred earlier.

     Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the transactions described in the notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 29, 1996, and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and for the nine-month period ended September 29, 1996.


                                            /s/ COOPERS & LYBRAND, L.L.P.


Denver, Colorado
November 20, 1996

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 29, 1996
                                 (IN MILLIONS)

                                                                 HISTORICAL
                                                         --------------------------      PRO FORMA        PRO FORMA
                         ASSETS                          TIMET       AJM       THT      ADJUSTMENTS      CONSOLIDATED
                                                         ------     -----     -----     -----------      ------------
Current assets:
  Cash and cash equivalents............................  $  2.2     $  --     $  .1        $   --           $  2.3
  Accounts and notes receivable, net...................    99.2       2.6      11.2            --            113.0
  Receivable from related parties......................     1.4       4.3       1.5          (5.7)(b)          1.5
  Inventories..........................................   140.7       4.1      16.3           3.5 (a)        164.6
  Prepaid expenses.....................................     7.5        --        --            --              7.5
  Deferred income taxes................................     1.4        .5        --           (.5)(a)          1.4
                                                         ------     -----     -----        ------           ------
        Total current assets...........................   252.4      11.5      29.1          (2.7)           290.3
                                                         ------     -----     -----        ------           ------
Other assets:
  Investment in joint ventures.........................    19.9      13.7        --         (19.7)(c)           .2
                                                                                            (13.7)(d)
  Goodwill, net........................................    10.1        --        --          50.9 (a)         59.6
                                                                                             (1.4)(c)
  Other................................................    12.5        .5        --          13.5 (a)         26.5
                                                         ------     -----     -----        ------           ------
        Total other assets.............................    42.5      14.2        --          29.6             86.3
                                                         ------     -----     -----        ------           ------
Property and equipment.................................   220.6      20.7      24.1         (16.3)(a)        249.1
Less accumulated depreciation..........................    39.2      12.1       4.2         (16.3)(a)         39.2
                                                         ------     -----     -----        ------           ------
        Net property and equipment.....................   181.4       8.6      19.9            --            209.9
                                                         ------     -----     -----        ------           ------
                                                         $476.3     $34.3     $49.0        $ 26.9           $586.5
                                                         ======     =====     =====        ======           ======
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable........................................  $  1.1     $  --     $  --        $   --           $  1.1
  Current maturities of long-term debt.................     1.5        --       6.3          97.0 (e)        104.8
  Payable to related parties...........................     1.5        --       4.3          (5.7)(b)           .1
  Accounts payable and accrued liabilities.............   106.8       6.0       3.6          (2.0)(a)        114.4
  Deferred income taxes................................     1.3        --        --            --              1.3
  Income taxes.........................................     7.3        --        --            --              7.3
                                                         ------     -----     -----        ------           ------
        Total current liabilities......................   119.5       6.0      14.2          89.3            229.0
                                                         ------     -----     -----        ------           ------
Noncurrent liabilities:
  Long-term debt.......................................     1.5        --        --            --              1.5
  Capital lease obligations to related parties.........     9.8        --        --            --              9.8
  Payable to related parties...........................     1.3        --        --            --              1.3
  Accrued postretirement benefit cost..................    28.0        --        --            --             28.0
  Accrued pension cost.................................     5.6        --        --            --              5.6
  Deferred income taxes................................     8.7       2.7        --          (2.7)(a)          8.7
  Other................................................     2.7        .7        --            --              3.4
                                                         ------     -----     -----        ------           ------
        Total noncurrent liabilities...................    57.6       3.4        --          (2.7)            58.3
                                                         ------     -----     -----        ------           ------
Minority interest......................................     3.3        --        --            --              3.3
                                                         ------     -----     -----        ------           ------
Stockholders' equity:
  Common stock.........................................      .3        --        --            --               .3
  Additional paid-in capital...........................   345.8        --      19.0         (19.0)(a)        345.8
  Retained earnings (accumulated deficit)..............   (49.2)     24.9      15.8         (13.7)(d)        (49.2)
                                                                                             (5.9)(a)
                                                                                            (21.1)(c)
  Other................................................    (1.0)       --        --            --             (1.0)
                                                         ------     -----     -----        ------           ------
        Total stockholders' equity.....................   295.9      24.9      34.8         (59.7)           295.9
                                                         ------     -----     -----        ------           ------
                                                         $476.3     $34.3     $49.0        $ 26.9           $586.5
                                                         ======     =====     =====        ======           ======

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 29, 1996
                                 (IN MILLIONS)

NOTE 1 -- BASIS OF PRESENTATION:

     The unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared assuming that the acquisition (the "AJM Acquisition") of Axel Johnson Metals, Inc. ("AJM") occurred as of September 29, 1996. Prior to this acquisition, AJM and TIMET both owned a 50% interest in Titanium Hearth Technologies (THT). As a result of the acquisition, TIMET now owns 100% of THT.

     The estimated cost of the AJM Acquisition is summarized below:

    Costs of the AJM Acquisition:
      Cash.......................................................................  $96.0
      Transaction and other direct costs.........................................    1.0
                                                                                   -----
                                                                                   $97.0
                                                                                   =====
    Purchase accounting adjustments:
      Historical carrying amount of net assets acquired..........................  $24.9
      Purchase accounting adjustments:
         Inventories.............................................................    3.5
         Intangibles, $5 million for a non-compete agreement and $8.5 million for
          patents................................................................   13.5
         Goodwill................................................................   50.9
         Liabilities assumed by AJM's parent company.............................    2.0
         Deferred income taxes...................................................    2.2
                                                                                   -----
                                                                                   $97.0
                                                                                   =====

NOTE 2 -- PRO FORMA ADJUSTMENTS:

     (a) Record purchase price and initial allocation to assets acquired and liabilities assumed.

     (b) To eliminate intercompany account balances.

     (c) To eliminate the investment in THT recorded by TIMET.

     (d) To eliminate the investment in THT recorded by AJM.

     (e) To record debt incurred by TIMET for the purchase of AJM.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              FOR FISCAL YEAR 1995
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                      PRO FORMA
                                                     ADJUSTMENTS                                       PRO FORMA
                                           IMI           IMI                                          ADJUSTMENTS
                                         TITANIUM     TITANIUM       PRO FORMA                          AJM/THT       PRO FORMA
                               TIMET     BUSINESS     (NOTE 2)      CONSOLIDATED     AJM      THT      (NOTE 3)      CONSOLIDATED
                               ------    --------    -----------    ------------    -----    -----    -----------    ------------
Revenues and other income:
  Net sales..................  $184.7     $147.2        $  --          $331.9       $23.7    $47.1       $(22.7)(c)     $380.0
  Equity in earnings of joint
    ventures.................     4.8         --           --             4.8         4.9       --         (8.8)(d)         .9
  Other, net.................      .4         --           --              .4          .4       --           --             .8
                               ------     ------        -----          ------       -----    -----       ------         ------
                                189.9      147.2           --           337.1        29.0     47.1        (31.5)         381.7
                               ------     ------        -----          ------       -----    -----       ------         ------
Costs and expenses:
  Cost of sales..............   170.7      167.6(1)       1.1(a)        338.8        20.7     33.2        (21.2)(c)
                                                          (.6)(b)                                           5.3(a)       380.3
                                                                                                            3.5(e)
  Selling, general,
    administrative and
    development..............    14.0       12.3           --            26.3         2.2      5.4           --           33.9
  Special charges (credit)...    (1.2)       5.0           --             3.8          --       --           --            3.8
  Interest...................    10.4        8.9         (6.0)(c)        14.9          .2       .6          8.7(f)        24.4
                                                          1.6(d)
                               ------     ------        -----          ------       -----    -----       ------         ------
                                193.9      193.8         (3.9)          383.8        23.1     39.2         (3.7)         442.4
                               ------     ------        -----          ------       -----    -----       ------         ------
        Income (loss) before
          income taxes,
          minority interest
          and preacquisition
          earnings...........    (4.0)     (46.6)         3.9           (46.7)        5.9      7.9        (27.8)         (60.7)
Income tax benefit
  (expense)..................     (.2)      13.8         (1.6)(e)        12.0        (2.3)      --          2.4(b)        12.1
                               ------     ------        -----          ------       -----    -----       ------         ------
        Net income (loss)....  $ (4.2)    $(32.8)       $ 2.3          $(34.7)      $ 3.6    $ 7.9       $(25.4)        $(48.6)
                               ======     ======        =====          ======       =====    =====       ======         ======
Net loss per common share....  $ (.27)                                 $(1.39)                                          $(1.94)
                               ======                                  ======                                           ======
Weighted average common
  shares
  outstanding................    15.4                     9.6(f)         25.0                                             25.0
                               ======                   =====          ======                                           ======

---------------

(1) IMI Titanium Business cost of sales includes charges of $16.1 million for customer contract losses and other charges incurred in 1995.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                              FOR FISCAL YEAR 1995
                        (IN MILLIONS, EXCEPT SHARE DATA)

NOTE 1 -- BASIS OF PRESENTATION:

     The unaudited Pro Forma Condensed Consolidated Statement of Operations has been prepared assuming the following transactions occurred as of the beginning of fiscal 1995: (i) the IMI Titanium Acquisition, (ii) IMI's December 1995 $80 million capital contribution of related party indebtedness previously owed to IMI by the IMI Titanium Business, (iii) the IMI Titanium Business entered into long-term capital leases with IMI principally covering its Witton, England production facilities, and purchased its previously leased Waunarlwydd, Wales facility from IMI for $1.6 million, and (iv) the AJM Acquisition. Prior to the acquisition, AJM and TIMET both owned a 50% interest in Titanium Hearth Technologies (THT). As a result of the acquisition, TIMET now owns 100% of THT.

     The estimated cost of the IMI Titanium Acquisition is summarized below:

    Costs of the IMI Titanium Acquisition:
      Issuance of 9.6 million shares of common stock to IMI......................  $70.0
      Cash.......................................................................     .1
      Transaction and other direct costs.........................................    2.2
                                                                                   -----
                                                                                   $72.3
                                                                                   =====
    Purchase accounting adjustments:
      Historical carrying amount of net assets acquired..........................  $60.6
      Purchase accounting adjustments:
         Property and equipment, net.............................................    4.0
         Goodwill and intangibles, including $4 million for patents..............   11.2
         Pension liabilities.....................................................   (1.0)
         Severance and other liabilities.........................................    (.5)
         Deferred income taxes, net..............................................   (2.0)
                                                                                   -----
                                                                                   $72.3
                                                                                   =====

     The estimated cost of the AJM Acquisition is summarized below:

    Costs of the AJM Acquisition:
      Cash.......................................................................  $96.0
      Transaction and other direct costs.........................................    1.0
                                                                                   -----
                                                                                   $97.0
                                                                                   =====
    Purchase accounting adjustments:
      Historical carrying amount of net assets acquired..........................  $24.9
      Purchase accounting adjustments:
         Inventories.............................................................    3.5
         Intangibles, $5 million for a non-compete agreement and $8.5 million for
          patents................................................................   13.5
         Goodwill................................................................   50.9
         Liabilities assumed by AJM's parent company.............................    2.0
         Deferred income taxes...................................................    2.2
                                                                                   -----
                                                                                   $97.0
                                                                                   =====

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)
                              FOR FISCAL YEAR 1995
                        (IN MILLIONS, EXCEPT SHARE DATA)

NOTE 2 -- PRO FORMA ADJUSTMENTS, IMI TITANIUM ACQUISITION:

     (a) Additional depreciation and amortization expense resulting from purchase accounting basis differences:

         Intangibles (patents) amortized over their average remaining lives of 9 years..................................................................  $ .4
         Depreciation of property and equipment over 15 years.....................    .3
         Goodwill amortized over 15 years.........................................    .4
                                                                                    ----
                                                                                    $1.1
                                                                                    ====

     (b) Reflects the net effect of (i) increased depreciation expense of $.3 million principally related to the Witton, England facility (leased under a thirty-year capital lease with IMI entered into in connection with the IMI Titanium Acquisition), (ii) increased depreciation expense of $.1 million on the Waunarlwydd, Wales facility (purchased in 1995 in contemplation of the IMI Titanium Acquisition and depreciated over 15 years), and (iii) reduced rent expense of $1.0 million in respect of the aforementioned facilities.

     (c) Eliminate interest expense associated with the $80 million capital contribution of related party indebtedness at an average interest rate of 7.5%.

     (d) Interest expense of $2.0 million on $20 million of subordinated debt issued to IMI at 10.4% and interest expense of $1.0 million related to the capital lease obligations, offset by elimination of $1.4 million of interest expense on $20 million of intercompany indebtedness.

     (e) Tax effects at the U.K. statutory rate of 33% on other pro forma adjustments, except for goodwill amortization reflected in (a) above and U.S. related interest in (d) above which would increase the Company's U.S. losses for which no associated tax benefit was available.

     (f) Reflects shares issued to IMI in connection with the IMI Titanium Acquisition.

NOTE 3 -- PRO FORMA ADJUSTMENTS, AJM ACQUISITION:

     (a) Additional amortization expense resulting from purchase accounting basis differences:

         Intangibles (patents) amortized over their average remaining lives of
          10 years.............................................................     $ .9
         Goodwill amortized over 15 years......................................      3.4
         Amortization of non-compete agreement over 5 years....................      1.0
                                                                                    ----
                                                                                    $5.3
                                                                                    ====

     (b) Tax effects differ from the U.S. statutory rate of 35% on pro forma adjustments due to no benefit being available on losses.

     (c) Adjustment to eliminate sales and cost of sales for intercompany sales between AJM, TIMET and THT.

     (d) To eliminate the equity in THT earnings recorded by TIMET and AJM.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)
                              FOR FISCAL YEAR 1995
                        (IN MILLIONS, EXCEPT SHARE DATA)

     (e) To record the additional cost of sales applicable to the excess purchase price allocated to inventories.

     (f) To record interest expense (at 9% per annum) applicable to the $97 million of new debt TIMET incurred for the purchase of AJM.

NOTE 4 -- NONRECURRING COSTS:

     The unaudited Pro Forma Condensed Consolidated Statement of Operations does not include non-recurring charges resulting from the IMI Titanium Acquisition and related integration of the IMI Titanium Business. Certain key executive officers of the Company received approximately 93,000 shares of the Company's Class B common stock and cash payments with a combined value of approximately $3 million ($1.5 million common stock and $1.5 million cash) in consideration for their services in connection with the IMI Titanium Acquisition. The Class B common stock converted into Common Stock in connection with the Stock Offering. The Company will also incur integration costs relating to the transfer of certain manufacturing process technology, relocation of personnel, and consolidation of certain facilities, including the closure of the Company's original U.K. facilities. Anticipated integration costs for fiscal 1996 are summarized as follows:

        Facilities consolidation..............................................  $ .3
        Relocation of personnel...............................................    .6
        Manufacturing process technology transfer.............................    .6
        Other.................................................................    .5
                                                                                ----
                                                                                $2.0
                                                                                ====

     Compensation expense related to the aforementioned consideration and certain integration costs aggregating $4.7 million were recorded as a charge to the Company's operating income in the first nine months of 1996. Integration costs are charged to operations as incurred.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 29, 1996
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                   PRO FORMA                         PRO FORMA
                                                  ADJUSTMENTS                       ADJUSTMENTS
                                                  IMI TITANIUM                        AJM/THT        PRO FORMA
                                        TIMET       (NOTE 2)       AJM      THT      (NOTE 3)       CONSOLIDATED
                                        ------    ------------    -----    -----    -----------     ------------
Revenues and other income:
  Net sales............................ $349.8        $ --        $21.2    $58.1      $ (22.0)(c)      $407.1
  Equity in earnings of joint
     ventures..........................    6.0          --          5.9       --        (11.9)(d)          --
  Other, net...........................     .6          --           --       --           --              .6
                                        ------         ---        -----    -----      -------          ------
                                         356.4          --         27.1     58.1        (33.9)          407.7
                                        ------         ---        -----    -----      -------          ------
Costs and expenses:
  Cost of sales........................  294.1          --         17.9     41.1        (20.1)(c)       337.0
                                                                                          4.0(a)
  Selling, general and administrative
     and development...................   18.6          --          2.0      4.6           --            25.2
  Special charges......................    4.7          --           .9       --           --             5.6
  Interest.............................    7.3          --           .1       .5          6.5(e)         14.4
                                        ------         ---        -----    -----      -------          ------
                                         324.7          --         20.9     46.2         (9.6)          382.2
                                        ------         ---        -----    -----      -------          ------
Income (loss) before income taxes,
  minority interest and preacquisition
  earnings.............................   31.7          --          6.2     11.9        (24.3)           25.5
Income tax expense (benefit)...........    7.8          --          2.4       --         (3.8)(b)         6.4
Preacquisition earnings................    (.4)         .4(a)        --       --           --              --
                                        ------         ---        -----    -----      -------          ------
          Net Income (loss)............ $ 23.5        $ .4        $ 3.8    $11.9      $ (20.5)         $ 19.1
                                        ======         ===        =====    =====      =======          ======
Net income per common share............ $  .89                                                         $  .68
                                        ======                                                         ======
Weighted average common shares
  outstanding..........................   26.3         1.6(b)                                            27.9
                                        ======         ===                                             ======

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 29, 1996
                        (IN MILLIONS, EXCEPT SHARE DATA)

NOTE 1 -- BASIS OF PRESENTATION:

     The unaudited Pro Forma Condensed Consolidated Statement of Operations has been prepared assuming the IMI Titanium Acquisition and the AJM Acquisition occurred at the beginning of fiscal 1995. Prior to the AJM acquisition, AJM and TIMET both owned a 50% interest in Titanium Hearth Technologies (THT). As a result of the acquisition, TIMET now owns 100% of THT.

NOTE 2 -- PRO FORMA ADJUSTMENTS IMI TITANIUM:

     (a) Elimination of preacquisition earnings.

     (b) Adjustment to reflect shares issued to IMI in connection with the IMI Titanium Acquisition as of the beginning of fiscal 1995.

NOTE 3 -- PRO FORMA ADJUSTMENTS AXEL JOHNSON METALS:

     (a) Additional amortization expense resulting from purchase accounting basis differences:

        Intangibles (patents) amortized over their average remaining lives of
          10 years............................................................  $ .6
        Goodwill amortized over 15 years......................................   2.6
        Amortization of non-compete agreement over 5 years....................    .8
                                                                                ----
                                                                                $4.0
                                                                                ====

     (b) Tax effects differ from the U.S. statutory rate of 35% on pro forma adjustments due to the effect of net operating loss carryforwards.

     (c) Adjustment to eliminate sales and cost of sales for intercompany sales between AJM, TIMET and THT.

     (d) To eliminate the equity in THT earnings recorded by TIMET and AJM.

     (e) To record interest expense (at 9% per annum) applicable to the $97 million of new debt TIMET incurred for the purchase of AJM.

NOTE 4 -- NONRECURRING COSTS:

     See Note 4 to the unaudited Pro Forma Condensed Consolidated Statement of Operations for fiscal year 1995 regarding non-recurring charges resulting from the IMI Titanium Acquisition and related integration of the IMI Titanium Business.

NOTE 5 -- SUPPLEMENTAL PRO FORMA EARNINGS PER SHARE

     Supplemental pro forma earnings per share for the nine months ended September 29, 1996 would have been approximately $.88 per share assuming the Offering occurred at the beginning of fiscal 1996 and the Convertible Preferred Securities were converted into approximately 5.4 million shares of Common Stock.

                          TITANIUM METALS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS


                                                                                    PAGE
                                                                                  ---------
FINANCIAL STATEMENTS:
  Titanium Metals Corporation and Subsidiaries:
     Reports of Independent Accountants.........................................   F-2/F-3
     Consolidated Balance Sheets at September 29, 1996 (unaudited), January 1,
      1995 and December 31, 1995................................................     F-4
     Consolidated Statements of Operations for the nine month periods ended
      October 1, 1995 and September 29, 1996 (unaudited), and fiscal years 1993,
      1994 and 1995.............................................................     F-5
     Consolidated Statements of Stockholders' Equity for the nine month period ended September 29, 1996 (unaudited) and fiscal years 1993, 1994 and
      1995......................................................................     F-6
     Consolidated Statements of Cash Flows for the nine month periods ended
      October 1, 1995 and September 29, 1996 (unaudited), and fiscal years 1993,
      1994 and 1995.............................................................     F-7
     Notes to Consolidated Financial Statements.................................  F-8/F-29
  IMI Titanium Business:
     Independent Auditors' Report...............................................    F-30
     Combined Balance Sheets at December 31, 1994 and 1995......................    F-31
     Combined Statements of Operations for the years ended December 31, 1993,
      1994 and 1995.............................................................    F-32
     Combined Statements of Stockholders' Equity for the years ended December
      31, 1993, 1994 and 1995...................................................    F-33
     Combined Statements of Cash Flows for the years ended December 31, 1993,
      1994 and 1995.............................................................    F-34
     Notes to Combined Financial Statements.....................................  F-35/F-43
  Axel Johnson Metals, Inc.:
     Report of Independent Accountants..........................................    F-44
     Review Report of Independent Accountants...................................    F-45
     Balance Sheet at December 31, 1995 and September 30, 1996 (unaudited)......    F-46
     Statement of Income for the year ended December 31, 1995 and the nine month
      period ended September 30, 1996 (unaudited)...............................    F-47
     Statement of Stockholder's Equity for the year ended December 31, 1995 and
      the nine month period ended September 30, 1996 (unaudited)................    F-48
     Statement of Cash Flows for the year ended December 31, 1995 and the nine
      month period ended September 30, 1996 (unaudited).........................    F-49
     Notes to Financial Statements..............................................  F-50/F-58
  Titanium Hearth Technologies:
     Report of Independent Accountants..........................................    F-59
     Review Report of Independent Accountants...................................    F-60
     Balance Sheets at December 31, 1994 and 1995 and September 30, 1996
      (unaudited)...............................................................    F-61
     Statements of Income for the years ended December 31, 1993, 1994 and 1995
      and for the nine months ended September 30, 1996 (unaudited)..............    F-62
     Statements of Changes in Partners' Capital for the years ended December 31,
       1993, 1994 and 1995 and for the nine months ended September 30, 1996
      (unaudited)...............................................................    F-63
     Statements of Cash Flows for the years ended December 31, 1993, 1994
       and 1995 and for the nine months ended September 30, 1996 (unaudited)....    F-64
     Notes to Financial Statements..............................................  F-65/F-70

                       CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Titanium Metals Corporation:

     We have audited the accompanying consolidated balance sheets of Titanium Metals Corporation and Subsidiaries as of January 1, 1995 and December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Titanium Metals Corporation and Subsidiaries at January 1, 1995 and December 31, 1995, and the consolidated results of their operations and cash flows for each of the three fiscal years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 12 to the consolidated financial statements, in 1994 the Company changed its method of accounting for postemployment benefits in accordance with Statement of Financial Accounting Standards ("SFAS") No. 112.


                                            /s/ Coopers & Lybrand L.L.P.


Denver, Colorado
March 26, 1996

                       CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Titanium Metals Corporation:

     We have reviewed the accompanying consolidated balance sheet of Titanium Metals Corporation and Subsidiaries ("Company") as of September 29, 1996, and the related consolidated statements of operations, and cash flows for the nine month periods ended October 1, 1995 and September 29, 1996, and the related consolidated statement of stockholders' equity for the nine month period ended September 29, 1996. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.


                                            /s/ Coopers & Lybrand L.L.P.


Denver, Colorado
November 9, 1996

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 JANUARY 1,   DECEMBER 31,   SEPTEMBER 29,
                                                                    1995          1995           1996
                                                                 ----------   ------------   -------------
                                                                                              (UNAUDITED)
                            ASSETS
Current assets:
  Cash and cash equivalents....................................   $     --      $     24       $   2,220
  Accounts and notes receivable, less allowance of $3,143,
    $3,620
    and $4,440.................................................     26,383        27,932          99,247
  Receivable from related parties..............................        991         3,070           1,400
  Inventories..................................................     53,508        69,134         140,652
  Prepaid expenses.............................................      3,468         3,452           7,547
  Deferred income taxes........................................         --            --           1,386
                                                                  --------      --------       ---------
         Total current assets..................................     84,350       103,612         252,452
                                                                  --------      --------       ---------
Other assets:
  Investment in joint ventures.................................     14,824        13,853          19,938
  Prepaid pension cost.........................................      1,345         1,253           1,253
  Intangible pension asset.....................................        602         1,424           1,424
  Goodwill.....................................................         --            --          10,111
  Deferred income taxes........................................        688            --              --
  Other........................................................      2,150         3,774           9,727
                                                                  --------      --------       ---------
         Total other assets....................................     19,609        20,304          42,453
                                                                  --------      --------       ---------
Property and equipment:
  Land.........................................................      4,767         4,598           6,032
  Buildings....................................................     17,836        17,783          33,343
  Equipment....................................................    125,705       127,228         171,809
  Construction in progress.....................................      3,345         3,120           9,381
                                                                  --------      --------       ---------
                                                                   151,653       152,729         220,565
  Less accumulated depreciation................................     15,390        27,861          39,212
                                                                  --------      --------       ---------
    Net property and equipment.................................    136,263       124,868         181,353
                                                                  --------      --------       ---------
                                                                  $240,222      $248,784       $ 476,258
                                                                  ========      ========       =========
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable................................................   $    214      $     --           1,139
  Current maturities of long-term debt.........................      6,807        45,695           1,497
  Payable to related parties...................................      3,531         2,627           1,519
  Accounts payable.............................................     19,599        27,136          66,104
  Accrued liabilities..........................................     20,978        20,963          40,679
  Income taxes.................................................         --            47           7,281
  Deferred income taxes........................................      1,966           596           1,305
                                                                  --------      --------       ---------
         Total current liabilities.............................     53,095        97,064         119,524
                                                                  --------      --------       ---------
Noncurrent liabilities:
  Long-term debt...............................................     58,214        21,540           1,472
  Capital lease obligation to related parties..................         --            --           9,796
  Payable to related parties...................................     26,586        23,942           1,288
  Accrued postretirement benefit cost..........................     29,471        28,152          27,978
  Accrued pension cost.........................................      6,125         5,966           5,600
  Deferred income taxes........................................         --           789           8,713
  Other........................................................      1,983         3,203           2,670
                                                                  --------      --------       ---------
         Total noncurrent liabilities..........................    122,379        83,592          57,517
                                                                  --------      --------       ---------
Minority interest..............................................         --            --           3,268
                                                                  --------      --------       ---------
Stockholders' equity:
  Preferred stock, $.01 par value; 1 million shares authorized,
    none outstanding...........................................         --            --              --
  Common stock, $.01 par value; 99 million shares authorized,
    15.1 million shares, 15.7 million shares and 31.5 million
    shares issued and outstanding, respectively................        150           157             315
  Accumulated deficit..........................................    (68,436)      (72,653)        (49,180)
  Additional paid-in capital...................................    135,709       142,720         345,771
  Adjustments:
    Currency translation.......................................        160           283           1,422
    Pension liabilities........................................     (2,835)       (2,379)         (2,379)
                                                                  --------      --------       ---------
         Total stockholders' equity............................     64,748        68,128         295,949
                                                                  --------      --------       ---------
                                                                  $240,222      $248,784       $ 476,258
                                                                  ========      ========       =========

Commitments and contingencies (Notes 3, 13 and 14)

          See accompanying notes to consolidated financial statements.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            NINE MONTHS ENDED
                                                FISCAL YEARS            --------------------------
                                       ------------------------------   OCTOBER 1,   SEPTEMBER 29,
                                         1993       1994       1995        1995          1996
                                       --------   --------   --------   ----------   -------------
                                                                               (UNAUDITED)
Revenues and other income:
  Net sales..........................  $151,177   $145,984   $184,723    $ 135,203     $ 349,825
  Equity in earnings of joint
     ventures........................     3,540      2,263      4,824        3,828         5,960
  Other, net.........................        61       (187)       469         (823)          633
                                       --------   --------   --------    ---------     ---------
                                        154,778    148,060    190,016      138,208       356,418
                                       --------   --------   --------    ---------     ---------
Costs and expenses:
  Cost of sales......................   153,423    159,958    170,699      127,572       294,153
  Selling, general, administrative,
     and development.................    11,440     12,462     14,065        9,077        18,614
  Special charges (credit)...........     4,700     10,000     (1,200)          --         4,688
  Interest...........................     5,729      7,562     10,414        7,867         7,266
                                       --------   --------   --------    ---------     ---------
                                        175,292    189,982    193,978      144,516       324,721
                                       --------   --------   --------    ---------     ---------
Income (loss) before income taxes,
  minority interest, preacquisition
  earnings, and cumulative effect of
  a change in accounting principle...   (20,514)   (41,922)    (3,962)      (6,308)       31,697
Income tax benefit (expense).........       307       (155)      (255)        (156)       (7,791)
Minority interest....................        --         --         --           --           (22)
Preacquisition earnings..............        --         --         --           --          (411)
                                       --------   --------   --------    ---------     ---------
  Income (loss) before cumulative
     effect of a change in accounting
     principle.......................   (20,207)   (42,077)    (4,217)      (6,464)       23,473
Cumulative effect of a change in
  accounting principle...............        --     (1,000)        --           --            --
                                       --------   --------   --------    ---------     ---------
  Net income (loss)..................  $(20,207)  $(43,077)  $ (4,217)   $  (6,464)    $  23,473
                                       ========   ========   ========    =========     =========
Per common share:
  Income (loss) before cumulative
     effect of a change in accounting
     principle.......................  $  (1.78)  $  (2.80)  $   (.27)   $    (.42)    $     .89
  Cumulative effect of a change in
     accounting principle............        --       (.07)        --           --            --
                                       --------   --------   --------    ---------     ---------
                                       $  (1.78)  $  (2.87)  $   (.27)   $    (.42)    $     .89
                                       ========   ========   ========    =========     =========
Weighted average common shares
  outstanding (Note 2)...............    11,332     15,010     15,383       15,275        26,346
                                       ========   ========   ========    =========     =========

          See accompanying notes to consolidated financial statements.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                              ADJUSTMENTS
                                                            ADDITIONAL                 -------------------------
                                         COMMON    COMMON    PAID-IN     ACCUMULATED    CURRENCY       PENSION
                                         SHARES    STOCK     CAPITAL       DEFICIT     TRANSLATION   LIABILITIES     TOTAL
                                         -------   ------   ----------   -----------   -----------   -----------    --------
Balance at January 3, 1993..............  11,337    $113     $  51,528    $  (5,152)     $    93      $    --       $ 46,582
Net loss................................      --      --            --      (20,207)          --           --        (20,207)
Conversion of:
  UTSC subordinated debentures..........   3,729      37        74,963           --           --           --         75,000
  Tremont indebtedness..................      --      --         8,799           --           --           --          8,799
Adjustments, net........................      --      --            --           --         (111)      (1,081)        (1,192)
                                          ------    ----     ---------    ---------      -------      -------       --------
Balance at January 2, 1994..............  15,066     150       135,290      (25,359)         (18)      (1,081)       108,982
Net loss................................      --      --            --      (43,077)          --           --        (43,077)
Adjustments, net........................      --      --            --           --          178       (1,754)        (1,576)
Cash contribution.......................      --      --           419           --           --           --            419
                                          ------    ----     ---------    ---------      -------      -------       --------
Balance at January 1, 1995..............  15,066     150       135,709      (68,436)         160       (2,835)        64,748
Net loss................................      --      --            --       (4,217)          --           --         (4,217)
Tremont:
  Conversion of subordinated
     indebtedness.......................     411       4         7,848           --           --           --          7,852
  Cash contribution.....................      59       1         1,147           --           --           --          1,148
UTSC interest conversion................     157       2         2,998           --           --           --          3,000
Noncash distribution to stockholders....      --      --        (4,982)          --           --           --         (4,982)
Adjustments, net........................      --      --            --           --          123          456            579
                                          ------    ----     ---------    ---------      -------      -------       --------
Balance at December 31, 1995............  15,693     157       142,720      (72,653)         283       (2,379)        68,128
Net income..............................      --      --            --       23,473           --           --         23,473
Common Stock issued:
  Stock Offering........................   6,200      62       132,926           --           --           --        132,988
  Other.................................       1      --            28           --           --           --             28
  IMI Titanium Acquisition..............   9,561      96        69,904           --           --           --         70,000
  Other, net............................      --      --           193           --           --           --            193
Adjustments, net........................      --      --            --           --        1,139           --          1,139
                                          ------    ----     ---------    ---------      -------      -------       --------
Balance at September 29, 1996
  (unaudited)...........................  31,455    $315     $ 345,771    $ (49,180)     $ 1,422      $(2,379)      $295,949
                                          ======    ====     =========    =========      =======      =======       ========

          See accompanying notes to consolidated financial statements.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                              NINE MONTHS ENDED
                                                                  FISCAL YEARS            --------------------------
                                                         ------------------------------   OCTOBER 1,   SEPTEMBER 29,
                                                           1993       1994       1995        1995          1996
                                                         --------   --------   --------   ----------   -------------
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)....................................  $(20,207)  $(43,077)  $ (4,217)   $ (6,464)      $ 23,473
  Depreciation and amortization........................     4,609      8,334     13,218       8,821         12,580
  Earnings of joint ventures in excess of
    distributions......................................    (2,590)    (1,195)    (3,824)     (3,828)        (5,814)
  Minority interest and preacquisition earnings........        --         --         --          --            433
  Special charges (credit).............................     4,700     10,000     (1,200)         --          4,688
  Postretirement benefits..............................       852        626       (393)       (383)          (174)
  Deferred income taxes................................     4,053         --         --          --             --
  Other, net...........................................       606      1,823        307          25           (638)
  Cumulative effect of a change in accounting
    principle..........................................        --      1,000         --          --             --
Change in assets and liabilities, net of acquisitions:
  Accounts and notes receivable........................      (261)     5,273       (870)    (11,503)       (33,320)
  Inventories..........................................     4,577       (738)   (15,477)     (4,749)       (24,405)
  Prepaid expenses.....................................       993        194         19      (1,005)        (3,922)
  Accounts payable.....................................     9,420     (1,969)     6,807       7,729         14,269
  Accrued liabilities..................................      (640)      (621)      (771)       (974)         3,341
  Income taxes.........................................     1,480         (9)       165         156          5,991
  Accounts with related parties........................     4,529        116       (275)       (842)        (3,892)
  Other, net...........................................       315        222        396       2,104         (2,063)
                                                         --------   --------   --------    --------       --------
    Net cash provided (used) by operating activities...    12,436    (20,021)    (6,115)    (10,913)        (9,453)
                                                         --------   --------   --------    --------       --------
Cash flows from investing activities:
  Capital expenditures.................................   (16,330)    (4,609)    (2,981)     (2,274)       (10,836)
  Purchase of interest in subsidiaries:
    IMI Titanium Business..............................        --         --         --          --         (2,250)
    Other..............................................        --         --         --          --         (2,940)
  Other, net...........................................        24         40        421         421            149
                                                         --------   --------   --------    --------       --------
    Net cash used by investing activities..............   (16,306)    (4,569)    (2,560)     (1,853)       (15,877)
                                                         --------   --------   --------    --------       --------
Cash flows from financing activities:
  Notes payable and long-term debt:
    Borrowings.........................................     1,641     63,625      9,371      15,322         18,248
    Reductions.........................................    (6,967)   (48,829)    (7,371)     (3,956)       (83,307)
  Proceeds from issuance of common stock...............        --         --         --          --        131,488
  Capital contributions from related parties...........        --        419      1,148       1,148             --
  Loans from related parties...........................    10,000      2,500      5,500       2,500        (42,505)
                                                         --------   --------   --------    --------       --------
    Net cash provided by financing activities..........     4,674     17,715      8,648      15,014         23,924
                                                         --------   --------   --------    --------       --------
Cash and cash equivalents:
  Net increase (decrease) from:
    Operating, investing and financing activities......       804     (6,875)       (27)      2,248         (1,406)
    Cash acquired, net.................................        --         --         --          --          3,399
    Currency translation...............................        (3)       146         51          43            203
                                                         --------   --------   --------    --------       --------
                                                              801     (6,729)        24       2,291          2,196
  Balance at beginning of period.......................     5,928      6,729         --          --             24
                                                         --------   --------   --------    --------       --------
  Balance at end of period.............................  $  6,729   $     --   $     24    $  2,291       $  2,220
                                                         ========   ========   ========    ========       ========
Supplemental disclosures:
  Cash paid for
    Interest, net of amount capitalized................  $  1,023   $  6,497   $  9,970    $  7,914       $  6,689
    Income taxes (refund)..............................    (8,629)       120        112          53            874
  Acquisitions:
    Cash and cash equivalents..........................  $     --   $     --   $     --    $     --       $  4,105
    Noncash assets.....................................        --         --         --          --        168,491
    Liabilities........................................        --         --         --          --        (97,406)
    Common stock issued to IMI.........................        --         --         --          --        (70,000)
                                                         --------   --------   --------    --------       --------
      Cash paid........................................  $     --   $     --   $     --    $     --       $  5,190
                                                         ========   ========   ========    ========       ========

          See accompanying notes to consolidated financial statements.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION:

     Titanium Metals Corporation ("TIMET") was a 75%-owned subsidiary of Tremont Corporation at December 31, 1995. Union Titanium Sponge Corporation ("UTSC"), a consortium of Japanese companies, held the remaining 25% equity interest in TIMET at that date. On February 15, 1996, TIMET acquired the titanium businesses of IMI plc and affiliates ("IMI") and on June 4, 1996 completed an initial public offering of its common stock (the "Stock Offering") which together reduced Tremont's ownership in TIMET to 30.3% at September 29, 1996 (See Notes 3 and 9). Contran Corporation holds, directly or through subsidiaries, approximately 44% of Tremont's outstanding common stock. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of the children and grandchildren of Harold C. Simmons, of which Mr. Simmons is the sole trustee. Mr. Simmons may be deemed to control each of Contran, Tremont, TIMET, and NL Industries, Inc., an indirect subsidiary of Contran.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation

     The accompanying consolidated financial statements include the accounts of TIMET and its wholly-owned subsidiaries (collectively, the "Company"). All material intercompany accounts and balances have been eliminated. Certain prior year amounts have been reclassified to conform to the current year presentation.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Ultimate actual results may, in some instances, differ from previously estimated amounts.

  Fiscal year

     The Company uses a fiscal year ending on the Sunday closest to December 31 of each year. The fiscal years ended December 31, 1995 ("1995"), January 1, 1995 ("1994") and January 2, 1994 ("1993") each reflect the results of operations for 52 weeks. The Company's 1996 fiscal year ends on December 29, 1996.

  Translation of foreign currencies

     Assets and liabilities of subsidiaries whose functional currency is deemed to be other than the U.S. dollar are translated at year end rates of exchange and revenues and expenses are translated at average exchange rates prevailing during the year. Resulting translation adjustments are accumulated in the currency translation adjustments component of stockholders' equity, net of related deferred income taxes. Currency transaction gains and losses, which include U.S. dollar denominated debt held by subsidiaries whose functional currency is deemed to be other than the U.S. dollar, are recognized in income currently.

  Cash and cash equivalents

     Cash equivalents include highly liquid investments with original maturities of three months or less.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

  Inventories and cost of sales

     Inventories are stated at the lower of cost or market. Timet UK and Timet Castings use the first-in, first-out ("FIFO") method to determine the cost of inventories. The last-in, first-out ("LIFO") method is used to determine the cost of substantially all other inventories (approximately 50% at September 29, 1996).

  Net sales

     Sales are recognized when products are shipped and processing services rendered.

  Investment in joint ventures

     Investments in 20% to 50%-owned joint ventures are accounted for by the equity method.

  Intangible assets and amortization

     Goodwill, representing the excess of cost over the fair value of individual net assets acquired in a business combination accounted for by the purchase method, is amortized by the straight line method over fifteen years. Other intangible assets, except for intangible pension assets, are included in other noncurrent assets and are amortized by the straight-line method over the periods expected to be benefited of approximately nine years.

  Property, equipment and depreciation

     Property and equipment are stated at cost. Interest costs related to major, long-term capital projects are capitalized as a component of construction costs. Capital expenditures in 1993 of $13.6 million include $3.1 million of capitalized interest ($2.6 million noncash) and exclude $5.3 million of previously accrued expenditures. Maintenance, repairs and minor renewals are expenses. Major improvements are capitalized.

     TIMET's vacuum distillation process ("VDP") titanium sponge facility commenced start-up in 1993 and has a rated annual production capacity of 22 million pounds. Depreciation related to the VDP plant is computed on a units-of-production method based on the pounds of sponge produced; however, the amount of depreciation expense recognized in the future periods is not expected to vary materially from the straight-line method. Depreciation related to other assets is computed principally on the straight-line method over the estimated useful lives of 15 to 40 years for buildings and 5 to 18 years for machinery and equipment.

  Research and development

     Research and development expense approximated $2 million in each of the past three years.

  Employee benefit plans

     Accounting and funding policies for retirement plans and postretirement benefits other than pensions ("OPEB") are described in Note 11.

  Fair value of financial instruments

     The estimated fair value of the Company's financial instruments is believed to approximate their carrying amounts. See Note 8.

  Advertising costs

     Advertising costs, which are not significant, are expensed as incurred.

  Stock split and income (loss) per common share

     Common shares outstanding for all periods presented have been adjusted to reflect the 65-for-1 split (the "Stock Split") of the Company's common stock effective in connection with the Stock

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

Offering. Income (loss) per common share is based upon the weighted average number of common shares and equivalents outstanding after giving effect, in all periods presented, to the Stock Split. Common stock equivalents, consisting of nonqualified stock options, are excluded from the calculation when their effect is immaterial or anti-dilutive. See Note 9.

  Income taxes

     Deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amounts of assets and liabilities, including investments in subsidiaries and unconsolidated affiliates not included in the consolidated tax group.

     TIMET was a member of Tremont's consolidated United States ("U.S.") federal income tax group (the "Tremont Tax Group") until December 1993 when UTSC converted $75 million of debentures into 25% of TIMET's outstanding voting common stock ("UTSC conversion"). While a member of the Tremont Tax Group, TIMET's federal income tax sharing agreement with Tremont provided that the Company compute its consolidated provision for U.S. income taxes on a separate company basis utilizing the tax elections made by Tremont, and that any resulting U.S. current tax liability or refund be paid to or received from Tremont.

  Unaudited interim financial information

     The consolidated balance sheet at September 29, 1996, the consolidated statements of operations and cash flows for the nine month interim periods ended October 1, 1995 and September 29, 1996, and the consolidated statement of stockholders' equity for the nine month interim period ended September 29, 1996 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the interim financial information have been made. The results of operations for interim periods are not necessarily indicative of the operating results of a full year or of future years.

NOTE 3 -- BUSINESS COMBINATIONS AND JOINT VENTURES:

  Business combination

     On February 15, 1996, the Company completed an agreement to acquire IMI's titanium metals businesses (the "IMI Titanium Acquisition"). IMI previously conducted its titanium business principally through its wholly owned United Kingdom subsidiary, IMI Titanium Ltd. (now known as TIMET UK), and its United States subsidiary, IMI Titanium, Inc. (now known as TIMET Castings). TIMET UK is Western Europe's leading producer of titanium ingot and mill products for aerospace and industrial applications. TIMET Castings manufactures titanium castings for aerospace applications and golf club heads. IMI conveyed all of its titanium related businesses to the Company in exchange for 9.6 million newly issued shares of the Company's Class A common stock valued at $70 million, and the Company issued $20 million of the Company's subordinated debt to IMI in exchange for a like amount of debt previously owed to IMI by its U.K. subsidiary. Immediately after the transaction, the Company was owned 46.3% by Tremont, 37.9% by IMI, 15.4% by UTSC and .4% by management. In connection with the IMI Titanium Acquisition, Tremont was granted a three year option to purchase up to an additional 2 million shares of the Company's common stock (after giving effect to the Stock Split) from IMI for $16 million. Tremont assigned to UTSC the right to acquire from IMI .5 million shares of the Company's common stock (after giving effect to the Stock Split) under the option.

     The Company has accounted for the IMI Titanium Acquisition by the purchase method of accounting. The purchase price of approximately $72 million, including transaction costs, has been

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES allocated to the individual assets and liabilities of the IMI Titanium Business based on preliminary information. The actual allocation of the purchase price may be different from the preliminary allocation due to adjustments in the purchase price and refinements in estimates of the fair values of the net assets acquired. Goodwill approximated $9 million and is being amortized on a straight-line basis over 15 years. The Company has included the results of operations of the IMI Titanium Business in its consolidated results of operations effective at the beginning of fiscal 1996 with preacquisition earnings of approximately $.4 million of the IMI Titanium Business reflected as a separate deduction in determining net income for the nine months ended September 29, 1996. Preacquisition sales of the IMI Titanium Business included in the Company's consolidated sales for the nine months ended September 29, 1996 were approximately $11.7 million.

     The following pro forma financial information has been prepared assuming the IMI Titanium Acquisition occurred at the beginning of the respective periods. The pro forma financial information is not necessarily indicative of the operating results that might have occurred if the transaction had been completed at such earlier dates or the operating results which may occur in the future.

                                                                          NINE MONTHS ENDED
                                                                     ---------------------------
                                                      FISCAL YEAR    OCTOBER 1,    SEPTEMBER 29,
                                                         1995           1995           1996
                                                      -----------    ----------    -------------
                                                                             (UNAUDITED)
                                                                    (IN MILLIONS)
    Revenues........................................    $ 337.1        $243.9         $ 356.4
    Net income (loss)...............................      (34.7)        (22.1)           23.9
    Net income (loss) per common share..............      (1.39)         (.89)            .86

  Axel Johnson Metals Acquisition

     On October 1, 1996, the Company acquired (the "AJM Acquisition") substantially all of the assets and assumed substantially all of the liabilities of Axel Johnson Metals, Inc. ("AJM") for approximately $96 million cash. The AJM Acquisition was completed through a newly formed subsidiary, Titanium Hearth Technologies, Inc. ("THT, Inc."), and included the acquisition of the 50% partnership interest in Titanium Hearth Technologies ("THT"), a general partnership, that TIMET did not previously own. The purchase price was funded through borrowings under TIMET's U.S. credit facility. THT, Inc. and its subsidiaries operate titanium scrap processing facilities and electron beam cold hearth melting furnaces. TIMET will account for the AJM Acquisition by the purchase method and consolidate the financial position and results of operations of THT, Inc. beginning in the fourth quarter of 1996. TIMET's purchases from THT approximated $8 million in 1993, $8 million in 1994 and $10 million in 1995.

  TISTO

     TIMET held a 26% interest in TISTO, a German distributor of titanium products, on June 30, 1996. In July 1996, TIMET acquired the remaining 74% equity interest for approximately $2 million in cash and guaranteed approximately $2 million in existing loans from former TISTO shareholders. TIMET has consolidated TISTO's results effective July 1, 1996 and TISTO's revenues approximated $5 million for the three months ended September 29, 1996. The pro forma effect of the TISTO acquisition would not be material.

  CEZUS

     Effective August 1, 1996, TIMET and Compagnie Europeenne du
Zirconium-CEZUS, S.A. ("CEZUS") completed an agreement to form a new jointly-owned French company ("TIMET

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

Savoie") to manufacture and sell titanium products. TIMET Savoie is 70%-owned by TIMET and 30%-owned by CEZUS. CEZUS contributed cash, equipment and the CEZUS titanium business to TIMET Savoie, and certain CEZUS employees became employees of TIMET Savoie. TIMET contributed proprietary technology, all of its interest in its previously existing France-based distribution businesses and cash valued at a total of approximately $8 million. TIMET Savoie will manufacture products inside CEZUS' production facility in Ugine, France both directly, utilizing its own personnel and equipment, and, for melting and forging and certain other operations, indirectly by subcontracting to CEZUS under a long-term manufacturing agreement with CEZUS. The Company consolidated TIMET Savoie effective August 1, 1996. TIMET Savoie's revenues for the two months ended September 29, 1996 were approximately $5 million.

     Upon formation of TIMET Savoie, CEZUS provided TIMET Savoie with a French franc denominated credit facility providing, under certain circumstances, for borrowings up to approximately $13 million. Additionally, CEZUS has the right to sell their interest in TIMET Savoie to the Company for 30% of TIMET Savoie's registered capital after TIMET Savoie has had two consecutive years of profitable operations and all outstanding borrowings to CEZUS have been repaid. The Company has the right to purchase CEZUS' 30% interest in TIMET Savoie for 30% of TIMET Savoie's equity determined under French accounting principles on or after December 31, 1997 and following the repayment of all outstanding borrowings to CEZUS.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

  Joint Venture

     Prior to October 1995, TIMET owned (i) a 32% equity interest in Basic Investments, Inc. ("BII"), which, among other things, provides utility services in the industrial park where one of TIMET's plants is located, and (ii) a 12% interest in Victory Valley Land Company L.P. ("VVLC"), which is actively engaged in efforts to develop certain real estate. BII, through a wholly-owned subsidiary, owns an additional 50% interest in VVLC. In October 1995, TIMET made a pro rata distribution to its shareholders consisting of all of its interest in BII and VVLC, and certain real estate in Nevada. The Company distributed the assets at their net carrying amount which approximated $5 million.

     Summarized combined financial information of the Company's unconsolidated joint ventures, including THT, is shown below:

                                                                         NINE MONTHS ENDED
                                              FISCAL YEARS           --------------------------
                                       ---------------------------   OCTOBER 1,   SEPTEMBER 30,
                                        1993      1994      1995        1995          1996
                                       -------   -------   -------   ----------   -------------
                                             (IN THOUSANDS)                 (UNAUDITED)
    Income statement:
      Revenues........................ $51,513   $43,043   $69,107     $59,180       $58,114
      Operating costs and expenses....  35,681    38,598    54,764      47,620        45,750
      Interest and other expenses.....   3,416       582     1,153       1,114           465
                                       -------   -------   -------     -------       -------
      Net income...................... $12,416   $ 3,863   $13,190     $10,446       $11,899
                                       =======   =======   =======     =======       =======
      Equity in earnings of joint
         ventures..................... $ 3,540   $ 2,263   $ 4,824     $ 3,828       $ 5,960
                                       =======   =======   =======     =======       =======
    Distributions paid to TIMET from
      joint ventures.................. $   950   $ 1,068   $ 1,000     $    --       $    --
                                       =======   =======   =======     =======       =======
    Balance sheet:
      Current assets..................           $23,098   $23,980
      Noncurrent assets...............            44,050    21,190
      Current liabilities.............            11,520     4,484
      Noncurrent liabilities..........            21,409    16,099
                                                 -------   -------
      Equity..........................           $34,219   $24,587
                                                 =======   =======

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

NOTE 4 -- BUSINESS AND GEOGRAPHIC SEGMENTS:

     The Company's operations are conducted in one business segment, titanium metals operations. The Company is an integrated producer and distributor of titanium sponge, ingot, and mill products for aerospace, industrial, and other applications. The Company's production facilities are located principally in the U.S., United Kingdom, and France. The Company's products are sold throughout the world.

                                                                        NINE MONTHS ENDED
                                          FISCAL YEARS              --------------------------
                                 ------------------------------     OCTOBER 1,   SEPTEMBER 29,
                                   1993       1994       1995          1995          1996
                                 --------   --------   --------     ----------   -------------
                                         (IN THOUSANDS)                    (UNAUDITED)
    Operations
    Sales......................  $151,177   $145,984   $184,723       $135,203      $349,825
                                 ========   ========   ========       ========      ========
    Operating income (loss)....  $(16,707)  $(34,676)  $  5,378       $  1,778      $ 38,395
    General corporate income
      (expense), net...........     1,922        316      1,074           (219)          568
    Interest expense...........    (5,729)    (7,562)   (10,414)        (7,867)       (7,266)
                                 --------   --------   --------       --------      --------
      Income (loss) before
         income taxes, minority
         interest,
         preacquisition
         earnings and
         cumulative effect of a
         change in accounting
         principle.............  $(20,514)  $(41,922)  $ (3,962)      $ (6,308)     $ 31,697
                                 ========   ========   ========       ========      ========
    Operating income (loss)
      United States............  $(16,360)  $(34,278)  $  4,408       $  1,194      $ 28,519
      Europe...................      (347)      (398)       970            584         9,876
                                 --------   --------   --------       --------      --------
                                 $(16,707)  $(34,676)  $  5,378       $  1,778      $ 38,395
                                 ========   ========   ========       ========      ========
    Geographic segments
      Net sales -- point of
         origin:
         United States.........  $141,392   $123,485   $174,802       $128,081      $238,798
         Europe................    12,320     30,542     13,862          9,819       121,457
         Eliminations..........    (2,535)    (8,043)    (3,941)        (2,697)      (10,430)
                                 --------   --------   --------       --------      --------
                                 $151,177   $145,984   $184,723       $135,203      $349,825
                                 ========   ========   ========       ========      ========
      Net sales -- point of
       destination:
         United States.........  $107,313   $ 89,519   $135,421       $104,768      $178,946
         Europe................    36,403     34,475     33,520         17,594       143,633
         Other.................     7,461     21,990     15,782         12,841        27,246
                                 --------   --------   --------       --------      --------
                                 $151,177   $145,984   $184,723       $135,203      $349,825
                                 ========   ========   ========       ========      ========
    Identifiable assets
      United States............  $252,008   $231,048   $235,844       $240,436      $316,345
      Europe...................    10,488      9,174     12,940         17,436       159,913
                                 --------   --------   --------       --------      --------
                                 $262,496   $240,222   $248,784       $257,872      $476,258
                                 ========   ========   ========       ========      ========

     Export sales from U.S. based operations approximated $27.8 million, $34.6 million, and $39.5 million in 1993, 1994, and 1995, respectively, and $30.4 million and $37.5 million for the nine months ended October 1, 1995 and September 29, 1996, respectively.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

     Operating income (loss) includes restructuring charges of $4.7 million in 1993, $10 million in 1994 and a restructuring credit of $1.2 million in 1995. Operating income for the nine months ended September 29, 1996 includes $4.7 million of special charges related to the IMI Titanium Acquisition. See Note 5.

     General corporate income (expense), net includes the Company's equity in earnings of BII and VVLC of $2.1 million in 1993, $.7 million in 1994, and $1.1 million in 1995, and other corporate income and expenses.

     See Note 3 regarding the consolidation of sales related to the Company's agreements with CEZUS prior to 1995.

NOTE 5 -- RESTRUCTURING AND OTHER SPECIAL CHARGES:

  Restructuring charges

     The Company's restructuring charges in 1993 and 1994 were related to cost reduction and containment efforts taken in response to depressed industry conditions existing in those years. In the fourth quarter of 1995, the Company determined that its restructuring costs would ultimately be less than previously estimated and reversed $1.2 million of previously accrued restructuring charges. The following summarizes the Company's restructuring activities:

                                                   CHARGE (CREDIT) TO
                                                    OPERATING INCOME                    1995
                                              ----------------------------   AMOUNTS   ACCRUAL
                                              1993   1994    1995    TOTAL   UTILIZED  BALANCE
                                              ----   -----   -----   -----   --------  -------
                                                               (IN MILLIONS)
    Cash charges (credits):
      Workforce related.....................  $4.2   $ 3.7   $ (.7)  $ 7.2   $ (6.6)     $ .6
      Excess space and other................    --     1.3     (.5)     .8      (.6)       .2
                                              ----   -----   -----   -----   ------      ----
                                               4.2     5.0    (1.2)    8.0     (7.2)       .8
                                              ----   -----   -----   -----   ------      ----
    Noncash charges:
      Idled assets..........................    .5     4.5      --     5.0     (5.0)       --
      Other.................................    --      .5      --      .5      (.5)       --
                                              ----   -----   -----   -----   ------      ----
                                                .5     5.0      --     5.5     (5.5)       --
                                              ----   -----   -----   -----   ------      ----
              Total.........................  $4.7   $10.0   $(1.2)  $13.5   $(12.7)     $ .8
                                              ====   =====   =====   =====   ======      ====

     The Company's restructuring charges were principally related to the temporary closing of TIMET's Kroll-leach sponge production facility, the closing of certain sales and service center locations, and costs to reduce TIMET's workforce. Workforce related items in 1994 included revisions to prior estimates, a $3.5 million pension curtailment charge, and a $.8 million OPEB curtailment charge. Both the pension and OPEB charges are reflected in the related pension and OPEB accruals and are considered utilized when incurred. Other restructuring related liabilities are considered utilized when facilities and equipment are idled, as payments to terminated employees are made, and other criteria are met. During 1994 and 1995, cash costs of $1.2 million and $1.7 million, respectively, were charged to the restructuring accrual.

     TIMET has continued to monitor its restructuring activities and related accruals in light of changing business conditions. Strikes at the Company's principal production facilities in 1993 and 1994, improved industry conditions in 1995, and other events required TIMET to both defer and revise certain of the restructuring actions it previously contemplated. As part of its restructuring charges, TIMET had expected to reduce its workforce by approximately 350 people. Since 1993,

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

TIMET's workforce has been reduced by approximately 300 people in connection with its restructuring activities. However, recently improved market demand for titanium metal products and other changes in business conditions has resulted in the Company adding employees in selected areas. The Company restarted production of titanium sponge at its Kroll-leach facility in the second quarter of 1996.

  IMI Titanium Business

     During the nine months ended September 29, 1996, TIMET recorded $4.7 million of special charges resulting from the IMI Titanium Acquisition and related integration of the IMI Titanium Business. Certain key executive officers of TIMET received approximately 93,000 shares of TIMET Class B common stock and cash payments with a combined value of approximately $3 million ($1.5 million common stock and $1.5 million cash) in consideration for their services in connection with the IMI Titanium Acquisition. TIMET also incurred $1.7 million of integration and other costs relating principally to the relocation of personnel and the consolidation of certain facilities. Integration costs are charged to operations as incurred. Special charges are expected to aggregate $5 million for fiscal 1996. See Note 9.

NOTE 6 -- INVENTORIES:

                                                  JANUARY 1,     DECEMBER 31,     SEPTEMBER 29,
                                                     1995            1995             1996
                                                  ----------     ------------     -------------
                                                        (IN THOUSANDS)             (UNAUDITED)
    Raw materials...............................    $ 5,669         $ 7,778          $ 18,155
    In process and finished products............     44,900          57,538           114,847
    Supplies....................................      2,939           3,818             7,650
                                                    -------         -------          --------
                                                    $53,508         $69,134          $140,652
                                                    =======         =======          ========

     The average cost of LIFO inventories exceeded the net carrying amount of such inventories by approximately $12 million at January 1, 1995, $19 million at December 31, 1995 and $30 million at September 29, 1996.

NOTE 7 -- ACCRUED LIABILITIES:

                                                      JANUARY 1,   DECEMBER 31,   SEPTEMBER 29,
                                                         1995          1995           1996
                                                      ----------   ------------   -------------
                                                           (IN THOUSANDS)          (UNAUDITED)
    Postretirement benefit cost.....................    $ 1,316       $ 2,240        $ 2,266
    Pension cost....................................        637         1,378          1,948
    Other employee benefits.........................      9,043         9,210         18,527
    Restructuring cost..............................      3,731           777             --
    Environmental cost..............................         --         1,143          1,643
    Customer contract losses........................         --            --          3,425
    Taxes, other than income........................      1,269         1,655          2,805
    Other...........................................      4,982         4,560         10,065
                                                        -------       -------        -------
                                                        $20,978       $20,963        $40,679
                                                        =======       =======        =======

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

NOTE 8 -- NOTES PAYABLE AND LONG-TERM DEBT:

                                                      JANUARY 1,   DECEMBER 31,   SEPTEMBER 29,
                                                         1995          1995           1996
                                                      ----------   ------------   -------------
                                                           (IN THOUSANDS)          (UNAUDITED)
    Notes payable...................................   $    214      $     --        $ 1,139
                                                       ========      ========        =======
    Long-term debt:
    U.S. credit agreement:
      Revolver......................................   $ 48,184      $ 42,555        $ 1,357
      Term..........................................     14,750        24,400             --
    Other...........................................      2,087           280          1,612
                                                       --------      --------        -------
                                                         65,021        67,235          2,969
    Less current maturities.........................      6,807        45,695          1,497
                                                       --------      --------        -------
                                                       $ 58,214      $ 21,540        $ 1,472
                                                       ========      ========        =======

     TIMET's $105 million U.S. credit facility provides for term loans aggregating $24 million at September 29, 1996 with the balance of the facility available as a revolving credit/letter of credit facility. Borrowings under the revolving portion are limited to a formula-determined amount (the "borrowing base") of accounts receivable and inventories. Interest accrues at the Company's option at the prime rate plus .75% or LIBOR plus 2.25%. The credit facility matures on December 31, 1998. The weighted average interest rate on outstanding revolver and term loan borrowings was 9% at January 1, 1995, 11% at December 31, 1995 and 9% at September 29, 1996. TIMET's bank debt reprices with changes in market interest rates and, accordingly, the carrying amount of such debt is believed to approximate market value. Borrowings are collateralized by substantially all of TIMET's assets. The credit agreement prohibits dividends on the Company's common stock in excess of 20% of net income in any fiscal year, limits TIMET's additional indebtedness and transactions with affiliates, requires the maintenance of certain financial amounts and contains other covenants customary in transactions of this type. At December 31, 1995 and September 29, 1996, TIMET had about $18 million and $102 million, respectively, of borrowings available under its U.S. credit agreement.

     TIMET UK has a L10 million ($15 million) overdraft/revolving credit facility maturing January 31, 1997. The agreement restricts payments of dividends from TIMET UK, loans and other transactions with related parties and contains other covenants customary in agreements of this type. Borrowings under this agreement are collateralized by substantially all of TIMET UK's assets and accrue interest at the bank's base rate plus 2% (7.75% at September 29, 1996). There were no borrowings outstanding under this facility at September 29, 1996.

     TISTO has Deutsche Mark ("DM") denominated short term bank credit agreements and notes payable to former TISTO shareholders with outstanding balances of $1.1 million and $1.5 million, respectively, at September 29, 1996. Interest accrues at 9.25% and 11%, respectively, at September 29, 1996.

     TIMET Savoie has a French franc denominated short term credit facility available from CEZUS which provides, under certain circumstances, for borrowings up to $13 million. At September 29, 1996 no amounts were outstanding.

     In connection with amendments of the Company's credit facility during 1995, Tremont advanced TIMET $8 million as additional subordinated TIMET debt ($2.5 million advanced in 1994 and $5.5 million advanced in 1995), guaranteed $5 million of the term loans, collateralized such guarantee with approximately 600,000 shares of NL Industries, Inc. common stock held by Tremont, and agreed to pledge additional NL shares as necessary to meet certain market value thresholds.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

Contran Corporation entered into an agreement with TIMET's lenders whereby Contran was obligated to purchase the pledged shares from TIMET's lenders under certain conditions. In connection with the Stock Offering, the security arrangements between the Company's lenders and Tremont and Contran were terminated.

     See Notes 9 and 13 regarding related party transactions.

NOTE 9 -- STOCKHOLDERS' EQUITY:

  Common stock

     On June 4, 1996, the Company completed the sale of 6.2 million shares of its common stock in the Stock Offering pursuant to a registration statement filed with the Securities and Exchange Commission. In connection with the Stock Offering, the Company effected the Stock Split, increased its authorized common shares to 99 million shares, increased its authorized preferred stock to 1 million shares, and reserved up to 3.1 million shares to be issued under the TIMET Incentive Plan.

     The Company's net proceeds from the Stock Offering approximated $131 million. The Company used approximately $42.5 million of the net proceeds to repay existing indebtedness to stockholders ($22.5 million to Tremont and $20 million to IMI) and $82 million to repay indebtedness under its U.S. credit facility.

     The 1996 Long Term Incentive Plan ("TIMET Incentive Plan") provides for the discretionary grant of restricted common stock, stock options, stock appreciation rights and other incentive compensation to officers and other key employees of the Company. Effective with the Stock Offering, the Company granted options under the TIMET Incentive Plan to acquire 437,400 shares at a price equal to or greater than the market price at the date of grant ($23 to $29 per share). The options vest over five years and expire ten years from date of grant. Additionally, the Board of Directors authorized, effective with the Stock Offering, a plan for its nonemployee directors that provides for eligible directors to annually be granted options to purchase 625 shares of the Company's common stock at a price equal to the market price on the date of grant and to receive, as partial payment of the director fee, annual grants of 400 shares of the Company's common stock. The aggregate number of shares reserved for issuance under the nonemployee director plan is 62,500.

     Certain key executive officers of the Company received shares (the "Management Shares") of the Company's Class B common stock and cash payments with a combined value of approximately $3 million in consideration for their services in connection with the IMI Titanium Acquisition. The Class B Management Shares were converted into 93,000 shares of the Company's common stock in connection with the Stock Offering, and no Class B shares are currently outstanding or authorized.

     In connection with the AJM Acquisition, the Company issued options to purchase up to 80,000 shares to key officers of THT, Inc. under the TIMET Incentive Plan at an exercise price of $28.5625 per share.

  Preferred stock

     Effective with the Stock Offering, the Company is authorized to issue 1 million shares of preferred stock. The rights of preferred stock as to, among other things, dividends, liquidation, redemption, conversions, and voting rights are determined by the Board of Directors.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

  Convertible Preferred Securities

     In November 1996, the Company's Board of Directors authorized the Company to form the Trust and direct the Trust to issue and sell Convertible Preferred Securities ("the Offering") as described under the caption "The Offering" elsewhere in this Offering Memorandum. Net proceeds from the Offering approximated $192 million. The Company expects to use its net proceeds to repay all indebtedness (other than capital lease obligations) to the Company's lenders, and to use the balance for general corporate purposes. Supplemental earnings per share, assuming the Offering had been completed and the Convertible Preferred Securities had been converted into the Company's common stock for fiscal 1995 and for the nine months ended September 29, 1996 would have been $0.20 and $.90, respectively.

     See Note 13 regarding related party transactions.

NOTE 10 -- INCOME TAXES:

     Summarized below are (i) the components of income (loss) before income taxes, preacquisition earnings and cumulative effect of a change in accounting principle ("pretax income (loss)"), (ii) the difference between the income tax benefit (expense) attributable to pretax income (loss) and the amounts that would be expected using the U.S. federal statutory income tax rate of 35%, and
(iii) the components of the income tax benefit (expense) attributable to pretax income (loss).

                                                                             NINE MONTHS ENDED
                                                 FISCAL YEARS            --------------------------
                                         -----------------------------   OCTOBER 1,   SEPTEMBER 29,
                                           1993       1994      1995        1995          1996
                                         --------   --------   -------   ----------   -------------
                                                (IN THOUSANDS)                  (UNAUDITED)
Expected income tax benefit (expense)..  $  7,180   $ 14,673   $ 1,387    $  2,208      $ (11,094)
Incremental tax and rate differences on
  equity in income of companies not
  included in the consolidated tax
  group................................       318        164         1         312           (145)
Adjustment of deferred tax
  valuation allowance..................    (6,931)   (14,900)   (1,502)     (2,661)         4,453
Rate change adjustment of deferred
  taxes................................        81         --        --          --             --
U.S. state income taxes, net...........      (125)       (97)       --          --           (669)
Other, net.............................      (216)         5      (141)        (15)          (336)
                                         ---------  ---------  --------   --------      ---------
                                         $    307   $   (155)  $  (255)   $   (156)     $  (7,791)
                                         =========  =========  ========   ========      =========
Income tax benefit (expense):
  Current income taxes:
     U.S...............................  $  4,373   $   (149)  $    --    $     --      $  (4,895)
     Non-U.S...........................       (13)        (6)     (255)       (156)        (2,631)
                                         ---------  ---------  --------   --------      ---------
                                            4,360       (155)     (255)       (156)        (7,526)
  Deferred income taxes................    (4,053)        --        --          --           (265)
                                         ---------  ---------  --------   --------      ---------
                                         $    307   $   (155)  $  (255)   $   (156)     $  (7,791)
                                         =========  =========  ========   ========      =========
Pretax income (loss):
  U.S..................................  $(19,812)  $(41,284)  $(4,589)   $ (6,654)     $  23,874
  Non-U.S..............................      (702)      (638)      627         346          7,823
                                         ---------  ---------  --------   --------      ---------
                                         $(20,514)  $(41,922)  $(3,962)   $ (6,308)     $  31,697
                                         =========  =========  ========   ========      =========

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

                                                             JANUARY 1, 1995       DECEMBER 31, 1995
                                                           --------------------   --------------------
                                                           ASSETS   LIABILITIES   ASSETS   LIABILITIES
                                                           ------   -----------   ------   -----------
                                                                          (IN MILLIONS)
Temporary differences relating to net assets:
  Inventories............................................  $   --     $  (5.5)    $   --     $  (5.0)
  Property and equipment.................................      --        (2.4)        --        (3.8)
  Accrued OPEB cost......................................    11.6          --       11.7          --
  Accrued liabilities and other deductible differences...     9.2          --        8.3          --
  Other taxable differences..............................      --        (3.2)        --        (2.5)
  Investments in subsidiaries and affiliates not included
     in the consolidated tax group.......................      --        (1.7)        --        (3.2)
Tax loss and credit carryforwards........................    14.3          --       15.8          --
Valuation allowance......................................   (23.6)         --      (22.7)         --
                                                           ------     -------     ------     -------
Gross deferred tax assets (liabilities)..................    11.5       (12.8)      13.1       (14.5)
Netting..................................................   (10.8)       10.8      (13.1)       13.1
                                                           ------     -------     ------     -------
Total deferred taxes.....................................      .7        (2.0)        --        (1.4)
Less current deferred taxes..............................      --        (2.0)        --         (.6)
                                                           ------     -------     ------     -------
Net noncurrent deferred taxes............................  $   .7     $    --     $   --     $   (.8)
                                                           ======     =======     ======     =======

     The valuation allowance increased in the aggregate (including amounts allocated to items other than continuing operations) by $7.8 million in 1993 and $14.7 million in 1994 and decreased by $.9 million in 1995. The Company may release a portion of its deferred tax asset valuation allowance in 1996, resulting in a tax benefit, if it concludes that the "more likely than not" realization criteria of SFAS No. 109 are met.

     At December 31, 1995 and September 29, 1996, the Company had, for financial reporting purposes, U.S. federal income tax net operating loss carryforwards ("NOL") of approximately $40 million and $30 million, respectively, expiring between 2007 and 2009. The utilization of the Company's NOLs is subject to an annual limitation. At December 31, 1995, the Company had an alternative minimum tax credit ("AMT") carryforward of approximately $2 million which can be utilized to offset regular income taxes payable in future years. The AMT has an indefinite carryforward period.

NOTE 11 -- EMPLOYEE BENEFIT PLANS:

  Variable compensation plans

     Substantially all of the Company's employees at December 31, 1995, including a significant portion of its domestic hourly employees, participate in compensation programs which provide for variable compensation based upon the financial performance of the Company and, in certain circumstances, the individual performance of the employee. Certain domestic hourly employees were guaranteed a minimum $1,500 award per year through July 1994. The cost of these plans was $1.1 million in 1993, $.8 million in 1994 and $.3 million in 1995.

  Defined contribution plans

     All of the Company's domestic salaried and hourly employees at December 31, 1995 are eligible to participate in a contributory savings plan with partial matching employer contributions based on the Company's profitability. Substantially all of the Company's domestic salaried employees at December 31, 1995, as well as certain hourly employees, also participate in a defined contribution pension plan with contributions based upon the profitability of the Company. Since the Company has reported losses in each of the past three years, the cost of these pension and savings plans has been insignificant.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

  Defined benefit pension plans

     The Company maintains noncontributory defined benefit pension plans covering most of its domestic hourly employees and a portion of its domestic salaried workforce. Defined pension benefits are generally based on years of service and compensation, and the related expense is based upon independent actuarial valuations. The Company's funding policy is to contribute annually amounts satisfying the funding requirements of the Employee Retirement Income Security Act of 1974, as amended. The defined benefit pension plan for salaried employees was frozen in 1994 so that no further benefit increases accrue. The defined benefit pension plan for hourly employees at the Company's Henderson, Nevada facility was closed to new participants during 1994. The defined benefit pension plan for hourly employees at the Company's Toronto, Ohio facility was closed to new participants in 1995.

     The funded status of the Company's defined benefit pension plans and the components of net periodic defined benefit pension cost are set forth below. The rates used in determining the 1995 actuarial present value of benefit obligations at December 31, 1995 were: (i) discount rate -- 7.5% (8.5% in 1994), and (ii) rate of increase in future compensation levels -- 3% in 1994 and 1995. The expected long-term rate of return on assets used was 9% in each of 1994 and 1995. The benefit obligations are sensitive to changes in these estimated rates and actual results may differ from the

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES obligations noted below. At December 31, 1995, the assets of the plans are primarily comprised of U.S. government obligations, corporate stocks and bonds.

                                                  ASSETS EXCEED                    ACCUMULATED
                                                   ACCUMULATED                      BENEFITS
                                                    BENEFITS                      EXCEED ASSETS
                                           ---------------------------     ---------------------------
                                           JANUARY 1,     DECEMBER 31,     JANUARY 1,     DECEMBER 31,
                                              1995            1995            1995            1995
                                           ----------     ------------     ----------     ------------
                                                                 (IN THOUSANDS)
Actuarial present value of benefit
  obligations:
  Vested benefit obligations.............   $ 14,600        $ 16,183        $ 30,381        $ 34,705
  Nonvested benefits.....................        835             955           1,358           1,510
                                            --------        --------        --------        --------
  Accumulated benefit obligations........     15,435          17,138          31,739          36,215
  Effect of projected salary increases...         85              65             132             110
                                            --------        --------        --------        --------
  Projected benefit obligations..........     15,520          17,203          31,871          36,325
Plan assets at fair value................     15,641          18,146          24,989          28,884
                                            --------        --------        --------        --------
Plan assets over (under) projected
  benefit obligations....................        121             943          (6,882)         (7,441)
Unrecognized net loss from experience
  different from actuarial assumptions...      2,337           1,186           4,656           3,837
Unrecognized prior service cost..........        276             235             602           1,424
Unrecognized net assets being amortized
  over 14 years..........................     (1,389)         (1,111)         (1,685)         (1,349)
Adjustment to recognize minimum
  liability..............................         --              --          (3,453)         (3,815)
                                            --------        --------        --------        --------
Total prepaid (accrued) pension cost.....      1,345           1,253          (6,762)         (7,344)
Current portion..........................         --              --            (637)         (1,378)
                                            --------        --------        --------        --------
  Noncurrent prepaid (accrued) pension
     cost................................   $  1,345        $  1,253        $ (6,125)       $ (5,966)
                                            ========        ========        ========        ========

                                                                       FISCAL YEARS
                                                              -------------------------------
                                                               1993        1994        1995
                                                              -------     -------     -------
                                                                      (IN THOUSANDS)
Service cost benefits earned................................  $   750     $   846     $   630
Interest cost on projected benefit obligations..............    3,406       3,457       3,959
Actual return on plan assets................................   (4,677)      1,163      (9,560)
Net amortization and deferrals..............................      839      (5,254)      5,910
                                                              --------    --------    --------
                                                              $   318     $   212     $   939
                                                              ========    ========    ========

  Postretirement benefits other than pensions

     The Company provides certain postretirement health care and life insurance benefits to certain of its eligible retired employees. The Company funds such benefits as they are incurred, net of any contributions by the retirees. Under plans currently in effect, substantially all of TIMET's currently

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES active employees would become eligible for these benefits if they reach normal retirement age while working for TIMET. These plans have been revised to discontinue employer-paid health care coverage for future retirees once they become Medicare-eligible.

     The components of the periodic OPEB cost and accumulated OPEB obligations are set forth below. The rates used in determining the actuarial present value of the accumulated OPEB obligations at December 31, 1995 were: (i) discount rate -- 7.5% (8.5% in 1994), (ii) rate of increase in future compensation levels -- 3% in 1994 and 1995, and (iii) rate of increase in future health care costs -- 13% in 1996, gradually declining to 6% in 2016 and thereafter. If the health care cost trend rate was increased by one percentage point for each year, OPEB expense would have increased approximately $.2 million in 1995, and the actuarial present value of accumulated OPEB obligations at December 31, 1995 would have increased approximately $2 million. The accrued OPEB cost is sensitive to changes in these estimated rates and actual results may differ from the obligations noted below.

                                                                     JANUARY 1,     DECEMBER 31,
                                                                        1995            1995
                                                                     ----------     ------------
                                                                           (IN THOUSANDS)
Actuarial present value of accumulated OPEB obligations:
  Retiree benefits.................................................   $ 13,058        $ 18,805
  Other fully eligible active plan participants....................      5,696           1,227
  Other active plan participants...................................      4,234           5,456
                                                                      --------        --------
                                                                        22,988          25,488
Unrecognized net gain from experience different from actuarial
  assumptions......................................................      3,015             730
Unrecognized prior service credits.................................      4,784           4,174
                                                                      --------        --------
Total accrued OPEB cost............................................     30,787          30,392
Less current portion...............................................      1,316           2,240
                                                                      --------        --------
  Noncurrent accrued OPEB cost.....................................   $ 29,471        $ 28,152
                                                                      ========        ========

                                                                         FISCAL YEARS
                                                                 ----------------------------
                                                                  1993       1994       1995
                                                                 ------     ------     ------
                                                                        (IN THOUSANDS)
Service cost benefits earned...................................  $  428     $  395     $  242
Interest cost on accumulated OPEB obligations..................   1,725      1,791      2,060
Net amortization and deferrals.................................    (340)      (244)      (475)
                                                                 ------     ------     ------
                                                                 $1,813     $1,942     $1,827
                                                                 ======     ======     ======

NOTE 12 -- CHANGES IN ACCOUNTING PRINCIPLES:

  Postemployment benefits (SFAS No. 112)

     The Company adopted SFAS No. 112 ("Employers' Accounting for Postemployment Benefits") in 1994 and recorded a $1 million charge for this change in accounting principle.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

  Accounting for stock-based compensation (SFAS No. 123)

     The Company expects to elect the disclosure alternative proscribed by SFAS No. 123, "Accounting for Stock-Based Compensation," and account for the Company's stock-based employee compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and its various interpretations. Under APB No. 25, no compensation cost is generally recognized for fixed stock options for which the exercise price is not less than the market price of the Company's Common Stock on the grant date. Under the disclosure alternative of SFAS No. 123, the Company will disclose, starting with its 1996 fiscal year, its respective pro forma net income and earnings per share as if the fair value based accounting method of SFAS No. 123 had been used to account for stock-based compensation cost for all awards granted by the Company after January 1, 1995.

NOTE 13 -- RELATED PARTY TRANSACTIONS:

     The Company may be deemed to be controlled by Harold C. Simmons. Corporations that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (i) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (ii) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly-held minority equity interest in another related party. While no transactions of the type described above are planned or proposed with respect to the Company (except as otherwise disclosed herein), the Company continuously considers, reviews and evaluates, and understands that Contran, Tremont and related entities consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more such transactions in the future.

     It is the policy of the Company to engage in transactions with related parties on terms which are, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

     Effective January 1, 1996 the Company entered into an intercorporate services agreement with Tremont pursuant to which the Company will provide certain management, financial and other services to Tremont for approximately $.4 million in 1996. The term of the agreement is one year, subject to renewal. Prior to entering into the intercorporate services agreement, charges to (from) Tremont approximated $.3 million in 1993, nil in 1994 and $(.9) million in 1995 pursuant to similar arrangements for compensation and intercorporate services.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

     Receivables from related parties principally relate to sales to UTSC and TISTO. Payables to related parties, excluding long term capital lease obligations (see Note 14), are summarized in the following table.

                                                  JANUARY 1,     DECEMBER 31,     SEPTEMBER 29,
                                                     1995            1995             1996
                                                  ----------     ------------     -------------
                                                        (IN THOUSANDS)             (UNAUDITED)
    Current liabilities:
      Tremont Corporation.......................   $     86        $     --          $   505
      IMI.......................................         --              --               65
      UTSC -- interest..........................      1,530              --               --
      Other.....................................      1,915           2,627              949
                                                   --------        --------          -------
                                                   $  3,531        $  2,627          $ 1,519
                                                   ========        ========          =======
    Noncurrent liabilities:
      Tremont Corporation:
         Loans and interest.....................   $ 22,933        $ 22,460          $    --
         Other..................................        283           1,482            1,288
      UTSC -- interest..........................      3,370              --               --
                                                   --------        --------          -------
                                                   $ 26,586        $ 23,942          $ 1,288
                                                   ========        ========          =======

     Interest expense on related party indebtedness was $1.2 million (net of $.8 million capitalized) in 1993, $2.4 million in 1994, and $2.1 million in 1995.

     TIMET completed a recapitalization in 1995 under which, among other things,
(i) Tremont made a $1 million cash capital contribution to TIMET and exchanged $8 million of TIMET subordinated debt into TIMET common equity, (ii) TIMET made a $1 million cash prepayment of accrued interest to UTSC, and (iii) UTSC exchanged $3 million of interest owed by TIMET to UTSC into TIMET common equity. In connection with the recapitalization, TIMET issued .5 million shares of common stock pro rata to its existing shareholders.

     UTSC made a $.4 million capital contribution to TIMET during 1994.

     In December 1993, UTSC exercised its option to convert its $75 million of subordinated debentures into 25% of TIMET's outstanding voting common stock ("UTSC Conversion"). The debentures provided the majority of the financing for construction of TIMET's VDP titanium sponge plant and accrued interest at a weighted average rate of 8.4% through May 1993 when such interest ceased accruing. In connection with UTSC's conversion of its debentures in 1993, Tremont made an aggregate $9 million capital contribution of notes and accrued interest to TIMET.

     In connection with the construction and financing of TIMET's VDP plant, UTSC licensed certain technology to TIMET in exchange for the right, effective after UTSC Conversion, to acquire up to 20% of TIMET's annual production capacity of VDP sponge at agreed-upon prices through early 1997 and higher formula-determined prices thereafter through 2008. TIMET's selling prices to UTSC are approximately 15% below the cost at which TIMET is currently purchasing titanium sponge under agreements with third parties. The discount from fair market value represents TIMET's consideration to UTSC for the licensed technology. Sales to UTSC in 1993, 1994 and 1995 approximated $1 million, $2 million, and $9 million, respectively.

     In connection with the IMI Titanium Acquisition, the Company issued $20 million of TIMET subordinated debt payable to IMI in exchange for a like amount of debt previously owed to IMI by the IMI Titanium Businesses. The subordinated debt to both IMI and Tremont accrued interest at 10.4%. See Note 9 regarding, among other things, the repayment of loans due to IMI and Tremont with proceeds from the Stock Offering.

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

NOTE 14 -- COMMITMENTS AND CONTINGENCIES:

  Operating leases

     The Company leases certain manufacturing and office facilities and various equipment. Most of the leases contain purchase and/or various term renewal options at fair market and fair rental values, respectively. In most cases management expects that, in the normal course of business, leases will be renewed or replaced by other leases. Net rent expense was approximately $1.4 million in 1993, $1.3 million in 1994 and $1.4 million in 1995.

     At December 31, 1995, future minimum payments under noncancellable operating leases having an initial or remaining term in excess of one year were as follows:

                                    YEARS                                       AMOUNT
    ----------------------------------------------------------------------  --------------
                                                                            (IN THOUSANDS)
    1996..................................................................      $1,330
    1997..................................................................         844
    1998..................................................................         246
    1999..................................................................          11
    2000 and thereafter...................................................           3
                                                                                ------
                                                                                 2,434
    Less sublease income..................................................        (260)
                                                                                ------
                                                                                $2,174
                                                                                ======

  Capital leases

     In connection with the IMI Titanium Acquisition, the Company entered into long-term leases with IMI principally covering its production facilities within England and requiring annual lease payments of approximately $1 million over a period of up to thirty years with aggregate interest payments approximating $20 million. Included in buildings at September 29, 1996, is $9.8 million of assets under capital leases, discounted at 10%, and related accumulated depreciation of $.1 million.

  Legal proceedings and contingencies

     Cadmus/Sutherin. In May 1995, TIMET received notice of two separate actions naming TIMET as a defendant, each brought by a former employee alleging that TIMET intentionally exposed such employee to dangerous levels of certain chemicals and/or metals during his employment at TIMET's plant in Toronto, Ohio (Sutherin v. Titanium Metals Corporation, No. 95 CV 00168, Court of Common Pleas, Jefferson County, Ohio; Cadmus v. Titanium Metals Corporation, No. 94 CV 00469, Court of Common Pleas, Jefferson County, Ohio). The complaints seek compensatory and punitive damages totaling approximately $2.5 million each. Both of these cases were subsequently removed to U.S. District Court for the Southern District of Ohio (Sutherin, No. C2-95-551; Cadmus, No. C2-95-586). The Sutherin case was dismissed without prejudice by the plaintiff in June 1996. The Cadmus action is currently in discovery.

     Plaintiff's claims in Cadmus are similar to previous claims made by plaintiff and rejected by the Ohio Industrial Commission (which decision is currently on appeal in state court in Ohio). TIMET intends to vigorously defend this action as well. At December 31, 1995 and September 29, 1996, TIMET had not accrued any amounts related to either of these matters.

     Ray Cook Golf. In April 1996, TIMET Castings received a letter from a golf club manufacturer, Ray Cook Golf Company ("Ray Cook"), claiming breach of contract and trademark infringement. Ray Cook asserts damages in the approximate amount of $.6 million for lost profits and delivery delays relating to the production of golf club heads by TIMET Castings. The Company is continuing

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES to investigate these claims. At September 29, 1996, the Company had not accrued any amounts related to this matter.

     Tungsten contamination. In 1993, TIMET discovered an anomaly in certain alloyed titanium material manufactured by TIMET for shipment to a jet engine manufacturer, resulting from tungsten carbide contaminated chromium sold to TIMET by a third-party vendor and used as an alloying addition to this titanium material. In June 1996, the Company entered into a settlement agreement with the purchaser of the material which calls for payment by the Company of an aggregate $2 million, payable in equal quarterly payments over the next five years. The Company is currently engaged in discussions with the supplier of the contaminated chromium regarding reimbursement of the amounts to be paid by the Company to the purchaser of the titanium material. At December 31, 1995 and September 29, 1996, TIMET had accrued a $2 million liability related to this matter and an estimated recovery amount, which is not material, from the chromium supplier and/or TIMET's insurance carrier. The estimated recovery is based on management's judgment of the likely outcome based on facts and circumstances known at the time and is subject to future revisions.

     In addition, in 1995 TIMET learned that a jet engine disk that had been in service since 1989 was discovered during routine inspection to have a high density inclusion that was not identified during manufacture and testing by TIMET or the subsequent forger of the material. The inclusion was completely intact and showed no signs of cracking or fatigue that would suggest that it posed a safety problem. Subsequent metallurgical inspection identified the inclusion as pure tungsten, which TIMET believes would have resulted from contaminated chromium used in the manufacture of the titanium alloy. TIMET currently believes that the engine manufacturer will require that engines containing disks manufactured from titanium having a link to the potentially contaminated lot of chromium be subjected to a higher level of inspection or to more frequent inspection to assure that there is no safety issue involved. While TIMET does not currently anticipate that it will incur any material liability in connection with this matter, no assurances can be given in this regard. At December 31, 1995 and September 29, 1996, TIMET had not accrued any amount with respect to this matter.

  Environmental matters.

     BMI Companies. TIMET and certain other companies, including Kerr-McGee Chemical Corporation, Chemstar Lime Company and Pioneer Chlor Alkali, Inc. (successor to Stauffer Chemical Company) operate facilities in a complex (the "BMI Complex") owned by Basic Management Inc. ("BMI"), adjacent to TIMET's Henderson, Nevada plant. In 1993, TIMET and each of such companies, along with certain other companies who previously operated facilities in the common areas of the BMI Complex (collectively the "BMI Companies") completed a Phase I environmental assessment of the common areas of the BMI Complex and each of the individual company sites pursuant to consent agreements with the Nevada Division of Environmental Protection ("NDEP"). In July 1996, the Company signed a consent agreement with NDEP regarding implementation of the Phase II assessment of the Company property within the BMI Complex. A report regarding the Phase II assessment of the common areas of the BMI Complex was submitted to NDEP in August 1996. At December 31, 1995 and September 29, 1996, the Company had accrued $1 million with respect to this matter. Until completion of the sampling and analysis that will be involved in the Phase II assessment of the Company property and any further Phase II testing that NDEP may require for the BMI Complex common areas, it is not possible to provide a reasonable estimate of the additional remediation costs, if any, or the Company's likely share of any such costs.

     In November 1995, TIMET and other BMI Companies were contacted by a company proposing to develop a parcel of land adjacent to the BMI Complex, alleging that the parcel had been

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES contaminated by the BMI Companies through their operations and threatening legal action to recover its development costs to date of approximately $2.8 million. Based on the results of the investigation in late 1995 and early 1996, the Company does not believe there is any basis for the claim, and the claimants have not pursued the matter further. At December 31, 1995 and September 29, 1996, TIMET had not accrued any amounts with respect to this matter.

     Caldwell Trucking Superfund site. In early 1996, TIMET received notice that it has been named as a defendant, along with approximately 100 additional companies, in an action in the United States District Court for the District of New Jersey in connection with the remediation of a Superfund site located in Fairfield, New Jersey (Caldwell Trucking PRP Group v. ADT Automotive, Inc., et al., No. 95-1690 (WGB)). The complaint alleges that TIMET arranged to have septic and/or industrial waste containing hazardous substances disposed of at the site from TIMET's former facility in Caldwell, New Jersey. The Company has been offered the opportunity to participate in "de minimis" settlement discussions and has offered to settle for a nominal amount. Based upon TIMET's investigation into this matter and the lack of meaningful evidence linking TIMET to the site, TIMET does not believe it will incur any material liability in connection with this matter. At December 31, 1995 and September 29, 1996, TIMET had not accrued any amount with respect to this matter.

     Pomona facility. The Company has conducted an additional study and assessment work as required by the California Regional Water Quality Control Board -- Los Angeles Region (the "Water Quality Board") related to soil and possible groundwater contamination at TIMET Castings' Pomona, California facility. The site is near an area that has been designated as a U.S. Environmental Protection Agency "Superfund" site. At September 29, 1996, the Company had accrued $.6 million related to this matter. Although the Company does not believe it will incur a material liability in respect of the Pomona facility, the Water Quality Board has not completed its review.

     The Company determines the amount of its accruals for environmental matters on a quarterly basis by analyzing and estimating the range of possible costs in light of the available information. It is not possible to estimate the range of costs for certain sites. The imposition of more stringent standards or requirements under environmental laws or regulations, the results of future testing and analysis undertaken by the Company at its operating facilities, or a determination that the Company is potentially responsible for the release of hazardous substances at other sites, could result in expenditures in excess of amounts currently estimated to be required for such matters. No assurance can be given that actual costs will not exceed accrued amounts or that costs will not be incurred with respect to sites as to which no problem is currently known or where no estimate can presently be made. Further, there can be no assurance that additional environmental matters will not arise in the future.

  Other

     The Company is involved in various other environmental, contractual, product liability and other claims and disputes incidental to its business.

     The Company currently believes the disposition of all claims and disputes, individually or in the aggregate, should not have a material adverse effect on the Company's financial condition, results of operations or liquidity.

  Concentration of credit and other risks

     Substantially all of the Company's operating income and most of its sales are derived from U.S. and Europe-based operations. The majority of the Company's sales are to customers in the

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES aerospace industry (including airframe and engine construction). Such concentration of customers may impact the Company's overall exposure to credit and other risks, either positively or negatively, in that customers may be similarly affected by economic or other conditions. The Company's ten largest customers accounted for slightly less than 35% of net sales in each of the past three years and about 35% of accounts receivable at December 31, 1994 and 1995. Receivables are generally not collateralized.

     At December 31, 1995, TIMET employed about 1,020 employees (compared to 860 at January 1, 1995) with approximately 1,000 in the U.S. and 20 at sites outside the U.S. Substantially all of the Company's hourly employees were members of labor unions affiliated with the United Steelworkers of America. The contract covering about 310 of these hourly employees in Henderson, Nevada expires in October 1996. The contracts covering approximately 330 of TIMET's hourly workers at its Toronto, Ohio plant expire in July 1999. TIMET experienced strikes at each of these plants during 1993 and 1994. While TIMET currently considers its employee relations to be satisfactory, it is possible that there could be further work stoppages that could adversely affect sales and earnings to varying degrees.

                          INDEPENDENT AUDITORS' REPORT

To Tremont Corporation:

     We have audited the accompanying combined balance sheets of the IMI Titanium Business (the "Company") as of December 31, 1994 and 1995, and the related combined statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the IMI Titanium Business at December 31, 1994 and 1995, and the combined results of their operations and cash flows for each of the years in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                               /s/ KPMG Peat Marwick LLP


Denver, Colorado
February 28, 1996

                             IMI TITANIUM BUSINESS

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                         1994         1995
                                                                       --------     --------
                               ASSETS
Current assets:
  Cash and cash equivalents..........................................  $  2,013     $  1,901
  Accounts and notes receivable, less allowance of $175 and $451.....    29,223       33,581
  Receivables from related parties...................................     7,792          319
  Inventories........................................................    70,282       38,162
  Prepaid expenses...................................................     1,852        1,539
                                                                       --------     --------
          Total current assets.......................................   111,162       75,502
                                                                       --------     --------
Property and equipment:
  Land...............................................................       572          598
  Buildings..........................................................     4,089        7,476
  Equipment..........................................................    91,607       87,075
  Construction in progress...........................................     3,937        3,276
                                                                       --------     --------
                                                                        100,205       98,425
  Less accumulated depreciation......................................    56,164       56,295
                                                                       --------     --------
     Net property and equipment......................................    44,041       42,130
                                                                       --------     --------
                                                                       $155,203     $117,632
                                                                       ========     ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable......................................................  $     15     $     --
  Payable to related parties.........................................     2,175        1,773
  Accounts payable...................................................    21,860       14,873
  Accrued liabilities................................................     5,583       15,155
                                                                       --------     --------
          Total current liabilities..................................    29,633       31,801
                                                                       --------     --------
Noncurrent liabilities:
  Payable to related parties.........................................   105,965       21,150
  Deferred income taxes..............................................     5,818        4,002
                                                                       --------     --------
          Total noncurrent liabilities...............................   111,783       25,152
                                                                       --------     --------
Stockholders' equity:
  Common stock.......................................................    62,088      122,602
  Accumulated deficit................................................   (62,482)     (95,317)
  Additional paid-in capital.........................................    13,021       32,851
  Currency translation adjustment....................................     1,160          543
                                                                       --------     --------
          Total stockholders' equity.................................    13,787       60,679
                                                                       --------     --------
                                                                       $155,203     $117,632
                                                                       ========     ========

Commitments and contingencies (Notes 10 and 11)

            See accompanying notes to combined financial statements.

                             IMI TITANIUM BUSINESS

                       COMBINED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                                            1993         1994         1995
                                                          --------     --------     --------
Net sales...............................................  $ 92,846     $110,380     $147,242
                                                          ---------    ---------    ---------
Costs and expenses:
  Cost of sales.........................................    92,327      116,207      151,522
  Provisions for customer contract losses and other
     charges............................................        --           --       16,089
  Selling, general and administrative...................    10,165        9,947       12,296
  Restructuring charge..................................        --           --        5,009
  Interest expense -- related parties...................     4,936        6,140        8,968
                                                          ---------    ---------    ---------
                                                           107,428      132,294      193,884
                                                          ---------    ---------    ---------
     Loss before income taxes...........................   (14,582)     (21,914)     (46,642)
Income tax benefit......................................     3,375        6,942       13,807
                                                          ---------    ---------    ---------
     Net loss...........................................  $(11,207)    $(14,972)    $(32,835)
                                                          =========    =========    =========

            See accompanying notes to combined financial statements.

                             IMI TITANIUM BUSINESS

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                              ADDITIONAL                      CURRENCY
                                  COMMON       PAID-IN       ACCUMULATED     TRANSLATION
                                  STOCK        CAPITAL         DEFICIT       ADJUSTMENT      TOTAL
                                 --------     ----------     -----------     ----------     --------
Balance at
  December 31, 1992............  $ 62,088      $ 13,021       $ (36,303)       $  (21)      $ 38,785
Net loss.......................        --            --         (11,207)           --        (11,207)
Adjustments....................        --            --              --           (11)           (11)
                                 --------      --------       ---------        ------       --------
Balance at
  December 31, 1993............    62,088        13,021         (47,510)          (32)        27,567
Net loss.......................        --            --         (14,972)           --        (14,972)
Adjustments....................        --            --              --         1,192          1,192
                                 --------      --------       ---------        ------       --------
Balance at
  December 31, 1994............    62,088        13,021         (62,482)        1,160         13,787
Net loss.......................        --            --         (32,835)           --        (32,835)
Conversion of related party
  indebtedness.................    60,514        19,830              --            --         80,344
Adjustments....................        --            --              --          (617)          (617)
                                 --------      --------       ---------        ------       --------
Balance at
  December 31, 1995............  $122,602      $ 32,851       $ (95,317)       $  543       $ 60,679
                                 ========      ========       =========        ======       ========

            See accompanying notes to combined financial statements.

                             IMI TITANIUM BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                                            1993         1994         1995
                                                          --------     --------     --------
Cash flows from operating activities:
  Net loss..............................................  $(11,207)    $(14,972)    $(32,835)
  Depreciation and amortization.........................     4,239        4,914        5,741
  Restructuring charge..................................        --           --        5,009
  Deferred income taxes.................................       925          348       (1,982)
  Other, net............................................        62           47          394
Change in assets and liabilities:
  Accounts and notes receivable.........................       678      (10,010)      (4,358)
  Inventories...........................................   (10,573)      (6,044)      32,120
  Prepaid expenses......................................      (580)         562          729
  Accounts payable and accrued liabilities..............     6,689        6,927       (2,424)
  Accounts with related parties.........................    10,070       (6,589)       7,071
  Other, net............................................       (33)         (19)        (270)
                                                          --------     --------     --------
     Net cash provided (used) by operating activities...       270      (24,836)       9,195
                                                          --------     --------     --------
Cash flows from investing activities:
  Capital expenditures..................................    (6,888)      (5,940)      (4,224)
  Proceeds from sale of investments.....................     2,715           --           --
  Other, net............................................        --           --         (146)
                                                          --------     --------     --------
     Net cash used by investing activities..............    (4,173)      (5,940)      (4,370)
                                                          --------     --------     --------
Cash flows from financing activities:
  Loans from related parties:
     Borrowings.........................................     2,805       30,738        1,589
     Reductions.........................................        --           --       (6,060)
  Other, net............................................        (3)           5          (15)
                                                          --------     --------     --------
     Net cash provided (used) by financing activities...     2,802       30,743       (4,486)
                                                          --------     --------     --------
Cash and cash equivalents:
  Net increase (decrease) from:
     Operating, investing and financing activities......    (1,101)         (33)         339
     Currency translation...............................       (11)        (203)        (451)
                                                          --------     --------     --------
                                                            (1,112)        (236)        (112)
  Balance at beginning of year..........................     3,361        2,249        2,013
                                                          --------     --------     --------
  Balance at end of year................................  $  2,249     $  2,013     $  1,901
                                                          ========     ========     ========

            See accompanying notes to combined financial statements.

                             IMI TITANIUM BUSINESS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION:

     The IMI Titanium Business (the "Company") includes IMI Titanium Limited, IMI Titanium (Export) Limited, IMI Titanium GmbH, IMI Titanium SARL and IMI Titanium Inc. Prior to December 31, 1995, all of the aforementioned companies, except IMI Titanium, Inc. became subsidiaries of IMI Titanium Limited. The Company became wholly-owned by Titanium Metals Corporation ("TIMET") on February 15, 1996 when TIMET acquired all the Company's outstanding common stock from IMI plc and affiliates ("IMI") in exchange for IMI receiving a 38% equity interest in TIMET, and TIMET issued $20 million of subordinated debt to IMI in exchange for a like amount of indebtedness previously owed to IMI by the Company (the "Acquisition").

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of combined financial statements

     The accompanying combined financial statements, which were for periods prior to the Acquisition, include the accounts of the Company on its pre-Acquisition historical basis of accounting in accordance with generally accepted accounting principles in the United States ("U.S."). All material intercompany accounts and balances have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Ultimate actual results may, in some instances, differ from previously estimated amounts.

  Translation of foreign currencies

     The Company's reporting currency is the U.S. dollar. The Company's functional currency is the British pound sterling for all entities except IMI Titanium Inc. whose functional currency is the U.S. dollar. Assets and liabilities of entities whose functional currency is deemed to be other than the U.S. dollar are translated at year end rates of exchange and revenues and expenses are translated at average exchange rates prevailing during the year. Resulting translation adjustments are accumulated in the currency translation adjustments component of stockholders' equity. Foreign currency transaction gains and losses are recognized in income currently. Financial instruments used to manage the effects of currency fluctuations are described in Note 11.

  Cash and cash equivalents

     Cash equivalents include highly liquid investments with original maturities of three months or less.

  Inventories and cost of sales

     Inventories are stated at the lower of cost or market. The first-in, first-out ("FIFO") and average cost methods are used to determine the cost of substantially all inventories.

  Net sales

     Sales are generally recorded when products are shipped to customers.

                             IMI TITANIUM BUSINESS

  Property, equipment and depreciation

     Property and equipment are stated at cost. Maintenance, repairs and minor renewals are expensed; major improvements are capitalized. Depreciation is computed principally on the straight-line method over the estimated useful lives of 40 years for buildings and 3 to 20 years for machinery and equipment.

  Research and development

     Research and development costs are expensed as incurred and approximated $.8 million in each of 1993 and 1994, and $1 million in 1995.

  Employee benefit plans

     Accounting and funding policies for retirement plans are described in Note
9.

  Advertising costs

     Advertising costs, which are insignificant, are generally expensed as incurred.

  Income taxes

     Deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amounts of assets and liabilities.

     Certain entities of the Company were members of IMI's U.S. or United Kingdom ("U.K.") tax groups prior to the Acquisition. During such periods, income taxes were computed on a separate company basis with any current tax liability or refund paid to or received from IMI, in accordance with intercompany tax sharing arrangements established by IMI.

                             IMI TITANIUM BUSINESS

NOTE 3 -- BUSINESS AND GEOGRAPHIC SEGMENTS:

     The Company's operations are conducted in one business segment, titanium metals operations. The Company is a producer and distributor of titanium ingot and mill products for aerospace, industrial and other applications. The Company's production facilities are located in the U.S. and U.K. although its products are sold throughout the world.

                                                        1993         1994         1995
                                                      --------     --------     --------
                                                                (IN THOUSANDS)
    Operations
    Sales...........................................  $ 92,846     $110,380     $147,242
                                                      ========     ========     ========
    Operating loss..................................  $ (9,646)    $(15,774)    $(37,674)
    Interest expense................................     4,936        6,140        8,968
                                                      --------     --------     --------
      Loss before income taxes......................  $(14,582)    $(21,914)    $(46,642)
                                                      ========     ========     ========
    Geographic segments
    Net sales -- point of origin:
      United Kingdom................................  $ 75,124     $ 89,522     $121,349
      United States.................................    17,962       22,538       29,020
      Eliminations..................................      (240)      (1,680)      (3,127)
                                                      --------     --------     --------
                                                      $ 92,846     $110,380     $147,242
                                                      ========     ========     ========
    Net sales -- point of destination:
      United Kingdom................................  $ 43,496     $ 47,504     $ 56,086
      Other Europe..................................    22,036       26,614       31,028
      United States.................................    21,186       26,140       40,083
      Asia..........................................     3,289        6,066       16,279
      Other.........................................     2,839        4,056        3,766
                                                      --------     --------     --------
                                                      $ 92,846     $110,380     $147,242
                                                      ========     ========     ========
    Operating loss:
      United Kingdom................................  $ (6,709)    $(12,455)    $(37,559)
      United States.................................    (2,937)      (3,319)        (115)
                                                      --------     --------     --------
                                                      $ (9,646)    $(15,774)    $(37,674)
                                                      ========     ========     ========
    Identifiable assets:
      United Kingdom................................  $110,131     $134,120     $ 94,511
      United States.................................    20,899       22,202       24,183
      Other Europe..................................       241          313          388
      Eliminations..................................      (126)      (1,432)      (1,450)
                                                      --------     --------     --------
                                                      $131,145     $155,203     $117,632
                                                      ========     ========     ========

                             IMI TITANIUM BUSINESS

NOTE 4 -- RESTRUCTURING AND OTHER CHARGES:

  Restructuring Charges

     During 1995 the Company completed a comprehensive review of its business and adopted a plan to restructure its activities (the "Plan"). As a result, the Company recorded a $5 million pre-tax restructuring charge during 1995 related to certain cost reduction and containment aspects of the Plan. The following summarizes the Company's restructuring activities:

                                                           CHARGE TO                  1995
                                                           OPERATING     AMOUNTS     ACCRUAL
                                                            INCOME       UTILIZED    BALANCE
                                                           ---------     -------     -------
                                                                     (IN MILLIONS)
    Cash charge:
      Workforce related..................................     $3.3        $(2.3)       $1.0
      Excess space.......................................      1.1           --         1.1
                                                              ----        -----        ----
                                                               4.4         (2.3)        2.1
    Noncash charge -- Idled assets.......................       .6          (.6)         --
                                                              ----        -----        ----
    Total................................................     $5.0        $(2.9)       $2.1
                                                              ====        =====        ====

     The Company's restructuring charge was principally related to expected reductions of its workforce from approximately 1,300 employees to 1,100 employees, the write-down of equipment associated with exited product lines and the consolidation of certain production facilities. During 1995, the Company's workforce was reduced by approximately 180 people in connection with its restructuring activities. However, recent improvement in market demand for titanium metal products has resulted in the Company adding employees in selected areas. During 1995, cash costs of $2.3 million were charged against the restructuring accrual. Restructuring related liabilities are considered utilized when facilities and equipment are idled, as payments to terminated employees are made, and other criteria are met. The Company continues to monitor its restructuring activities and related accruals in light of changing business conditions.

  Other Charges

     As part of the Plan, the Company also assessed its inventories and expected profitability of long term customer sales agreements. As a result, the Company provided an $8 million charge for excess and slow moving inventories and recorded an additional $8 million charge for losses on certain customer sales agreements where the Company's future production costs were expected to exceed its committed selling prices.

NOTE 5 -- INVENTORIES:

                                                                        DECEMBER 31,
                                                                     -------------------
                                                                      1994        1995
                                                                     -------     -------
                                                                       (IN THOUSANDS)
    Raw materials..................................................  $ 9,209     $ 4,839
    Work in process................................................   36,892      18,774
    Finished goods.................................................   24,181      14,549
                                                                     -------     -------
                                                                     $70,282     $38,162
                                                                     =======     =======

                             IMI TITANIUM BUSINESS

NOTE 6 -- ACCRUED LIABILITIES:

                                                                        DECEMBER 31,
                                                                     -------------------
                                                                      1994        1995
                                                                     -------     -------
                                                                       (IN THOUSANDS)
    Employee benefits..............................................  $ 2,433     $ 2,420
    Taxes, other than income.......................................    1,584       3,365
    Restructuring costs............................................       --       2,156
    Customer contract losses.......................................       --       4,179
    Environmental costs............................................       --         550
    Other..........................................................    1,566       2,485
                                                                     -------     -------
                                                                     $ 5,583     $15,155
                                                                     =======     =======

NOTE 7 -- STOCKHOLDERS' EQUITY:

     Common stock reflects the Company's pre-Acquisition ownership and is comprised of the following at December 31, 1995.

                                                                                AMOUNT
                                                                            --------------
                                                                            (IN THOUSANDS)
    IMI Titanium Ltd., L1 par value; 78.3 million shares authorized,
      issued and outstanding..............................................     $119,713
    IMI Titanium Inc., $1.00 par value; 5.0 million Class A and .1 million
      Class B shares authorized; 2.8 million Class A and .1 million Class
      B shares issued and outstanding.....................................        2,889
                                                                               --------
                                                                               $122,602
                                                                               ========

NOTE 8 -- INCOME TAXES:

     Summarized below are the components of the income tax benefit (expense) attributable to pretax loss. The Company's income tax benefit in each year was principally related to its U.K. operations, except for 1993 when $1.5 million of the tax benefit was related to the U.S. The income tax benefit for 1993 differed from the amount that would be expected using the U.K. statutory rate of 33% primarily because of a $1.5 million group limitation reduction in the benefit realized. The income tax benefit in 1994 and 1995 approximated the U.K. statutory rate of 33%.

                             IMI TITANIUM BUSINESS

                                                           YEARS ENDED DECEMBER 31,
                                                      ----------------------------------
                                                        1993         1994         1995
                                                      --------     --------     --------
                                                                (IN THOUSANDS)
    Income tax benefit (expense):
      Current.......................................  $  4,300     $  7,290     $ 11,825
      Deferred......................................      (925)        (348)       1,982
                                                      --------     --------     --------
                                                      $  3,375     $  6,942     $ 13,807
                                                      ========     ========     ========
    Pretax loss:
      United Kingdom................................  $(11,051)    $(17,600)    $(45,142)
      United States.................................    (3,531)      (4,314)      (1,500)
                                                      --------     --------     --------
                                                      $(14,582)    $(21,914)    $(46,642)
                                                      ========     ========     ========

     The components of deferred taxes are summarized below:

                                                                     DECEMBER 31,
                                                   -------------------------------------------------
                                                            1994                       1995
                                                   ----------------------     ----------------------
                                                   ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                                   ------     -----------     ------     -----------
                                                                     (IN MILLIONS)
    Temporary differences relating to net assets:
      Property and equipment.....................  $  --         $(6.9)       $  --         $(6.7)
      Accrued liabilities and other deductible
         differences.............................     .2            --          2.1            --
    Tax loss and credit carryforwards............    1.8            --          1.8            --
    Valuation allowance..........................    (.9 )          --         (1.2 )          --
                                                   -----         -----        -----         -----
    Gross deferred tax assets (liabilities)......    1.1          (6.9)         2.7          (6.7)
    Netting......................................   (1.1 )         1.1         (2.7 )         2.7
                                                   -----         -----        -----         -----
    Net noncurrent deferred tax liability........  $  --         $(5.8)       $  --         $(4.0)
                                                   =====         =====        =====         =====

     The valuation allowance increased in the aggregate by $.6 million in 1993, nil in 1994 and $.3 million in 1995. At December 31, 1995, the Company had a U.S. federal tax operating loss carryforward of approximately $5 million expiring between 2001 and 2005.

NOTE 9 -- EMPLOYEE BENEFIT PLANS:

  Variable compensation plans

     Substantially all of the Company's U.K. employees participate in programs which provide for variable compensation based on productivity. The cost of these plans approximated $1.9 million in 1993 and $.6 million in each of 1994 and 1995.

     Substantially all of the Company's U.K. employees also participated in an IMI profit sharing plan. The Company's expense related to the plan approximated $.4 million in each of the past three years.

     The Company's U.K. management employees participate in programs which provide for variable compensation based on profitability. The cost of these programs was insignificant during each of the past three years.

                             IMI TITANIUM BUSINESS

  Defined contribution plans

     Substantially all the Company's U.S. employees were eligible to participate in a defined contribution plan sponsored by IMI prior to the Acquisition. The Company's contributions to the plan were insignificant in each of the past three years.

  Defined benefit pension plan

     Substantially all of the Company's U.K. employees participated in IMI's defined benefit pension plan prior to the Acquisition. The Company annually contributed its actuarially determined share to IMI's pension plan which approximated $3 million in each of the past three years. The Company has accounted for its participation in the plan by recording as an expense its annual contribution to the plan. In connection with the Acquisition, the Company agreed to establish a separate pension plan for its U.K. employees pursuant to which IMI will transfer plan assets with estimated fair values approximating the projected benefit obligation ("PBO") at the Acquisition date. The Company's unaudited preliminary estimate of the PBO at such date was $50 million and the Company expects that its annual net periodic pension expense subsequent to the Acquisition will not be materially different than its annual contribution to IMI's plan in 1995.

NOTE 10 -- RELATED PARTY TRANSACTIONS:

     IMI charged the Company $5.7 million, $5.4 million and $5.1 million in 1993, 1994 and 1995, respectively, for rent, insurance and management services. Such charges were in addition to employee benefit amounts described above and were principally pass-through in nature. In the Company's opinion, such charges are not materially different from those that would have occurred on a stand alone basis. Interest expense charged from IMI increased the Company's related party indebtedness to IMI and is considered paid when incurred. Interest expense charged from IMI approximated $4.9 million, $6.1 million and $9.0 million in 1993, 1994 and 1995, respectively. Cash paid to IMI for income taxes approximated $.5 million in 1993 and cash received from IMI for income taxes approximated $1.4 million in 1994 and $19.1 million in 1995.

     During 1995, certain land and buildings related to the Company's Waunarlwydd, Wales production facilities, which had been leased, were purchased from IMI at their net carrying amount of approximately $1.6 million. The Company also sold certain equipment to IMI during 1995 at its net carrying amount of approximately $1 million. In 1993, the Company sold certain investments to IMI for their net carrying amount of $2.7 million.

     At December 31, 1995, directors of the Company held options to purchase 95,095 shares of IMI plc stock and directly held 12,323 shares of IMI plc stock.

     Receivables from related parties principally relate to income taxes. Payables to related parties classified as current liabilities principally include pass-through charges from IMI as described above. Payables to related parties classified as noncurrent liabilities include loans from IMI ($106.0 million at December 31, 1994 and $21.2 million at December 31, 1995). In contemplation of the Acquisition, IMI made a capital contribution to the Company of loans aggregating $80.3 million during 1995. The loans accrued interest at IMI's bank lending rate plus .5% -- 1% and the weighted average interest rate on such loans was 6.5% and 7.7% at December 31, 1994 and December 31, 1995, respectively. The Company believes the fair value of such loans at December 31, 1995 was not materially different from the carrying amount.

                             IMI TITANIUM BUSINESS

     The Company had U.K. overdraft borrowing facilities which were part of its composite arrangements with IMI. Accordingly, the Company, in concert with IMI, entered into arrangements whereby each has offered a limited guarantee in respect of the others overdraft borrowings from time to time. The Company's maximum liability is limited to the aggregate of its current U.K. cash balance which was nil as of December 31, 1995.

     See Notes 1, 9 and 11 regarding other related party transactions.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company leases, from related and unrelated parties, certain manufacturing and office facilities and various equipment. Most of the leases contain purchase and/or various term renewal options at fair market and fair rental values, respectively. In most cases management expects that, in the normal course of business, leases will be renewed or replaced by other leases. Net rent expense approximated $1.9 million, $1.8 million and $1.6 million in 1993, 1994, and 1995, respectively.

     At December 31, 1995, future minimum payments under operating leases having an initial or remaining term in excess of one year were as follows:

                                                                            AMOUNT
                                                                        --------------
                                                                        (IN THOUSANDS)
        1996........................................................        $1,215
        1997........................................................         1,075
        1998........................................................         1,046
        1999........................................................         1,046
        2000........................................................         1,046
                                                                            ------
                                                                            $5,428
                                                                            ======

     In connection with the Acquisition, the Company entered into long-term leases with IMI principally covering its production facilities in Witton, England and requiring annual lease payments of approximately $1 million over a period of up to thirty years. These leases replaced previous operating leases on these facilities with similar annual lease payments that had remaining terms through the year 2000.

  Commitments

     In the ordinary course of business, the Company's U.K. based entity (IMI Titanium Ltd.) enters into foreign currency exchange agreements through IMI principally to attempt to manage its exposure to the effects of currency fluctuations related to changes in the value of monetary assets and liabilities, and raw material purchase and product sales commitments denominated in currencies other than the British pound sterling, its functional currency. The Company's principal foreign exchange agreements are for the forward sale of U.S. dollars and forward purchase of Japanese yen. At December 31, 1995, the Company had approximately $40 million of foreign exchange agreements outstanding which mature in 1996. Gains and losses on hedges of monetary assets and liabilities are recognized in income as offsets of gains and losses on the underlying transactions. Gains and losses which hedge firm commitments are deferred until the underlying transactions are recognized. The Company's U.K. entity is exposed to credit related losses if the counterparty fails to perform their obligations. The fair value on outstanding foreign exchange agreements approximated $.7 million as of December 31, 1995.

                             IMI TITANIUM BUSINESS

  Environmental matters

     The Company is conducting additional study and assessment work as required by the California Regional Water Quality Control Board -- Los Angeles Region (the "Board") related to soil and possible groundwater contamination at its Pomona, California facility. The site is located near an area that has been designated as a U.S. Environmental Protection Agency "superfund" site. At December 31, 1995, the Company had accrued $.6 million related to this matter.

     The Company determines the amount of its accruals for environmental matters by analyzing and estimating the range of possible costs in light of the available information. The imposition of more stringent standards or requirements under environmental laws or regulations, the results of future testing and analysis undertaken by the Company at its operating facilities, or a determination that the Company is potentially responsible for the release of hazardous substances at other sites, could result in expenditures in excess of amounts currently estimated to be required for such matters. No assurance can be given that actual costs will not exceed accrued amounts or that costs will not be incurred with respect to sites as to which no problem is currently known. Further, there can be no assurance that additional environmental matters will not arise in the future.

     The Company currently believes the disposition of all claims and disputes, individually or in the aggregate, should not have a material adverse affect on the Company's financial condition, results of operations or liquidity.

  Concentration of credit risk and other

     Substantially all of the Company's operating income or loss and most of its sales are currently derived from its U.K.-based operations. The majority of the Company's sales are to customers in the aerospace industry (including airframe and engine construction). Such concentration of customers may impact the Company's overall exposure to credit and other risks, either positively or negatively, in that customers may be similarly affected by economic or other conditions. The Company's ten largest customers accounted for slightly less than 40% of net sales in each of the past three years and about 40% and 35% of accounts receivable at December 31, 1994 and 1995, respectively. Receivable are generally not collateralized.

     At December 31, 1995, the Company employed about 1,230 employees (compared to 1,260 at December 31, 1994) with approximately 790 in Europe and 440 in the U.S. Substantially all of the Company's European salaried and hourly employees are members of one of three European labor unions with all associated labor contracts expiring on December 31, 1996. While the Company currently considers its employee relations to be satisfactory, it is possible that there could be future work stoppages that could adversely affect sales and earnings to varying degrees.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Titanium Hearth Technologies, Inc.

     In our opinion, the accompanying balance sheet and the related statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Axel Johnson Metals, Inc. (a wholly-owned subsidiary of Axel Johnson Inc.) at December 31, 1995, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
November 19, 1996

                    REVIEW REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Titanium Hearth Technologies, Inc.

     We have reviewed the accompanying balance sheet and the related statements of income, of stockholder's equity and of cash flows of Axel Johnson Metals, Inc. (a wholly-owned subsidiary of Axel Johnson Inc.) as of September 30, 1996, and for the nine-month period then ended. This financial information is the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial information for it to be in conformity with generally accepted accounting principles.


/s/ PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
November 19, 1996

                           AXEL JOHNSON METALS, INC.

                                 BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,     SEPTEMBER 30,
                                                                      1995             1996
                                                                  ------------     -------------
                                                                                    (UNAUDITED)
                                             ASSETS
Current assets:
  Cash..........................................................     $    12          $    14
  Accounts receivable, net......................................       1,993            2,568
  Accounts receivable, joint venture............................       3,904            4,264
  Inventories...................................................       3,039            4,070
  Deferred income taxes.........................................         175              544
  Prepaid expenses and other current assets.....................         388              113
                                                                     -------          -------
          Total current assets..................................       9,511           11,573
Property, plant and equipment, net..............................       5,545            8,565
Investment in joint venture.....................................       7,713           13,651
Other assets....................................................         683              508
                                                                     -------          -------
                                                                     $23,452          $34,297
                                                                     =======          =======
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..............................................     $ 1,676          $ 2,841
  Accrued expenses..............................................       1,945            3,158
                                                                     -------          -------
          Total current liabilities.............................       3,621            5,999
Deferred income taxes...........................................       2,601            2,678
Other liabilities...............................................         645              710
                                                                     -------          -------
          Total liabilities.....................................       6,867            9,387
                                                                     -------          -------
Commitments and contingencies (Note 8)
Stockholder's equity:
  Common stock, $1.00 par value, 10,000 shares authorized,
     issued and outstanding.....................................          10               10
  Retained earnings.............................................      16,575           24,900
                                                                     -------          -------
          Total stockholder's equity............................      16,585           24,910
                                                                     -------          -------
                                                                     $23,452          $34,297
                                                                     =======          =======

   The accompanying notes are an integral part of these financial statements.

                           AXEL JOHNSON METALS, INC.

                              STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                                                    NINE MONTHS
                                                                   YEAR ENDED          ENDED
                                                                  DECEMBER 31,     SEPTEMBER 30,
                                                                      1995             1996
                                                                  ------------     -------------
                                                                                    (UNAUDITED)
Revenues:
  Net sales.....................................................    $ 12,932          $10,077
  Net sales to joint venture....................................       6,659            7,836
  Billings to joint venture.....................................       4,144            3,305
                                                                    --------          -------
                                                                      23,735           21,218
                                                                    --------          -------
Costs and expenses:
  Cost of sales.................................................      18,197           16,070
  Other operating costs.........................................       2,519            1,860
  Selling, general and administrative...........................       2,185            1,968
  Restructuring.................................................          --              900
                                                                    --------          -------
                                                                      22,901           20,798
                                                                    --------          -------
Income from operations..........................................         834              420
Interest income.................................................         202               --
Interest expense -- related party...............................        (233)            (129)
Other...........................................................         188               --
                                                                    --------          -------
Income before equity in earnings of joint venture and income
  taxes.........................................................         991              291
Equity in earnings of joint venture.............................       4,851            5,938
                                                                    --------          -------
Income before income taxes......................................       5,842            6,229
Income taxes....................................................       2,285            2,434
                                                                    --------          -------
Net income......................................................    $  3,557          $ 3,795
                                                                    ========          =======

   The accompanying notes are an integral part of these financial statements.

                           AXEL JOHNSON METALS, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          COMMON STOCK                      TOTAL
                                                        ----------------    RETAINED    STOCKHOLDER'S
                                                        SHARES    AMOUNT    EARNINGS       EQUITY
                                                        ------    ------    --------    -------------
Balance at December 31, 1994.........................   10,000     $ 10     $ 15,070       $15,080
Net income...........................................       --       --        3,557         3,557
Payments to Axel Johnson Inc., net...................       --       --       (2,052)       (2,052)
                                                        ------      ---     --------       -------
Balance at December 31, 1995.........................   10,000       10       16,575        16,585
Net income (unaudited)...............................       --       --        3,795         3,795
Contributions from Axel Johnson Inc., net
  (unaudited)........................................       --       --        4,530         4,530
                                                        ------      ---     --------       -------
Balance at September 30, 1996 (unaudited)............   10,000     $ 10     $ 24,900       $24,910
                                                        ======      ===     ========       =======

   The accompanying notes are an integral part of these financial statements.

                           AXEL JOHNSON METALS, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    NINE MONTHS
                                                                   YEAR ENDED          ENDED
                                                                  DECEMBER 31,     SEPTEMBER 30,
                                                                      1995             1996
                                                                  ------------     -------------
                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income....................................................    $  3,557          $ 3,795
  Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
     Equity in earnings of joint venture in excess of
       distributions............................................      (2,229)          (5,938)
     Depreciation and amortization..............................         827              648
     Deferred income taxes......................................          83             (292)
     Changes in assets and liabilities:
       Accounts receivable......................................          71             (575)
       Accounts receivable, joint venture.......................         476             (360)
       Inventories..............................................        (263)          (1,031)
       Prepaid expenses and other current assets................       1,141              450
       Accounts payable.........................................         660            1,165
       Accrued expenses and other liabilities...................         672            1,278
                                                                    --------          -------
          Net cash provided by (used in) operating activities...       4,995             (860)
                                                                    --------          -------
Cash flows from investing activities:
  Purchase of property and equipment............................      (1,778)          (3,668)
                                                                    --------          -------
          Net cash used in investing activities.................      (1,778)          (3,668)
                                                                    --------          -------
Cash flows from financing activities:
  Payments on long-term debt....................................      (1,200)              --
  Payments (to) from Axel Johnson Inc...........................      (2,052)           4,530
                                                                    --------          -------
          Net cash provided by (used in) financing activities...      (3,252)           4,530
                                                                    --------          -------
(Decrease) increase in cash.....................................         (35)               2
Cash at beginning of period.....................................          47               12
                                                                    --------          -------
Cash at end of period...........................................    $     12          $    14
                                                                    ========          =======
Supplemental disclosures:
  Cash paid for
     Interest...................................................    $     52          $    --
     Income taxes...............................................         185              603

   The accompanying notes are an integral part of these financial statements.

                           AXEL JOHNSON METALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  The Company

     Axel Johnson Metals, Inc. (the "Company") is a wholly-owned subsidiary of Axel Johnson Inc. ("Axel Johnson") (see Note 9).

     The Company operates a titanium scrap processing facility and melts and refines titanium and other metals for use in high-performance applications in the aerospace, marine, power generation, chemical processing, pulp and paper, electronics and petrochemical industries. The Company operates plants in California and Pennsylvania.

  Investment in Joint Venture

     The Company has a 50% interest in Titanium Hearth Technologies ("THT" or the "Partnership"), a partnership with Titanium Metals Corporation ("Timet"). THT owns and operates cold hearth melting furnaces located in Pennsylvania and Nevada. The Company accounts for the joint venture on the equity method.

  Management estimates and assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash

     The Company participates in Axel Johnson's centralized cash management system. In general, the cash funding requirements of the Company have been met by, and substantially all cash generated by the Company has been transferred to, Axel Johnson.

  Revenue recognition

     Revenue from product sales and service revenue derived from the processing and melting of customer supplied material is recognized upon shipment of the product.

  Inventories

     Inventories are stated at the lower of cost, determined using the first-in first-out method, or market.

  Property, plant and equipment

     Property, plant and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets which range from three to twenty five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives or the lease term.

     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," effective January 1, 1996. FAS 121 requires that the Company review long-lived assets and certain intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company annually performs an undiscounted cash flow analysis to determine if

                           AXEL JOHNSON METALS, INC.

an asset has been impaired and any impairment would be charged to operations in the period such determination is made. There was no financial statement effect of the adoption of FAS 121.

  Income taxes

     Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts. Current tax expense has been determined as if the Company was a separate taxpayer. Income taxes currently payable are deemed to have been remitted by the Company to Axel Johnson in the period that the liability arose. Income taxes currently receivable are deemed to have been received by the Company from Axel Johnson in the period that the refund could have been recognized by the Company had the Company been a separate taxpayer.

  Employee benefit plans

     Axel Johnson has a noncontributory defined benefit pension plan and an unfunded retirement restoration plan covering substantially all of the Company's employees and a postretirement benefit program for employees who meet service requirements. The Company's retirement benefit costs are limited to amounts allocated by Axel Johnson. The cost of these plans has been allocated to the Company based on the compensation of the Company's employees. Amounts allocated are not necessarily indicative of the costs that would have been incurred if the Company had been operated as a separate entity.

  Other operating costs

     Other operating costs include amounts billed to THT under the administrative services agreement (see Note 5).

  Restructuring charge (unaudited)

     During 1996, the Company charged $900,000 (unaudited) to operations for lease termination and site restoration costs related to the closing and consolidation of its Lionville, Pennsylvania scrap processing operations to new facilities in Morgantown, Pennsylvania.

  Fair value of financial instruments

     The estimated carrying value of the Company's financial instruments is considered to approximate fair value due to the relatively short maturities of the respective instruments.

  Concentrations of credit risk

     Financial instruments which subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company's accounts receivable are derived from sales to customers primarily in the United States. The Company performs ongoing credit evaluations of its customers, and generally requires no collateral from its customers. The Company maintains reserves for potential credit losses. At December 31, 1995, receivables from three customers represented 16%, 12%, and 11% respectively, of gross accounts receivable. At September 30, 1996, receivables from three customers represented 24%, 16% and 12%(unaudited), respectively, of gross accounts receivable.

                           AXEL JOHNSON METALS, INC.

  Unaudited Interim results

     The accompanying balance sheet at September 30, 1996, and the related statements of income, stockholder's equity and cash flows for the nine months ended September 30, 1996 are unaudited. In the opinion of management, these statements have been prepared on a consistent basis with the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the interim period. The information disclosed in these Notes to Financial Statements as of September 30, 1996 and the nine months ended September 30, 1996 are unaudited. The results of operations for the interim period are not necessarily indicative of the operating results of a full year.

NOTE 2 -- BALANCE SHEET COMPONENTS:

                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1995            1996
                                                             ------------    -------------
                                                                              (UNAUDITED)
                                                                    (IN THOUSANDS)
        Accounts receivable:
          Gross accounts receivable.......................     $  2,018        $   2,593
          Less: allowance for doubtful accounts...........          (25)             (25)
                                                               --------        ---------
                                                               $  1,993        $   2,568
                                                               ========        =========
        Inventories:
          Raw materials...................................     $    758        $     297
          Work-in-process.................................        2,137            3,038
          Finished goods..................................          144              735
                                                               --------        ---------
                                                               $  3,039        $   4,070
                                                               ========        =========
        Property, plant and equipment, net:
          Land............................................     $    429        $     429
          Buildings.......................................        2,546            2,553
          Machinery and equipment.........................       11,849           13,280
          Leasehold improvements..........................          875              875
          Furniture and fixtures..........................          320              320
          Computers and software..........................          310              408
          Construction in progress........................          600            2,858
                                                               --------        ---------
                                                                 16,929           20,723
          Less: accumulated depreciation and
             amortization.................................      (11,384)         (12,158)
                                                               --------        ---------
                                                               $  5,545        $   8,565
                                                               ========        =========
        Accrued expenses:
          Accrued bonus...................................     $  1,350        $   1,430
          Accrued restructuring costs.....................           --              900
          Other current liabilities.......................          595              828
                                                               --------        ---------
                                                               $  1,945        $   3,158
                                                               ========        =========

                           AXEL JOHNSON METALS, INC.

NOTE 3 -- NET SALES

     The following table summarizes sales for customers accounting for more than 10% of the Company's net sales:

                                                                            NINE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,     SEPTEMBER 30,
                                                              1995             1996
                                                          ------------     -------------
                                                                            (UNAUDITED)
                                                                  (IN THOUSANDS)
        Timet...........................................     $1,914           $ 1,618
        Customer "A"....................................      1,799             1,373
        Customer "B"....................................      1,372             1,129
        Customer "C"....................................      1,312                --

NOTE 4 -- JOINT VENTURE:

  Investment in Joint Venture

     Summarized financial information of THT, the Company's unconsolidated joint venture, is shown below:

                                                                            NINE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,     SEPTEMBER 30,
                                                              1995             1996
                                                          ------------     -------------
                                                                            (UNAUDITED)
                                                                  (IN THOUSANDS)
        Income statement:
          Revenues......................................     $47,091          $58,114
          Operating costs and expenses..................      38,573           45,702
          Interest and other expenses, net..............         626              466
                                                             -------          -------
          Net income....................................     $ 7,892          $11,946
                                                             =======          =======
        Balance sheet:
          Current assets................................     $17,992          $29,149
          Noncurrent assets.............................      20,263           19,878
          Current liabilities...........................       6,386           14,212
          Noncurrent liabilities........................       9,000               --
          Equity........................................      22,869           34,815

     In accordance with the joint venture agreement, the Company is entitled to a preferred distribution in an amount equal to the excess gross profit of the joint venture from other than Timet sales over a base amount. The total preferred distribution payable to the Company is limited to the present value of $4 million as of the date of the agreement using the prime rate as the discount rate and has been fully accrued as of December 31, 1995.

                           AXEL JOHNSON METALS, INC.

NOTE 5 -- RELATED PARTY TRANSACTIONS:

     TRANSACTIONS WITH AXEL JOHNSON

     Related party transactions with Axel Johnson not disclosed elsewhere in the financial statements are as follows:

  Intercompany balances

     Amounts due to or from Axel Johnson consist of cash remittances made by the Company to Axel Johnson from its operating bank accounts offset by cash advances and other charges for purchases of property and equipment, acquisitions, current income tax liabilities, intercompany allocations and other charges, and fluctuating working capital needs. Neither Axel Johnson nor the Company charged interest on the balances due. Interest expense was allocated to the Company from Axel Johnson based on a working capital formula. At the end of each period, the intercompany balances were charged to equity.

  Employee benefit programs

     The Company participates in various employee benefit programs which are sponsored by Axel Johnson. These programs include medical, dental and life insurance, and workers' compensation. The Company reimburses Axel Johnson for its proportionate cost of these programs based on historical experience and relative headcount. The costs reimbursed to Axel Johnson include costs for reported claims, as well as incurred but not reported claims. The Company recorded expense related to the reimbursement of these costs of approximately $277,000 and $217,000 (unaudited) in 1995 and the nine months ended September 30, 1996, respectively. The costs are charged to cost of sales and selling, general and administrative expense based on the number of employees in each of these categories. The Company believes the allocation by Axel Johnson of the proportionate cost is reasonable but is not necessarily indicative of the costs that would have been incurred had the Company operated on a stand-alone basis. See Note 7 for other benefit plans.

  Administrative services

     Axel Johnson provides limited services to the Company, including certain treasury, accounting, tax, internal audit, legal and human resource functions. The costs of these functions have been allocated to the Company based primarily on the Company's revenues. Management believes that such allocations are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Company had been a separate entity. The allocated cost of these services amounting to $380,000 and $314,000 (unaudited) in 1995 and the nine months ended September 30, 1996, respectively, have been included in selling, general and administrative expenses in the statement of operations.

     TRANSACTIONS WITH THT

     Pursuant to the THT partnership agreement, certain services are provided to THT at negotiated amounts. Activity under these service agreements for the year ended December 31, 1995 and nine months ended September 30, 1996 are as follows:

  Administrative services agreement

     Pursuant to the formation of THT, the Company entered into an agreement to provide to the Partnership administrative, technical and managerial services, as defined, through August 31, 1997,

                           AXEL JOHNSON METALS, INC.

with automatic one year renewals unless either party gives notice of termination in accordance with the provisions of the agreement. The fee for such services is based on 90% of a Base Rate, as defined (subject to escalation at a rate of 5% per annum commencing January 1, 1993), plus all out of pocket expenses incurred by the Company attributable to performing such services. The fees are subject to reduction, as defined, in the event the Base Rate exceeds 90% of actual costs incurred by the Company. The Company charged THT $4,144,000 and $3,305,000 (unaudited) for services and out of pocket expenses under this agreement for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

  Raw materials supply and processing agreement

     Pursuant to the formation of the Partnership, the Company, THT and Timet entered into an agreement effective through August 31, 1997 whereby the Company agreed to (a) sell to THT, subject to availability in the market, at the fair market value, scrap that THT orders from the Company and (b) subject to available capacity, to provide scrap processing services to THT with respect to scrap owned by THT and Timet at rates set forth in the agreement. Such rates are dependent on the relative strength of the titanium market, as defined in the agreement. This agreement is subject to automatic one year renewals unless the Company gives THT and Timet one year's prior notice of termination. Amounts charged to THT by the Company under this agreement totaled $2,824,000 and $4,482,000 (unaudited) for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

  Reciprocal conversion services agreement

     Pursuant to the formation of the Partnership, the Company and THT entered into an agreement whereby, to the extent of available capacity, each party would perform cold hearth melting services through August 31, 1997 with automatic one year renewals unless either party terminates with one year's prior notice. As amended, this agreement provides that fees for services rendered under the agreement will be charged at an amount equal to the lesser of either (a) three times the providing party's Direct Cost, as defined, or (b) in the event the Company is the providing party, the Company's Direct Cost to provide such services plus one-half of THT's average gross profit per pound for all of THT's products for the month in which such services are provided multiplied by the number of pounds produced with such services, subject to certain adjustments and conditions per the agreement. The Company charged THT $3,835,000 and $3,354,000 (unaudited) under this agreement for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

  Other

     Accounts receivable, joint venture of $3,904,000 and $4,264,000 (unaudited) as of December 31, 1995 and September 30, 1996, respectively, related to services performed under the above agreements.

     In connection with the formation of the Partnership, the Company contributed a joint ownership interest in certain patents which are used by the Partnership.

                           AXEL JOHNSON METALS, INC.

NOTE 6 -- INCOME TAXES:

     The provision for income taxes consists of the following:

                                                                            NINE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,     SEPTEMBER 30,
                                                              1995             1996
                                                          ------------     -------------
                                                                            (UNAUDITED)
                                                                  (IN THOUSANDS)
        Current:
          Federal.......................................     $1,781           $ 2,205
          State.........................................        421               521
                                                             ------           -------
                                                              2,202             2,726
                                                             ------           -------
        Deferred:
          Federal.......................................         67              (259)
          State.........................................         16               (33)
                                                             ------           -------
                                                                 83              (292)
                                                             ------           -------
        Provision for income taxes......................     $2,285           $ 2,434
                                                             ======           =======

     The following is a reconciliation of the U.S. federal income tax rate to the Company's effective income tax rate:

                                                                            NINE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,     SEPTEMBER 30,
                                                              1995             1996
                                                          ------------     -------------
                                                                            (UNAUDITED)
        Provision at statutory rate.....................      34.0%             34.0%
        State income taxes, net of federal tax
          benefits......................................       4.9               4.9
        Other...........................................        .2                .1
                                                              ----              ----
        Effective rate..................................      39.1%             39.0%
                                                              ====              ====

     For the nine months ended September 30, 1996, an overall effective rate of 39% was used which reflects the Company's estimate of the effective rate for the year ending December 31, 1996.

     Deferred tax assets/liabilities are comprised of the following:

                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1995            1996
                                                             ------------    -------------
                                                                              (UNAUDITED)
                                                                    (IN THOUSANDS)
        Deferred tax assets:
          Accrued expenses................................      $  296          $   640
          Reserves........................................          59              128
          Other...........................................          57               --
                                                                ------          -------
                                                                   412              768
                                                                ------          -------
        Deferred tax liabilities:
          Depreciation and amortization...................       2,238            2,385
          THT Partnership.................................         513              513
          Other...........................................          87                4
                                                                ------          -------
                                                                 2,838            2,902
                                                                ------          -------
        Net deferred tax liability........................      $2,426          $ 2,134
                                                                ======          =======

                           AXEL JOHNSON METALS, INC.

NOTE 7 -- EMPLOYEE BENEFIT PLANS:

     Thrift plan

     The Company participates in an Axel Johnson Thrift Plan qualified under
Section 401(k) of the Internal Revenue Code. The Thrift Plan allows employees to defer up to 16% of their compensation not to exceed the amount allowed by the applicable Internal Revenue Service guidelines. The Company matches 60% of employee contributions made on a pre-tax basis and 30% of employee contributions made on a post-tax basis, subject to a maximum of 6% of total eligible employee compensation. Company contributions vest ratably over 5 years of service or 2 years of Plan participation, whichever occurs first. Contributions by the Company under the Thrift Plan amounted to $157,000 and $137,000 (unaudited) in 1995 and the nine months ended September 30, 1996, respectively.

     Pension plan

     The Company's employees participate in a noncontributory defined benefit pension plan sponsored by Axel Johnson. Benefits under the plan are based on years of service and employees' compensation. The plan's assets are invested principally in equity and fixed-income securities. It is Axel Johnson's policy to satisfy the minimum funding requirements of the Employees Retirement Income Security Act of 1974 (ERISA).

     Net periodic pension cost was determined by measuring the Projected Benefit Obligation ("PBO") for the Company's employees using a discount rate of 8.5% and 7.3% (unaudited), and an assumed long-term rate of compensation of 5.3% and 4.5% (unaudited) in 1995 and the nine months ended September 30, 1996, respectively. The PBO for such employees was determined using a discount rate of 7.3% at December 31, 1995. The PBO so measured was $2,350,000 at December 31, 1995.

     Certain elements of pension costs, including expected return on assets (which was 9% in 1995 and 9.5% for the nine months ended September 30, 1996), and net amortization, were allocated based on the relationship of the PBO for the Company to the total PBO of the defined benefit pension plan. The elements of pension cost allocated to the Company using this method were:

                                                                            NINE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,     SEPTEMBER 30,
                                                              1995             1996
                                                          ------------     -------------
                                                                             (UNAUDITED)
                                                                  (IN THOUSANDS)
        Service cost....................................     $  193            $ 203
        Interest cost...................................        165              139
        Net amortization................................       (155)            (141)
        Expected return on assets.......................       (181)            (135)
                                                             ------            -----
                                                             $   22            $  66
                                                             ======            =====

     The Company's employees are also eligible to participate in the Axel Johnson retirement restoration plan. This plan is for employees whose benefits under the defined benefit pension plans are reduced due to limitation under federal tax laws. The Company's pension expense for this plan, using the same methodology as described above, was $9,000 and $11,000 (unaudited) in 1995 and the nine months ended September 30, 1996, respectively. The projected benefit obligation at December 31, 1995 was $66,000.

                           AXEL JOHNSON METALS, INC.

     Postretirement benefits plan

     Company employees, who meet the service requirements, participate in postretirement benefit programs which provide health care and life insurance benefits sponsored by Axel Johnson. Axel Johnson funds such benefits as they are incurred.

     Net postretirement benefit cost was determined by measuring the postretirement projected benefit obligation for the Company's employees using a discount rate of 8.5% and 7.3% (unaudited), and an assumed rate of increase in future healthcare costs ranging from 6% to 10.5% and 5.5% to 9.5% (unaudited) in 1995 and the nine months ended September 30, 1996, respectively. The PBO for such employees was determined using a discount rate of 7.3% at December 31, 1995. The PBO so measured was $565,000 at December 31, 1995.

     Certain elements of postretirement benefit cost were allocated based on the relationship of the PBO for the Company to the total PBO of the plan. The elements of postretirement benefit cost allocated to the Company using this method were:

                                                                            NINE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,     SEPTEMBER 30,
                                                              1995             1996
                                                          ------------     -------------
                                                                            (UNAUDITED)
                                                                  (IN THOUSANDS)
        Service cost....................................      $ 17              $17
        Interest cost...................................        40               31
        Net amortization................................        16               14
                                                              ----              ---
                                                              $ 73              $62
                                                              ====              ===

NOTE 8 -- COMMITMENTS:

     The Company leases certain of its manufacturing and office facilities. Total rent expense in 1995 and the nine months ended September 30, 1996 was $550,000 and $427,000 (unaudited), respectively. Future annual minimum lease payments under all noncancelable operating leases are as follows:

                          YEARS ENDING DECEMBER 31,                  AMOUNT
                ----------------------------------------------   --------------
                                                                 (IN THOUSANDS)
                  1996........................................       $  592
                  1997........................................          438
                  1998........................................          184
                  1999........................................          130
                  2000 and thereafter.........................           13
                                                                     ------
                                                                     $1,357
                                                                     ======

     The Company has accrued $400,000 of future lease payments related to the closure of its Lionville, Pennsylvania facility as described in Note 1.

     The Company is one of the guarantors of a $150 million revolving line of credit and a $50 million term loan obtained by Axel Johnson.

NOTE 9 -- SUBSEQUENT EVENT:

     On October 1, 1996, Timet acquired substantially all of the assets and assumed substantially all of the liabilities of the Company for approximately $96 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee
and Partners of Titanium Hearth Technologies

     In our opinion, the accompanying balance sheets and the related statements of income, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of Titanium Hearth Technologies (the "Partnership") at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
January 26, 1996

                    REVIEW REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee and Partners of
Titanium Hearth Technologies

     We have reviewed the accompanying balance sheet and the related statements of income, of changes in partners' capital and of cash flows of Titanium Hearth Technologies (the "Partnership") as of September 30, 1996, and for the nine-month period then ended. This financial information is the responsibility of the Partnership's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial information for it to be in conformity with generally accepted accounting principles.


/s/ PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
November 19, 1996

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             DECEMBER 31,
                                                          -------------------     SEPTEMBER 30,
                                                           1994        1995           1996
                                                          -------     -------     -------------
                                                                                   (UNAUDITED)
                                            ASSETS
Cash....................................................  $    83     $    84        $    94
Accounts receivable.....................................    4,056       5,301         11,204
Accounts receivable, partner............................    1,915       2,627          1,492
Inventories.............................................    5,770       9,457         16,341
Prepaid expenses........................................       31         523             18
                                                          -------     -------        -------
          Total current assets..........................   11,855      17,992         29,149
Machinery and equipment, net............................   18,465      20,259         19,861
Other assets............................................       20           4             17
                                                          -------     -------        -------
          Total assets..................................  $30,340     $38,255        $49,027
                                                          =======     =======        =======
                               LIABILITIES AND PARTNERS' CAPITAL
Current portion of long-term debt.......................  $    --     $    --        $ 6,300
Accounts payable and accrued expenses...................    1,135       2,482          3,648
Accounts payable, partner...............................      920       2,208          4,264
Distributions payable...................................    3,312       1,696             --
                                                          -------     -------        -------
          Total current liabilities.....................    5,367       6,386         14,212
Long-term debt..........................................    6,300       9,000             --
                                                          -------     -------        -------
          Total liabilities.............................   11,667      15,386         14,212
                                                          -------     -------        -------
Commitments and contingencies (Note 12)
Contributed capital.....................................   19,000      19,000         19,000
Accumulated earnings (deficit)..........................     (327)      3,869         15,815
                                                          -------     -------        -------
          Net partners' capital.........................   18,673      22,869         34,815
                                                          -------     -------        -------
          Total liabilities and partners' capital.......  $30,340     $38,255        $49,027
                                                          =======     =======        =======

   The accompanying notes are an integral part of these financial statements.

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                    NINE MONTHS
                                                  YEARS ENDED DECEMBER 31,             ENDED
                                               -------------------------------     SEPTEMBER 30,
                                                1993        1994        1995           1996
                                               -------     -------     -------     -------------
                                                                                    (UNAUDITED)
Product sales................................  $13,421     $10,333     $27,551        $39,490
Service revenues.............................    5,250       7,994       9,516          9,314
Sales to related parties.....................    8,155       7,939      10,024          9,310
                                               -------     -------     -------        -------
Net sales....................................   26,826      26,266      47,091         58,114
Cost of sales................................   19,375      17,900      33,200         41,055
                                               -------     -------     -------        -------
Gross profit.................................    7,451       8,366      13,891         17,059
Selling, general and administrative
  expenses...................................    4,159       4,508       5,373          4,647
                                               -------     -------     -------        -------
Income from operations.......................    3,292       3,858       8,518         12,412
Interest expense.............................     (260)       (400)       (630)          (466)
Interest income..............................        8           6           4             --
                                               -------     -------     -------        -------
Net income...................................  $ 3,040     $ 3,464     $ 7,892        $11,946
                                               =======     =======     =======        =======

   The accompanying notes are an integral part of these financial statements.

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND NINE MONTHS ENDED
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                                                          ACCUMULATED
                                                          CONTRIBUTED      EARNINGS
                                                            CAPITAL        (DEFICIT)       TOTAL
                                                          -----------     -----------     -------
Balance at December 31, 1992..............................   $19,000        $   806       $19,806
Net income................................................        --          3,040         3,040
Distributions paid and payable............................        --         (2,244)       (2,244)
                                                             -------        -------       -------
Balance at December 31, 1993..............................    19,000          1,602        20,602
Net income................................................        --          3,464         3,464
Distributions paid and payable............................        --         (5,393)       (5,393)
                                                             -------        -------       -------
Balance at December 31, 1994..............................    19,000           (327)       18,673
Net income................................................        --          7,892         7,892
Distributions paid and payable............................        --         (3,696)       (3,696)
                                                             -------        -------       -------
Balance at December 31, 1995..............................    19,000          3,869        22,869
Net income (unaudited)....................................        --         11,946        11,946
                                                             -------        -------       -------
Balance at September 30, 1996 (unaudited).................   $19,000        $15,815       $34,815
                                                             =======        =======       =======

   The accompanying notes are an integral part of these financial statements.

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    NINE MONTHS
                                                  YEARS ENDED DECEMBER 31,             ENDED
                                               -------------------------------     SEPTEMBER 30,
                                                1993        1994        1995           1996
                                               -------     -------     -------     -------------
                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income.................................  $ 3,040     $ 3,464     $ 7,892        $11,946
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation............................      829         909       1,148          1,087
     Changes in operating assets and
       liabilities:
       Accounts receivable...................   (1,368)        200      (1,245)        (5,903)
       Accounts receivable, partner..........     (905)        154        (712)         1,135
       Inventories...........................   (1,395)       (580)     (3,687)        (6,884)
       Prepaid expenses......................       (8)        (16)       (492)           505
       Other assets..........................       13          20          16            (13)
       Accounts payable and accrued
          expenses...........................      382          17       1,347          1,166
       Accounts payable, partner.............    2,431      (1,819)      1,288          2,056
                                               -------     -------     -------        -------
          Net cash provided by operating
            activities.......................    3,019       2,349       5,555          5,095
                                               -------     -------     -------        -------
Cash flows from investing activities:
  Purchases of machinery and equipment.......     (361)       (899)     (2,942)          (689)
                                               -------     -------     -------        -------
Cash flows from financing activities:
  Net borrowings under line of credit........     (700)      1,000       2,700         (2,700)
  Distributions paid.........................   (1,944)     (2,381)     (5,312)        (1,696)
                                               -------     -------     -------        -------
          Net cash used in financing
            activities.......................   (2,644)     (1,381)     (2,612)        (4,396)
                                               -------     -------     -------        -------
Net change in cash...........................       14          69           1             10
Cash at beginning of period..................       --          14          83             84
                                               -------     -------     -------        -------
Cash at end of period........................  $    14     $    83     $    84        $    94
                                               =======     =======     =======        =======
Supplemental disclosure of cash flow
  information:
  Cash paid during the period for interest...  $   250     $   375     $   590        $   476

   The accompanying notes are an integral part of these financial statements.

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. ORGANIZATION AND OPERATION

     Organization and Description of the Business. Titanium Hearth Technologies (the "Partnership") was formed pursuant to a Joint Venture Agreement (the "Agreement") between Axel Johnson Metals, Inc. ("AJM") and Titanium Metals Corporation ("TIMET") on August 31, 1992. (See Notes 8 and 9.)

     The Partnership was formed pursuant to the Pennsylvania Uniform Partnership Act.

     The Partnership produces titanium slabs, ingots and alloy electrodes at plants in Morgantown, Pennsylvania and Verdi, Nevada. The primary application for titanium has historically been the aerospace industry where it is used in both air frames and engines. Other major markets for titanium include power generation, chemical processing, pulp and paper, desalinization, medical implants and recreational equipment. The primary customers for the Partnership's products are titanium mill product producers in the United States and abroad. These producers manufacture semi-finished products such as plates, sheets, strip, bar, billets and tubing. Secondary customers for the Partnership's products include a number of smaller fabrication shops and service centers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Reclassifications. The Partnership has reclassified certain balances for comparative purposes.

     Revenue Recognition. Sales are recognized at time of shipment of titanium and titanium alloy products. Sales are also recognized at time of shipment for service revenues derived from the melting of customer supplied materials.

     Cash and Cash Equivalents. For the purposes of the statement of cash flows, the Partnership considers all highly liquid short term investments with an original maturity of three months or less to be cash equivalents.

     Inventories. Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method. Elements of cost in inventories include raw materials, direct labor and manufacturing overhead.

     Machinery and Equipment. The initial contribution of machinery and equipment by the partners was recorded at fair market value as determined by an independent appraisal. (See Note 8.) Subsequent additions to machinery and equipment are carried at cost. Maintenance, repairs and minor renewals are charged to expense as incurred. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the results of operations. Depreciation of machinery and equipment is computed on the straight-line method over the estimated useful lives of the assets which range from 5 to 25 years.

     Concentrations of Credit Risk. Accounts receivable credit risk is dispersed across approximately 25 United States customers and several European and Japanese customers. Over 68%, 76% and 83% of current accounts receivable credit risk is concentrated between three customers.

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

UNAUDITED INTERIM RESULTS

     The accompanying balance sheet at September 30, 1996, and the related statements of income, changes in partners' capital and cash flows for the nine months ended September 30, 1996 are unaudited. In the opinion of management, these statements have been prepared on a consistent basis with the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim period. The information disclosed in these Notes to Financial Statements as of September 30, 1996 and the nine months ended September 30, 1996 are unaudited. The results of operations for the interim period are not necessarily indicative of the operating results of a full year.

3. NET SALES

     Significant Customers. Included in net sales for the years ended December 31, 1993, 1994 and 1995 are sales to 3, 2 and 3 customers (A, B and C, A and B and A, B and D, respectively), which amounted to approximately 25%, 29% and 17%, 28% and 30%, and 24%, 21%, and 13% of annual sales, respectively.

     Export Sales. Net sales based on point of destination by geographic area are as follows:

                                                                            NINE MONTHS
                                            YEARS ENDED DECEMBER 31,           ENDED
                                          -----------------------------    SEPTEMBER 30,
                                           1993       1994       1995          1996
                                          -------    -------    -------    -------------
                                                                            (UNAUDITED)
        United States...................  $24,347    $21,935    $34,668       $43,254
        International...................    2,479      4,331     12,423        14,860
                                          -------    -------    -------       -------
                                          $26,826    $26,266    $47,091       $58,114
                                          =======    =======    =======       =======

4. INVENTORIES

     Inventories comprise:

                                                      DECEMBER 31,
                                                   ------------------     SEPTEMBER 30,
                                                    1994        1995          1996
                                                   ------      ------     -------------
                                                                           (UNAUDITED)
        Finished goods............................ $1,602      $2,482        $ 4,662
        Work-in-process...........................  2,805       5,383          8,658
        Raw materials.............................  1,363       1,592          3,021
                                                   ------      ------        -------
                                                   $5,770      $9,457        $16,341
                                                   ======      ======        =======

5. MACHINERY AND EQUIPMENT

     A summary of machinery and equipment and related accumulated depreciation is as follows:

                                                     DECEMBER 31,
                                                  -------------------     SEPTEMBER 30,
                                                   1994        1995           1996
                                                  -------     -------     -------------
                                                                           (UNAUDITED)
        Machinery and equipment.................. $20,463     $23,405        $24,094
          Less: Accumulated depreciation.........  (1,998)     (3,146)        (4,233)
                                                  -------     -------        -------
                                                  $18,465     $20,259        $19,861
                                                  =======     =======        =======

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

     Depreciation expense was $829, $909, $1,148 and $1,087 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996, respectively.

6. DEBT

     The Partnership has a credit agreement with two banks which provides for borrowings up to $12,000. The outstanding balance at December 31, 1994 and 1995 and September 30, 1996 was $6,300, $9,000 and $6,300 (unaudited), respectively. The term of the credit agreement expires on December 29, 1997, as revised. Borrowings under the agreement bear interest, at the Partnership's option, at the higher of LIBOR plus 1.25% or the Federal funds rate plus .50% or the prime rate (7.13% at December 31, 1995 and a weighted average of 7.23% for the year ended December 31, 1995). During January 1996, the interest rate was revised to the higher of LIBOR plus .85% or the Federal funds rate plus .50% or the prime rate. Additionally, the Partnership shall pay a quarterly fee of .125% per annum on the unborrowed portion of the commitment and shall pay a facility fee on a quarterly basis of .25% per annum on the aggregate commitment.

     The credit line is nonrecourse to either partner but is secured by substantially all Partnership assets, including accounts receivable, inventory and certain machinery and equipment.

     The credit line agreement contains certain restrictions that require the Partnership, among other things, to maintain (a) a quick ratio, as defined, of not less than 2 to 1, (b) a tangible net worth, excluding distributions payable, of at least $24,180 and (c) a minimum ratio of inventory and accounts receivable to the loan of 1 to 1 and places limitations on (a) the incurrence of additional indebtedness, (b) the payment of annual distributions to partners, (c) the transfer of assets, and (d) the incurrence of capital expenditures. In addition, for years beginning on and after January 1, 1994, the Partnership is required to maintain income from operations before interest expense for each year of at least $3,000.

     In July, 1996 the Partnership's credit agreement was revised to provide for borrowings up to $15,000 (unaudited). See Note 13.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at amounts that approximate fair value. Based on the terms of the line of credit as discussed in Note 6, the carrying value of the borrowing under the line of credit approximates its fair value.

8. PARTNERS' CONTRIBUTIONS AND PREFERRED DISTRIBUTIONS

     Immediately prior to the formation of the Partnership, AJM sold to TIMET, for cash and a note, an undivided 50% interest in certain machinery and equipment with a fair value of approximately $19 million. This machinery and equipment was contributed to the Partnership at formation.

     In accordance with the Agreement, AJM is entitled to a preferred distribution in an amount equal to the excess gross profit of the Partnership from other than TIMET sales over a base amount. The total preferred distribution payable to AJM is limited to the present value of $4,000 as of the date of the Agreement using the prime rate as the discount rate and has been fully accrued as of December 31, 1995.

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

9. RELATED PARTY TRANSACTIONS

     Under the Agreement, certain services are provided either to the Partnership by the partners or to the partners by the Partnership at negotiated amounts. Activity under these service agreements for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 was as follows:

     Conversion Services Agreement. Pursuant to the formation of the Partnership, TIMET and the Partnership entered into an agreement whereby the Partnership is to provide cold hearth melting services to TIMET through August 31, 1997 with automatic one year renewals unless either party gives one year's prior written notice to terminate. The pricing for such services are specified in the agreement, subject to a defined maximum price, and are a function of the Adjusted Annual Aggregate Melt Volume, as defined, and the relative strength of the titanium market, as determined in accordance with the agreement. TIMET also committed to purchase certain minimum volume requirements throughout the term of the agreement. Titanium conversion services by the Partnership for TIMET totalled $7,428, $7,800, $10,024 and $9,310 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

     Administrative Services Agreement. Pursuant to the formation of the Partnership, AJM entered into an agreement to provide to the Partnership administrative, technical and managerial services, as defined, through August 31, 1997, with automatic one year renewals unless either party gives notice of termination in accordance with the provisions of the agreement. The fee for such services is based on 90% of a Base Rate, as defined (subject to escalation at a rate of 5% per annum commencing January 1, 1993), plus all out of pocket expenses incurred by AJM attributable to performing such services. The fees are subject to reduction, as defined, in the event the Base Rate exceeds 90% of actual costs incurred by AJM. AJM charged the Partnership $3,605, $3,873, $4,144 and $3,305 (unaudited) for services and out of pocket expenses under this agreement for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

     Raw Materials Supply and Processing Agreement. Pursuant to the formation of the Partnership, the Partnership, AJM and TIMET entered into an agreement effective through August 31, 1997 whereby AJM agreed to (a) sell to the Partnership, subject to availability in the market, at the fair market value, scrap that the Partnership orders from AJM and (b) subject to available capacity, to provide scrap processing services to the Partnership with respect to scrap owned by the Partnership and TIMET, at rates set forth in the agreement. Such rates are dependent on the relative strength of the titanium market, as defined in the agreement. This agreement is subject to automatic one year renewals unless AJM gives the Partnership and TIMET one year's prior notice of termination. Amounts charged to the Partnership by AJM under this agreement totalled $6,496, $2,067, $2,824 and $4,482 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

     Reciprocal Conversion Services Agreement. Pursuant to the formation of the Partnership, the Partnership and AJM entered into an agreement whereby, to the extent of available capacity, each party would perform cold hearth melting services through August 31, 1997 with automatic one year renewals unless either party terminates with one year's prior notice. As amended, this agreement provides that fees for services rendered under the agreement will be charged at an amount equal to the lesser of either (a) three times the providing party's Direct Cost, as defined, or (b) in the event AJM is the providing party, AJM's Direct Cost to provide such services plus one-half of the

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

Partnership's average gross profit per pound for all of the Partnership's products for the month in which such services are provided multiplied by the number of pounds produced with such services, subject to certain adjustments and conditions per the agreement. The Partnership was charged $2,693, $3,069, $3,835 and $3,354 (unaudited) by AJM under this agreement for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

     Other. Accounts receivable, partner includes $1,915, $2,627 and $1,492 (unaudited) due from TIMET at December 31, 1994 and 1995 and September 30, 1996, respectively, related to services performed under the above agreements and product sales to TIMET. Accounts payable, partner includes $920, $2,208 and $4,264 (unaudited) due to AJM at December 31, 1994 and 1995 and September 30, 1996, respectively, related to services rendered under the above agreements and inventory purchases from AJM.

     The Partnership has also paid to TIMET $100 per year under a technical services agreement which expires on December 31, 1996.

     In connection with the formation of the Partnership, AJM contributed a joint ownership interest in certain patents which are used by the Partnership.

     See Note 12 regarding facilities leased by the Partnership from AJM.

10. INCOME TAXES

     As a Partnership, Titanium Hearth Technologies is not liable for the payment of taxes on income. Net income is allocated to the respective partners on an annual basis, and it is the partners' responsibility to pay income taxes, if any, thereon according to their respective tax positions.

11. EMPLOYEE BENEFITS

     Post Retirement Benefits. Employees of the Partnership, meeting the service requirements, are members of the Axel Johnson Inc. (parent company of AJM) postretirement benefit program which provides health care benefits and life insurance benefits to employees. This is treated by the Partnership as a multiemployer plan under Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The postretirement benefit cost to the Partnership was approximately $1, $2, $2 and $2 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

     Pension Plan. Employees of the Partnership, meeting the service requirements, are members of the Axel Johnson Inc. defined benefit pension plan. This is treated by the Partnership as a multiemployer plan under Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions." The pension cost to the Partnership was $11, $16, $21 and $34 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

     401(k) Thrift Plan. Employees of the Partnership, meeting the service requirements, are members of the Axel Johnson Inc. defined contribution 401(k) thrift plan. The Partnership, on a nondiscretionary basis, will match participating employees' contributions based on 60% of the first 6% contributed to the plan by employees. The Partnership's matching contribution was $16, $23,

                          TITANIUM HEARTH TECHNOLOGIES
                               (A JOINT VENTURE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

$41 and $41 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

12. COMMITMENTS AND CONTINGENCIES

     Operating Leases. Since its formation, the Partnership has leased building space used in its Morgantown production facilities from AJM. This lease, which has been recorded as an operating lease, provides for rental payments of $50 per year and will remain in effect until August 31, 2021. The terms of this lease are considered to be favorable to the Partnership as a result of the related party nature of the participants to this lease. The Partnership also leases facilities for its Verdi, Nevada operations under an agreement which provides for rental payments of approximately $65 per year through April, 1998.

     Contingencies. The Partnership is not involved in any claims and disputes which the Partnership's management believes will have a material adverse effect on the Company's financial condition, results of operations or liquidity.

13. UNAUDITED SUBSEQUENT EVENTS:

     On October 1, 1996, Timet acquired substantially all of the assets, including AJM's share of the Partnership, and assumed substantially all of the liabilities of AJM for approximately $96,000.

     In connection with the sale of AJM, the Partnership's lenders agreed to continue to make the credit line available through December 31, 1996 at which time the credit line would need to be renewed or refinanced. Therefore, the amount due under the credit line is classified as a current liability.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CONVERTIBLE PREFERRED SECURITIES OR THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
Available Information ....................................................    4
Special Note Regarding Forward Looking Statements ........................    4
Summary ..................................................................    5
Risk Factors .............................................................   17
Use of Proceeds ..........................................................   25
Price Range of Common Stock ..............................................   25
Dividend Policy ..........................................................   25
TIMET Capital Trust I ....................................................   25
Accounting Treatment .....................................................   26
Capitalization ...........................................................   27
Selected Consolidated Historical and Pro Forma Financial Data ............   28
Management's Discussion and Analysis of Financial Condition and
  Results of Operations ..................................................   31
Business .................................................................   41
The Company ..............................................................   53
Management ...............................................................   53
Principal Stockholders ...................................................   62
Certain Relationships and Related Transactions ...........................   66
Description of the Convertible Preferred Securities ......................   70
Description of the Guarantee .............................................   83
Description of the Convertible Debentures ................................   86
Effect of Obligations Under the Convertible Debentures and the Guarantee .   94
Description of Capital Stock .............................................   95
United States Federal Income Taxation ....................................   96
Selling Holders ..........................................................  101
Selling Stockholders .....................................................  101
Plan of Distribution .....................................................  102
Legal Matters ............................................................  103
Experts Independent Public Accountants ...................................  103
Index to Unaudited Pro Forma Financial Statements ........................ PF-1
Index to Financial Statements ............................................  F-1

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, are estimated to be as follows:



Securities and Exchange Commission Registration Fee        $  115,822.10
Printing and Engraving                                        300,000.00
Legal Fees and Expenses                                       300,000.00
Accounting Fees and Expenses                                  450,000.00
Miscellaneous Expenses                                        175,000.00
                                                           -------------
         Total                                             $1,340,822.10
                                                           =============



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

         Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of Titanium Metals Corporation provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

         Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.
The Amended and Restated Certificate of Incorporation and the By-Laws of Titanium Metals Corporation provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

         In addition, Titanium Metals Corporation maintains an officers and directors liability insurance policy.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE TRUST

         The Declaration of the Trust provides that no Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agent of the Trust, or any employee or agent of the trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that to the fullest extent permitted by applicable law, TIMET shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by TIMET prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration. The directors and officers of TIMET and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         The information contained in the Prospectus relating to the initial sale of the Convertible Preferred Securities by the Trust to the Initial Purchasers is hereby incorporated by reference.

         Effective June 4, 1996, the Company issued 400 shares of Common Stock to each of its non-employee directors, Messrs. Hutcheson, Stafford and Tadokoro, pursuant to the Company's 1996 Non-Employee Director Compensation Plan. Titanium Metals Corporation believes such transactions, to the extent they constituted sales of securities, were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

         On March 29, 1996 and effective as of February 15, 1996, the Company completed the issuance of certain shares of Common Stock to certain executive officers as compensation for services. J. Landis Martin, Andrew R. Dixey, Joseph S. Compofelice, Paul J. Bania, Thomas A. Buck, John P. Monahan, Robert
E. Musgraves and Mark A. Wallace were issued 31,850, 15,925, 12,675, 6,500, 6,500, 6,500, 6,500 and 6,500 shares of Common Stock, respectively. Titanium Metals Corporation believes such transactions, to the extent they constituted sales of securities, were exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 701 thereunder and Section 4(2) thereof.

         On February 15, 1996, in connection with the IMI Titanium Acquisition, the Company issued 2,390,310 shares of Common Stock to IMI Americas Inc. and 7,170,995 shares of Common Stock to IMI Kynoch Ltd., in each case in consideration of the transfer of such entities' titanium business to the Company as part of the IMI Titanium Acquisition. Titanium Metals Corporation believes such transactions were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

         In June 1995, the Company completed a recapitalization under which, among other things, (i) Tremont exchanged $8 million of intercompany subordinated debt for 512,525 shares of Common Stock and (ii) UTSC exchanged $3 million of deferred interest owed by the Company to UTSC for 170,755 shares of Common Stock. Titanium Metals Corporation believes such transactions were exempt from the registration requirements of the Securities Act of 1933 pursuant to Sections 3(a)(9) and 4(2) thereof.

         On December 31, 1993, UTSC exercised its option to convert its $75 million of subordinated debentures issued by the Company. In connection with such exercise the Company issued UTSC a total 3,729,245 shares of Common Stock. Titanium Metals Corporation believes such transactions were exempt from the registration requirements of the Securities Act of 1933 pursuant to Sections 3(a)(9) and 4(2) thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits:

         The following exhibits are filed pursuant to Item 601 of Regulation
S-K.

EXHIBIT
  NO.            DESCRIPTION
  ---            -----------
 1.1              Form of Underwriting Agreement

 3.1              Amended and Restated Certificate of Incorporation of Titanium
                  Metals Corporation, incorporated by reference to Exhibit 3.1 to Titanium Metals Corporation's Registration Statement on S-1
                  (No. 333-2940).

 3.2 Bylaws of Titanium Metals Corporation, incorporated by reference to Exhibit 3.2 to Titanium Metals Corporation's
                  Registration Statement on S-1 (No. 333-2940).

 4.1 Specimen Certificate of Common Stock, incorporated by reference to Exhibit 4.1 to Titanium Metals Corporation's
                  Registration Statement on S-1 (No. 333-2940).

4.2               Certificate of Trust of TIMET Capital Trust I dated November
                  13, 1996, incorporated by reference to Exhibit 4.1 to Titanium
                  Metals Corporation's Current Report on Form 8-K filed with the
                  Commission on December 5, 1996.

4.3               Amended and Restated Declaration of Trust of TIMET Capital
                  Trust I, dated as of November 20, 1996 among Titanium Metals
                  Corporation, as Sponsor, The Chase Manhattan Bank, as Property
                  Trustee, Chase Manhattan Bank (Delaware), as Delaware Trustee and Joseph S. Compofelice, Robert E. Musgraves and Mark A.
                  Wallace, as Regular Trustees, incorporated by reference to
                  Exhibit 4.2 to Titanium Metals Corporation's Current Report on
                  Form 8-K filed with the Commission on December 5, 1996.

4.4 Indenture for the 6 5/8% Convertible Subordinated Debentures, dated as of November 20, 1996 among Titanium Metals
                  Corporation and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4.3 to Titanium Metals
                  Corporation's Current Report on Form 8-K filed with the
                  Commission on December 5, 1996.

4.5               Form of 6 5/8% Convertible Preferred Securities (included in
                  Exhibit 4.2 above), incorporated by reference to Exhibit 4.4 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.6 Form of 6 5/8% Convertible Subordinated Debentures (included in Exhibit 4.3 above), incorporated by reference to Exhibit
                  4.5 to Titanium Metals Corporation's Current Report on Form 8-
                  K filed with the Commission on December 5, 1996.

4.7               Form of 6 5/8% Trust Common Securities (included in Exhibit
                  4.3 above), incorporated by reference to Exhibit 4.5 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.8               Convertible Preferred Securities Guarantee, dated as of
                  November 20, 1996, between Titanium Metals Corporation, as
                  Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4.6 to Titanium Metals
                  Corporation's Current Report on Form 8-K filed with the
                  Commission on December 5, 1996.

5.1 Opinion of Bartlit Beck Herman Palenchar & Scott as to the legality of the Common Stock, the Convertible Preferred
                  Securities, Debentures and Convertible Preferred Guarantee being registered hereby.


8.1               Opinion of Kirkland & Ellis as to certain tax matters


9.1               Shareholders' Agreement, dated February 15, 1996, among
                  Titanium Metals Corporation, Tremont Corporation, IMI plc, IMI
                  Kynoch Ltd., and IMI Americas, Inc., incorporated by reference to Exhibit 2.2 to Tremont Corporation's Current Report on Form
                  8-K (No.  1-10126) filed with the Commission on March 1, 1996.

9.2 Amendment to the Shareholders' Agreement dated March 29, 1996 among Titanium Metals Corporation, Tremont Corporation, IMI plc, IMI Kynoch Ltd., and IMI Americas Inc., incorporated by reference to Exhibit 10.30 to Tremont Corporation's Annual
                  Report on Form 10-K (No.  1-10126) for the year ended
                  December 31, 1995.

9.3               Investors' Agreement between Union Titanium Sponge
                  Corporation, Toho Titanium Co., Ltd., Nippon Mining Co., Ltd.,
                  Mitsui & Co., Ltd., Mitsui & Co. (U.S.A.), Inc., Tremont
                  Corporation and Titanium Metals Corporation, dated May 30,
                  1990, incorporated by reference to Exhibit 10.33 of Baroid
                  Corporation's registration statement on Form 10 (No. 1-10624) filed with the Commission on August 31, 1990.

9.4               Amendment No.  3 to Investors' Agreement between Union
                  Titanium Sponge Corporation, Toho Titanium Co., Ltd., Nippon
                  Mining Co., Ltd., Mitsui & Co., Ltd., Mitsui & Co., (U.S.A.),
                  Inc., Tremont Corporation and Titanium Metals Corporation, dated May 30, 1990, incorporated by reference to Exhibit 9.1 to Tremont Corporation's Quarterly Report on Form 10-Q (No.
                  1-10126) for the quarter ended March 31, 1996.


9.5               Amendment No. 4 to Investors' Agreement among Union Titanium
                  Sponge Corporation, Toho Titanium Co., Ltd., Nippon Mining
                  Co., Ltd., Mitsui & Co., Ltd., Mitsui & Co., (U.S.A.) Inc.,
                  Tremont Corporation and Titanium Motals Corporation, dated
                  February 21, 1997.


10.1              Acquisition Agreement, dated February 15, 1996, by and between
                  Titanium Metals Corporation, IMI Kynoch Ltd., and IMI Americas
                  Inc., incorporated by reference to Exhibit 2.1 to Tremont
                  Corporation's Current Report on Form 8-K (No. 1-10126) filed with the Commission on March 1, 1996.

10.2              Amended and Restated Subordinated Promissory Note, dated as of
                  January 1, 1996 between Titanium Metals Corporation and
                  Tremont Corporation, incorporated by reference to Exhibit 10.2 to Titanium Metals Corporation's Registration Statement on S-1
                  (No. 333-2940).

10.3              $20,000,000 Subordinated Promissory Note issued by Titanium
                  Metals Corporation to IMI Kynoch Ltd. dated January 1, 1996, incorporated by reference to Exhibit 10.21 to Tremont
                  Corporation's Annual Report on Form 10-K (No. 1-10126) for the year ended December 31, 1995.

10.4              Amended and Restated Subordination Agreement between Tremont
                  Corporation and Congress Financial Corporation dated
                  February 15, 1996, incorporated by reference to Exhibit 10.24 to Tremont Corporation's Annual Report on Form 10-K (No.
                  1-10126) for the year ended December 31, 1995.

10.5              Subordination Agreement between Tremont Corporation and
                  Titanium Metals Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.25 to Tremont
                  Corporation's Annual Report on Form 10-K (No. 1-10126) for the year ended December 31, 1995.

10.6              Subordination Agreement between IMI Kynoch Ltd.  and Titanium
                  Metals Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.26 to Tremont Corporation's Annual
                  Report on Form 10-K (No.  1-10126) for the year ended
                  December 31, 1995.

10.7              Subordination Agreement between Tremont Corporation and IMI
                  Kynoch Ltd. dated February 15, 1996, incorporated by reference to Exhibit 10.27 to Tremont Corporation's Annual
                  Report on Form 10-K (No.  1-10126) for the year ended
                  December 31, 1995.

10.8              Subordination Agreement between IMI Kynoch Ltd. and Congress
                  Financial Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.28 to Tremont Corporation's Annual
                  Report on Form 10-K (No.  1-10126) for the year ended
                  December 31, 1995.


10.9              $80,000,000 Amended and Restated Loan Agreement between
                  Titanium Metals Corporation and Congress Financial Corporation
                  (Central) dated March 24, 1995, incorporated by reference to
                  Exhibit 10.4 of Tremont Corporation's Amended Annual Report on
                  Form 10-K/A (No.  1-10126) for the year ended December 31,
                  1994.

10.10 Amendment to Amended and Restated Loan and Security Agreement between Congress Financial Corporation and Titanium Metals
                  Corporation dated September 29, 1995, incorporated by reference to Exhibit 10.16 to Tremont Corporation's Annual
                  Report on Form 10-K (No.  1-10126) for the year ended
                  December 31, 1995.

10.11 Amendment to Amended and Restated Loan and Security Agreement between Congress Financial Corporation and Titanium Metals
                  Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.17 to Tremont Corporation's Annual Report on
                  Form 10-K (No.  1-10126) for the year ended December 31, 1995.

10.12             Sponge Purchase Agreement dated May 30, 1990 between Titanium
                  Metals Corporation and Union Titanium Sponge Corporation and
                  Amendments No.  1 and 2, incorporated by reference to
                  Exhibit 10.25 of Tremont Corporation's Annual Report on
                  Form 10-K (No.  1-10126) for the year ended December 31, 1991.

10.13             Amendment No.  3 to the Sponge Purchase Agreement dated
                  May 30, 1990 between Titanium Metals Corporation and Union
                  Titanium Sponge Corporation, incorporated by reference to
                  Exhibit 10.33 of Tremont Corporation's Annual Report on
                  Form 10-K (No.  1-10126) for the year ended December 31, 1993.

10.14 General Partnership Agreement of Titanium Hearth Technologies between Axel Johnson Metals, Inc. and TIMET Hearth Melting
                  Corporation dated August 31, 1992, incorporated by reference to Exhibit 10.34 of Tremont Corporation's Annual Report on
                  Form 10-K (No.  1-10126) for the year ended December 31, 1992.

10.15             Lease Agreement dated January 1, 1996 between Holford Estates
                  Ltd. and IMI Titanium Ltd. related to the building known as Titanium Number 2 Plant at Witton, England, incorporated by reference to Exhibit 10.23 to Tremont Corporation's Annual
                  Report on Form 10-K (No.  1-10126) for the year ended
                  December 31, 1995.

10.16             Purchase and Transfer Agreement dated April 27, 1990 between
                  Titanium Metals Corporation and Timpex AG, West KB--
                  Westdeutsche Kapitalbeteiligungsgesellschaft mbH, and Michael
                  H#uttenrauch, incorporated by reference to Exhibit 10.16 to Titanium Metals Corporation's Registration Statement on S-1
                  (No. 333-2940).

10.17             Intercorporate Services Agreement between Titanium Metals
                  Corporation and Tremont Corporation, dated March 28, 1996, incorporated by reference to Exhibit 10.29 to Tremont
                  Corporation's Annual Report on Form 10-K (No. 1-10126) for the year ended December 31, 1995.

10.18             Tax Sharing Agreement between Tremont Corporation and Titanium
                  Metals Corporation dated March 13, 1990, incorporated by reference to Exhibit 10.23 to Tremont Corporation's Annual
                  Report on Form 10-K (No.  1-10126) for the year ended
                  December 31, 1991.

10.19+            1996 Long Term Performance Incentive Plan of Titanium Metals
                  Corporation, incorporated by reference to Exhibit 10.19 to Titanium Metals Corporation's Registration Statement on S-1
                  (No. 333-2940).


10.20+            1996 Non-Employee Director Compensation Plan.


10.21+            Employment Agreement between Andrew R. Dixey and Titanium
                  Metals Corporation, dated February 13, 1996, incorporated by reference to Exhibit 10.21 to Titanium Metals Corporation's
                  Registration Statement on S-1 (No. 333-2940).

10.22+ Form of Agreement relating to a grant of Management Shares between Titanium Metals Corporation and certain executive officers, effective as of February 15, 1996, incorporated by reference to Exhibit 10.22 to Titanium Metals Corporation's
                  Registration Statement on S-1 (No. 333-2940).

10.23             Amendment No.  4 to the Sponge Purchase Agreement dated
                  May 30, 1990 between Titanium Metals Corporation and Union
                  Titanium Sponge Corporation, incorporated by reference to
                  Exhibit 10.1 to Tremont Corporation's Quarterly Report on Form
                  10-Q (No.  1-10126) for the quarter ended March 31, 1996.

10.24             Agreement, dated June 28, 1995 among Titanium Metals
                  Corporation, Tremont Corporation and Union Titanium Sponge
                  Corporation, incorporated by reference to Exhibit 10.24 to Titanium Metals Corporation's Registration Statement on S-1
                  (No. 333-2940).

10.25 L10 million short term credit facility of TIMET UK, Ltd with Lloyd's Bank, incorporated by reference to Exhibit 10.2 to Tremont Corporation's Quarterly Report on Form 10-Q (No.
                  1-10126) for the quarter ended March 31, 1996.

10.26 Amendment to Amended and Restated Loan and Security Agreement between Congress Financial Corporation (Central) and Titanium
                  Metals Corporation dated May 31, 1996, incorporated by reference to Exhibit 10.26 to Titanium Metals Corporation's
                  Registration Statement on S-1 (No. 333-2940).

10.27 Amended and Restated Term Promissory Note in the principal amount of $10,150,000 issued by Titanium Metals Corporation to Congress Financial Corporation (Central) dated May 31, 1996, incorporated by reference to Exhibit 10.27 to Titanium Metals
                  Corporation's Registration Statement on S-1 (No. 333-2940).

10.28 Amended and Restated Term-B Promissory Note in the principal amount of $13,000,000 issued by Titanium Metals Corporation to Congress Financial Corporation (Central) dated May 31, 1996, incorporated by reference to Exhibit 10.28 to Titanium Metals
                  Corporation's Registration Statement on S-1 (No. 333-2940).

10.29             First Amendment to Subordination Agreement by and between IMI
                  Kynoch, Ltd. and Congress Financial Corporation (Central) dated May 31, 1996, incorporated by reference to Exhibit 10.29 to Titanium Metals Corporation's Registration Statement on S-1
                  (No. 333-2940).

10.30             First Amendment to Amended and Restated Subordination
                  Agreement by and between Tremont Corporation and Congress
                  Financial Corporation (Central) dated May 31, 1996, incorporated by reference to Exhibit 10.30 to Titanium Metals
                  Corporation's Registration Statement on S-1 (No. 333-2940).

10.31 Asset Purchase Agreement, dated October 1, 1996, by and between Titanium Metals Corporation and Axel Johnson Metals,
                  Inc., incorporated by reference to Exhibit 2.1 to Titanium
                  Metals Corporation's Current Report on Form 8-K filed with the
                  Commission on October 16, 1996.

10.32             Purchase Agreement, dated November 20, 1996, between Titanium
                  Metals Corporation, TIMET Capital Trust I, Salomon Brothers
                  Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated and
                  Morgan Stanley & Co. Incorporated, as Initial Purchasers, incorporated by reference to Exhibit 99.1 to Titanium Metals
                  Corporation's Current Report on Form 8-K filed with the
                  Commission on December 5, 1996.

10.33             Registration Agreement, dated November 20, 1996, between TIMET
                  Capital Trust I and Salomon Brothers Inc, as Representative of the Initial Purchasers, incorporated by reference to Exhibit
                  99.1 to Titanium Metals Corporation's Current Report on Form
                  8-K filed with the Commission on December 5, 1996.

10.34*             Amendment to Amended and Restated Loan and Security Agreement
                  between Congress Financial Corporation and Titanium Metals
                  Corporation dated November 26, 1996.

11.1*             Statement Regarding Computation of Per Share Income (Loss).

12.1*             Statement Regarding Computation of Ratios.

21.1*             Subsidiaries of Titanium Metals Corporation.

23.1* Consent of Bartlit Beck Herman Palenchar & Scott is contained in the opinion filed as Exhibit 5.1.

23.2* Consent of Kirkland & Ellis is contained in the opinion filed as Exhibit 8.1.

23.3              Consent of Coopers & Lybrand L.L.P.

23.4              Consent of KPMG Peat Marwick LLP.

23.5              Consent of Price Waterhouse LLP.

23.6              Consent of Price Waterhouse LLP.

23.7              Awareness Letter of Coopers & Lybrand L.L.P.

23.8*             Awareness Letter of Price Waterhouse LLP.

24.1*             Limited Powers of Attorney -- included in Part II of the
                  Registration Statement.

25.1              Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939, as amended, of The Chase Manhattan Bank, as
                  Trustee under the 6 5/8% Convertible Subordinated Debentures
                  Indenture, Property Trustee under the Amended and Restated
                  Declaration of Trust and Guarantee Trustee under the Convertible Preferred Securities Guarantee

27.1*             Financial Data Schedule.



+  Management contract, compensatory plan or arrangement
*  Previously filed


         (b)  Financial Statement Schedules.

         The following financial statement schedules for each of the three years in the period ended December 31, 1995 are filed with this Registration Statement.

         Report of Independent Accountants on Financial Statement Schedule

         Schedule II--Valuation and Qualifying Accounts.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Titanium Metals Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of February 27, 1997.


                                           TITANIUM METALS CORPORATION

                                           By: /s/ ROBERT E. MUSGRAVES
                                              ---------------------------------

                                           Its: Vice President and General
                                                  Counsel



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


            Signature                                        Title                                       Date
              *                                    Chairman of the Board and                       February 27, 1997
-------------------------------------              Chief Executive Officer
         J. Landis Martin

              *                                    President, Chief Operating                      February 27, 1997
-------------------------------------              Officer and Director
         Andrew R. Dixey

              *                                    Vice President, Chief Financial                 February 27, 1997
-------------------------------------              Officer and Director
      Joseph S. Compofelice                        (Principal Financial Officer)

              *                                    Director                                        February 27, 1997
-------------------------------------
      Edward C. Hutcheson, Jr.

              *                                    Director                                        February 27, 1997
-------------------------------------
     General Thomas P. Stafford

              *                                    Director                                        February 27, 1997
-------------------------------------
         Yukiji Tadokoro

              *                                    Vice President--Finance and                     February 27, 1997
-------------------------------------              Treasurer (Principal Accounting Officer)
      J. Thomas Montgomery, Jr.




*  By /s/ ROBERT E. MUSGRAVES
     --------------------------------
      Robert E. Musgraves, Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, TIMET Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of February 27, 1997.


                                    TIMET CAPITAL TRUST I


                                    By: /s/ JOSEPH S. COMPOFELICE
                                       -----------------------------------
                                    Joseph S. Compofelice, Regular Trustee


                                    By: /s/ ROBERT E. MUSGRAVES
                                       -----------------------------------
                                    Robert E. Musgraves, Regular Trustee


                                    By: /s/ MARK A. WALLACE
                                       -----------------------------------
                                    Mark A. Wallace, Regular Trustee

INDEX TO EXHIBITS


Exhibit
No.                                                Exhibit Description
-------                                            -------------------
1.1      Form of Underwriting Agreement

3.1      Amended and Restated Certificate of Incorporation of Titanium Metals Corporation, incorporated by reference to Exhibit 3.1 to Titanium Metals Corporation's Registration Statement on S-1 (No. 333-2940).

3.2      Bylaws of Titanium Metals Corporation, incorporated by reference to Exhibit 3.2 to Titanium Metals Corporation's
         Registration Statement on S-1 (No. 333-2940).

4.1      Specimen Certificate of Common Stock, incorporated by reference to Exhibit 4.1 to Titanium Metals Corporation's
         Registration Statement on S-1 (No. 333-2940).

4.2      Certificate of Trust of TIMET Capital Trust I dated November 13, 1996, incorporated by reference to Exhibit 4.1 to Titanium
         Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.3      Amended and Restated Declaration of Trust of TIMET Capital Trust I, dated as of November 20, 1996 among Titanium Metals
         Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank (Delaware), as Delaware
         Trustee and Joseph S. Compofelice, Robert E. Musgraves and Mark A. Wallace, as Regular Trustees, incorporated by reference to Exhibit 4.2 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.4      Indenture for the 6 5/8% Convertible Subordinated Debentures, dated as of November 20, 1996 among Titanium Metals
         Corporation and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4.3 to Titanium Metals
         Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.5      Form of 6 5/8% Convertible Preferred Securities (included in Exhibit 4.2 above), incorporated by reference to Exhibit 4.4 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.6      Form of 6 5/8% Convertible Subordinated Debentures (included in Exhibit 4.3 above), incorporated by reference to Exhibit
         4.5 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.7      Form of 6 5/8% Trust Common Securities (included in Exhibit 4.3 above), incorporated by reference to Exhibit 4.5 to
         Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

4.8      Convertible Preferred Securities Guarantee, dated as of November 20, 1996, between Titanium Metals Corporation, as
         Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4.6 to Titanium Metals
         Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

5.1      Opinion of Bartlit Beck Herman Palenchar & Scott as to the legality of the Common Stock, the Convertible Preferred
         Securities, Debentures and Convertible Preferred Guarantee being registered hereby.

8.1      Opinion of Kirkland & Ellis as to certain tax matters

9.1      Shareholders' Agreement, dated February 15, 1996, among Titanium Metals Corporation, Tremont Corporation, IMI plc, IMI
         Kynoch Ltd., and IMI Americas, Inc., incorporated by reference to Exhibit 2.2 to Tremont Corporation's Current Report on
         Form 8-K (No.  1-10126) filed with the Commission on March 1, 1996.

9.2      Amendment to the Shareholders' Agreement dated March 29, 1996 among Titanium Metals Corporation, Tremont Corporation, IMI plc, IMI Kynoch Ltd., and IMI Americas Inc., incorporated by reference to Exhibit 10.30 to Tremont Corporation's Annual
         Report on Form 10-K (No.  1-10126) for the year ended December 31, 1995.

9.3      Investors' Agreement between Union Titanium Sponge Corporation, Toho Titanium Co., Ltd., Nippon Mining Co., Ltd., Mitsui &
         Co., Ltd., Mitsui & Co. (U.S.A.), Inc., Tremont Corporation and Titanium Metals Corporation, dated May 30, 1990, incorporated by reference to Exhibit 10.33 of Baroid Corporation's registration statement on Form 10 (No.  1-10624) filed with the Commission on August 31, 1990.

9.4      Amendment No.  3 to Investors' Agreement between Union Titanium Sponge Corporation, Toho Titanium Co., Ltd., Nippon Mining
         Co., Ltd., Mitsui & Co., Ltd., Mitsui & Co., (U.S.A.), Inc., Tremont Corporation and Titanium Metals Corporation, dated
         May 30, 1990, incorporated by reference to Exhibit 9.1 to Tremont Corporation's Quarterly Report on Form 10-Q (No.
         1-10126) for the quarter ended March 31, 1996.

9.5      Amendment No. 4 to Investors' Agreement among Union Titanium Sponge Corporation, Toho Titanium Co., Ltd.,
         Nippon Mining Co., Ltd., Mitsui & Co., Ltd., Mitsui & Co. (USA), Inc.,
         Tremont Corporation and Titanium Metals Corporation, dated February 21, 1997.


Exhibit
No.                                                Exhibit Description
-------                                            -------------------
10.1     Acquisition Agreement, dated February 15, 1996, by and between Titanium Metals Corporation, IMI Kynoch Ltd., and IMI
         Americas Inc., incorporated by reference to Exhibit 2.1 to Tremont Corporation's Current Report on Form 8-K (No.  1-10126)
         filed with the Commission on March 1, 1996.

10.2     Amended and Restated Subordinated Promissory Note, dated as of January 1, 1996 between Titanium Metals Corporation and
         Tremont Corporation, incorporated by reference to Exhibit 10.2 to Titanium Metals Corporation's Registration Statement on
         S-1 (No. 333-2940).

10.3     $20,000,000 Subordinated Promissory Note issued by Titanium Metals Corporation to IMI Kynoch Ltd.  dated January 1, 1996, incorporated by reference to Exhibit 10.21 to Tremont Corporation's Annual Report on Form 10-K (No.  1-10126) for the year ended December 31, 1995.

10.4     Amended and Restated Subordination Agreement between Tremont Corporation and Congress Financial Corporation dated
         February 15, 1996, incorporated by reference to Exhibit 10.24 to Tremont Corporation's Annual Report on Form 10-K (No.
         1-10126) for the year ended December 31, 1995.

10.5     Subordination Agreement between Tremont Corporation and Titanium Metals Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.25 to Tremont Corporation's Annual Report on Form 10-K (No.  1-10126) for the year ended
         December 31, 1995.

10.6     Subordination Agreement between IMI Kynoch Ltd.  and Titanium Metals Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.26 to Tremont Corporation's Annual Report on Form 10-K (No.  1-10126) for the year ended
         December 31, 1995.

10.7     Subordination Agreement between Tremont Corporation and IMI Kynoch Ltd.  dated February 15, 1996, incorporated by reference to Exhibit 10.27 to Tremont Corporation's Annual Report on Form 10-K (No.  1-10126) for the year ended December 31, 1995.

10.8     Subordination Agreement between IMI Kynoch Ltd. and Congress Financial Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.28 to Tremont Corporation's Annual Report on Form 10-K (No.  1-10126) for the year ended
         December 31, 1995.

10.9     $80,000,000 Amended and Restated Loan Agreement between Titanium Metals Corporation and Congress Financial Corporation
         (Central) dated March 24, 1995, incorporated by reference to Exhibit 10.4 of Tremont Corporation's Amended Annual Report on
         Form 10-K/A (No.  1-10126) for the year ended December 31, 1994.

10.10    Amendment to Amended and Restated Loan and Security Agreement between Congress Financial Corporation and Titanium Metals
         Corporation dated September 29, 1995, incorporated by reference to Exhibit 10.16 to Tremont Corporation's Annual Report on
         Form 10-K (No.  1-10126) for the year ended December 31, 1995.

10.11    Amendment to Amended and Restated Loan and Security Agreement between Congress Financial Corporation and Titanium Metals
         Corporation dated February 15, 1996, incorporated by reference to Exhibit 10.17 to Tremont Corporation's Annual Report on
         Form 10-K (No.  1-10126) for the year ended December 31, 1995.

10.12    Sponge Purchase Agreement dated May 30, 1990 between Titanium Metals Corporation and Union Titanium Sponge Corporation and
         Amendments No.  1 and 2, incorporated by reference to Exhibit 10.25 of Tremont Corporation's Annual Report on Form 10-K
         (No.  1-10126) for the year ended December 31, 1991.

10.13    Amendment No.  3 to the Sponge Purchase Agreement dated May 30, 1990 between Titanium Metals Corporation and Union Titanium
         Sponge Corporation, incorporated by reference to Exhibit 10.33 of Tremont Corporation's Annual Report on Form 10-K (No.
         1-10126) for the year ended December 31, 1993.

10.14    General Partnership Agreement of Titanium Hearth Technologies between Axel Johnson Metals, Inc. and TIMET Hearth Melting
         Corporation dated August 31, 1992, incorporated by reference to Exhibit 10.34 of Tremont Corporation's Annual Report on
         Form 10-K (No.  1-10126) for the year ended December 31, 1992.

Exhibit
No.                                                Exhibit Description
-------                                            -------------------
10.15    Lease Agreement dated January 1, 1996 between Holford Estates Ltd.  and IMI Titanium Ltd.  related to the building known as
         Titanium Number 2 Plant at Witton, England, incorporated by reference to Exhibit 10.23 to Tremont Corporation's Annual
         Report on Form 10-K (No.  1-10126) for the year ended December 31, 1995.

10.16    Purchase and Transfer Agreement dated April 27, 1990 between Titanium Metals Corporation and Timpex AG, West KB--
         Westdeutsche Kapitalbeteiligungsgesellschaft mbH, and Michael H#uttenrauch, incorporated by reference to Exhibit 10.16 to
         Titanium Metals Corporation's Registration Statement on S-1 (No. 333-2940).

10.17    Intercorporate Services Agreement between Titanium Metals Corporation and Tremont Corporation, dated March 28, 1996, incorporated by reference to Exhibit 10.29 to Tremont Corporation's Annual Report on Form 10-K (No.  1-10126) for the year ended December 31, 1995.

10.18    Tax Sharing Agreement between Tremont Corporation and Titanium Metals Corporation dated March 13, 1990, incorporated by reference to Exhibit 10.23 to Tremont Corporation's Annual Report on Form 10-K (No.  1-10126) for the year ended
         December 31, 1991.

10.19+   1996 Long Term Performance Incentive Plan of Titanium Metals Corporation, incorporated by reference to Exhibit 10.19 to
         Titanium Metals Corporation's Registration Statement on S-1 (No. 333-2940).

10.20+   1996 Non-Employee Director Compensation Plan

10.21+   Employment Agreement between Andrew R. Dixey and Titanium Metals Corporation, dated February 13, 1996, incorporated by reference to Exhibit 10.21 to Titanium Metals Corporation's Registration Statement on S-1 (No. 333-2940).

10.22+   Form of Agreement relating to a grant of Management Shares between Titanium Metals Corporation and certain executive officers, effective as of February 15, 1996, incorporated by reference to Exhibit 10.22 to Titanium Metals Corporation's
         Registration Statement on S-1 (No. 333-2940).

10.23    Amendment No.  4 to the Sponge Purchase Agreement dated May 30, 1990 between Titanium Metals Corporation and Union Titanium
         Sponge Corporation, incorporated by reference to Exhibit 10.1 to Tremont Corporation's Quarterly Report on Form 10-Q (No.
         1-10126) for the quarter ended March 31, 1996.

10.24    Agreement, dated June 28, 1995 among Titanium Metals Corporation, Tremont Corporation and Union Titanium Sponge
         Corporation, incorporated by reference to Exhibit 10.24 to Titanium Metals Corporation's Registration Statement on S-1 (No.
         333-2940).

10.25    L10 million short term credit facility of TIMET UK, Ltd with Lloyd's Bank, incorporated by reference to Exhibit 10.2 to
         Tremont Corporation's Quarterly Report on Form 10-Q (No.  1-10126) for the quarter ended March 31, 1996.

10.26    Amendment to Amended and Restated Loan and Security Agreement between Congress Financial Corporation (Central) and Titanium
         Metals Corporation dated May 31, 1996, incorporated by reference to Exhibit 10.26 to Titanium Metals Corporation's
         Registration Statement on S-1 (No. 333-2940).

10.27    Amended and Restated Term Promissory Note in the principal amount of $10,150,000 issued by Titanium Metals Corporation to
         Congress Financial Corporation (Central) dated May 31, 1996, incorporated by reference to Exhibit 10.27 to Titanium Metals
         Corporation's Registration Statement on S-1 (No. 333-2940).

10.28    Amended and Restated Term-B Promissory Note in the principal amount of $13,000,000 issued by Titanium Metals Corporation to
         Congress Financial Corporation (Central) dated May 31, 1996, incorporated by reference to Exhibit 10.28 to Titanium Metals
         Corporation's Registration Statement on S-1 (No. 333-2940).

10.29    First Amendment to Subordination Agreement by and between IMI Kynoch, Ltd. and Congress Financial Corporation (Central)
         dated May 31, 1996, incorporated by reference to Exhibit 10.29 to Titanium Metals Corporation's Registration Statement on
         S-1 (No. 333-2940).

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Exhibit
No.                                                Exhibit Description
-------                                            -------------------
10.30    First Amendment to Amended and Restated Subordination Agreement by and between Tremont Corporation and Congress Financial
         Corporation (Central) dated May 31, 1996, incorporated by reference to Exhibit 10.30 to Titanium Metals Corporation's
         Registration Statement on S-1 (No. 333-2940).

10.31    Asset Purchase Agreement, dated October 1, 1996, by and between             Titanium Metals Corporation and Axel Johnson
         Metals, Inc., incorporated by reference to Exhibit 2.1 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on October 16, 1996.

10.32    Purchase Agreement, dated November 20, 1996, between Titanium Metals Corporation, TIMET Capital Trust I, Salomon Brothers
         Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as Initial Purchasers,
         incorporated by reference to Exhibit 99.1 to Titanium Metals Corporation's Current Report on Form 8-K filed with the
         Commission on December 5, 1996.

10.33    Registration Agreement, dated November 20, 1996, between TIMET Capital Trust I and Salomon Brothers Inc, as Representative
         of the Initial Purchasers, incorporated by reference to Exhibit 99.1 to Titanium Metals Corporation's Current Report on
         Form 8-K filed with the Commission on December 5, 1996.

10.34*   Amendment to Amended and Restated Loan and Security Agreement between Congress Financial Corporation and Titanium Metals
         Corporation dated November 26, 1996.

11.1*    Statement Regarding Computation of Per Share Income (Loss).

12.1*    Statement Regarding Computation of Ratios.

21.1*    Subsidiaries of Titanium Metals Corporation.

23.1*    Consent of Bartlit Beck Herman Palenchar & Scott is contained in the opinion filed as Exhibit 5.1.

23.2*    Consent of Kirkland & Ellis is contained in the opinion filed as Exhibit 8.1.

23.3     Consent of Coopers & Lybrand L.L.P.

23.4     Consent of KPMG Peat Marwick LLP.

23.5     Consent of Price Waterhouse LLP.

23.6     Consent of Price Waterhouse LLP.

23.7     Awareness Letter of Coopers & Lybrand L.L.P.

23.8*    Awareness Letter of Price Waterhouse LLP.

24.1*    Limited Powers of Attorney -- included in Part II of the Registration Statement.

25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as
         Trustee under the 6 5/8% Convertible Subordinated Debentures Indenture, Property Trustee under the Amended and Restated
         Declaration of Trust, Guarantee Trustee under the Convertible Preferred Securities Guarantee

27.1*    Financial Data Schedule.

+ Management Contract, compensatory plan or arrangement

* Previously filed
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